   As filed with the Securities and Exchange Commission on December 15, 2000

                                                        Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------
                              HOST MARRIOTT, L.P.
             (Exact name of registrant as specified in its charter)

        Delaware                     7011                    52-2095412
     (State or other           (Primary Standard            (IRS Employer
     jurisdiction of              Industrial           Identification Number)
    incorporation or          Classification Code
      organization)                 Number)

      For Co-Registrants, see "Table of Co-Registrants" on following page.
                              10400 Fernwood Road
                            Bethesda, Maryland 20817
                                 (301) 380-9000
    (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

                            Christopher G. Townsend
                              10400 Fernwood Road
                            Bethesda, Maryland 20817
                                 (301) 380-9000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                                Scott C. Herlihy
                                Latham & Watkins
                          1001 Pennsylvania Ave., N.W.
                          Washington, D.C. 20004-2505
                                 (202) 637-2200

                               ----------------
   Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
------------------------------------------------------------------------------
                                                      Proposed
                                       Amount         Maximum      Amount Of
      Title of Each Class of            To Be         Offering    Registration
   Securities To Be Registered       Registered    Price Per Unit   Fee (1)
------------------------------------------------------------------------------
9 1/4% Series G senior notes due
 2007............................  $250,000,000.00     100.00%      $66,000
------------------------------------------------------------------------------
Guarantees of Series G senior
 notes (2).......................        (2)            (2)           (2)
------------------------------------------------------------------------------
------------------------------------------------------------------------------

(1) The Registration Fee has been calculated in accordance with Rule 457(f) under the Securities Act of 1933, as amended.
(2) No separate consideration will be received with respect to these guarantees and, therefore, no registration fee is attributable to them.

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with section 8(a) of the securities act or until this registration statement will become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            Table of Co-Registrants

                                                         Primary
                                          State of       Standard
                                            other       Industrial      IRS
                                        Jurisdiction  Classification  Employer
                 Name                   of Formation   Code Number     Number
                 ----                   ------------- -------------- ----------
HMH Rivers, L.P.......................  Delaware           7011      52-2126158
HMH Marina LLC........................  Delaware           7011      52-2095412
HMC SBM Two LLC.......................  Delaware           7011      52-2095412
HMC PLP LLC...........................  Delaware           7011      52-2095412
HMC Retirement Properties, L.P........  Delaware           7011      52-2126159
HMH Pentagon LLC......................  Delaware           7011      52-2095412
Airport Hotels LLC....................  Delaware           7011      52-2095412
Chesapeake Financial Services LLC.....  Delaware           7011      52-2095412
HMC Capital Resources LLC.............  Delaware           7011      52-2095412
YBG Associates LLC....................  Delaware           7011      52-2059377
PRM LLC...............................  Delaware           7011      52-2095412
Host Park Ridge LLC...................  Delaware           7011      52-2095412
Host of Boston, Ltd...................  Massachusetts      7011      59-0164700
Host of Houston, Ltd..................  Texas              7011      52-1874034
Host of Houston 1979..................  Delaware           7011      95-3552476
Philadelphia Airport Hotel LLC........  Delaware           7011      52-2095412
HMC Hartford LLC......................  Delaware           7011      52-2095412
HMH Norfolk LLC.......................  Delaware           7011      52-2095412
HMH Norfolk, L.P......................  Delaware           7011      52-2039042
HMC Park Ridge LLC....................  Delaware           7011      52-2095412
HMC Partnership Holdings LLC..........  Delaware           7011      52-2095412
HMC Suites LLC........................  Delaware           7011      52-2095412
HMC Suites Limited Partnership........  Delaware           7011      52-1632307
Wellsford-Park Ridge Host Hotel
 Limited Partnership..................  Delaware           7011      52-6323494
City Center Interstate Partnership
 LLC..................................  Delaware           7011      52-2095412
Farrell's Ice Cream Parlor Restaurants
 LLC..................................  Delaware           7011      52-2095412
HMC Burlingame LLC....................  Delaware           7011      52-2095412
HMC California Leasing LLC............  Delaware           7011      52-2095412
HMC Capital LLC.......................  Delaware           7011      52-2095412
HMC Grand LLC.........................  Delaware           7011      52-2095412
HMC Hotel Development LLC.............  Delaware           7011      52-2095412
HMC Mexpark LLC.......................  Delaware           7011      52-2095412
HMC Polanco LLC.......................  Delaware           7011      52-2095412
HMC NGL LLC...........................  Delaware           7011      52-2095412
HMC OLS I L.P.........................  Delaware           7011      52-2095412
HMC RTZ Loan I LLC....................  Delaware           7011      52-2095412
HMC RTZ II LLC........................  Delaware           7011      52-2095412
HMC Seattle LLC.......................  Delaware           7011      52-2095412
HMC Swiss Holdings LLC................  Delaware           7011      52-2095412
HMC Waterford LLC.....................  Delaware           7011      52-2095412
HMH Restaurants LLC...................  Delaware           7011      52-2095412
HMH Rivers LLC........................  Delaware           7011      52-2095412
HMH WTC LLC...........................  Delaware           7011      52-2095412
HMP Capital Ventures LLC..............  Delaware           7011      52-2095412
HMP Financial Services LLC............  Delaware           7011      52-2095412
Host La Jolla LLC.....................  Delaware           7011      52-2095412
City Center Hotel Limited
 Partnership..........................  Minnesota          7011      41-1449758
MFR of Illinois LLC...................  Delaware           7011      52-2095412
MFR of Vermont LLC....................  Delaware           7011      52-2095412
MFR of Wisconsin LLC..................  Delaware           7011      52-2095412
PM Financial LLC......................  Delaware           7011      52-2095412
PM Financial LP.......................  Delaware           7011      52-2131022

                            Table of Co-Registrants

                                                        Primary
                                                        Standard
                                     State of other    Industrial      IRS
                                     Jurisdiction of Classification  Employer
                Name                    Formation     Code Number     Number
                ----                 --------------- -------------- ----------
HMC Chicago LLC.....................    Delaware          7011      52-2095412
HMC HPP LLC.........................    Delaware          7011      52-2095412
HMC Desert LLC......................    Delaware          7011      52-2095412
HMC Hanover LLC.....................    Delaware          7011      52-2095412
HMC Diversified LLC.................    Delaware          7011      52-2095412
HMC Properties I LLC................    Delaware          7011      52-2095412
HMC Potomac LLC.....................    Delaware          7011      52-2095412
HMC East Side II LLC................    Delaware          7011      52-2095412
HMC Manhattan Beach LLC.............    Delaware          7011      52-2095412
Chesapeake Hotel Limited
 Partnership........................    Delaware          7011      52-1373476
HMH General Partner Holdings LLC....    Delaware          7011      52-2095412
HMC IHP Holdings LLC................    Delaware          7011      52-2095412
HMC OP BN LLC.......................    Delaware          7011      52-2095412
S.D. Hotels LLC.....................    Delaware          7011      52-2095412
HMC Gateway LLC.....................    Delaware          7011      52-2095412
HMC Pacific Gateway LLC.............    Delaware          7011      52-2095412
MDSM Finance LLC....................    Delaware          7011      52-2065959
HMC Market Street LLC...............    Delaware          7011      52-2095412
New Market Street LP................    Delaware          7011      52-2131023
Times Square LLC....................    Delaware          7011      52-2095412
Times Square GP LLC.................    Delaware          7011      52-2095412
HMC Atlanta LLC.....................    Delaware          7011      52-2095412
Ivy Street LLC......................    Delaware          7011      52-2095412
HMC Properties II LLC...............    Delaware          7011      52-2138453
Santa Clara HMC LLC.................    Delaware          7011      52-2095412
HMC BCR Holdings LLC................    Delaware          7011      52-2095412
HMC Palm Desert LLC.................    Delaware          7011      52-2095412
HMC Georgia LLC.....................    Delaware          7011      52-2095412
HMC SFO LLC.........................    Delaware          7011      52-2095412
Market Street Host LLC..............    Delaware          7011      52-2091669
HMC Property Leasing LLC............    Delaware          7011      52-2095412
HMC Host Restaurants LLC............    Delaware          7011      52-2095412
Durbin LLC..........................    Delaware          7011      52-2095412
HMC HT LLC..........................    Delaware          7011      52-2095412
HMC JWDC GP LLC.....................    Delaware          7011      52-2095412
HMC JWDC LLC........................    Delaware          7011      52-2095412
HMC OLS I LLC.......................    Delaware          7011      52-2095412
HMC OLS II L.P......................    Delaware          7011      52-2095412

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+This prospectus is subject to completion and amendment. The information in + +this prospectus is not complete and may be changed. We may not sell or offer + +these securities until the registration statement filed with the Securities + +and Exchange Commission is effective. This prospectus is not an offer to sell + +these securities and we are not soliciting an offer to buy these securities +
+in any state where the offer or sale is not permitted.                        +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                       Offer to Exchange all Outstanding

                     9 1/4% Series F Senior Notes due 2007

                                      for

                     9 1/4% Series G Senior Notes Due 2007

                                       of

                              HOST MARRIOTT, L.P.

  We are offering to exchange all of our outstanding 9 1/4% Series F senior notes for our 9 1/4% Series G notes. The terms of the Series G senior notes are substantially identical to the terms of the Series F senior notes except that the Series G senior notes are registered under the Securities Act of 1933, as amended, and are therefore freely transferrable. The Series F senior notes were issued on October 6, 2000 and, as of the date of this prospectus, an aggregate principal amount of $250 million is outstanding.


 Please consider the following:

 . Our offer to exchange the notes expires at 5:00 p.m., New York City time, on
   [   ], 2000. However, we may extend the offer.

 . You should carefully review the procedures for tendering the Series F senior notes beginning on page 3 of this prospectus. If you do not follow those procedures, we may not exchange your Series F senior notes for Series G senior notes.

 . We will not receive any proceeds from the exchange offer.

 . If you fail to tender your Series F senior notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

 . There is currently no public market for the Series G senior notes. We do not intend to list the Series G senior notes on any securities exchange. Therefore, we do not anticipate that an active public market for these notes will develop.


Information about the Series G senior notes:

 . The notes will mature on October 1, 2007.

 . We will pay interest on the notes at the rate of 9 1/4% per year payable on April 1 and October 1, commencing April 1, 2001.

 . The notes are equal in right of payment to all of our unsubordinated indebtedness and senior to all of our subordinated obligations.

 . Subsidiaries of ours have guaranteed the notes. These subsidiaries comprise all of our subsidiaries that also guarantee our credit facility and any other indebtedness of ours.

 . As security for the notes, we have pledged the common equity interests of those of our subsidiaries whose interests are also pledged as security under our bank credit facility and certain of our other indebtedness.

 . We do not have the option to redeem the notes prior to maturity.

  Please see "Risk Factors" beginning on page 8 of this prospectus for a discussion of certain factors that you should consider before participating in this exchange offer.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is       , 2000.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy materials that we have filed with the Commission, including the registration statement, at the following Commission public reference rooms:

450 Fifth Street, N.W.       7 World Trade Center     500 West Madison Street
Room 1024                    Suite 1300               Suite 1400
Washington, D.C. 20549       New York, New York 10048 Chicago, Illinois 60661

   Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms.

   Our Commission filings can also be read at the following address:

    New York Stock Exchange
    20 Broad Street
    New York, New York 10005

   Our Commission filings are also available to the public on the Commission's Web Site at http://www.sec.gov.

   The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated.

     1. Annual Report on Form 10-K of Host Marriott, L.P. for the fiscal year ended December 31, 1999 (filed on March 16, 2000).

     2. Quarterly Reports on Form 10-Q of Host Marriott, L.P. for the quarters ended:

    .  March 24, 2000 (filed on May 8, 2000),

    .  June 16, 2000 (filed on July 25, 2000) and

    .  September 8, 2000 (filed on October 23, 2000).

     3. Current Reports on Form 8-K filed by Host Marriott, L.P., dated:

    .  February 24, 2000 (filed on February 25, 2000), and

    .  November 28, 2000 (as amended by Form 8-K/A filed on December 14,
       2000).

   You may request a copy of these filings, at no cost, by writing us at the following address or telephoning at (301) 380-2070 between the hours of 9:00 a.m. and 4:00 p.m., Eastern Time:

    Corporate Secretary
    Host Marriott Corporation
    10400 Fernwood Road
    Bethesda, Maryland 20817

                                    SUMMARY

   The following summary contains basic information about this offering. It likely does not contain all the information that is important to you. For a more complete understanding of the offering, we encourage you to read this entire document and the other documents to which we refer.

                              Host Marriott, L.P.

   We are a Delaware limited partnership whose sole general partner is Host Marriott Corporation, a Maryland corporation that we refer to as "Host REIT". We, Host LP, were formed in connection with a series of transactions pursuant to which the former Host Marriott Corporation, a Delaware corporation that we refer to as "Host Marriott", and its subsidiaries converted their business operations to qualify as a real estate investment trust or "REIT." We refer to this conversion in this offering memorandum as the "REIT conversion." As a result of the REIT conversion, the hotel ownership business formerly conducted by Host Marriott and its subsidiaries is conducted by and through us and our subsidiaries, and Host Marriott was merged with and into Host REIT. Host REIT has elected, beginning January 1, 1999, to be treated as a REIT for federal income tax purposes.

   Our consolidated assets principally consist of 122 full service hotel properties, virtually all of which are leased to Crestline Capital Corporation, a publicly traded corporation and a former subsidiary of Host Marriott which was distributed to the Host Marriott shareholders as part of the REIT conversion. These properties are operated under some of the most respected and widely recognized brand names in the lodging industry, including Marriott, Ritz-Carlton, Four Seasons, Hyatt, Hilton, and Swissotel. Marriott International, Inc. manages or franchises 109 of these properties as Marriott or Ritz Carlton branded hotels. We also have economic, non-voting interests in non-controlled subsidiaries, whose three full-service hotels are also managed by Marriott International.

   On November 13, we and Crestline announced the execution of a definitive agreement for the purchase and sale of the entities owning the leasehold interests with respect to 117 full-service hotel properties owned by us. Under the terms of the transaction, our wholly-owned subsidiary, which will elect to be treated as a taxable REIT subsidiary, will purchase the Crestline subsidiaries, whose primary assets are the leasehold interests, for approximately $205 million, including recording a non-recurring loss of $120 million net of tax on the acquisition.

   Our principal executive offices are located at 10400 Fernwood Road, Bethesda, Maryland 20817-1109. Our telephone number is (301) 380-9000.

                               THE EXCHANGE OFFER

  Securities to be exchanged........    On October 6, 2000, we issued $250
                                        million in aggregate principal amount
                                        of Series F senior notes in a
                                        transaction exempt from the
                                        registration requirements of the
                                        Securities Act of 1933. The terms of
                                        the Series G senior notes and the
                                        Series F senior notes are substantially
                                        identical in all material respects,
                                        except that the Series G senior notes
                                        will be freely transferable by the
                                        holders thereof except as otherwise
                                        provided in this prospectus.

  The exchange offer................    $1,000 principal amount of Series G
                                        senior notes in exchange for each
                                        $1,000 principal amount of Series F
                                        senior notes. As of the date of this
                                        prospectus, Series F senior notes
                                        representing $250 million in aggregate
                                        principal amount are outstanding.

                                        We believe that, subject to the
                                        limitations noted in this prospectus,
                                        Series G senior notes issued pursuant
                                        to the exchange offer in exchange for
                                        Series F senior notes may be offered
                                        for resale, resold or otherwise
                                        transferred by holders thereof without
                                        compliance with the registration and
                                        prospectus delivery requirements of the
                                        Securities Act. Our belief is based on
                                        interpretations by the Staff of the
                                        SEC, as set forth in no-action letters
                                        issued to certain third parties
                                        unrelated to us. The exemption from the
                                        Securities Act requirements only
                                        applies if Series G senior notes are
                                        acquired in the ordinary course of the
                                        holders' business and the holders have
                                        no arrangement with any person to
                                        engage in a distribution of such
                                        registered notes. Any holder who is our
                                        "affiliate" within the meaning of
                                        Securities Act Rule 405, or a broker-
                                        dealer who purchased Series F senior
                                        notes directly from us to resell
                                        pursuant to Securities Act Rule 144A or
                                        any other available exemption
                                        promulgated under the Securities Act,
                                        is not eligible for this exemption.

                                        However, the SEC has not considered our
                                        exchange offer in the context of a no-
                                        action letter. We cannot be sure that
                                        the Staff of the SEC would make a
                                        similar determination with respect to
                                        our exchange offer as in those other
                                        circumstances. Furthermore, unless you
                                        are a broker-dealer, you must
                                        acknowledge that you are not engaged
                                        in, and do not intend to engage in, a
                                        distribution of Series G senior notes
                                        and you have no arrangement or
                                        understanding to participate in a
                                        distribution of Series G senior
                                        notes. If you are a broker-dealer that
                                        receives Series G senior notes for your
                                        own account pursuant to the exchange
                                        offer, you must acknowledge that you
                                        will comply with the prospectus
                                        delivery requirements of the Securities
                                        Act in connection with any resale of
                                        Series G senior notes. Broker-dealers
                                        who acquired Series F senior notes
                                        directly from us and not as a result of
                                        market-making activities or other
                                        trading activities may not rely on the
                                        Staff's interpretations discussed above
                                        or participate in our exchange offer
                                        and must comply with the prospectus
                                        delivery requirements of the Securities
                                        Act in order to resell the Series F
                                        senior notes.

  Registration Rights Agreement.....    We sold the Series F senior notes on
                                        October 6, 2000 in a private placement
                                        in reliance on Section 4(2) of the
                                        Securities Act. The Series F senior
                                        notes were immediately resold by their
                                        initial purchasers in reliance on
                                        Securities Act Rule 144A. In connection
                                        with the sale, we entered into a
                                        registration rights agreement with the
                                        initial purchasers requiring us to make
                                        this exchange offer. Under the
                                        registration rights agreement, we are
                                        required to cause the registration
                                        statement of which the prospectus forms
                                        a part to become effective on or before
                                        the 160th day following the date on
                                        which we issued the Series F senior
                                        notes and we are obligated to
                                        consummate the exchange offer on or
                                        before the 190th day following the
                                        issuance of the Series F senior notes.

  Expiration date...................    Our exchange offer will expire at 5:00
                                        p.m., New York City time, [   ], 2000,
                                        or at a later date and time to which we
                                        may extend it.

  Withdrawal........................    You may withdraw a tender of Series F
                                        senior notes pursuant to our exchange
                                        offer at any time before 5:00 p.m., New
                                        York City time, on [   ], 2000, or such
                                        later date and time to which we extend
                                        the offer. We will return any Series F
                                        senior notes that we do not accept for
                                        exchange for any reason as soon as
                                        practicable after the expiration or
                                        termination of our exchange offer.

  Interest on the Series G senior
  notes and Series F senior notes...    Interest on the Series G senior notes
                                        will accrue from the date of the
                                        original issuance of the F senior notes
                                        or from the date of the last payment of
                                        interest on the Series F senior notes,
                                        whichever is later. We will not pay
                                        interest on Series F senior notes
                                        tendered and accepted for exchange.

  Conditions to our exchange            Our exchange offer is subject to
  offer.............................    customary conditions which are
                                        discussed in the section of this
                                        prospectus entitled "The Exchange
                                        Offer." As described in that section,
                                        we have the right to waive some of the
                                        conditions.

  Procedures for tendering Series F     We will accept for exchange any and all
  senior notes......................    Series F senior notes which are
                                        properly tendered (and not withdrawn)
                                        in the exchange offer prior to 5:00
                                        p.m., New York City time, on [      ],
                                        2000. The Series G senior notes issued
                                        pursuant to our exchange offer will be
                                        delivered promptly following the
                                        expiration date.

                                        If you wish to accept our exchange
                                        offer, you must complete, sign and date
                                        the letter of transmittal, or a copy,
                                        in accordance with the instructions
                                        contained in this prospectus and
                                        therein, and mail or otherwise deliver
                                        the letter of transmittal, or the copy,
                                        together with the Series F senior notes
                                        and all other required documentation,
                                        to the exchange agent at the address
                                        set forth in this prospectus. If you
                                        are a person holding Series F senior
                                        notes through the Depository Trust
                                        Company, or "DTC", and wish to accept
                                        our exchange offer, you may do so
                                        pursuant to the DTC's Automated Tender
                                        Offer Program, or "ATOP", by which you
                                        will agree to be bound by the letter of
                                        transmittal. By executing or agreeing
                                        to be bound by the letter of
                                        transmittal, you will represent to us
                                        that, among other things:

                                        . the Series G senior notes that you
                                          acquire pursuant to the exchange
                                          offer are being obtained by you in
                                          the ordinary course of your business,
                                          whether or not you are the registered
                                          holder of the Series F senior notes;

                                        . you are not engaging in and do not
                                          intend to engage in a distribution of
                                          Series G senior notes;

                                        . you do not have an arrangement or
                                          understanding with any person to
                                          participate in a distribution of
                                          Series G senior notes; and

                                        . you are not our "affiliate," as
                                          defined under Securities Act Rule
                                          405.

                                        Under the registration rights agreement
                                        we may be required to file a "shelf"
                                        registration statement for a continuous
                                        offering pursuant to Rule 415 under the
                                        Securities act of 1933 in respect of
                                        the Series F senior notes, if:
                                        . we determine that we are not
                                          permitted to effect the exchange
                                          offer as contemplated by this
                                         prospectus because of any change in
                                         law or Securities and Exchange
                                         Commission policy; or

                                        . we have commenced and not consummated
                                          the exchange offer with 190 days
                                          following the date on which we issued
                                          the Series F senior notes for any
                                          reason.

  Exchange agent....................
                                        HSBC Bank USA is serving as exchange
                                        agent in connection with the exchange
                                        offer.

  Federal income tax                    We believe the exchange of Series F
  considerations....................    senior notes for Series G senior notes
                                        pursuant to our exchange offer will not
                                        constitute a sale or an exchange for
                                        federal income tax purposes.

  Effect of not tendering...........
                                        If you do not tender your Series F
                                        senior notes or if you do tender them
                                        but they are not accepted by us, your
                                        Series F senior notes will continue to
                                        be subject to the existing restrictions
                                        upon transfer. Except for our
                                        obligation to file a shelf registration
                                        statement under the circumstances
                                        described above, we will have no
                                        further obligation to provide for the
                                        registration under the Securities Act
                                        of Series F senior notes.

                                        Ratio of Earnings to Fixed Charges

                                        In the Selected Financial Data table on
                                        page 29, we present the ratio of
                                        earnings to fixed charges on a
                                        historical basis for the last five
                                        years and the first three quarters of
                                        2000 and 1999. As Host Marriott is our
                                        predecessor, we consider the historical
                                        financial information of Host Marriott
                                        for periods prior to the REIT
                                        conversion to be our historical
                                        financial information.

                           THE SERIES G SENIOR NOTES

   In the summary below, we describe the principal terms of the Series G senior notes. The terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus contains a more detailed description of the terms and conditions of the Series G senior notes.


   Total amount of notes offered......  $250,000,000 aggregate principal amount of 9 1/4% Series G senior notes due
                                        2007.

   Maturity...........................  October 1, 2007.

   Issue Price........................  98.741% plus accrued interest from the date of issuance.

   Interest...........................  9 1/4% per annum, paid every six months on April 1 and October 1, commencing on
                                        April 1, 2001.

   Ranking............................  The Series G senior notes are equal in right of payment with all of our
                                        unsubordinated indebtedness and senior
                                        to all of our subordinated obligations,
                                        including any Series F senior notes
                                        that are not exchanged in the exchange
                                        offer.

   Optional redemption................  The Series G senior notes will be redeemable at our option at any time,
                                        in whole but not in part, for 100% of
                                        their principal amount, plus any make-
                                        whole premium and any accrued and
                                        unpaid interest. For more details, see
                                        the section "Description of Notes"
                                        under the heading "Optional
                                        Redemption."

   Mandatory offer to repurchase......  If we sell certain assets or undergo certain kinds of changes of control, we
                                        must offer to repurchase the Series G
                                        senior notes as described in the
                                        section "Description of Notes" under
                                        the heading "Covenants--Repurchase of
                                        Notes at the Option of the Holder upon
                                        a Change of Control Triggering Event."

   Basic covenants of the indenture...  The indenture governing the Series G senior notes, among other things,
                                        restricts our ability and the ability
                                        of most of our subsidiaries to:

                                        . incur additional indebtedness;

                                        . pay dividends on, redeem or
                                          repurchase our equity interests;

                                        . make investments;

                                        . permit payment or dividend
                                          restrictions on certain of our
                                          subsidiaries;

                                        . sell assets;

                                        . in the case of our restricted
                                          subsidiaries, guarantee indebtedness;

                                        . create certain liens; and

                                        . sell certain assets or merge with or
                                          into other companies.

                                        For more details, you should read the
                                        description in the section "Description
                                        of Notes" under the heading
                                        "Covenants."

   Use of proceeds....................  We will not receive any cash proceeds from the issuance of the registered
                                        notes.

                                  RISK FACTORS

   You should carefully consider the following risk factors, in addition to the other information contained in this prospectus memorandum, before deciding to tender Series F senior notes in the exchange offer.

Series F senior notes outstanding after the exchange offer will not have registration rights.

   If you do not exchange your Series F senior notes for Series G senior notes pursuant to the exchange offer, your Series F senior notes will continue to be subject to the restrictions on transfer of the Series F notes. In general, you may not offer to sell Series F senior notes unless they are registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws. If you are a broker-dealer that receives Series G senior notes for your account in exchange for Series F senior notes, where those Series F senior notes were acquired by you as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of those Series G senior notes.

We have substantial leverage.

   We have now, and after the exchange offer we will continue to have, a significant amount of indebtedness. The following chart shows certain important credit statistics and is presented assuming we completed the Series F offering as of September 8, 2000:

     ---

                                                               Pro Forma
                                                                 As of
                                                              September 8,
                                                                  2000
                                                             --------------
Total indebtedness (excluding convertible debt
 obligations)............................................... $5,365 million
Convertible debt obligations due to Host Marriott
 Corporation................................................ $  492 million
Partners' equity (including redeemable limited partner
 interests of third parties at redemption value)............ $1,751 million
Debt to equity ratio........................................           3.3x(1)

--------
(1) Debt to equity ratio is calculated using the total indebtedness including the convertible debt divided by the partners' equity, including redeemable limited partner interests of third parties at redemption value.

   Our substantial indebtedness could have important consequences. For example, it could adversely affect our ability to:

  . obtain financing in the future;

  . undertake refinancings on terms and conditions acceptable to us;

  . pursue our acquisition strategy; or

  . compete effectively or operate successfully under adverse economic conditions.

   If our cash flow and working capital were not sufficient to fund our expenditures or service our indebtedness, we would have to raise additional funds through:

  . the sale of equity;

  . the refinancing of all or part of our indebtedness;

  . the incurrence of additional permitted indebtedness; or

  . the sale of assets.

   We cannot assure you that any of these sources of funds would be available in amounts sufficient for us to meet our obligations or fulfill our business plans.

The notes effectively will be junior in right of payment to some other liabilities.

   Only those subsidiaries that have guaranteed payment of certain indebtedness other than the notes, including our credit facility, the Series A senior notes, the Series B senior notes, the Series C senior notes, the Series E senior notes, the Series C senior notes, and future indebtedness that is so guaranteed, have and are required to guarantee our obligations under the notes. Although the indenture governing the terms of the notes places limits on the overall level of indebtedness that non-guaranteeing subsidiaries may incur, the notes effectively will be junior in right of payment to liabilities of our subsidiaries which are not guarantors of the notes, to the extent of the assets of such subsidiaries. Since only those subsidiaries that guarantee the credit facility or our other indebtedness are required to guarantee the notes, there can be no assurance as to the number of subsidiaries that will be guarantors of the notes at any point in time or as to the value of their assets or significance of their operations. In addition, together with our subsidiaries, we have a significant amount of indebtedness secured by our assets and the subsidiary guarantors (other than the equity interests of our direct and indirect subsidiaries securing our credit facility and senior notes, including the Series F senior notes). The notes effectively will be junior in right of payment to this secured debt to the extent of the value of the assets securing such debt. On a pro forma basis, giving effect to the transactions set forth in the section, "Pro Forma Financial Information of Host Marriott, L.P.", as of September 8, 2000, the amount of our and our subsidiaries' secured debt, other than the existing notes and bank credit facility debt, was approximately $2.3 billion. The notes will not be secured by our assets or those of our subsidiaries. The notes will be secured only by our directly and indirectly held equity interests in those of our subsidiaries that have been pledged in favor of our credit facility. In addition to the credit facility, this collateral will be shared equally and ratably with holders of other indebtedness, including but not limited to, the Series A senior notes, Series B senior notes, Series C senior notes, Series E senior notes and certain of our other indebtedness ranking pari passu with the notes. As of September 8, 2000, the amount of indebtedness (including the notes) secured by the equity interest of these subsidiaries would have been $3.1 billion.

The terms of our debt place restrictions on us and our subsidiaries, reducing operational flexibility and creating default risks.

   The documents governing the terms of our debt, including the documents governing the terms of these notes, contain covenants that place restrictions on us and our subsidiaries. The activities upon which such restrictions exist include, but are not limited to:


  . the incurrence of additional debt;

  . the creation of liens;

  . the sale of assets;

  . transactions with affiliates; and

  . certain mergers and consolidations.

   Certain sales of assets or changes of control could result in an obligation for us to make an offer to purchase the notes. We cannot assure you that we would have adequate resources to consummate such an offer to purchase. In addition, certain covenants applying to debt other than the notes may require us and our subsidiaries to meet financial performance tests. These covenants reduce our flexibility in conducting our operations and create a risk of default under the debt if we cannot satisfy the covenants.

The notes or a guarantee thereof may be deemed a fraudulent transfer.

   Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee of the notes could be voided, or claims on a guarantee of the notes could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:


     (1) received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

     (2) either:

       (a) was insolvent or rendered insolvent by reason of such incurrence;

       (b) was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

       (c) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

   If such circumstances were found to exist, any payment by that guarantor pursuant to its guarantee of the notes also could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

   In addition, our obligations under the notes may be subject to review under the same laws in the event of our bankruptcy or other financial difficulty. In that event, if a court were to find that when we issued the notes the factors in clauses (1) and (2) above applied to us, or that the notes were issued with actual intent to hinder, delay or defraud creditors, the court could avoid our obligations under the notes, or direct the return of any amounts paid thereunder to us or to a fund for the benefit of our creditors.

   The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, the partnership or a guarantor would be considered insolvent if:

  . the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or . if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or
  . it could not pay its debts as they become due.

   On the basis of historical financial information, recent operating history and other factors, we believe that we and each of our guarantors, after giving effect to the guarantee of the notes, will be solvent, will have a reasonable amount of capital for the business in which we or it is engaged and will not have incurred debts beyond our or its ability to pay such debts as they mature. We can offer no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

An active trading market may not develop for the notes.

   The Series F senior notes are not listed on any securities exchange. Since their issuance, there has been a limited trading market for the Series F senior notes. To the extent that Series F senior notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted Series F senior notes will be adversely affected. We cannot assure you that this market will provide liquidity for you if you want to sell your Series F senior notes.

   We will not list the Series G senior notes on any securities exchange. These notes are new securities for which there is currently no market. The Series G senior notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, our performance and other factors. We have been advised by Donaldson, Lufkin & Jenrette and BT Alex. Brown that they intend to make a market in the Series G senior notes, as well as the Series F senior notes, as permitted by applicable laws and regulations. However, they are not obligated to do so and their market making activities may be discontinued at any time without notice. In addition, their market making activities may be limited during our exchange offer. Therefore, we cannot assure you that an active market for Series G senior notes will develop.

We do not control our day to day hotel operations, and we are dependent on the managers and lessees of our hotels.

   Because federal income tax laws currently restrict REITs and "publicly traded" partnerships from deriving revenues directly from operating a hotel, we operate none of our hotels. Instead, we lease virtually all of our hotels to subsidiaries of Crestline which, in turn, retain managers to manage our hotels as agents pursuant to management agreements. Thus, we are dependent on the lessees but, under the hotel leases, we have little influence over how the lessees operate our hotels. Similarly, we have very limited recourse if we believe that the hotel managers do not maximize the revenues from our hotels, which in turn will maximize the rental payments we receive under the leases. We may seek redress under most leases only if the lessee violates the terms of the lease and then only to the extent of the remedies set forth in the lease.

   Each lessee's ability to pay rent accrued under its lease depends to a large extent on the ability of the hotel manager to operate the hotel effectively and to generate gross sales in excess of its operating expenses. Our rental income from the hotels may therefore be adversely affected if the managers fail to provide quality services and amenities and competitive room rates at our hotels or fail to maintain the quality of the hotel brand names. Although the lessees have primary liability under the management agreements while the leases are in effect, we remain liable under the management agreements for all obligations that the lessees do not perform. We may terminate a lease if the lessee defaults under a management agreement, but terminating the lease could, unless another suitable lessee is found, impair Host REIT's ability to continue to qualify as a REIT for federal income tax purposes and our ability to qualify as a partnership for federal income tax purposes if we are a "publicly traded partnership" unless another suitable lessee is found. As described below, Host REIT's inability to qualify as a REIT or our inability to qualify as a partnership for federal income tax purposes would have a material adverse effect on us.

   The REIT Modernization Act will permit a REIT to lease hotels to a taxable C corporation in which it owns an equity interest, referred to as a "taxable REIT subsidiary," or "TRS," effective beginning January 1, 2001. See "--The REIT Modernization Act will affect the way in which our non-controlled subsidiaries are taxed" below. On November 13, 2000, we and Crestline announced the execution of a definitive agreement for the purchase and sale, effective January 1, 2001, of the entities owning the leasehold interests with respect to 117 of our full-service hotels for approximately $205 million, including recording a non-recurring loss of $120 million net of tax on the acquisition. After the transaction is consummated, we will lease these hotels to a newly created subsidiary of ours that qualifies as a TRS. In connection therewith, we will recognize the revenues and expenses generated by the hotels subject to the leases and we will no longer recognize rental income from these leases. Consummation of the transaction with Crestline is subject to various conditions, including the receipt of required third party consents. There can be no assurance that we will be able to consummate this transaction.

We do not control the assets held by the non-controlled subsidiaries.

   We own economic interests in several taxable corporations, which we refer to as "non-controlled subsidiaries," that hold various assets which, under our credit facility may not exceed, in the aggregate, 15% of the value of our assets. The assets held by the non-controlled subsidiaries consist primarily of interests in partnerships that own hotels that are not leased to third parties, hotels that are not leased to third parties, some furniture, fixtures, furnishings and equipment used in our hotels and some international hotels. If we owned these assets, it could jeopardize Host REIT's REIT status and/or our status as a partnership for federal income tax purposes could be jeopardized under current federal income tax laws. Although we own approximately 95% of the total economic interests of the non-controlled subsidiaries, we own none of the voting stock of the non-controlled subsidiaries. The Host Marriott Statutory Employee/Charitable Trust, the beneficiaries of which are (1) a trust formed for the benefit of a number of our employees and (2) the J. Willard and Alice
S. Marriott Foundation, owns all of the voting common stock, representing approximately 5% of the total economic interests in the non-controlled subsidiaries. The Host Marriott Statutory Employee/Charitable Trust elects the directors who are responsible for overseeing the operations of the non-controlled subsidiaries. The directors are currently our employees, although this is not required. As a result, we have no control over the operation or management of the hotels or other assets owned by the non-controlled subsidiaries, even though we depend upon the non-controlled subsidiaries for a portion of our revenues. Also, the activities of the non-controlled subsidiaries could cause us to be in default under our principal credit facilities. Commencing January 1, 2001, the REIT Modernization Act will permit us to own all of the voting stock of the non-controlled subsidiaries without adversely affecting Host REIT's status so long as these subsidiaries elect to be "taxable REIT subsidiaries" as defined under the Act. We are considering pursuing a transaction with the Host Marriott Statutory Employee/Charitable Trust that would allow us to acquire control of the non-controlled subsidiaries, although we have not reached any such agreement and cannot assure you that any such agreement will be reached or that a transaction will be consummated.

We are dependent upon the ability of Crestline and the lessees to meet their rent obligations.

   The lessees' rent payments are the primary source of our revenues. Crestline guarantees the obligations of its subsidiaries under the hotel leases, but Crestline's liability is limited to a relatively small portion of the aggregate rent obligation of its subsidiaries. The ability of Crestline and each of its subsidiaries to meet its obligations under the leases will determine the amount of our revenue and our ability to meet our obligations including payments of amounts due under the notes. We have no control over Crestline or any of its subsidiaries and cannot assure you that Crestline or any of its subsidiaries will have sufficient assets, income and access to financing to enable them to satisfy their obligations under the leases or to make payments of fees under the management agreements. Although the lessees have primary liability under the management agreements while the leases are in effect, we and our subsidiaries remain liable under the management agreements for all obligations that the lessees do not perform. Because of our current dependence on Crestline, our credit rating will be affected by its creditworthiness. If the previously discussed purchase of the Crestline entities owning the leasehold interests with respect to 117 of our full-service hotels is consummated effective January 1, 2001, we will instead lease our hotels to a newly created TRS and, thus, cease to be dependent upon Crestline.

Our relationships with Marriott International and Crestline may result in conflicts of interest.

   Marriott International, a public hotel management company, manages a significant number of our hotels. In addition, Marriott International and Crestline manage hotels that compete with our hotels. Decisions made by our managers, including Marriott International and Crestline, regarding competing lodging facilities may not be in our best interest as owner. J.W. Marriott, Jr. is a member of Host REIT's Board of Directors and his brother, Richard E. Marriott, is Host REIT's Chairman of the Board. Both J.W. Marriott, Jr. and Richard E. Marriott serve as directors, and J.W. Marriott, Jr. also serves as Chairman of the Board and an officer, of Marriott International. J.W. Marriott, Jr. and Richard E. Marriott also beneficially own, as determined for securities law purposes, as of January 31, 2000, approximately 10.8% and 10.6%, respectively, of the outstanding shares of common stock of Marriott International. In addition, J.W. Marriott, Jr. and Richard E. Marriott own, as of January 31, 2000, approximately 5.2% and 4.8%, respectively, of the outstanding shares of common stock of Crestline. Neither J.W. Marriott, Jr. or Richard E. Marriott serves as an officer or director of Crestline. As a result, J.W. Marriott, Jr. and Richard E. Marriott have potential conflicts of interest as Host REIT directors when making decisions regarding Marriott International, including decisions relating to the management agreements involving the hotels, Marriott International's management of competing lodging properties and Crestline's leasing and other businesses.

   Both Host REIT's Board of Directors and the Board of Directors of Marriott International follow appropriate policies and procedures to limit the involvement of Messrs. J.W. Marriott, Jr. and Richard E. Marriott in conflict situations, including requiring them to abstain from voting as directors of either Host REIT or Marriott International or their respective subsidiaries on matters which present a conflict between the companies. If appropriate, these policies and procedures will apply to other directors and officers.

Our leases and management agreements could impair the sale or other disposition of our hotels.

   Under each lease with a subsidiary of Crestline, we generally must purchase a lease if we want to terminate the lease prior to the expiration of its term. If we decide to sell a hotel, we may be required to terminate its lease, and the payment of the purchase price under such circumstances could impair our ability to sell the hotel and would reduce the net proceeds of any sale. If the previously discussed purchase and sale of the Crestline entities owning the leasehold interests with respect to 117 of our full-service hotels is consummated effective January 1, 2001, we will lease our hotels to a newly created TRS and, therefore, the lease purchase provisions, which would remain in effect, would no longer affect us adversely.

   Under the terms of the management agreements, we generally may not sell, lease or otherwise transfer the hotels unless the transferee assumes the related management agreements and meets specified other conditions. Our ability to finance, refinance or sell any of the properties managed by our managers may, depending upon the structure of such transactions, require the manager's consent. If our managers did not consent, we would be prohibited from financing, refinancing or selling the property without breaching the management agreement.

Our rental revenues from hotels are subject to the prior rights of lenders.

   The mortgages on some of our hotels require that rent payments under the leases on the hotels be used first to pay the debt service on the mortgage loans. Consequently, only the cash flow remaining after debt service on those mortgage loans will be available to satisfy other obligations, including property taxes and insurance, furniture, fixtures, furnishings and equipment reserves for the hotels and capital improvements, and to make distributions to our unitholders, including Host REIT.

The acquisition contracts relating to some hotels limit our ability to sell or refinance those hotels.

   For reasons relating to federal income tax considerations of the former owners of some of our hotels, we have agreed to restrictions on selling some hotels or repaying or refinancing the mortgage debt on those hotels for varying periods depending on the hotel. We anticipate that, in specified circumstances, we may agree to similar restrictions in connection with future hotel acquisitions. As a result, even if it were in our best interests to sell or refinance the mortgage debt on these hotels, it may be difficult or impossible to do so during their respective lock-out periods.

Our ground lease payments may increase faster than the rent revenues we receive on the hotels.

   As of September 8, 2000, we leased 53 of our hotels pursuant to ground leases. These ground leases generally require increases in ground rent payments every five years. Our ability to service debt could be adversely affected to the extent that the rents payable by the lessees under the leases do not increase at the same or a greater rate as the increases under the ground leases. In addition, if we were to sell a hotel encumbered by a ground lease, the buyer would have to assume the ground lease, which could result in a lower sales price. Moreover, to the extent that such ground leases are not renewed at their expiration, our revenues could be adversely affected.

New acquisitions may fail to perform as expected or we may be unable to make acquisitions on favorable terms.

   We intend to acquire additional full-service hotels. Newly acquired properties may fail to perform as expected, which could adversely affect our financial condition. We may underestimate the costs necessary to bring an acquired property up to standards established for its intended market position. We expect to acquire hotels with cash from secured or unsecured financings and proceeds from offerings of equity or debt, to the extent available. We may not be in a position or have the opportunity in the future to make suitable property acquisitions on favorable terms. Competition for attractive investment opportunities may increase prices for hotel properties, thereby decreasing the potential return on our investment. In addition, under current federal income tax laws, in order to maintain Host REIT's status as a REIT, we must lease virtually all of the properties we acquire. Under the REIT Modernization Act, however, we are permitted to lease any newly acquired hotels to a taxable REIT subsidiary after December 31, 2000.

The seasonality of the hotel industry may affect the ability of the lessees to make timely rent payments.

   The seasonality of the hotel industry may, from time to time, affect either the amount of rent that accrues under the hotel leases or the ability of the lessees to make timely rent payments under the leases. A lessee's inability to make timely rent payments to us could adversely affect our financial condition and our ability to service debt.

We may be unable to sell properties when appropriate because real estate investments are illiquid.

   Real estate investments generally cannot be sold quickly. We may not be able to vary our portfolio promptly in response to economic or other conditions. The inability to respond promptly to changes in the performance of our investments could adversely affect our financial condition, and ability to service debt including the notes. In addition, there are limitations under the federal tax laws applicable to REITs and agreements that we have entered into when we acquired some of our properties that may limit our ability to recognize the full economic benefit from a sale of our assets.

Our revenues and the value of our properties are subject to conditions affecting the lodging industry.

   If our assets do not generate sufficient income to service our debt, we may be unable to pay interest on our debt, including the notes offered hereby. Our revenues and the value of our properties are subject to conditions affecting the lodging industry. These include:

  . changes in the national, regional and local economic climate;

  . local conditions such as an oversupply of hotel properties or a reduction in demand for hotel rooms;

  . the attractiveness of our hotels to consumers and competition from comparable hotels;

  . the quality, philosophy and performance of the managers of our hotels, primarily Marriott International;

  . the ability of any hotel lessee to maximize rental payments;

  . changes in room rates and increases in operating costs due to inflation and other factors; and

  . the need to periodically refurbish our hotels.

   Adverse changes in these conditions could adversely affect our financial performance.

Our expenses may remain constant even if our revenue drops.

   The expenses of owning property are not necessarily reduced when circumstances like market factors and competition cause a reduction in income from the property. If a property is mortgaged and we are unable to meet the mortgage payments, the lender could foreclose and take the property. Our financial condition could be adversely affected by:

  . interest rate levels;

  . the availability of financing;

  . the cost of compliance with government regulation, including zoning and tax laws; and

  . changes in governmental regulations, including those governing usage, zoning and taxes.

We depend on our key personnel.

   We depend on the efforts of our executive officers and other key personnel. While we believe that we could find replacements for these key personnel, the loss of their services could have a significant adverse effect on our operations. We do not intend to obtain key-man life insurance with respect to any of our key personnel.

Partnership and other litigation judgments or settlements could have a material adverse effect on our financial condition.

   We and Host REIT are parties to various lawsuits relating to previous partnership transactions, including the roll-up of certain partnerships associated with the REIT conversion. While we and the other defendants to such lawsuits believe all of the lawsuits in which we are a defendant are without merit and we are vigorously defending against such claims, we can give no assurance as to the outcome of any of the lawsuits. In connection with the REIT conversion, we have assumed all liability arising under legal proceedings filed against Host REIT and will indemnify Host REIT as to all such matters. If any of the lawsuits were to be determined adversely to us or settlement involving a payment of a material sum of money were to occur, there could be a material adverse effect on our financial condition.

Environmental problems are possible and can be costly.

   We believe that our properties are in compliance in all material respects with applicable environmental laws. Unidentified environmental liabilities could arise, however, and could have a material adverse effect on our financial condition and performance. Federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real estate to investigate and clean up hazardous or toxic substances or petroleum product releases at the property. The owner or operator may have to pay a governmental entity or third parties for property damage and for investigation and clean-up costs incurred by the parties in connection with the contamination. These laws typically impose clean-up responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants. Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages and costs resulting from environmental contamination emanating from that site. Environmental laws also govern the presence, maintenance and removal of asbestos. These laws require that owners or operators of buildings containing asbestos properly manage and maintain the asbestos, notify and train those who may come into contact with asbestos and undertake special precautions, including removal or other abatement, if asbestos would be disturbed during renovation or demolition of a building. These laws may impose fines and penalties on building owners or operators who fail to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers.

Compliance with other government regulations can also be costly.

   Our hotels are subject to various forms of regulation, including Title III of the Americans with Disabilities Act, building codes and regulations pertaining to fire safety. Compliance with those laws and regulations could require substantial capital expenditures. These regulations may be changed from time to time, or new regulations adopted, resulting in additional or unexpected costs of compliance. Any increased costs could reduce the cash available for servicing debt and making distributions to our unitholders.

Some potential losses are not covered by insurance.

   We carry comprehensive liability, fire, flood and extended coverage and rental loss (for rental losses extending up to 12 months) insurance with respect to all of our hotels. We believe the policy specifications and insured limits of these policies are of the type customarily carried for similar hotels. Some types of losses, such as from earthquakes and environmental hazards, however, may be either uninsurable or too expensive to justify insuring against. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a hotel, as well as the anticipated future revenue from the hotel. In that event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

We cannot guarantee that Host REIT will qualify as a REIT.

   Host REIT has been organized and has operated in such a manner so as to qualify as a REIT under the Internal Revenue Code, commencing with its taxable year beginning January 1, 1999. A REIT generally is not taxed at the corporate level on income it currently distributes to its shareholders as long as it distributes currently at least 95% of its taxable income, excluding net capital gain. This distribution requirement will be reduced to 90% in years beginning after December 31, 2000. No assurance can be provided, however, that Host REIT will qualify as a REIT or that new legislation, Treasury Regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to its qualification as a REIT or the federal income tax consequences of such qualification.

Our ability to accumulate cash is limited.

   In order to continue to qualify as a REIT, Host REIT currently is required each year to distribute to its shareholders at least 95% of its taxable income, excluding net capital gain, and will be required to distribute at least 90% of this amount for years beginning after December 31, 2000. A REIT must pay tax on distributions of less than 100% of taxable income. Due to some transactions entered into in years prior to the REIT conversion, Host REIT expects to recognize substantial amounts of "phantom" income, which is taxable income that is not matched by cash flow or EBITDA. In addition, Host REIT will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions made by Host REIT with respect to the calendar year are less than the sum of 85% of Host REIT's ordinary income, 95% of Host REIT's capital gain net income for that year, and any undistributed taxable income from prior periods. Generally, Host REIT intends to distribute 100% of its taxable income, excluding net capital gains to its shareholders, to comply with the 95% distribution requirement and to avoid paying either tax on its income or the nondeductible excise tax. Host REIT will rely on distributions from us for purposes of making such distributions. However, differences in timing between taxable income and cash available for distribution due to, among other things, the seasonality of the lodging industry and the fact that some taxable income will be "phantom" income could require us to borrow funds or to issue additional equity to enable Host REIT to meet the 95% distribution requirements and, therefore, to maintain Host REIT's REIT status, and to avoid the nondeductible excise tax. We are required to pay, or reimburse Host REIT, as our general partner, for, some taxes and other liabilities and expenses that it incurs, including all taxes and liabilities attributable to periods and events prior to the REIT conversion. In addition, because the REIT distribution requirements prevent Host REIT from retaining earnings, we will generally be required to refinance debt that matures with additional debt or equity. We cannot assure you that any of these sources of funds, if available at all, would be sufficient to meet our distribution and tax obligations.

Host REIT was required to distribute all of its earnings and profits before the end of fiscal year 1999, and we cannot assure you that it met this requirement.

   In order to qualify as a REIT, Host REIT cannot have at the end of any taxable year any undistributed earnings and profits that is attributable to one of its non-REIT taxable years. Host REIT was required to have distributed this E&P prior to the end of 1999, the first taxable year for which its REIT election was effective. If Host REIT failed to do this, it will be disqualified as a REIT at least for taxable year 1999. We believe that distributions of non-REIT E&P that Host REIT made were sufficient to distribute all of the non-REIT E&P as of December 31, 1999, but there could be uncertainties relating to the estimate of Host REIT's non-REIT E&P and the value of the Crestline stock that Host REIT distributed to its shareholders. Therefore, we cannot guarantee that Host REIT met this requirement.

Host REIT may not be able to meet the income tests to qualify as a REIT.

   To qualify as a REIT, Host REIT must satisfy two gross income tests, under which specified percentages of its gross income must be passive income, like rent. For the rent paid pursuant to the leases, which constitutes substantially all of our gross income, to qualify for purposes of the gross income tests, the leases must be respected as true leases for federal income tax purposes and not be treated as service contracts, joint ventures or some other type of arrangement. In addition, the lessees must not be regarded as "related party tenants," as defined in the Internal Revenue Code. We believe, taking into account both the terms of the leases and the expectations that we and the lessees have with respect to the leases, that the leases will be respected as true leases for federal income tax purposes. There can be no assurance, however, that the IRS will agree with this view. If the leases were not respected as true leases for federal income tax purposes or if the lessees were regarded as "related party tenants," Host REIT would not be able to satisfy either of the two gross income tests applicable to REITs and Host REIT would lose its REIT status. If Host REIT fails to continue to qualify as a REIT, it will be subject to federal income tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Host REIT's failure to qualify as a REIT would result in a default under the senior notes and the credit facility. As a result of the REIT Modernization Act, beginning January 1, 2001, a "taxable REIT subsidiary" of Host REIT that meets certain requirements would not be regarded as a "related party tenant" with respect to hotels leased by Host REIT.

Host REIT is subject to taxes, even if it continues to qualify as a REIT.

   Notwithstanding Host REIT's status as a REIT, we are subject to certain federal, state and local taxes on our income and property. In addition, Host REIT will be required to pay tax at the regular corporate rate, currently 35%, upon its share of any "built-in gain" recognized as a result of any sale before January 1, 2009, by us of assets, including the hotels, in which interests were acquired by us from Host REIT's predecessor and its subsidiaries as part of the REIT conversion. Built-in gain is the amount by which an asset's fair market value exceeded Host REIT's adjusted basis in the asset on January 1, 1999, the first day of Host REIT's first taxable year as a REIT. At the time of the REIT conversion there were substantial built-in gain and deferred tax liabilities that Host REIT would recognize in the next ten years without any corresponding receipt of cash by Host REIT from us. Host REIT, however, recognized a substantial amount of these built-in gains and deferred tax liabilities in 1999. Accordingly, our potential tax exposure on these gains and deferred liabilities for the future is significantly less than it was at the time of our REIT conversion. We are obligated under our partnership agreement to pay all such taxes incurred by Host REIT, as well as any liabilities that the IRS may assert against Host REIT for corporate income taxes for taxable years prior to the time it qualified as a REIT. The non-controlled subsidiaries are fully taxable corporations and will pay federal and state income tax on their net income at the applicable corporate rates. Any taxable REIT subsidiaries that we form pursuant to the provisions of the REIT Modernization Act that become effective January 1, 2001, also will be fully taxable at the regular corporate income tax rates.

If we fail to qualify as a partnership, Host REIT would fail to qualify as a REIT, adversely affecting our operations.

   We believe that we qualify to be treated as a partnership for federal income tax purposes. No assurance can be provided, however, that the IRS will not challenge our status as a partnership for federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating us as a corporation for tax purposes, Host REIT would fail to meet two of the asset tests applicable to REITs and, accordingly, cease to qualify as a REIT. If Host REIT fails to continue to qualify as a REIT, it will be subject to federal income tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Host REIT's failure to qualify as a REIT would result in a default under the senior notes and the credit facility. Also, the imposition of a corporate tax on us would reduce significantly the amount of cash available for distribution to our unitholders, including Host REIT. Finally, the classification of us as a corporation would cause Host REIT to recognize gain at least equal to its "negative capital accounts," and possibly more, depending upon the circumstances.

The REIT Modernization Act will affect the way in which our non-controlled subsidiaries are taxed.

   Currently, a REIT may not own securities in any one issuer if the value of those securities exceeds 5% of the value of the REIT's total assets or the securities owned by the REIT represent more than 10% of the issuer's outstanding voting securities. As a result of the REIT Modernization Act, after December 31, 2000, the 5% value test and the 10% voting security test will be modified in two respects. First, the 10% voting securities test will be expanded so that REITs also will be prohibited from owning more than 10% of the value of the outstanding securities of any one issuer. Second, an exception to these tests will allow a REIT to own securities of a subsidiary that exceed the 5% value test and the new 10% vote or value test if the subsidiary elects to be a "taxable REIT subsidiary," which would be a fully taxable corporation. Under a new asset test, for taxable years beginning after December 31, 2000, we will not be able to own securities of taxable REIT subsidiaries that represent in the aggregate more than 20% of the value of our total assets. We expect that both of our current non-controlled subsidiaries will elect to be treated as taxable REIT subsidiaries.

   Several provisions of the new law will ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary will be limited in its ability to deduct interest payments made to an affiliated REIT. In addition, the REIT will have to pay a 100% penalty tax on some payments that it receives if the economic arrangements between the REIT, the REIT's tenants, and the taxable REIT subsidiary are not comparable to similar arrangements between unrelated parties.

The reliability of market data included in this prospectus is uncertain.

   The market data included in this prospectus, including information relating to our relative position in the industry, is based on independent industry publications, other publicly available information, studies performed for us by independent consultants or our management's good faith beliefs. Although we believe that such independent sources are reliable, the accuracy and completeness of such information is not guaranteed and has not been independently verified.

                           FORWARD-LOOKING STATEMENTS

   This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. We identify forward-looking statements in this prospectus by using words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "may be," "objective," "plan," "predict," "project," and "will be" and similar words or phrases, or the negative thereof.

   These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements include, among others, the following:

  . national and local economic and business conditions that will affect, among other things, demand for products and services at our hotels and other properties, the level of room rates and occupancy that can be achieved by such properties and the availability and terms of financing;

  . our ability to maintain the properties in a first-class manner, including meeting capital expenditure requirements;

  . our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures;

  . our ability to acquire or develop additional properties and the risk that potential acquisitions or developments may not perform in accordance with expectations;

  . our degree of leverage which may affect our ability to obtain financing in the future or compliance with current debt covenants;

  . changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs;

  . government approvals, actions and initiatives including the need for compliance with environmental and safety requirements, and change in laws and regulations or the interpretation thereof;

  . the effects of tax legislative action, including specified provisions of the Work Incentives Improvement Act of 1999 as enacted on December 17, 1999 (we refer to this as the "REIT Modernization Act");

  . Host REIT's ability to continue to satisfy complex rules in order to qualify as a REIT for federal income tax purposes and in order for us to qualify as a partnership for federal income tax purposes, and our ability to operate effectively within the limitations imposed by these rules; and

  . other factors discussed above under the heading "Risk Factors" and in filings with the Securities and Exchange Commission.

   Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this prospectus to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                                USE OF PROCEEDS

   We will not receive any cash proceeds from the exchange of the Series G senior notes for the Series F senior notes pursuant to the exchange offer. In consideration for issuing the Series G senior notes as contemplated in this prospectus, we will receive in exchange Series F senior notes in like principal amounts, which will be cancelled. Accordingly, there will not be any increase in our outstanding indebtedness.

                                 CAPITALIZATION

   In the following table we set forth our capitalization as of September 8, 2000 on an historical basis and on a pro forma basis after giving effect to the transactions described below under "Pro Forma Financial Information of Host Marriott, L.P." that occurred or are expected to occur subsequent to September 8, 2000, including the issuance of the Series F senior notes, as if such transactions had occurred as of September 8, 2000. The following table should be read in conjunction with our unaudited condensed consolidated financial statements and the notes thereto as of September 8, 2000 and the unaudited pro forma financial information included herein.

                              As of September 8, 2000
                             -------------------------------
                             Historical        Pro Forma(1)
                             ------------      -------------
                             (unaudited, in millions)
Cash and cash equivalents..    $        188       $        153
                               ============       ============
Debt:
 Senior notes
 7 7/8% Series A senior
  notes due 2005(2)........    $        500       $        500
 7 7/8% Series B senior
  notes due 2008(2)........           1,194              1,194
 8.45%Series C senior
  notes due 2008(2)........             499                499
 8 3/8% Series E senior
  notes due 2006...........             300                300
 9 1/4% Series G senior
  notes due 2007...........              --                250
 Other senior notes........              47                 47
 Mortgage debt.............           2,289              2,289
 Bank credit facility......             176(3)             190(4)
 Other debt................              96                 96
                               ------------       ------------
 Total debt (excluding the
  convertible debt
  obligation to Host
  REIT)....................           5,101              5,365
Convertible debt obligation
 to Host REIT..............             492                492
Minority interest..........             133                133
Cumulative redeemable
 preferred limited
 partnership interests of
 third parties at
 redemption value..........               7                  7
Limited partnership
 interests of third parties
 at redemption value.......             687                687
Partners' capital..........             828              1,057
                               ------------       ------------
   Total capitalization....    $      7,248       $      7,741
                               ============       ============

---------------------
(1) Pro forma reflects the acquisition of the Crestline lessee entities, cash payments to settle litigation, and the estimated net proceeds to us from the offering of Series F senior notes and the application of the proceeds therefrom. See "Pro Forma Financial Information of Host Marriott, L.P." beginning on pg. 21.
(2) Amount is net of a discount at issuance.
(3) Represents draws under the bank credit facility through September 8, 2000. $599 million is available under the revolving portion of the bank credit facility subject to the terms and conditions thereof.
(4) Reflects the application of a portion of the proceeds from the Series F senior notes offering to repay $26 million on the bank credit facility, and additional borrowings of $40 million under the bank credit facility to partially fund the acquisition of the Crestline lessee entities. $585 million would be available under the revolving portion of the bank credit facility subject to the terms and conditions thereof.

             PRO FORMA FINANCIAL INFORMATION OF HOST MARRIOTT, L.P.

   The pro forma financial information of Host LP set forth below is based on the unaudited consolidated financial statements as of and for the thirty-six weeks ended September 8, 2000 ("First Three Quarters 2000") and audited consolidated financial statements for the fiscal year ended December 31, 1999.

   The pro forma financial statements reflect the following transactions:

2000 Transactions:

  . Acquisition by the TRS of the entities owning the leasehold interests to 117 hotels owned by Host LP from Crestline for approximately $205 million, of which $40 million will be funded through additional borrowings under the bank credit facility;

  . November cash payments of $6 million by Host LP and $82 million by a non-controlled subsidiary ("NCS") of Host LP (of which $52 million in cash was advanced to the NCS by Host LP) in settlement of certain litigation. The settlement of the litigation includes the acquisition of a 50% non-controlling interest in a joint venture owning the limited partner interests in two affiliated partnerships;

  . October issuance of $250 million of Series F senior notes and their subsequent exchange for Series G senior notes, and application of a portion of the proceeds therefrom to repay $26 million debt outstanding under the bank credit facility;

  . September cash payment of $12 million by Host LP and $19 million by the NCS in settlement of litigation with plaintiffs in four partnerships;

  . Repurchases of 4.9 million shares of Host REIT common stock, 0.4 million shares of convertible preferred securities of Host REIT, and 0.3 million OP units for an aggregate consideration of approximately $62 million; preferred securities of Host REIT, and 0.3 million OP units for an aggregate consideration of approximately $62 million.

  . June modifications to our bank credit facility to extend the term for two additional years and to permanently reduce the total line from $1.25 billion at origination to $775 million as of June 16, 2000, consisting of a $150 million term loan and a $625 million revolver.

1999 Transactions:

  . November issuance of Class B preferred stock;

  . Fourth quarter repurchases of 5.8 million shares of Host REIT common stock, 1.1 million shares of convertible preferred securities of Host REIT, and 0.3 million OP units for an aggregate consideration of approximately $89 million;

  . Repayments of $225 million on a term loan entered into as part of our bank credit facility;

  . Third quarter prepayment on mortgages of two hotels;

  . August issuance of Class A preferred stock;

  . July refinancing of the mortgages on eight hotels;

  . April refinancing of the mortgage on the New York Marriott Marquis Hotel;

  . February issuance of Series D senior notes and their subsequent exchange for Series E senior notes, and the application of proceeds therefrom to repay, refinance, or acquire certain debt;

  . Disposition of five hotels.

   All of the above transactions except for the acquisition of the Crestline entities, the litigation settlements, and the issuance of Series F senior notes and the application of the proceeds therefrom are already reflected in our consolidated balance sheet as of September 8, 2000 and, therefore, no pro forma adjustments for these transactions were necessary in the unaudited pro forma balance sheet.

   Our unaudited pro forma statements of operations reflect the transactions described above for the fiscal year ended December 31, 1999 and the First Three Quarters 2000 as if those transactions had been completed at the beginning of the periods presented. Our unaudited pro forma statements of operations which we present below include only income before extraordinary items.

   Our unaudited pro forma financial statements do not purport to represent what our results of operations or financial condition would actually have been if these transactions had in fact occurred at the beginning of the periods presented, or to project our results of operations or financial condition for any future period.

   Our unaudited pro forma financial statements are based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial statements, that we believe are reasonable under the circumstances. The unaudited pro forma financial statements and accompanying notes should be read in conjunction with our financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in this registration statement.

                       UNAUDITED PRO FORMA BALANCE SHEET
                               September 8, 2000
                                 (in millions)

                                                                  (C)
                             Host                     (B, D)    Series F
                         Marriott L.P.     (A)      Litigation    Debt
                          Historical   Acquisitions Settlements Issuance Pro Forma
                         ------------- ------------ ----------- -------- ---------
         Assets
Property and equipment,
 net....................    $7,101        $ --         $--        $--     $7,101
Notes and other
 receivables, net.......       172          (88)         36        --        120
Due from hotel
 managers...............       --            88         --         --         88
Rent receivable.........        72          --          --         --         72
Investments in
 affiliates.............        99          --          --         --         99
                                                        --
Other assets............       550           85         --           5       640
Cash and cash
 equivalents............       188         (205)        (31)       245       153
                                             40         (58)       (26)
                            ------        -----        ----       ----    ------
                            $8,182        $ (80)       $(53)      $224    $8,273
                            ======        =====        ====       ====    ======
 Liabilities and Equity
Debt....................    $5,101        $  40        $--        $250    $5,365
                                                                   (26)
Convertible debt
 obligation to Host
 Marriott Corporation...       492          --          --         --        492
Accounts payable and
 accrued expenses.......       147          --          --         --        147
Deferred income taxes...        48          --          --         --         48
Deferred rent...........       366         (349)        --         --         17
Other liabilities.......       373          --          (22)       --        320
                                                        (31)
                            ------        -----        ----       ----    ------
  Total liabilities.....     6,527         (309)        (53)       224     6,389
Minority interest.......       133          --          --         --        133
Cumulative redeemable
 preferred limited
 partnership interests
 of third parties at
 redemption value
 ("Preferred OP Units")
 (representing 0.6
 million units).........         7          --          --         --          7
Limited Partnership
 interests of third
 parties at redemption
 value (representing
 63.2 million units)....       687          --          --         --        687
Partners' Capital
  General partner.......         1          --          --         --          1
  Cumulative redeemable
   preferred limited
   partner..............       196          --          --         --        196
  Limited partner.......       628         (120)        --         --        857
                                            349
  Accumulated other
   comprehensive
   income...............         3          --          --         --          3
                            ------        -----        ----       ----    ------
Total partners'
 capital................       828          229         --         --      1,057
                            ------        -----        ----       ----    ------
                            $8,182        $ (80)       $(53)      $224    $8,273
                            ======        =====        ====       ====    ======

             See Notes to Unaudited Pro Forma Financial Statements.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                           First Three Quarters 2000
                     (in millions, except per unit amounts)

                                                                         (G)
                                                                         Debt
                                                            (F,H)     Issuances
                         Host Marriott L.P.     (E)      Litigation      and
                             Historical     Acquisitions Settlements Refinancings Pro Forma
                         ------------------ ------------ ----------- ------------ ---------
REVENUE
Rental income...........       $ 580          $  (508)      $--          $--       $   72
Hotel property-level
 revenues
  Rooms.................         --             1,723        --           --        1,723
  Food and beverage.....         --               824        --           --          824
  Other.................         --               206        --           --          206
                               -----          -------       ----         ----      ------
Total hotel property-
 level revenues.........         580            2,245        --           --        2,825
Net gains on property
 transactions...........           4              --         --           --            4
Equity in earnings of
 affiliates and other...          13              (18)         3          --           (2)
                               -----          -------       ----         ----      ------
    Total revenues......         597            2,227          3          --        2,827
                               -----          -------       ----         ----      ------
OPERATING COSTS AND
 EXPENSES
Hotel property-level
 costs and expenses
  Rooms.................         --              (406)       --           --         (406)
  Food and beverages....         --              (611)       --           --         (611)
  Other.................         --              (101)       --           --         (101)
  Management fees.......         --              (163)       --           --         (163)
  Other property-level
   costs and expenses...        (415)            (570)       --           --         (985)
                               -----          -------       ----         ----      ------
    Total hotel
     property-level
     costs and
     expenses...........        (415)          (1,851)       --           --       (2,266)
                               -----          -------       ----         ----      ------
OPERATING PROFIT BEFORE
 MINORITY INTEREST,
 CORPORATE EXPENSES,
 INTEREST AND OTHER
 EXPENSES...............         182              376          3          --          561
Minority interest.......         (11)             --         --           --          (11)
Corporate expenses......         (27)             --         --           --          (27)
Interest expense........        (315)             --         --           (20)       (335)
Interest income.........          26               (3)        (1)         --           22
Other...................          (9)             --         --           --           (9)
                               -----          -------       ----         ----      ------
Income (loss) before
 income taxes...........        (154)             373          2          (20)        201
Provision for income
 taxes..................          (7)            (151)       --           --         (158)
                               -----          -------       ----         ----      ------
Income (loss) before
 extraordinary items....       $(161)         $   222       $  2         $(20)     $   43
                               =====          =======       ====         ====      ======
Less:
Distributions on
 preferred units........         (16)                                                 (16)
                               =====                                               ======
Income (loss) before
 extraordinary items
 available to common
 unitholders............       $(177)                                              $   27
                               =====                                               ======
Basic earnings (loss)
 per unit before
 extraordinary items
 available to common
 unitholders (L)........       $(.62)                                              $  .10
                               =====                                               ======

             See Notes to Unaudited Pro Forma Financial Statements.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      For the year ended December 31, 1999
                    (in millions, except per units amounts)

                                                                        (G)
                            Host Marriott                (F, H)        Debt                       (J)
                                L.P.          (E)      Litigation  Issuances and     (I)        OP Unit    Pro
                             Historical   Acquisitions Settlements Refinancings  Dispositions Repurchases Forma
                            ------------- ------------ ----------- ------------- ------------ ----------- ------
REVENUE
Rental income.............     $1,295       $(1,155)      $--          $--           $(20)       $--      $  120
Hotel property-level
 revenues
 Rooms....................        --          2,336        --           --            --          --       2,336
 Food and beverage........        --          1,163        --           --            --          --       1,163
 Other....................        --            278        --           --            --          --         278
                               ------       -------       ----         ----          ----        ----     ------
Total hotel property-level
 revenues.................      1,295         2,622        --           --            (20)        --       3,897
Net gains on property
 transactions.............         28           --         --           --            (24)        --           4
Equity in earnings of
 affiliates and other.....         14           (23)         5          --            --          --          (4)
                               ------       -------       ----         ----          ----        ----     ------
Total revenues............      1,337         2,599          5          --            (44)        --       3,897
                               ------       -------       ----         ----          ----        ----     ------
OPERATING COSTS AND
 EXPENSES
Hotel property-level costs
 and expenses
 Rooms....................        --           (555)       --           --            --          --        (555)
 Food and beverage........        --           (855)       --           --            --          --        (855)
 Other....................        --           (134)       --           --            --          --        (134)
 Management fees..........        --           (213)       --           --            --          --        (213)
 Other property-level
  costs and expenses......       (553)         (787)       --           --              8         --      (1,332)
                               ------       -------       ----         ----          ----        ----     ------
Total hotel property-level
 costs and expenses.......       (553)       (2,544)       --           --              8         --      (3,089)
                               ------       -------       ----         ----          ----        ----     ------
OPERATING PROFIT BEFORE
 MINORITY INTEREST,
 CORPORATE EXPENSES,
 INTEREST AND OTHER
 EXPENSES.................        784            55          5          --            (36)        --         808
Minority interest.........        (21)          --         --           --            --          --         (21)
Corporate expenses........        (37)          --         --           --            --          --         (37)
Interest expense..........       (469)          --         --           (19)          --          --        (488)
Interest income...........         39            (5)        (2)         --            --           (9)        23
Loss on litigation
 settlement...............        (40)          --         --           --            --          --         (40)
Other.....................        (16)          --         --           --            --          --         (16)
                               ------       -------       ----         ----          ----        ----     ------
Income (loss) before
 income taxes.............        240            50          3          (19)          (36)         (9)       229
Benefit (provision) for
 income taxes.............         16           (20)       --           --              5         --           1
                               ------       -------       ----         ----          ----        ----     ------
Income (loss) before
 extraordinary items......     $  256       $    30       $  3         $(19)         $(31)       $ (9)    $  230
                               ======       =======       ====         ====          ====        ====     ======
Less:
Distributions on preferred
 units (K)................         (6)                                                                       (20)
                               ------                                                                     ------
Income before
 extraordinary items
 available to common
 unitholders..............     $  250                                                                     $  210
                               ======                                                                     ======
Basic earnings per unit
 before extraordinary
 items available to common
 unitholders (L)..........     $  .86                                                                     $  .75
                               ======                                                                     ======

             See Notes to Unaudited Pro Forma Financial Statements.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

   A. Represents the adjustment to record the acquisition by a wholly-owned taxable REIT subsidiary ("TRS") of Host LP of the entities owning the lease rights to 117 hotels owned by Host LP from Crestline for approximately $205 million:

  . Record the transfer of working capital of approximately $88 million from Crestline to Host LP by increasing due from hotel managers and decreasing notes receivable.
  . Record a deferred tax asset of approximately $85 million.
  . Record the decrease in cash and cash equivalents of $205 million.
  . Record the $40 million increase in cash and cash equivalents and corresponding $40 million increase in debt, representing the additional borrowings under the bank credit facility.
  . Record the $120 million reduction of partners' capital as a result of the non-recurring loss on the acquisition.

   B. Represents the adjustment to record the November 2000 settlement of certain litigation.

  . Record an affiliate note receivable of $36 million for cash advanced to the NCS by Host LP.
  . Record the decrease in cash of $58 million.
  . Reduce accrued liabilities by $22 million.

   C. Represents the adjustment to record the offering of Series F senior notes and subsequent exchange for Series G senior notes, and partial application of the proceeds therefrom to paydown the bank credit facility:

  . Record the issuance of $250 million of notes.
  . Record the deferred financing fees of $5 million.
  . Record net cash proceeds of $245 million.
  . Record the $26 million use of cash to repay the revolver portion of the bank credit facility.

   D. Represents the adjustment to record the September 2000 settlement of litigation with plaintiffs from four partnerships:

  . Record the decrease in cash and cash equivalents of $31 million. . Record the decrease in other liabilities of $31 million.

   E. Represents the adjustment for the acquisition by the TRS of the entities owning the leasehold interests to 117 hotels owned by Host LP from Crestline. We anticipate recording a non-recurring loss of approximately $120 million that is not presented in the pro forma results of operations.

  . Reduce rental income by $1,155 million and $508 million for fiscal year
    1999 and the First Three Quarters 2000, respectively.
  . Reduce equity in earnings of affiliates by $23 million and $18 million for fiscal year 1999 and the First Three Quarters 2000, respectively, to reverse FF&E Rental Income paid by Crestline to a non- controlled subsidiary of Host LP.
  . Record hotel property revenues of $3,777 million and $2,753 million and hotel operating costs and expenses of $2,544 million and $1,851 million for fiscal year 1999 and the First Three Quarters 2000, respectively. Historical rental income for the First Three Quarters 2000 does not include approximately $349 million of contingent rent related to the 117 leased hotels, which has been deferred in accordance with Staff Accounting Bulletin 101. The pro forma statements for the First Three Quarters 2000 have been adjusted to include the impact of the reversal of the contingent rent.

  . Reduce interest income by $5 million and $3 million for fiscal year 1999 and the First Three Quarters 2000, respectively, for the interest income earned on the $88 million in working capital notes receivable due from Crestline.
  . Record a provision for federal and state income taxes applicable to the TRS of $20 million and $151 million, respectively, for fiscal year 1999 and the First Three Quarters, 2000, using an effective tax rate of 40.5%.

   F. Represents the adjustment to record equity in earnings of affiliates of $5 million and $3 million for fiscal year 1999 and the First Three Quarters 2000, respectively, associated with Host LP's share of the earnings of the joint venture formed by a NCS of Host LP to acquire the limited partner interests in two partnerships.

   G. Represents the adjustment to record interest expense and related amortization of deferred financing fees as a result of the $40 million net borrowings under the bank credit facility to partially fund the acquisition of the Crestline entities, the issuance of the Series F senior notes, the retirement of $75 million of the convertible debt obligation to Host REIT in connection with the repurchase of Host REIT's convertible preferred securities, the refinancing of the New York Marriott Marquis, the prepayment or refinancing of the various mortgages, and the paydowns and modifications to the bank credit facility. The adjustments exclude net extraordinary gains of $3 million for the First Three Quarters 2000 and $29 million for the fiscal year ended December 31, 1999 resulting from the early extinguishments of debt.

   The following table represents the adjustment to decrease (increase) interest expense, including amortization of deferred financing fees for the respective periods (in millions):

                                                       First Three
                                                        Quarters   Fiscal Year
                                                          2000        1999
                                                       ----------- -----------
Issuance of Series F senior notes.....................    $(17)       $(24)
Series D senior notes and subsequent exchange for
 Series E senior notes................................     --           (4)
Debt repaid, refinanced, or acquired with proceeds of
 Series D senior notes................................     --            4
Bank credit facility, as amended......................      (3)          7
Retirement of $75 million of convertible debt
 obligation to Host REIT..............................     --            4
New York Marriott Marquis refinancing.................     --           (4)
$665 million mortgage refinancing for eight hotel
 properties...........................................     --           (6)
Prepayments on mortgages for two hotel properties.....     --            4
                                                          ----        ----
                                                          $(20)       $(19)
                                                          ====        ====

   H. Represents the adjustment to reduce interest income for the cash payment of approximately $31 million made from corporate cash balances during September 2000, to settle litigation with plaintiffs from four partnerships.

   I. Represents the adjustment to reduce the historical revenues and property level expenses for the 1999 sales of the Minneapolis/Bloomington Airport Marriott, the Saddle Brook Marriott, Marriott's Grand Hotel and Golf Resort, The Ritz-Carlton, Boston, and the El Paso Marriott, including the elimination of the non-recurring gains and taxes on the sales totaling $24 million and $5 million, respectively, in fiscal year 1999.

   J. Represents the adjustment to reduce interest income for approximately $150 million in cash payments made during 1999 and 2000 to repurchase Host REIT common stock, OP units and Host REIT's convertible preferred securities in connection with our stock buyback plan.

   K. Represents the adjustment to record full-year distributions on 8.16 million units of cumulative redeemable preferred limited partner units, which were issued during the second half of 1999. Holders of the units are entitled to receive a cash distribution of $2.50 per unit annually.

   L. The historical weighted average common OP units outstanding was 291.6 million and 284.2 million for fiscal year 1999 and the First Three Quarters 2000, respectively. On a pro forma basis, weighted average common OP units outstanding for fiscal year 1999 and the First Three Quarters 2000 would be
280.6 million and 283.2 million, respectively, to reflect units repurchased in conjunction with the stock repurchase plan.

                            SELECTED FINANCIAL DATA

   The following table presents certain selected historical financial data of us and Host Marriott, the predecessor to Host REIT, which has been derived from Host Marriott's audited consolidated financial statements for the four years prior to 1999, our audited consolidated financial statements for the fiscal year ended December 31, 1999 and our unaudited condensed consolidated financial statement for the First Three Quarters 2000 and 1999.

   The information contained in the following table for years prior to 1999 is not comparable to our 2000 and 1999 operations because the historical information relates to an operating entity which owns and operates its hotels, while we own the hotels but lease them to the lessees and receive rental payments in connection therewith. If we and Crestline complete the previously discussed transaction for the purchase and sale of the Crestline entities owning the leasehold interests with respect to 117 of our full-service hotels during January 2001, our consolidated operations going forward will represent property-level revenues and expenses rather than rental income from lessees.

                         First Three Quarters                 Fiscal Year(1)(2)
                         --------------------- -------------------------------------------------
                         2000(3)(4) 1999(3)(4) 1999(4)  1998(4)(5) 1997(4)(5)  1996   1995(4)(5)
                         ---------- ---------- -------  ---------- ---------- ------  ----------
                              (Unaudited)
                                    (in millions, except per unit data and ratios)
Income Statement Data:
  Revenues(6)...........   $  623     $  598   $1,376     $3,564     $2,875   $2,005    $1,389
  Income (loss) from
   continuing
   operations...........     (161)      (155)     256        194         47      (13)      (62)
  Income (loss) before
   extraordinary items..     (161)      (155)     256        195         47      (13)     (123)
  Net income (loss).....     (158)      (138)     285         47         50      (13)     (143)
  Net income (loss)
   available to common
   unitholders..........     (174)      (139)     279         47         50      (13)     (143)
  Basic earnings (loss)
   per common unit:(7)
    Income (loss) from
     continuing
     operations.........    (0.62)     (0.54)     .86        .90        .22     (.06)     (.36)
    Income (loss) before
     extraordinary
     items..............    (0.62)     (0.54)     .86        .91        .22     (.06)     (.72)
    Net income (loss)...    (0.61)     (0.48)     .96        .22        .23     (.06)     (.84)
  Diluted earnings
   (loss) per common
   unit:(7)
    Income (loss) from
     continuing
     operations.........    (0.62)     (0.54)     .83        .84        .22     (.06)     (.36)
    Income (loss) before
     extraordinary
     items..............    (0.62)     (0.54)     .83        .85        .22     (.06)     (.72)
    Net income (loss)...    (0.61)     (0.48)     .93        .27        .23     (.06)     (.84)
  Cash distributions per
   common unit(8) ......      .65        .63      .84       1.00        --       --        --

Balance Sheet Data:
  Total assets(9).......   $8,182     $8,324   $8,196     $8,262     $6,141   $5,152    $3,557
  Debt(10)..............    5,593      5,717    5,583      5,698      3,466    2,647     2,178
  Convertible Preferred
   Securities...........      --         --       --         --         550      550       --

Other Data:
Ratio of earnings to
 fixed charges and
 preferred unit
 distributions..........      --         --      1.49x      1.54x      1.32x    1.01x      --
Deficiency of earnings
 to fixed charges and
 preferred unit
 distributions (11).....   $  145     $  137      --         --         --       --     $   70

--------
 (1) The Internal Revenue Code requires REITs to file their income tax return on a calendar year basis. Accordingly, in 1998 we changed our fiscal year end to December 31 for both financial and tax reporting requirements. Previously, our fiscal year ended on the Friday nearest to December 31. As a result of this change, the results of operations for 15 hotels not managed by Marriott International were adjusted in 1998 to include 13 months of operations (December 1997 through December 1998) and therefore are not comparable to fiscal years 1997 and 1996, each of which included 12 months of operations. The additional month of operations in 1998 increased our revenues by $44 million.
 (2) Fiscal year 1996 includes 53 weeks. Fiscal years 1995, 1997, 1998 and 1999 include 52 weeks.
 (3) Our leases have initial terms ranging from 7 to 10 years, subject to earlier termination upon the occurrence of certain contingencies, as defined. The rent due under each lease is the greater of base rent or percentage rent, as defined. Percentage rent applicable to room, food and beverage and other types of hotel sales varies by lease and is calculated by multiplying fixed percentages by the total amounts of such revenues over specified threshold amounts. Both the minimum rent and the revenue thresholds used in computing percentage rents are subject to annual adjustments based on increases in the United States Consumer Price Index and the Labor Index, as defined.We recognize percentage rent when all contingencies have been met, that is, when annual thresholds for percentage rent have been met or exceeded. Percentage rent received pursuant to the leases but not recognized is included on the balance sheet as deferred rent. Contingent rental revenue of $366 million and $339 million, respectively, for the First Three Quarters 2000 and 1999, have been deferred.
 (4) During the First Three Quarters 2000, we recorded an extraordinary loss of $2 million in connection with the renegotiation of the bank credit facility and an extraordinary gain of $5 million related to the extinguishment of a portion of the convertible debt obligation to Host REIT. During the First Three Quarters 1999, we recorded an extraordinary gain of $13 million related to the renegotiation of the management agreement for the New York Marriott Marquis and a $3 million extraordinary loss for the write-off of deferred financing fees along with a $7 million extraordinary gain on the termination of the interest rate swap agreements, both related to the refinancing of mortgage debt for eight properties. In 1999, we recognized a $14 million extraordinary gain on the renegotiation of the management agreement for the New York Marriott Marquis, a net extraordinary gain of $5 million related to the refinancing of the mortgage debt for eight properties, a $2 million extraordinary loss related to prepayments on the bank credit facility, and a net extraordinary gain of $12 million related to the extinguishment of a portion of the convertible debt obligation to Host REIT. In 1998, we recognized a $148 million extraordinary loss, net of taxes, on the early extinguishment of debt. In 1997, we recognized a $3 million extraordinary gain, net of taxes, on the early extinguishment of debt. Also in 1998, we recognized REIT conversion expenses of $64 million and recorded a tax benefit of $106 million related to tax liabilities that we will not recognize as a result of our conversion to a REIT. The loss from continuing operations for 1995 includes a $10 million pre-tax charge to write down the carrying value of five limited service properties to their net realizable value and a $60 million pre-tax charge to write down an undeveloped land parcel to its estimated sales value. In 1995, we recognized a $20 million extraordinary loss, net of taxes, on the extinguishment of debt.
 (5) The historical financial data for fiscal years 1998 and 1997 reflect as discontinued operations our senior living business that we formerly conducted but disposed of in the spin-off of Crestline as part of the REIT conversion. We recorded income from the discontinued operations, net of taxes, of $6 million in fiscal year 1998. We recorded a loss from discontinued operations, net of taxes, of $61 million in 1995, as a result of the spin-off of Host Marriott Services Corporation. The 1995 loss from discontinued operations includes a pre-tax charge of $47 million for the adoption of SFAS No. 121, "Accounting For the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of," a pretax $15 million restructuring charge and an extraordinary loss of $10 million, net of taxes, on the extinguishment of debt.
 (6) Historical revenue for 2000 and 1999 primarily represents lease income generated by our leases with Crestline. Periods prior to 1999 represent gross hotel sales as our leases were not in effect until January 1, 1999. Revenues for fiscal years 1998, 1997, 1996 and 1995 have also been adjusted to reclassify interest income as revenue (previously classified as other income from operations) in order to be consistent with our 2000 and 1999 statements of operations presentation.
 (7) Basic earnings (loss) per common unit is computed by dividing net income
     (loss) by the weighted average number of units of common OP Units outstanding. Diluted earnings (loss) per common unit is computed by dividing net income (loss) by the weighted average number of units of common OP Units outstanding plus other dilutive securities. Diluted earnings (loss) per unit has not been adjusted for the impact of the Convertible Preferred Securities for 1999, 1997 and 1996 and for the comprehensive stock plan for 1995 through 1996, as they are anti-dilutive. There were no dilutive securities for the First Three Quarters 2000 and 1999.
 (8) 2000 cash dividends per common unit for the first and second quarters reflect a quarterly cash distribution of $0.21 per common unit paid on April 14 and July 14, 2000, and a quarterly cash distribution of $0.23 per common unit paid on October 16, 2000. 1999 cash dividends per common unit reflect a quarterly cash distribution of $0.21 per common unit paid on April 14, July 14 and October 15, 1999 and January 17, 2000. 1998 cash distributions per common unit reflect the cash portion of a special dividend paid on February 10, 1999. This special dividend entitled shareholders of record on December 28, 1998 to elect to receive either $1.00 in cash or .087 of a share of common stock for each outstanding share of our common stock owned by such shareholder on the record date. Cash totaling approximately $73 million and approximately 11.5 million shares were subsequently issued during 1999.
 (9) Total assets for fiscal year 1997 include $236 million related to net investment in discontinued operations.
(10) Long-term obligations consist of long term debt (which includes senior notes, secured senior notes, mortgage debt, a revolving bank credit facility, convertible debt obligation to Host Marriott Corporation, and other notes) and capital lease obligations.
(11) The deficiency of $70 million in 1995 is primarily as a result of depreciation expense. The deficiency of $145 million and $137 million for the First Three Quarters 2000 and 1999, respectively, is due to the deferral of contingent rent of $366 million and $339 million for the same periods, respectively.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

Overview
   Host Marriott, L.P., a Delaware limited partnership, operates through an umbrella partnership structure and is the owner of hotel properties. Host REIT operates as a self-managed and self-administered REIT with its operations conducted solely through us and our subsidiaries. Since REITs are not currently permitted to derive revenues directly from the operations of hotels, we lease substantially all of the hotels to subsidiaries of Crestline Capital Corporation.

   As of September 8, 2000, we owned, or had controlling interests in, 122 upscale and luxury, full-service hotel lodging properties generally located throughout the United States and operated primarily under the Marriott, Ritz-Carlton, Four Seasons, Swissotel, Hilton and Hyatt brand names. Most of these properties are managed by Marriott International.

   During 1999, our basic earnings per unit before extraordinary items decreased 4% to $0.86, and for the First Three Quarters of 2000 and 1999 our basic loss per unit before extraordinary items decreased to $0.09 from $0.16, respectively. Our full year 1999 results benefited from increased hotel sales, offset by the loss on litigation settlement, and the refinancing of almost $1.2 billion of debt with long term fixed rate notes. As of September 8, 2000, the refinancing of our debt that began in 1999 and continued in 2000 has resulted in an average interest rate of approximately 8.1% with 95% of the debt at a fixed rate and an average maturity of approximately seven years with only $41 million of our principal due through 2001.

   During the third and fourth quarter of 1999 we received net proceeds of $196 million as a result of the issuance of 8.16 million in perpetual preferred stock by Host REIT and our issuance of a substantially similar preferred OP Unit security, of which Host REIT is the sole holder. Also in the third quarter of 1999, Host REIT implemented a stock repurchase program which resulted in the retirement of a like number of OP Units held by Host REIT being repurchased.

   We are focused on carefully using our capital to improve returns to unitholders. In 1999 and the first quarter of 2000, our primary use of free cash flow and asset sales proceeds was the funding of Host REIT's stock buyback plan. We believe that the stock repurchase program reflected the best return on investment for our unitholders. However, we have and will continue to look at strategic acquisitions, such as our purchase in May 2000 of a non-controlling interest in the J.W. Marriott Hotel in Washington, D.C., as well as evaluate the stock repurchase program based on changes in market conditions and the stock price. Through September 8, 2000, the stock repurchase program has resulted in the retirement of 10.7 million shares of Host REIT common stock,
1.5 million shares of Host REIT's Convertible Preferred Securities and 0.6 million operating partnership units, for a total reduction of 16.2 million equivalent units on a fully diluted basis for $150 million.

   On November 13, 2000, we executed a definitive agreement with Crestline for the purchase and sale of the entities owning the leasehold interests with respect to 117 of our full-service hotels. Under the terms of the transaction, our newly created wholly-owned subsidiary, which will elect to be treated as a TRS, will purchase certain Crestline subsidiaries, whose primary assets are the leasehold interests, for approximately $205 million, including recording a non-recurring loss of $120 million net of tax on the acquisition. The consummation of the transaction, which is permitted as a result of the passage of the REIT Modernization Act, will simplify our corporate structure, enable us to better control our portfolio of hotels, and is expected to be accretive to our future earnings.

   Effective November 15, 1999, we amended substantially all of our leases with Crestline to give Crestline the right to renew each of these leases for up to four additional terms of seven years each at a fair rental value to be determined either by agreement between us and Crestline or through arbitration at the time the renewal option is exercised. Crestline is under no obligation to exercise these renewal options, and we have the right to terminate the renewal options during time periods specified in the amendments. In addition, the amendments provide that the fair rental value payable by us to Crestline in connection with the purchase of a lease, as described below, does not include any amounts relating to any renewal period. Therefore, the fair rental value of a lease after expiration of the initial term for such lease would be zero.

   In December 1999, the REIT Modernization Act was passed, effective for taxable years beginning after December 31, 2000, which significantly amends the REIT laws applicable to us. Under the REIT Modernization Act, beginning January 1, 2001, (i) we will be able to lease our hotels to a subsidiary that is a taxable corporation and that elects to be treated as a "taxable REIT subsidiary" rather than to a third party such as Crestline and (ii) we will be permitted to own all of the voting stock of such taxable REIT subsidiary. In addition, as a result of passage of the REIT Modernization Act, and under the terms of our leases with Crestline subsidiaries, we have the right to purchase the leases from Crestline on or after January 1, 2001, for a price equal to the fair rental value of the lessee's interest in the leases over their remaining terms based on an agreed upon formula, excluding any option periods. On November 13, we announced the execution of a definitive agreement with Crestline for the purchase and sale of the entities owning the leasehold interests with respect to 117 full-service hotel properties owned by us. Under the terms of the transaction, a wholly-owned subsidiary, which will elect to be treated as a taxable REIT subsidiary ("TRS"), will purchase the Crestline subsidiaries, whose primary assets are the leasehold interests, for approximately $205 million, including recording a non-recurring loss of $120 million net of tax on the acquisition. In connection therewith, we will recognize the revenues and expenses generated by the hotels subject to the leases and we will no longer recognize rental income from these leases. Consummation of the transaction is subject to various conditions, including the receipt of any required third party consents. There can be no assurance that the purchase will be consummated. We are also considering pursuing a transaction with Host Marriot Statutory Employee/Charitable Trust that would allow us to acquire control of the non-controlled subsidiaries which we expect will elect to be treated as taxable REIT subsidiaries, although we have not reached any such agreement and cannot assure you that any such agreement will be reached.

   We and Marriott International have settled with plaintiffs to resolve specific litigation involving seven limited partnerships in which we act as general partner. The settlement involved an acquisition of the limited partner interests in two partnerships by a joint venture between one of our affiliates and a subsidiary of Marriott International, the contribution by our non-controlled subsidiaries of their general partnership interests in the partnerships and cash payments to partners in the other five partnerships, in exchange for resolution of claims against all defendants in all seven partnerships. Our share of the cash required to resolve the litigation, including the acquisition by a joint venture formed by us and Marriott International of two of the partnerships, was approximately $124 million. Of this amount, $31 million in cash was paid during September 2000 in settlement of litigation with the plaintiffs from four of the partnerships, and $88 million in cash was paid by us and a non-controlled subsidiary in settlement of litigation with plaintiffs in two partnerships. The settlement included the acquisition of a 50% non-controlling interest in a joint venture owning the limited partner interests in two affiliated partnerships. As a result of the settlement, we recorded a one-time non-recurring, pre-tax charge of $40 million in the fourth quarter of 1999.

Results of Operations

   Our historical revenues prior to 1999 primarily represented gross property-level sales from hotels, net gains on property transactions, interest income and equity in earnings of affiliates. Our historical operating costs and expenses prior to 1999 principally consisted of property-level operating costs, depreciation, management fees, real and personal property taxes, ground, building and equipment rent, property insurance and other costs. As of January 1, 1999, we lease substantially all of our hotels to subsidiaries of Crestline due to the REIT conversion. As a result of these leases, we no longer record property-level revenues and operating expenses, rather we recognize rental income on the leases and specified owner expenses, including real estate and property taxes, property insurance, and ground and equipment rent related to the properties. The comparison of the 2000 and 1999 results with 1998 and 1997 is also affected by a change in the reporting period for our hotels not managed by Marriott International. Thus, 2000 and 1999 revenues and expenses are not comparable with prior years.

   If we and Crestline complete the previously discussed transaction for the purchase and sale of the Crestline entities owning the leasehold interests with respect to 117 of our full-service hotels during January 2001, our future consolidated revenues and operating expenses will primarily consist of gross property-level revenues and expenses, rather than rental income related to the leases with our wholly-owned taxable REIT subsidiary.

First Three Quarters 2000 Compared to First Three Quarters 1999

   Revenues. Our revenues primarily represent rental income from our leased hotels, net gains on property transactions, interest income and equity in earnings of affiliates. Percentage rental revenues of $75 million and $86 million for the twelve weeks ended September 8, 2000 and September 10, 1999, respectively, and $366 million and $339 for the thirty-six weeks ended September 8, 2000 ("First Three Quarters 2000") and September 10, 1999 ("First Three Quarters 1999"), respectively, were deferred in accordance with the Securities and Exchange Commission's Staff Accounting Bulletin No. 101 ("SAB 101"). Percentage rent will be recognized as income during the year once specified hotel sales thresholds are achieved.

   The table below represents hotel sales from which rental income is computed. The table is presented in order to facilitate an investor's reconciliation of hotel sales to rental income.

                                 Twelve Weeks
                                    Ended               First Three Quarters
                          -------------------------- --------------------------
                          September 8, September 10, September 8, September 10,
                              2000         1999          2000         1999
                          ------------ ------------- ------------ -------------
                                (in millions)              (in millions)
Hotel Sales
  Rooms..................     $656         $609         $1,979       $1,881
  Food and beverage......      258          250            862          828
  Other..................       71           66            224          201
                              ----         ----         ------       ------
    Total hotel sales....     $985         $925         $3,065       $2,910
                              ====         ====         ======       ======

   Rental income increased $36 million, or 19%, to $224 for the third quarter of 2000 and increased $34 million, or 6% to $580 million for the First Three Quarters 2000, primarily driven by the growth in room revenues generated per available room or REVPAR for comparable properties, and the completion of the new Tampa Waterside Marriott in February 2000 and the 500-room expansion at the Orlando World Center Marriott in June 2000, partially offset by the sale of five properties in 1999. REVPAR increased 9.4% to $119.74 for the third quarter of 2000 and 6.6% to $124.31 for the First Three Quarters 2000 for comparable properties, which consist of the 114 properties owned, directly or indirectly, by us for the same period of time in each period covered, excluding two properties where significant expansion at the hotels affected operations and five properties where reported results were affected by a change in reporting period. On a comparable basis, average room rates increased approximately 7.9% and 6.3%, while average occupancy increased one percentage point and less than one percentage point for the third quarter of 2000 and First Three Quarters 2000, respectively.

   Depreciation and Amortization. Depreciation and amortization increased $7 million or 10% for the third quarter of 2000 and increased $21 million or 10% for the First Three Quarters 2000, reflecting an increase in depreciable assets, which is primarily the result of capital projects placed in service in 2000, including the Tampa Waterside Marriott and expansion at the Orlando World Center Marriott, partially offset by net asset disposals of approximately $174 million in connection with the sale of five hotels during 1999.

   Property-level Owner Expenses. Property-level owner expenses primarily consist of property taxes, insurance, and ground and equipment rent. These expenses increased $4 million, or 6%, to $66 million for the third quarter of 2000 and increased $7 million, or 4%, to $191 million for the First Three Quarters 2000, primarily due to an increase in ground lease expense, which is commensurate with the increase in hotel sales, and an increase in equipment rent expense due to technology initiatives at the hotels during 2000.

   Minority Interest Expense. Minority interest expense decreased 50% to $1 million in the third quarter of 2000 and 15% to $11 million for the First Three Quarters 2000. The decrease in minority interest expense reflect the minority owners' share in the net losses for the periods, which is primarily the result of the deferral of contingent rental revenue.

   Interest Expense. Interest expense decreased 1% to $107 million in the third quarter of 2000, primarily due to a decrease in the outstanding balance of the convertible debt obligation to Host REIT, as approximately $75 million of the debt obligation was extinguished in connection with the repurchase of approximately 1.5 million shares of Host REIT's Convertible Preferred Securities during the fourth quarter of 1999 and first quarter of 2000, and partially offset by a decrease in capitalized interest as the development projects at the Tampa Waterside Marriott and Orlando World Center Marriott were completed in February and June 2000, respectively. Interest expense decreased 3% to $315 million for the First Three Quarters 2000, primarily due to the aforementioned decrease in the convertible debt obligation to Host REIT and repayments totaling $225 million on the term loan portion of the bank credit facility during the fourth quarter of 1999.

   Corporate Expenses. Corporate expenses were $7 million and $5 million for the third quarters of 2000 and 1999, respectively, and increased $7 million to $27 million for the First Three Quarters 2000, resulting primarily from an increase in compensation expense related to employee stock plans.

   Extraordinary Gain (Loss). There were no extraordinary items recognized during the third quarter of 2000. During the first quarter of 2000, we extinguished approximately $22 million of the convertible debt obligation to Host REIT through the purchase of 435,000 shares of Host REIT's Convertible Preferred Securities on the open market. We recorded an extraordinary gain of approximately $5 million on this transaction, based on the discount at which we purchased the Convertible Preferred Securities. During the twelve weeks ended June 16, 2000, we recorded an extraordinary loss of approximately $2 million representing the write off of deferred financing costs and certain fees paid to our lender in connection with the renegotiation of the bank credit facility.

   In connection with the refinancing of the mortgage and the renegotiation of the management agreement on the New York Marriott Marquis, we recognized an extraordinary gain of $13 million on the forgiveness of debt in the form of accrued incentive management fees in the second quarter of 1999. An extraordinary loss of $3 million representing the write-off of deferred financing fees was recognized in July 1999 when the mortgage debt for eight properties was refinanced, including the New York Marriott Marquis. In connection with this refinancing, the interest rate swap agreements associated with some of the original debt were terminated and a $7 million extraordinary gain was recognized.

   Net Loss. Our net loss decreased $19 million to $21 million for the third quarter of 2000 and increased $20 million to $158 million for the First Three Quarters 2000 as a result of the items discussed above.

   Net Loss Available to Common Unitholders. The net loss available to common unitholders decreased $14 million to $27 million for the third quarter of 2000 and increased $35 million to $174 million for the First Three Quarters 2000. The net loss available to common unitholders reflects year-to-date distributions in 2000 and 1999 of $16 million and $1 million, respectively, on preferred limited partner units, which were issued during the second half of 1999.

1999 Compared to 1998

   Revenues. Revenues decreased $2.2 billion, or 61%, to $1.4 billion for 1999. As discussed above, our revenues and operating profit are not comparable to prior years, primarily due to the leasing of our hotels as a result of the REIT conversion. However, gross hotel sales, which is used in the determination of rental income for 1999, increased $836 million or 24% over 1998 amounts as is shown in the following table.

   The table below represents gross hotel sales generated by the properties for 1999 and 1998. Rental income for 1999 is computed based on gross hotel sales.

                                                              Year Ended
                                                       -------------------------
                                                       December 31, December 31,
                                                           1999         1998
                                                       ------------ ------------
                                                             (in millions)
   Hotel Sales(1)
     Rooms............................................    $2,725       $2,220
     Food and beverage................................     1,258          984
     Other............................................       295          238
                                                          ------       ------
       Total sales....................................    $4,278       $3,442
                                                          ======       ======

--------
(1) 1999 gross hotel sales do not represent our reported revenues for 1999. Rather, rental income, which is computed based on gross hotel sales, represents our reported revenues for 1999.

   Lodging results for 1999 were primarily driven by the addition of 36 properties in 1998. The increase in hotel sales also reflects the growth in room revenues generated per available room or REVPAR. For comparable properties, REVPAR increased 4.1%, to $115.13 for 1999. On a comparable basis, average room rates increased approximately 3.8% for the year, while average occupancy increased less than one percentage point for the year.

   Interest income decreased $12 million or 24% as a result of a lower level of cash and marketable securities held during 1999 compared to 1998.

   The net gain on property transactions for 1999 primarily represents the $24 million recognized on the sale of five properties, including the sale of the Ritz-Carlton Boston and the El Paso Marriott during the fourth quarter of 1999.

   Expenses. As discussed above, hotel revenues and hotel operating costs are not comparable with the prior year. The lessee pays specified direct property-level costs including management fees and we receive a rent payment, which is generally calculated as a percentage of revenue, subject to a minimum level, net of certain property-level owner costs. All of these costs were our expenses in 1998. Property-level owner costs which are comparable, including depreciation, property taxes, property insurance, ground and equipment rent, increased 8% to $553 million for 1999 versus 1998, primarily reflecting the depreciation from 36 properties acquired during 1998.

   Minority Interest. Minority interest expense decreased $31 million to $21 million in 1999, primarily reflecting the impact of the consolidation of partnerships which occurred as part of the REIT conversion.

   Interest Expense. Interest expense increased 40% to $469 million in 1999, primarily due to the issuance of senior notes, establishment of a new credit facility and additional mortgage debt on properties acquired in 1998. In addition, in 1999, we recognized $38 million in interest expense related to the convertible debt obligation to Host REIT, which supports the dividends paid by Host REIT to holders of the Convertible Preferred Securities. In 1998, these dividends, totaling $37 million, were a separate component of expense.

   Corporate Expenses. Corporate expenses decreased $13 million to $37 million in 1999, resulting primarily from lower staffing levels after the Crestline spin-off, lower costs associated with reduced acquisition activity and lower costs related to various stock compensation plans.

   Loss on Litigation. In connection with a proposed settlement for litigation related to seven limited service partnerships discussed above we have recorded a one-time, non-recurring charge of $40 million.

   Income from Discontinued Operations. Income from discontinued operations represents the senior living communities business' results of operations for 1998.

   Extraordinary Gain (Loss). In connection with the refinancing of the mortgage and renegotiation of the management agreement on the New York Marriott Marquis Hotel, we recognized an extraordinary gain of $14 million on the forgiveness of debt in the form of accrued incentive management fees.

   An extraordinary loss of $3 million representing the write-off of deferred financing fees occurred in July 1999 when the mortgage debt for eight properties was refinanced, including the New York Marriott Marquis Hotel. In connection with this refinancing, the interest rate swap agreements associated with some of the original debt were terminated and an extraordinary gain of $8 million was recognized.

   An extraordinary loss of $2 million representing the write-off of deferred financing fees occurred during the fourth quarter of 1999 when prepayments totaling $225 million were made to permanently reduce the outstanding balance of the term loan portion of the Bank Credit Facility to $125 million.

   During the fourth quarter of 1999, we extinguished approximately $53 million of the convertible debt obligation to Host REIT through the purchase of 1.1 million shares of Host REIT's Convertible Preferred Securities on the open market. We recorded an extraordinary gain of $14 million on this transaction, based on the discount at which we purchased the Convertible Preferred Securities. We also recorded an extraordinary loss of $2 million representing the write-off of deferred financing fees in connection with the early extinguishment.

   In connection with the purchase of the old senior notes, we recognized an extraordinary loss of $148 million in the third quarter of 1998, which represents the bond premium and consent payments totaling approximately $175 million and the write-off of deferred financing fees of approximately $52 million related to the old senior notes, net of taxes.

   Net Income. Our net income in 1999 was $285 million, compared to $47 million in 1998. Basic and diluted earnings per common unit were $.96 and $.93 for 1999, compared to $.22 and $.27 in 1998.

   Net Income Available to Common Unitholders. Our net income available to common unitholders in 1999 was $279 million, compared to $47 million in 1998, reflecting dividends of $6 million in 1999 on the Class A and Class B Preferred Units which were issued during 1999.

1998 Compared to 1997

   Revenues. Revenues increased $0.7 billion, or 24%, to $3.6 billion for 1998 from $2.9 billion for 1997. Our revenue and operating profit were impacted by improved results for comparable full-service hotel properties, the addition of 18 full-service hotel properties during 1997 and 36 full-service hotel properties during 1998 and the gain on the sale of two hotel properties in 1998.

   Hotel sales, which are gross hotel sales, including room sales, food and beverage sales, and other ancillary sales such as telephone sales, increased $0.6 billion, or 23%, to over $3.4 billion in 1998, reflecting the REVPAR increases for comparable units and the addition of full-service hotels in 1997 and 1998. Improved results for our full-service hotels were driven by strong increases in REVPAR for our 78 comparable units of 7.3% to $112.39 for 1998. Results were further enhanced by approximately one percentage point increase in the house profit margin for comparable full-service properties. Average room rates increased nearly 6.9% for our comparable full-service hotels.

   As discussed in notes to the financial statements on page F-13, we spun off our senior living communities. We have accounted for these revenues and expenses as discontinued operations and have shown the amount, net of taxes, below income from continuing operations. Revenues generated from our 31 senior living communities totaled $241 million for 1998 compared to $111 million for 1997, as the assets were purchased in the third quarter of 1997.

   Revenues were also impacted by the gains on the sales of two hotels. The New York East Side Marriott was sold for $191 million resulting in a pre-tax gain of approximately $40 million. The Napa Valley Marriott was sold for $21 million resulting in a pre-tax gain of approximately $10 million.

   Operating Costs and Expenses. Operating costs and expenses principally consisted of property-level operating costs, depreciation, management fees, real and personal property taxes, ground, building and equipment rent, insurance and certain other costs. Operating costs and expenses increased $0.5 billion to $2.9 billion, primarily representing increased hotel operating costs. Hotel operating costs increased $0.5 billion to $2.8 billion for 1998, primarily due to the addition of 54 full-service hotel properties during 1997 and 1998 and increased management fees and rentals tied to improved property results. As a percentage of hotel revenues, hotel operating costs and expenses decreased slightly to 82% for 1998 from 84% of revenues for 1997, due to the significant increases in REVPAR discussed above, offset by increases in management fees and property-level operating costs, including higher labor costs in certain markets.

   Minority Interest. Minority interest expense increased $21 million to $52 million for 1998, primarily reflecting the impact of the consolidation of affiliated partnerships and the acquisition of controlling interests in newly-formed partnerships during 1997 and 1998.

   Corporate Expenses. Corporate expenses increased $5 million to $50 million for 1998. As a percentage of revenues, corporate expenses decreased to 1.4% of revenues for 1998 from 1.6% in 1997, reflecting our efforts to control corporate expenses in spite of the substantial growth in revenues.

   REIT Conversion Expenses. REIT conversion expenses reflect the professional fees, consent fees, and other expenses associated with our conversion to a REIT and totaled $64 million for 1998. There were no REIT conversion expenses prior to 1998.

   Interest Expense. Interest expense increased 16% to $335 million in 1998, primarily due to additional debt assumed in connection with the 1997 and 1998 full-service hotel additions as well as the issuance of the senior notes and establishment of a new credit facility in 1998.

   Dividends on Convertible Preferred Securities. The dividends on the Convertible Preferred Securities reflect the dividends on the $550 million in 6.75% Convertible Preferred Securities issued by a subsidiary trust of Host Marriott in December 1996.

   Interest Income. Interest income decreased $1 million to $51 million for 1998, primarily reflecting the lower level of cash and marketable securities held in 1998 compared to 1997.

   Discontinued Operations. Income from discontinued operations of $6 million for 1998 represents the senior living communities' business results of operations for the entire year. The provision for loss on disposal of $5 million for 1998 includes organizational and formation costs related to Crestline.

   Income before Extraordinary Item. Income before extraordinary item for 1998 was $195 million, compared to $47 million for 1997.

   Extraordinary Gain (Loss). In connection with the purchase in August 1998 of our old senior notes, we recognized an extraordinary loss of $148 million, which represents the bond premium and consent payments totaling approximately $175 million and the write-off of deferred financing fees of approximately $52 million related to the old senior notes, net of taxes. In March 1997, we purchased 100% of the outstanding bonds secured by a first mortgage on the San Francisco Marriott Hotel. We purchased the bonds for $219 million, which was an $11 million discount to the face value of $230 million. In connection with the redemption and defeasance of the bonds, we recognized an extraordinary gain of $5 million, which represents the $11 million discount and the write-off of deferred financing fees, net of taxes. In December 1997, we refinanced the mortgage debt secured by Marriott's Orlando World Center. In connection with the refinancing, we recognized an extraordinary loss of $2 million, which represents payment of a prepayment penalty and the write-off of unamortized deferred financing fees, net of taxes.

   Net Income. Net income for 1998 was $47 million compared to net income of $50 million for 1997. Basic earnings per common share was $.22 and $.23 for 1998 and 1997, respectively. Diluted earnings (loss) per common share was $.27 and $.23 for 1998 and 1997, respectively.

Liquidity and Capital Resources

   Cash and cash equivalents were $277 million and $436 million at December 31, 1999 and December 31, 1998, respectively. Cash and cash equivalents for the First Three Quarters 2000 and 1999, were $188 million and $290 million, respectively. The decrease in cash is primarily a result of cash flows used for investing and financing activities, offset by cash provided by operating activities.

   Cash provided by continuing operations increased $48 million to $360 million during 1999. During 1998, cash from discontinued operations was $29 million; however, there was no cash activity related to discontinued operations in 1999. Cash from operations for the First Three Quarters 2000 and 1999, was $439 million and $256 million, respectively.

   Cash used in investing activities from continuing operations was $176 million and $655 million in 1999 and 1998, respectively. Cash used in investing activities includes capital expenditures of $361 million and $252 million and acquisitions of $29 million and $988 million in 1999 and 1998, respectively. Significant investing activities during 1999 include:

  . Costs associated with the newly constructed 717-room Tampa Waterside
    Marriott which opened in February 2000 with over 45,000 square feet of meeting space. The total cost of the project was over $104 million, of which $57 million was expended during 1999.

  . During 1999 we acquired the remaining minority interests in the two hotels whose operations we previously consolidated. The acquisition costs included the issuance of approximately 600,000 preferred OP Units valued at $8 million and payments of partnership indebtedness of approximately $6 million.

  . In May 1999, we completed a 210-room expansion of the Philadelphia
    Marriott for a total cost of approximately $37 million. The project consisted of a renovation and conversion of the historic railway terminal directly adjacent to the property.

  . Property and equipment balances include $243 million and $78 million for construction in progress as of December 31, 1999 and December 31, 1998, respectively. The balance as of December 31, 1999 primarily relates to the Tampa Waterside Marriott, which was placed in service in February 2000, as well as properties in Orlando, Memphis, Naples, and various other expansion and development projects.

   The cash used for investing activities was partially offset by cash provided from the net sale of assets of $195 million in 1999, compared to $227 million in 1998. 1999 property dispositions consisted of the five hotels previously discussed.

   Cash used in investing activities from discontinued operations was $50 million in 1998; however, there was no cash investing activity related to discontinued operations in 1999.

   Cash used in investing activities was $307 million and $276 million for the First Three Quarters of 2000 and 1999, respectively. Cash used in investing activities through the third quarter includes capital expenditures of $271 million and $261 million for 2000 and 1999, respectively, mostly related to renewals and replacements on existing properties and new development projects. Significant investing activities during the First Three Quarters 2000 include:

  . In May 2000, we acquired a non-controlling partnership interest in the JWDC Limited Partnership, which owns the JW Marriott Hotel, a 772-room hotel located on Pennsylvania Avenue in Washington, DC. We previously held a small interest in the venture, and invested an additional $40 million in the form of a preferred equity contribution.

  . In late June 2000, an expansion that included the additions of a 500-room tower and 15,000 square feet of meeting space at the Orlando World Center Marriott was placed in service at an approximate development cost of $88 million, of which $35 million was expended during the First Three Quarters 2000.

  . Property and equipment balances include $101 million and $243 million for construction in progress as of September 8, 2000 and December 31, 1999, respectively. The reduction in construction in progress is due to the completion of the Tampa Waterside Marriott, which was placed in service in February 2000 and the expansion at the Orlando World Center Marriott which was placed in service in late June 2000. The balance as of September 8, 2000 primarily relates to properties in Naples, Chicago, Harbor Beach, and various other expansion and development projects.

   In December 2000, a newly created joint venture formed by us (through non-controlled subsidiaries) and Marriott International acquired the partnership interests in Courtyard by Marriott Limited Partnership and Courtyard by Marriott II Limited Partnership for an aggregate payment of approximately $372 million plus interest and legal fees, of which we paid approximately $91 million. The joint venture acquired the partnerships by acquiring partnership units pursuant to a tender offer for such units followed by a merger of each of CBM I and CBM II with and into subsidiaries of the joint venture. The joint venture financed the acquisition with mezzanine indebtedness borrowed from Marriott International and with cash and other assets contributed by us (through our non-controlled subsidiaries) and Marriott International. We own a 50% interest in the joint venture.

   On November 13, 2000, we and Crestline announced the execution of a definitive agreement for the purchase and sale of the entities owning the leasehold interests with respect to 117 of our full-service hotels. Under the terms of the transaction, our subsidiary, which will elect to be treated as a TRS, will purchase certain Crestline subsidiaries, whose primary assets are the leasehold interests, for approximately $205 million, including recording a non-recurring loss of $120 million net of tax on the acquisition.

   Cash (used in) provided by financing activities from continuing operations was ($343) million and $265 million in 1999 and 1998, respectively. Cash used in financing activities for the First Three Quarters 2000 and 1999 was $221 million and $126 million, respectively.

   We believe cash payments will be required for the proposed acquisition of the Crestline lessee entities, the recognition of certain deferred tax items and the settlement of certain audits of prior years' tax returns with the Internal Revenue Service and also to fund specific development projects, all of which are discussed in this prospectus. We may also make cash payments for certain tax and litigation contingencies, and other matters that we hope to come to final resolution upon, by the end of 2000, as well as certain development projects. The source of future cash outflows are dependent on cash from operations and the amount of additional debt, if any, necessary for payment upon the final resolution of these matters.

   As of September 8, 2000, our total consolidated debt was approximately $5.6 billion. Our debt is comprised of $2.5 billion in unsecured senior notes, $2.3 billion in non-recourse mortgage debt and $150 million outstanding under the term loan and $26 million under the revolver portion of the $775 million bank credit facility and $492 million of convertible debt obligation to Host REIT. Based on our total capitalization of approximately $7.2 billion as of September 8, 2000 consisting of long term debt, convertible debt obligation to Host REIT, minority interests and Partner's equity, consolidated debt represents 77% of Host REIT's total capitalization, compared to 74% as of December 31, 1999.

   Since August 1998, we have issued or refinanced more than $3.9 billion of debt, as described below, in order to reduce the risk and volatility in our capital structure. The net effect of these transactions has been to virtually eliminate all of our near term maturities, with only $49 million of our principal due through 2001, reduce our average interest rate by approximately 70 basis points, and extend our average maturity by over one year. As a result, our average rate is now approximately 8.1%, and our average maturity is approximately seven years, with 95% of our debt having fixed interest rates.

   Significant debt transactions include:

  . In October 2000, we issued $250 million of 9 1/4% Series F senior notes and used a portion of the proceeds to repay $26 million of debt outstanding under the revolver portion of the bank credit facility. We will exchange the Series F senior notes for the Series G senior notes pursuant to this exchange offer.

  . As of December 1, 2000, $150 million is outstanding under the term loan portion of the bank credit facility, while the available capacity under the revolving credit portion of the bank credit facility is $625 million. The bank credit facility was renegotiated in June 2000 for $775 million. The credit facility's term was extended for two additional years, through August 2003. Borrowings under the credit facility generally bear interest at the Eurodollar rate plus 2.25% (9.15% at September 8, 2000), and the interest rate and commitment fee on the unused portion of the facility fluctuate based on specified financial ratios. In connection with the previously discussed definitive agreement between Crestline and us for the purchase and sale of the entities owning the leasehold interests with respect to 117 of our full-service hotels for approximately $205 million, we anticipate funding a portion of the transaction through increased borrowings under the revolver portion of the bank credit facility of $40 million.

  . In February 2000, we refinanced the $80 million mortgage on Marriott's
    Harbor Beach Resort property in Fort Lauderdale, Florida. The new mortgage is for $84 million, at a rate of 8.58%, and matures in March 2007.

  . We issued $300 million of 8 3/8% Series D senior notes due 2006 in
    February 1999 and used the proceeds to refinance, or purchase, debt which had been assumed through the merger of some partnerships or the purchase of hotel properties in connection with the REIT conversion in December 1998. We repaid a $40 million variable rate mortgage with a portion of the proceeds, and terminated the associated swap agreement, incurring a termination fee of approximately $1 million. In August 1999, the Series D senior notes were exchanged on a one-for-one basis for Series E senior notes, which are freely transferable by the holders.

  . In April 1999, a subsidiary of ours completed the refinancing of the $245 million mortgage on the New York Marriott Marquis Hotel, maturing in June 2000. In connection with the refinancing, we renegotiated the hotel's management agreement and recognized an extraordinary gain of $14 million on the forgiveness of accrued incentive management fees by the manager. This mortgage was subsequently refinanced as part of the $665 million financing agreement discussed below.

  . In June 1999, we refinanced the debt on the San Diego Marriott Hotel and
    Marina. The mortgage is for $195 million and a term of 10 years at a rate of 8.45%. In addition, we entered into a mortgage for the Philadelphia Marriott expansion in July 1999 for $23 million at an interest rate of approximately 8.6%, maturing in 2009.

  . In July 1999, we entered into a financing agreement pursuant to which we borrowed $665 million due 2009 at a fixed rate of 7.47%. Eight of our hotels serve as collateral for the agreement. In connection with this refinancing, an extraordinary loss of $3 million was recognized, representing the write-off of deferred financing fees. The proceeds from this financing were used to refinance existing mortgage indebtedness maturing at various times through 2000, including approximately $590 million of outstanding variable rate mortgage debt, and to terminate the related interest rate swap agreements, recognizing an extraordinary gain of approximately $8 million. As a result of the refinancing we no longer have any interest rate swap agreements outstanding.

  . In August 1999, we made a prepayment of $19 million to pay down in full the mezzanine mortgage on the Marriott Desert Springs Resort and Spa. In September 1999, we made a prepayment of $45 million to pay down in full the mortgage note on the Philadelphia Four Seasons Hotel.

  . In August 1998, we purchased substantially all of our then outstanding senior debt including: (i) $600 million of 9 1/2% senior notes due 2005,
    (ii) $350 million of 9% senior notes due 2007 and (iii) $600 million of 8 7/8% senior notes due 2007. We simultaneously issued an aggregate of $1.7 billion in new senior notes in two series: $500 million of 7 7/8% Series A senior notes due in 2005 and $1.2 billion of

   7 7/8% Series B senior notes due in 2008. In December 1998, we issued $500 million of 8.45% Series C senior notes due in 2008 under the same indenture and with the same covenants as the Series A and Series B senior notes.

  . In addition to the capital resources provided by our debt financings, in December 1996, a wholly-owned subsidiary of Host Marriott issued 11 million shares of 6 3/4% Convertible Quarterly Income Preferred Securities, with a liquidation preference of $50 per share for a total liquidation amount of $550 million. The Convertible Preferred Securities represent an undivided beneficial interest in the assets of the trust and, pursuant to various agreements entered into in connection with the transaction, are fully, irrevocably and unconditionally guaranteed by us. Proceeds from the issuance of the convertible preferred securities were invested in $567 million 6 3/4% Convertible Subordinated Debentures due December 2, 2026 issued by us, which are the trust's sole assets. Each of the convertible preferred securities is convertible at the option of the holder into shares of Host REIT common stock at the rate of 3.2537 shares per convertible preferred security equivalent to a conversion price of $15.367 per share of Host REIT common stock. This conversion ratio includes adjustments to reflect distributions made to Host REIT's common stockholders in connection with the REIT conversion. During 1999, 1998 and 1997, no shares were converted into common stock. Holders of the convertible preferred securities are entitled to receive preferential cumulative cash distributions at an annual rate of 6 3/4% accruing from the original issue date, commencing March 1, 1997, and payable quarterly in arrears thereafter. The distribution rate and the distribution and other payment dates for the Convertible Preferred Securities correspond to the interest rate and interest and other payment dates on the Convertible Subordinated Debentures. We may defer interest payments on the Convertible Subordinated Debentures for a period not to exceed 20 consecutive quarters. If interest payments on the Convertible Subordinated Debentures are deferred, so too are payments on the Convertible Preferred Securities. Under this circumstance, Host REIT would not be permitted to declare or pay any cash distributions with respect to Host REIT capital stock or debt securities that rank equal in right of payment with or junior to the Convertible Subordinated Debentures. Subject to certain restrictions, the Convertible Preferred Securities are redeemable at Host REIT's option upon any redemption of the Convertible Subordinated Debentures after December 2, 1999. Upon repayment at maturity or as a result of the acceleration of the Convertible Subordinated Debentures upon the occurrence of a default, the Convertible Preferred Securities are subject to mandatory redemption. During 1999 and 2000, Host REIT repurchased 1.5 million shares of the Convertible Preferred Securities as part of the stock repurchase plan discussed below which resulted in the retirement of $75 million of the Convertible Subordinated Debentures.

   Significant equity transactions include:

  . Distributions in 2000 reflect quarterly cash distributions of $0.21 per unit paid on January 17, April 14 and July 14. In addition, a third quarter cash distribution of $0.23 per unit was paid on October 16.

  . In September 1999, Host REIT announced its intention to repurchase, from time to time, up to 22 million shares of its common stock, our operating partnership units or an amount of the Convertible Preferred Securities which are convertible into a like number of shares of its common stock based upon the specified conversion ratio. As of December 31, 1999, we or Host REIT had purchased approximately 5.8 million shares of common stock,
    1.1 million shares of the Convertible Preferred Securities and 0.3 million OP Units for an aggregate consideration of approximately $89 million. Any repurchases of common stock, OP Units, or Convertible Preferred Securities may be effected through open market or privately negotiated purchases, through a tender offer, or through one or more combinations of such methods. The repurchase program is on-going, and through September 8, 2000, approximately 16.2 million equivalent common units on a fully diluted basis were repurchased for $150 million.

  . Distributions in 1999 reflect the $73 million in payments for a special dividend declared in December 1998 as well as the $0.63 distribution per OP Unit paid as of December 31, 1999. In addition, on December 20, 1999, Host REIT's Board of Directors declared a regular cash distribution of $0.21 per OP Unit paid on January 17, 2000.

  . In August 1999, Host REIT sold 4.16 million shares of 10% Class A preferred stock, and we issued an equivalent security, the Class A Preferred Limited Partner Units. Holders of the Class A preferred units are entitled to receive cumulative cash dividends at a rate of 10% per year of the $25.00 per unit liquidation preference. Dividends and corresponding distributions are payable quarterly in arrears beginning October 15, 1999. After August 3, 2004 Host REIT has the option to redeem the Class A preferred stock for $25.00 per share, plus accrued and unpaid dividends to the date of redemption. The Class A preferred units rank senior to our common OP Units, and on a parity with our Class B preferred units. The Class A preferred unitholders generally have no voting rights.

  . In November 1999, Host REIT sold 4.0 million shares of 10% Class B preferred stock, and we issued an equivalent security, the Class B Preferred Limited Partner Units. Holders of the Class B preferred units are entitled to receive cumulative cash dividends at a rate of 10% per year of the $25.00 per unit liquidation preference. Dividends and corresponding distributions are payable quarterly in arrears beginning January 15, 2000. After April 29, 2005 Host REIT has the option to redeem the Class B preferred stock for $25.00 per share, plus accrued and unpaid dividends to the date of redemption. The Class B preferred units rank senior to our OP Units, and on a parity with our Class A preferred units. The Class B preferred unitholders generally have no voting rights.

  . In December 1998, we completed the acquisition of, or controlling interests in, twelve world-class luxury hotels and certain other assets, including a mortgage note on a thirteenth hotel property from affiliates of the Blackstone Group. We paid approximately $920 million in cash and assumed debt and issued approximately 47.7 million OP Units, along with other consideration for a total value of approximately $1.55 billion.

  . In December 1998, subsidiaries of ours merged with eight public partnerships and acquired limited partnership interests in four private partnerships, which collectively own or control 28 properties, 15 of which were controlled by us and consolidated on our financial statements prior to December 1998. We issued approximately 25.8 million OP Units,
    8.5 million of which were subsequently converted to Host REIT common stock, for interests in these partnerships valued at approximately $333 million. As a result of these transactions, we increased our ownership of most of the 28 properties to 100% while consolidating 13 additional hotels containing 4,445 rooms.

  . In connection with our conversion to a REIT, we formed two non-controlled subsidiaries, which own approximately $329 million in assets as of December 31, 1999. The ownership of most of these assets by us and Host REIT would have jeopardized its status as a REIT and our status as a partnership for federal income tax purposes. These assets primarily consist of partnership or other interests in hotels which are not leased, some furniture, fixtures and equipment used in the hotels. In exchange for our contribution of these assets to the non-controlled subsidiaries, we received nonvoting common stock representing 95% of the total economic interests of the non-controlled subsidiaries. The Host Marriott Statutory Employee/Charitable Trust, the beneficiaries of which are 1) a trust formed for the benefit of some of our employees and 2) the J. Willard Marriott Foundation, acquired all of the voting common stock representing the remaining 5% of the total economic interests, and reflecting 100% of the control of each non-controlled subsidiary. As a result, as of December 31, 1998, we did not control the non-controlled subsidiaries. Commencing January 1, 2001, the REIT Modernization Act would permit us to own all of the voting stock of the non-controlled subsidiaries without adversely affecting Host REIT so long as these subsidiaries were to elect to be taxable REIT subsidiaries. We have not yet determined whether to pursue a transaction with the Host Marriott Statutory Employee/Charitable Trust that would allow us to acquire control of the non-controlled subsidiaries.

 FFO and EBITDA

   We consider Funds from Operations ("FFO"), which represents FFO as defined by the National Association of Real Estate Investment Trusts, and our EBITDA to be indicative measures of our operating performance due to the significance of our long-lived assets. FFO and EBITDA are also useful in measuring our ability to service debt, fund capital expenditures and expand our business. Furthermore, management believes that FFO and EBITDA are meaningful disclosures that will help unitholders and the investment community to better understand our financial performance, including comparing our performance to other REITs. However, FFO and EBITDA as presented may not be comparable to amounts calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations, or any other operating or liquidity performance measure prescribed by generally accepted accounting principles. Cash expenditures for various long-term assets, interest expense (for EBITDA purposes only) and income taxes have been, and will be incurred which are not reflected in the EBITDA and FFO presentation.

   FFO increased $149 million, or 37%, to $551 million in 1999 over 1998, and Comparative Funds From Operations ("Comparative FFO"), which represents FFO, as defined by the National Association of Real Estate Investment Trusts, plus contingent rent, available to common unitholders increased $39 million or 10% to $419 million for the First Three Quarters 2000 over the same period in 1999. The following is a reconciliation of income (loss) from continuing operations to FFO (in millions):

                                                       First Three Quarters
                                                       ----------------------
                                                          2000        1999
                                                       ----------  ----------
   Funds from Operations
   Loss from operations before extraordinary items.... $     (161) $     (155)
   Depreciation and amortization......................        220         203
   Other real estate activities.......................         (2)        (16)
   Partnership adjustments............................         18          19
                                                       ----------  ----------
   Funds from operations of Host L.P. ................         75          51
   Effects on funds from operations of SAB 101........        359         330
                                                       ----------  ----------
   Comparative funds from operations of Host L.P.
    before preferred unit distributions...............        434         381
   Distributions on preferred units...................        (15)         (1)
                                                       ----------  ----------
   Comparative funds from operations of Host L.P.
    available to common unitholders................... $      419  $      380
                                                       ==========  ==========

                                                        Year Ended
                                           ------------------------------------
                                           December 31, December 31, January 2,
                                               1999         1998        1998
                                           ------------ ------------ ----------
   Funds from Operations
   Income from continuing operations.....      $256         $194        $ 47
   Depreciation and amortization.........       291          243         230
   Other real estate activities..........       (28)         (57)          5
   Partnership adjustments...............        19          (11)        (12)
   REIT conversion expenses..............       --            64         --
   Loss on litigation settlement.........        40          --          --
   Tax adjustments.......................       (21)         (59)         15
                                               ----         ----        ----
   Funds from continuing operations of
    Host L.P.............................       557          374         285
   Discontinued operations...............       --            28          10
                                               ----         ----        ----
   Funds from operations of Host L.P. be-
    fore preferred unit
    distributions........................       557          402         295
   Distributions on preferred units......        (6)         --          --
                                               ----         ----        ----
   Funds from operations of Host LP
    available to common unitholders......      $551         $402        $295
                                               ====         ====        ====

   EBITDA increased $179 million, or 22%, to $1,007 million in 1999 from $828 million in 1998, and increased $55 million, or 8%, to $749 million for the First Three Quarters 2000 over the same period in 1999. Hotel EBITDA increased $162 million, or 19%, to $1,032 million in 1999 from $870 million in 1998, reflecting comparable hotel EBITDA growth, as well as incremental EBITDA from 1998 acquisitions offset by amounts representing hotel sales which are retained by Crestline. Hotel EBITDA for the First Three Quarters 2000 and 1999 was $390 million and $362 million, respectively, which does not include deferred rental income of $366 million and $339 million for the same periods, respectively.

   The following schedule presents our EBITDA as well as a reconciliation of EBITDA to income (loss) from continuing operations (in millions):

                                                         First Three Quarters
                                                         ----------------------
                                                            2000        1999
                                                         ----------  ----------
EBITDA
  Hotels................................................ $      390  $      362
  Office buildings......................................          5           3
  Interest income.......................................         26          26
  Corporate and other expenses..........................        (38)        (36)
  Effect on revenue of SAB 101..........................        366         339
                                                         ----------  ----------
EBITDA.................................................. $      749  $      694
                                                         ==========  ==========
EBITDA.................................................. $      749  $      694
  Effect on revenue of SAB 101..........................       (366)       (339)
  Interest expense......................................       (315)       (325)
  Depreciation and amortization.........................       (224)       (203)
  Minority interest expense.............................        (11)        (13)
  Income taxes..........................................         (7)         (3)
  Other non-cash changes, net...........................         13          34
                                                         ----------  ----------
    Loss from operations before extraordinary item...... $     (161) $     (155)
                                                         ==========  ==========

                                                        Year Ended
                                           ------------------------------------
                                           December 31, December 31, January 2,
                                               1999         1998        1998
                                           ------------ ------------ ----------
EBITDA
  Hotels..................................    $1,032       $ 870       $ 690
  Office buildings........................         3           1         --
  Interest income.........................        39          53          55
  Corporate and other expenses............       (67)        (96)        (63)
                                              ------       -----       -----
EBITDA....................................    $1,007       $ 828       $ 682
                                              ======       =====       =====
EBITDA....................................    $1,007       $ 828       $ 682
  Interest expense........................      (469)       (335)       (288)
  Dividends on Convertible Preferred Secu-
   rities.................................       --          (37)        (37)
  Depreciation and amortization...........      (293)       (243)       (231)
  Minority interest expense...............       (21)        (52)        (31)
  Income taxes............................        16          20         (36)
  REIT Conversion expense.................       --          (64)        --
  Loss on litigation settlement...........       (40)        --          --
  Other non-cash changes, net.............        56          77         (12)
                                              ------       -----       -----
    Income from continuing operations.....    $  256       $ 194       $  47
                                              ======       =====       =====

   Our interest coverage, defined as EBITDA divided by cash interest expense, was 2.4 times, 2.7 times, and 2.5 times for 1999, 1998, and 1997, respectively and 2.4 times and 2.2 times for the First Three Quarters 2000 and 1999, respectively. The ratio of earnings to fixed charges was 1.5 to 1.0, 1.5 to 1.0, and 1.3 to 1.0 in 1999, 1998, and 1997, respectively and the deficiency of earnings to fixed charges was $145 million and $137 million for the First Three Quarters 2000 and 1999, respectively, which is primarily due to the deferral of contingent rent of $366 million and $339 million for the same periods, respectively.

   Partnership Activities. Prior to the REIT conversion, we had general and limited partner interests in numerous limited partnerships which owned 240 hotels including 20 full-service hotels, managed by Marriott International. As a result of the REIT conversion, the majority of our interests in the 220 limited-service hotels were transferred to the non-controlled subsidiaries. Additionally, as part of the REIT conversion, we acquired 13 of the 20 full-service hotels, two were sold, four were transferred to one of the non-controlled subsidiaries and one was retained by Host REIT.

   Leases. In addition to our full-service hotels, we also lease some property and equipment under noncancelable operating leases, including the long-term ground leases for some of our hotels, generally with multiple renewal options. The leases related to the 53 Courtyard properties and 18 Residence Inn properties sold during 1995 and 1996, are nonrecourse to us and contain provisions for the payment of contingent rentals based on a percentage of sales in excess of stipulated amounts. During the REIT conversion these properties were subleased to Crestline. We remain contingently liable on certain leases related to divested non-lodging properties. Such contingent liabilities aggregated $80 million at December 31, 1999. However, management considers the likelihood of any substantial funding related to these divested properties' leases to be remote.

   Inflation. Our hotel lodging properties have been impacted by inflation through its effect on increasing costs and on the managers' ability to increase room rates. Unlike other real estate, hotels have the ability to change room rates on a daily basis, so the impact of higher inflation generally can be passed on to customers. Our exposure to inflation is less now that substantially all of our hotels are leased to others.

   Almost all of our debt bears interest at fixed rates. This debt structure largely mitigates the impact of changes in the rate of inflation on future interest costs. We have some financial instruments that are sensitive to changes in interest rates. The interest recognized on the debt obligations is based on various LIBOR terms, which ranged from 5.6% to 5.9% and 5.1% to 5.8% at December 31, 1999 and December 31, 1998, respectively, and 5.8% to 6.9% for the First Three Quarters 2000.

   We repaid a $40 million variable rate mortgage with proceeds from the $300 million Series D senior notes offering during the first quarter of 1999. We terminated the associated swap agreement incurring a termination fee of approximately $1 million.

   In July 1999, we completed the refinancing of approximately $784 million of outstanding variable rate mortgage debt and terminated the related interest rate swap agreements. As a result of the refinancing we no longer have any interest rate swap agreements outstanding. As of September 8, 2000, our remaining variable debt consists of the credit facility and the mortgage debt on the Ritz-Carlton Amelia Island property which totaled $265 million, and has subsequently been reduced to $239 million with the $26 million paydown of the bank credit facility in October, 2000.

   Accounting Standards. In December 1999, we changed our method of accounting for contingent rental revenues to conform to the Commission's Staff Accounting Bulletin (SAB) No. 101. As a result, contingent rental revenue will be deferred on the balance sheet until certain revenue thresholds are realized. We have adopted SAB No. 101 with retroactive effect beginning January 1, 1999 to conform to the new presentation. SAB No. 101 has no impact on full-year 1999 revenues, net income, or earnings per unit because all rental revenues considered contingent under SAB No. 101 were earned as of December 31, 1999. For the First Three Quarters 2000 and 1999, $366 million and $339 million were deferred on the balance sheet. The change in accounting principle has no effect on prior years because percentage rent relates to rental income on our leases, which began in 1999.

   In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement establishes accounting and reporting standards requiring that every derivative instrument (including specified derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. We have not determined the full impact of SFAS No. 133.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

   The table below provides information as of December 1, 2000 about our financial instruments that are sensitive to changes in interest rates. For debt obligations, the table presents principal cash flows and related weighted average interest rates by expected maturity dates.

                                                 Expected Maturity Date
                                             -----------------------------------
                                                                           Fair
                                             2000  2001  2002  2003  Total Value
                                             ----  ----  ----  ----  ----- -----
Liabilities
Long-term variable rate debt:
 The Ritz-Carlton, Amelia Island............ --    --    --    $89    $89   $89
 Credit facility............................ --    --    --    150    150   150
Average Interest Rate(1).................... 8.8%  8.8%  8.8%  8.8%   8.8%

--------
(1) Interest rates are based on various LIBOR terms plus certain basis points which range from 200 to 225 basis points. The one-month LIBOR rate at September 8, 2000 was 6.6%. We have assumed for purposes of this presentation that the LIBOR rate remains unchanged. A 100 basis point increase in LIBOR would increase our interest rate expense by approximately $2 million per year.

                            BUSINESS AND PROPERTIES

   Host Marriott, L.P., or the "operating partnership," is a limited partnership owning full service hotel properties as part of an umbrella partnership real estate investment trust with Host Marriott Corporation, which we refer to as "Host REIT," as our sole general partner. We were formed as a Delaware limited partnership in 1998 as a wholly owned subsidiary of Host Marriott Corporation, a Delaware corporation, in connection with its efforts to reorganize its business operations to qualify as a REIT for federal income tax purposes. As part of this reorganization, which we refer to as the REIT conversion, and which is described below in more detail, on December 29, 1998, Host Marriott Corporation and various of its subsidiaries contributed to us substantially all of their assets and we assumed substantially all of their liabilities. As a result, we have succeeded to the hotel ownership business formerly conducted by Host Marriott Corporation. Throughout this prospectus, activities prior to December 29, 1998 represent the activities of our predecessor, Host Marriott Corporation and its subsidiaries.

   We and Host REIT were formed primarily to continue, in an UPREIT structure, the full service hotel ownership business formerly conducted by Host Marriott and its subsidiaries. Our primary business objective is to provide superior total returns to our unitholders through a combination of distributions and appreciation in unit price. In addition, we endeavor to:

  . achieve long-term sustainable growth in FFO (i.e., net income computed in accordance with generally accepted accounting principles, excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures), and cash flow;

  . increase asset values by selectively improving and expanding our hotels;

  . acquire additional existing and newly developed upscale and luxury full service hotels in targeted markets, primarily focusing on downtown hotels in core business districts in major metropolitan markets and select airport and resort/convention locations;

  . develop and construct upscale and luxury full service hotels; and

  . opportunistically pursue other real estate investments.

   As of September 8, 2000, we own 122 hotels, containing approximately 58,000 rooms, located throughout the United States and Canada. The hotels are generally operated under the Marriott, Ritz-Carlton, Four Seasons, Swissotel, Hilton and Hyatt brand names. These brand names are among the most respected and widely recognized brand names in the lodging industry. The hotels are currently leased by us and our subsidiaries to lessees, including Crestline and its subsidiaries, and are managed on behalf of the lessees by subsidiaries of Marriott International and other companies. As previously discussed, we have executed a definitive agreement with Crestline for the purchase and sale of the entities owning the leasehold interests with respect to 117 of our full-service hotels for approximately $205 million in cash. If this transaction is consummated, our wholly-owned taxable REIT subsidiary will be the lessee.

   Host REIT is our sole general partner and manages all aspects of our business. This includes decisions with respect to:

  . sales and purchases of hotels;

  . the financing of the hotels;

  . the leasing of the hotels; and

  . capital expenditures for the hotels subject to the terms of the leases and the management agreements.

   Host REIT, our sole general partner, is managed by a Board of Directors and has no employees who are not also our employees.

   Under current federal income tax law, REITs are restricted in their ability to derive revenues directly from the operations of hotels. Therefore we lease virtually all of our hotels to the lessees. See "--The Leases" below. The lessees pay rent to us and our subsidiaries generally equal to the greater of a specified minimum rent or rent based on specified percentages of different categories of aggregate sales at the relevant hotels, to the extent such "percentage rent" would exceed the minimum rent. As we discuss further below, under the REIT Modernization Act, effective for taxable years beginning after December 31, 2000, (i) we will be able to lease our hotels to a subsidiary that is a taxable corporation that elects to be treated as a "taxable REIT subsidiary" rather than to a third party such as Crestline and
(ii) we will be permitted to own all of the voting stock of such taxable REIT subsidiary. See "--The REIT Conversion" below. The lessees operate the hotels pursuant to management agreements with the managers. Each of the management agreements provides for certain base and incentive management fees, plus reimbursement of specific costs, as further described below. See "--The Management Agreements." Such fees and cost reimbursements are the obligation of the lessees and not ours or our subsidiaries' (although the obligation to pay such fees could adversely affect the ability of the lessees to pay the required rent to us or our subsidiaries).

   The leases, through the sales percentage rent provisions, are designed to allow us to participate in any growth above specified levels in room sales at the hotels, which management expects can be achieved through increases in room rates and occupancy levels. Although the economic trends affecting the hotel industry will be the major factor in generating growth in lease revenues, the abilities of the lessees and the managers will also have a material impact on future sales growth.

   In addition to external growth generated by new acquisitions, we intend to carefully and periodically review our portfolio to identify opportunities to selectively enhance existing assets to improve operating performance through major capital improvements. Our leases and those of our subsidiaries do provide us with the right to approve and finance major capital improvements.

   Our primary focus is on the acquisition of upscale and luxury full service hotel lodging properties. Since the beginning of 1994 through the date hereof, we have acquired, directly and through our respective subsidiaries, 106 full service hotels containing more than 48,000 rooms for an aggregate purchase price of approximately $6.2 billion. Based upon data provided by Smith Travel Research, we believe that our full service hotels outperform the industry's average occupancy rate by a significant margin and averaged 77.7% occupancy for both fiscal years 1999 and 1998 compared to a 69.1% and 69.4% average occupancy for our competitive set for 1999 and 1998, respectively and 79.0% and 79.2%
occupancy compared to 72.1% and   % occupancy for our competitive set for the
First Three Quarters 2000 and 1999, respectively. "Our competitive set" refers to hotels in the upscale and luxury full service segment of the lodging industry, the segment which is most representative of our full service hotels, and consists of Crowne Plaza; Doubletree; Hyatt; Hilton; Radisson; Renaissance; Sheraton; Swissotel; Westin and Wyndham.

   The relatively high occupancy rates of our hotels, along with increased demand for full-service hotel rooms, have allowed the managers of our hotels to increase average daily room rates by selectively raising room rates and by minimizing, in specified cases, discounted group business, replacing it with higher-rate group and transient business. As a result, on a comparable basis REVPAR for our full-service properties increased approximately 4.1% for full-year 1999, and 6.6% for the First Three Quarters 2000.

 Business Strategy

   Our primary business objective is to provide superior total returns to our unitholders through a combination of distributions and appreciation in unit price. In order to achieve this objective and, therefore, enhance our equity value, we employ the following strategies:

  . Acquire existing upscale and luxury full-service hotels as market conditions permit, including Marriott and Ritz-Carlton hotels and other hotels operated by leading management companies such as Four Seasons and Hyatt which satisfy our investment criteria, which acquisitions may be completed through various means including by entering into joint ventures when we believe our return on investment will be maximized by doing so;

  . Develop selected new upscale and luxury full-service hotels, including
    Marriott and Ritz-Carlton hotels and other hotels operated by leading management companies such as Four Seasons and Hyatt which satisfy our investment criteria and employ transaction structures which mitigate our risk;

  . Participate in the sales growth for each of our hotels through leases which provide for the payment of rent based upon the lessees' gross hotel sales in excess of specified thresholds; and

  . Enhance existing hotel operations by completing selective capital improvements that are designed to increase gross hotel sales or improve operations.

   Although competition for acquisitions has remained steady and the availability of suitable acquisition candidates has been limited recently due to market conditions, we believe that the upscale and luxury full-service segments of the market will continue to offer opportunities over time to acquire assets at attractive multiples of cash flow and at discounts to replacement value, including underperforming hotels which can be improved by conversion to the Marriott, Ritz-Carlton, or other high quality brands. Since the beginning of fiscal year 1994, we have acquired 14 hotels which we have converted to the Marriott brand. The vast majority of our hotel properties are operated under the Marriott and Ritz-Carlton brands. In general, based upon REVPAR data provided by Smith Travel Research, we believe that our portfolio has consistently outperformed the industry. Our comparable properties, consisting of 84 hotels, owned directly or indirectly by us for the entire 1999 and 1998 fiscal years, respectively, excluding two properties where significant expansion at the hotels substantially affected operations during the two fiscal years, generated a 31% and 29% REVPAR premium over our competitive set for fiscal years 1999 and 1998, respectively. Our comparable properties for 2000 consisting of 114 hotels, owned directly or indirectly by us for the entire First Three Quarters 2000 and 1999, respectively, excluding two properties where significant expansion at the hotels affected operations and five properties where reported results were affected by a change in reporting period, generated a 30% and 32% REVPAR premium over our competitive set for the First Three Quarters 2000 and 1999, respectively.

   On November 13, 2000, we executed a definitive agreement with Crestline for the purchase and sale of the entities owning the leasehold interests with respect to 117 of our full-service hotels. Under the terms of the transaction, our newly created wholly-owned subsidiary, which will elect to be treated as a TRS, will purchase certain Crestline subsidiaries, whose primary assets are the leasehold interests, for approximately $205 million in cash, including recording a non-recurring loss of $120 million net of tax on the acquisition. The consummation of the transaction, which is permitted as a result of the passage of the REIT Modernization Act, will simplify our corporate structure, enable us to better control our portfolio of hotels, and is expected to be accretive to future earnings.

   In December 2000, a newly created joint venture formed by us (through non-controlled subsidiaries) and Marriott International acquired the partnership interests in Courtyard by Marriott Limited Partnership and Courtyard by Marriott II Limited Partnership for an aggregate payment of approximately $372 million plus interest and legal fees, of which we paid approximately $91 million. The joint venture financed the acquisition with mezzanine indebtedness borrowed from Marriott International and with cash and other assets contributed by us (through our non-controlled subsidiaries) and Marriott International. We own a 50% non-controlling interest in the joint venture.

   We have increased our pool of potential acquisition candidates by considering acquisitions of select non-Marriott and non-Ritz-Carlton hotels that offer long-term growth potential and are consistent with the overall quality of our current portfolio. We will focus on upscale and luxury full service properties in difficult to duplicate locations with high costs to prospective competitors, such as hotels located in downtown, airport and resort/convention locations, which are operated by quality managers. For example, in December 1998, we consummated the Blackstone acquisition for approximately $1.55 billion in a combination of cash, OP Units, assumed debt and other consideration. The Blackstone acquisition consisted of two Ritz-Carlton, two Four Seasons, one Grand Hyatt, three Hyatt Regency and four Swissotel properties. Currently, we also consider opportunities to improve property operations by converting certain existing or acquired hotels to these and other quality national brands. For example, we converted the resort property in Singer Island, Florida to the Hilton brand in April 2000.

   We believe we are well qualified to pursue our acquisition and development strategy. Management has extensive experience in acquiring and financing lodging properties and believes its industry knowledge, relationships and access to market information provide a competitive advantage with respect to identifying, evaluating and acquiring hotel assets.

   In September 1999, the board of directors of Host REIT approved the repurchase, from time to time on the open market and/or in privately negotiated transactions, of up to 22 million of the outstanding shares of Host Marriott Corporation common stock, OP Units or Convertible Preferred Securities convertible into a like number of shares of common stock. The Board of Directors of Host REIT will continue to look at strategic acquisitions as well as evaluate Host REIT's stock repurchase program based on changes in market conditions and Host REIT's stock price. The stock repurchases may be financed through cash from operations, assets sales, and other financing activities, such as the issuances of the Class A and Class B Preferred Stock made during 1999. Such repurchases will be made at management's discretion, subject to market conditions and may be suspended at any time at our discretion. Through September 8, 2000, we spent, in the aggregate, approximately $150 million to repurchase 10.7 million shares of common stock, and 1.5 million shares of the Convertible Preferred Securities and 0.6 million operating partnership units for a total reduction of 16.2 million equivalent common shares on a fully diluted basis.

The REIT Conversion

   During 1998, Host Marriott and its subsidiaries and affiliates consummated a series of transactions intended to enable Host REIT to qualify as a REIT for federal income tax purposes. As a result of these transactions, the hotels formerly owned by Host Marriott and its subsidiaries and other affiliates are now owned by us and our subsidiaries; we and our subsidiaries lease substantially all of these hotels to Crestline, and Marriott International and other hotel operators conduct the day-to-day management of the hotels pursuant to management agreements with Crestline. Host REIT has elected to be treated as a REIT for federal income tax purposes effective January 1, 1999. The important transactions comprising the REIT conversion are summarized below.

   During 1998, Host Marriott reorganized its hotels and certain other assets so that they were owned by us and our subsidiaries. Host Marriott and its subsidiaries received a number of OP Units equal to the number of then outstanding shares of Host Marriott common stock, and we and our subsidiaries assumed substantially all of the liabilities of Host Marriott and its subsidiaries. As a result of this reorganization and the related transactions described below, Host REIT is our sole general partner and, as of September 8, 2000, held approximately 78% of our outstanding common OP Units. We and our subsidiaries conduct our hotel ownership business. OP Units owned by holders other than Host REIT are redeemable at the option of the holder, generally commencing one year after the issuance of their OP Units. Upon redemption of an OP Unit, the holder would receive from us cash in an amount equal to the market value of one share of Host REIT common stock. However, in lieu of a cash redemption by us, Host REIT has the right to acquire any OP Unit offered for redemption directly from the holder thereof in exchange for either one share of Host REIT common stock or cash in an amount equal to the market value of one share of Host REIT common stock.

   In connection with the REIT conversion, two taxable corporations were formed in which we own approximately 95% of the economic interest but none of the voting interest. We refer to these two subsidiaries as the non-controlled subsidiaries. The non-controlled subsidiaries hold various assets and related liabilities which were originally contributed by Host Marriott and its subsidiaries to us, but whose direct ownership by Host REIT, us or our other subsidiaries generally would jeopardize Host REIT's status as a REIT and our status as a partnership for federal income tax purposes. These assets primarily consist of interests in partnerships or other interests in three hotels which are not leased, and specified furniture, fixtures and equipment--also known as FF&E--used in the hotels. We have no control over the operation or management of the hotels or other assets owned by the non-controlled subsidiaries. The Host Marriott Statutory Employee/Charitable Trust acquired all of the voting common stock of each non-controlled subsidiary, representing, in each case, the remaining approximately 5% of the total economic interests in each non-controlled subsidiary. The beneficiaries of the Employee/Charitable Trust are a trust formed for the benefit of specified employees of ours and the J. Willard and Alice S. Marriott Foundation. Commencing January 1, 2001, the REIT Modernization Act would permit us to own all of the voting stock of the non-controlled subsidiaries without adversely affecting Host REIT so long as these subsidiaries were to elect to be taxable REIT subsidiaries.

   Under current federal income tax law, REITs are restricted in their ability to derive revenues from the operation of hotels. However, they can derive rental income by leasing hotels. Therefore, we and our subsidiaries lease virtually all of our hotel properties to subsidiaries of Crestline. We have executed a definitive agreement with Crestline for the purchase and sale of the entities owning the leasehold interests with respect to 117 of our full-service hotels for approximately $205 million. If this transaction is consummated, our wholly-owned taxable REIT subsidiary will be the lessee. Currently, the lessees pay rent to us and our subsidiaries generally equal to the greater of (1) a specified minimum rent or (2) rent based on specified percentages of different categories of aggregate sales at the relevant hotels. Generally, there is a separate lessee for each hotel property or there is a separate lessee for each group of hotel properties that has separate mortgage financing or has owners in addition to us and our wholly owned subsidiaries. The lessees for all but four of our hotels are wholly owned subsidiaries of Crestline, formed as limited liability companies, each of whose purpose is limited to acting as lessee under an applicable lease. The limited liability company agreement for each Crestline lessee provides that Crestline will have full control over the management of the business of the lessee, except with respect to certain decisions for which the consent of other members or the hotel manager will be required. In addition, although the Crestline lessees are wholly owned subsidiaries of Crestline, Marriott International or its appropriate subsidiary has a non-economic voting interest on specific matters pertaining to hotels which are managed by Marriott International or its subsidiaries.

   The leases, through the sales percentage rent provisions, are designed to allow us and our subsidiaries to participate in any growth above specified levels in room sales at the hotels, which management expects can be achieved through increases in room rates and occupancy levels. Although the economic trends affecting the hotel industry will be the major factor in generating growth in lease revenues, the abilities of the lessees and the managers will also have a material impact on future sales growth. Our leases have remaining terms ranging from two to ten years, subject to earlier termination upon the occurrence of contingencies that are specified in the leases. We have entered into a definitive agreement with Crestline to purchase the entities which own the leasehold interests of 117 of our full-service hotels on or about January 1, 2000 as a result of certain changes in tax law included in the REIT Modernization Act (discussed below), for $205 million.

   In December 1999, the REIT Modernization Act was passed, with most provisions effective for taxable years beginning after December 31, 2000. The REIT Modernization Act significantly amends the REIT laws applicable to us. Among the changes, the REIT Modernization Act allows a REIT to own up to 100% of the voting stock of one or more taxable REIT subsidiaries subject to limitations on the value of those subsidiaries. The rents received from such subsidiaries would not be disqualified from being "rents from real property" by reason of our ownership interest in the subsidiary so long as the property is operated on behalf of the taxable REIT subsidiary by an "eligible independent contractor." This will enable us to lease our hotels to wholly owned taxable subsidiaries if the hotels are operated and managed on behalf of such subsidiaries by an independent third party. Under the REIT Modernization Act, taxable REIT subsidiaries will be subject to federal income tax. The REIT Modernization Act also changes the asset limitations applicable to REITs. Under the law that is currently in effect, a REIT must satisfy three tests relating to the nature of its assets:

  . First, at least 75% of its total assets must be represented by real estate assets.

  . Second, no more than 25% of its total assets may be represented by securities other than those in the 75% asset class.

  . Third, within the 25% assets class, the value of any one issuer's securities may not exceed 5% of its total assets and a REIT may not own more than 10% of any one issuer's outstanding voting securities.

   The third test will be modified in two respects by the REIT Modernization
Act:

  . The 10% voting securities test will be expanded so that we will be prohibited from owning more than 10% of the value of the outstanding securities of any one issuer.

  . We will be permitted to own securities of a subsidiary that exceed the 5% value test and the new 10% vote or value test if the subsidiary elects to be a taxable REIT subsidiary.

   Under the REIT Modernization Act, beginning January 1, 2001, (i) we will be able to lease our hotels to a subsidiary that is a taxable corporation and that elects to be treated as a "taxable REIT subsidiary" rather than to a third party such as Crestline and (ii) we will be permitted to own all of the voting stock of such taxable REIT subsidiary. In addition, as a result of passage of the REIT Modernization Act and under the terms of our leases with Crestline subsidiaries, we have the right to purchase the leases from Crestline on or after January 1, 2001, for a price equal to the fair rental value of the lessee's interest in the leases over their remaining terms based on an agreed upon formula, excluding any option periods. On November 13, Host LP and Crestline announced the execution of a definitive agreement for the purchase and sale of the entities owning the leasehold interests with respect to 117 full-service hotel properties owned by Host LP. Under the terms of the transaction, a wholly-owned subsidiary of Host LP, which will elect to be treated as a taxable REIT subsidiary ("TRS"), will purchase the Crestline subsidiaries, whose primary assets are the leasehold interests, for approximately $205 million, including recording a non-recurring loss of $120 million net of tax on the acquisition. If the transaction is consummated, we will lease these hotels to a newly created subsidiary of ours that qualifies as a taxable REIT subsidiary. In connection therewith, we will recognize the revenues and expenses generated by the hotels subject to the leases and we will no longer recognize rental income from these leases. Consummation of the transaction with Crestline is subject to various conditions, including the receipt of any required third party consents. There can be no assurance that the purchase will be consummated. We are also considering pursuing a transaction with Host Marriott Statutory Employee/Charitable Trust that would allow us to acquire control of the non-controlled subsidiaries (which we expect will elect to be treated as a taxable REIT subsidiary) although we have not reached any such agreement and cannot assure you that any such agreement will be reached.

  Finally, under the REIT Modernization Act, beginning January 1, 2001, the aggregate fair market values of real and personal property will be used for purposes of determining rents from real property. Currently, the aggregate tax bases of both real and personal property are used for this purpose.

Recent Acquisitions, Developments and Dispositions

   The pace of acquisitions changed significantly in 2000 and 1999 from the previous years. After three years of acquisitions numbering 36, 17, and 24 full service hotels for 1998, 1997 and 1996, respectively, our 1999 acquisitions were limited to completing the acquisition of minority interests in two hotels where we had previously acquired the controlling interests for a total consideration of approximately $14 million.

   During 2000, we focused our energies on increasing the value of our current portfolio with selective investments and expansions and new developments. We plan to selectively develop new upscale and luxury full-service hotels in major urban markets and convention/resort locations with strong growth prospects, unique or difficult to duplicate sites, high costs for prospective competitors for other new hotels and limited new supply. We intend to target only development projects that show promise of providing financial returns that represent a premium to acquisitions. The largest of these projects was the construction of a 717-room full service hotel adjacent to the convention center in downtown Tampa, Florida. The hotel, which was completed and opened for business on February 19, 2000, includes 45,000 square feet of meeting space, three restaurants and a 30-slip marina as well as many other amenities. The total development cost of the property was approximately $104 million, excluding a $16 million tax subsidy provided by the City of Tampa.

   In December 2000, a newly created joint venture formed by us (through non-controlled subsidiaries) and Marriott International acquired the partnership interests in Courtyard by Marriott Limited Partnership and Courtyard by Marriott II Limited Partnership for an aggregate payment of approximately $372 million plus interest and legal fees, of which we paid approximately $91 million. The joint venture financed the acquisition with mezzanine indebtedness borrowed from Marriott International and with cash and other assets contributed by us (through our non-controlled subsidiaries) and Marriott International. We own a 50% interest in the joint venture.

   In May 1999 we completed a 210-room expansion of the Philadelphia Marriott, through a renovation of the historic railroad headhouse building adjacent to the property. The project was completed for approximately $37 million including a $7 million tax financing provided by the City of Philadelphia. At the Orlando Marriott, the addition of a 500-room tower and 15,000 square feet of meeting space was completed in June 2000 at an approximate development cost of $88 million, making it the single largest hotel in the Marriott system at 2000 rooms. We also have renovated the golf course, added a multi-level parking deck, and upgraded and expanded several restaurants.

   Also under development is a 50,000 square-foot world-class spa at the Ritz-Carlton, Naples. This project is anticipated to be completed late in 2000. The development cost for this expansion is estimated to be approximately $23 million.

   Two longer-term development projects are currently active with anticipated completion in 2001. These are the construction of a 295-room Ritz-Carlton, Naples, Golf Lodge and the 200-room expansion of the Memphis Marriott. The construction of the Naples Golf Lodge near the 463-room Ritz-Carlton, Naples, as well as the construction of the new spa facility, will offer travelers an unmatched resort experience. The Memphis Marriott, which is located adjacent to a newly-renovated convention center, was converted to the Marriott brand upon acquisition in 1998 to capitalize on Marriott's brand name recognition. The combined development costs for these projects is estimated to be approximately $90 million.

   In addition to investments in partnerships in which we already held minority interests, we have been successful in adding properties to our portfolio through partnership arrangements with either the seller of the property or the incoming managers (typically Marriott International or a Marriott franchisee). For example, we acquired a non-controlling partnership interest in the 772-room Washington, D.C., J.W. Marriott Hotel in May 2000 and have the option to purchase an additional 44% limited partnership interest between December 15, 2001 and September 30, 2002 and between January 15, 2003 and June 30, 2003. We have the financial flexibility and, due to our existing private partnership investment portfolio, the administrative infrastructure in place to accommodate such arrangements. We view this ability as a competitive advantage and expect to enter into similar arrangements to acquire additional properties in the future.

   Through subsidiaries we currently own four Canadian properties, containing 1,636 rooms. We intend to continue to evaluate other attractive acquisition opportunities in Canada. In addition, the overbuilding and economic stress experienced in some European and Pacific Rim countries may eventually lead to additional international acquisition opportunities. We will acquire international properties only when we believe such acquisitions achieve satisfactory returns after adjustments for currency and country risks.

   We will also consider from time to time selling hotels that do not fit our long-term strategy, or otherwise meet our ongoing investment criteria, including for example, hotels in some suburban locations, hotels that require significant capital improvement and other underperforming assets. The net proceeds from these sales will be reinvested in upscale and luxury hotels more consistent with our strategy or otherwise applied in a manner consistent with our investment strategy (which may include the purchase of securities) at the time of sale. The following table summarizes our 1999 dispositions (in millions, except number of rooms):

                                                                      Pre-tax
                                                          Total     Gain (Loss)
Property                           Location     Rooms Consideration on Disposal
--------                           --------     ----- ------------- -----------
Minneapolis/Bloomington
 Marriott....................  Bloomington, MN   479      $ 35          $10
Saddle Brook Marriott........  Saddle Brook, NJ  221        15            3
Marriott's Grand Hotel Resort
 and Golf Club...............  Point Clear, AL   306        28           (2)
The Ritz-Carlton, Boston.....  Boston, MA        275       119           15
El Paso Marriott.............  El Paso, TX       296         1           (2)

Hotel Lodging Industry

   The lodging industry posted moderate gains in 1999 as higher average daily rates drove strong increases in REVPAR, which measures daily room revenues generated on a per room basis. This does not include food and beverage or other ancillary revenues generated by the property. REVPAR represents the product of the average daily room rate charged and the average daily occupancy achieved. Previously, the lodging industry benefited from a favorable supply/demand imbalance, driven in part by low construction levels combined with high gross domestic product, or GDP, growth. However, during 1999 and 1998 supply moderately outpaced demand, causing slight declines in occupancy rates in the upscale and luxury full-service segments in which we operate. According to Smith Travel Research, supply in our brands' competitive set increased 1.6% for the year ended December 31, 1999 and increased 2.0% for the First Three Quarters 2000 while demand in our competitive set increased 1.1% for the year ended December 31, 1999 and increased 4.6% for the First Three Quarters 2000. At the same time, occupancy declined 0.4 percentage points in our competitive set for the year ended December 31, 1999 and increased 3.2 percentage points for The First Three Quarters 2000.

   These declines in occupancy, however, were more than offset by increases in average daily rates which generated higher REVPAR. According to Smith Travel Research, for the year ended December 31, 1999, average daily rate and REVPAR for our competitive set increased 3.0% and 2.5%, respectively, versus the same period one year ago. For the First Three Quarters 2000, average daily rate and REVPAR increased 5.2% and 7.8%, respectively, versus the same period one year ago. The current amount of excess supply in the upper-upscale and luxury portions of the full-service segment of the lodging industry is relatively moderate and much less severe than that experienced in the lodging industry in other occupancy downturns, in part because of the greater financial discipline and lending practices imposed by financial institutions and public markets today relative to those during the late 1980's.

   Our hotels have outperformed both the industry as a whole and the upper-upscale and luxury full service segment. The attractive locations of our hotels, the limited availability of new building sites for new construction of competing full service hotels, and the lack of availability of financing for new full service hotels has allowed us to maintain REVPAR and average daily rate premiums over our competitors in these service segments. For our comparable hotels, as previously defined, average daily rates increased 3.8% in 1999 and 6.3% for the First Three Quarters 2000. The increase in average daily rate helped generate a strong increase in comparable hotel REVPAR of 4.1% and 6.6% for the same periods, respectively. Furthermore, because our lodging operations have a high fixed-cost component, increases in REVPAR generally yield greater percentage increases in our consolidated earnings before interest expense, income taxes, depreciation, amortization and other non-cash items or EBITDA. While we currently do not benefit directly from increases in EBITDA levels at our properties due to the structure of our leases, we should benefit from such increases due to expected higher market valuations of our properties based on such elevated EBITDA levels. If we were to acquire the Crestline leases with respect to our hotels, any increases in EBITDA levels at our properties (which formerly were leased to Crestline) would have a direct, positive effect on our consolidated EBITDA.

   We currently believe that demand is exceeding supply in the sub-markets in which we operate, however, we expect that this trend will reverse in 2001. The relative balance between supply and demand growth may be influenced by a number of factors including growth of the economy, interest rates, unique local considerations and the relatively long lead time to develop urban, convention and resort hotels. We believe that growth in room supply in upscale and luxury full-service sub-markets in which we operate continue to exceed room demand growth through the year 2001. There can be no assurance that growth in supply will moderate or that REVPAR and EBITDA will continue to improve.

Hotel Lodging Properties

   Our lodging portfolio, as of September 8, 2000, consists of 122 upscale and luxury full-service hotels containing approximately 58,000 rooms. Our hotel lodging properties represent quality upscale and luxury assets in the full service segment. All but thirteen of our hotel properties are currently operated under the Marriott or Ritz-Carlton brand names.

   Our hotels average approximately 478 rooms. Thirteen of our hotels have more than 750 rooms. Hotel facilities typically include meeting and banquet facilities, a variety of restaurants and lounges, swimming pools, gift shops and parking facilities. Our hotels primarily serve business and pleasure travelers and group meetings at locations in downtown, airport, resort convention and suburban locations throughout the United States. The properties are generally well situated in locations where there are significant barriers to entry by competitors including downtown areas of major metropolitan cities, at airports and resort/convention locations where there are limited or no development sites. The average age of the properties is 16 years, although many of the properties have had more recent substantial renovations or major additions.

   To maintain the overall quality of our lodging properties, each property undergoes refurbishments and capital improvements on a regularly scheduled basis. Typically, refurbishing has been provided at intervals of five years, based on an annual review of the condition of each property. For fiscal years 1999, 1998 and 1997 we spent $197 million, $165 million and $129 million, respectively, on capital improvements to existing properties. As a result of these expenditures, we expect to maintain high quality rooms at our properties.

   In addition to acquiring and maintaining superior assets, a key part of our strategy is to have the hotels managed by leading management companies. As of September 8, 2000, 100 of our 122 hotel properties were managed by subsidiaries of Marriott International as Marriott or Ritz-Carlton brand hotels and an additional nine hotels are part of Marriott International's full-service hotel system through franchise agreements. The remaining hotels are managed by leading management companies including Four Seasons, Hilton, Hyatt, and Swissotel. Our properties have reported annual increases in REVPAR since 1993. Based upon data provided by Smith Travel Research, our comparable properties, as previously defined, have more than a nine and ten percentage point occupancy premium and an approximate 31% and 30% REVPAR premium over the competitive set for fiscal year 1999 and First Three Quarters 2000, respectively.

   Comparable properties refer to properties that we owned for the same period of time in each of the periods covered as adjusted to exclude properties where significant disruptions to operations occurred due to expansions to the properties.

   The chart below sets forth performance information for our comparable properties:

                                               First Three
                                                Quarters         Year Ended
                                             ----------------  ----------------
                                              2000     1999     1999     1998
                                             -------  -------  -------  -------
Comparable Full-Service Hotels(1)
Number of properties........................     114      114       84       84
Number of rooms.............................  52,426   52,426   40,868   40,868
Average daily rate.......................... $156.40  $147.13  $146.74  $141.41
Occupancy percentage........................    79.5%    79.3%    78.5%    78.2%
REVPAR...................................... $124.31  $116.64  $115.13  $110.57
REVPAR % change.............................     6.6%     --       4.1%     --

--------
(1) Consists of 114 and 84 properties owned, directly or indirectly, by us for the entire First Three Quarters 2000 and 1999, and the 1999 and 1998 fiscal years, respectively, excluding two properties where significant expansion at the hotels affected operations and five properties where reported results were affected by a change in reporting period for the First Three Quarters 2000 and 1999, and excluding two properties where significant expansion at the hotels affected operations for the 1999 and 1998 fiscal years. These properties, for the respective periods, represent the "comparable properties."

   The chart below presents some performance information for our hotels:

                                      First Three
                                       Quarters             Year Ended
                                    ----------------  -------------------------
                                    2000(3)  1999(4)  1999(1)  1998(2)   1997
                                    -------  -------  -------  -------  -------
Number of properties...............     122      124      121      126       95
Number of rooms....................  58,369   57,966   57,086   58,445   45,718
Average daily rate................. $155.22  $146.79  $149.51  $140.36  $133.74
Occupancy percentage...............    79.0%    79.2%    77.7%    77.7%    78.4%
REVPAR............................. $122.64  $116.19  $116.13  $109.06  $104.84

--------
(1) The property statistics and operating results include operations for the Minneapolis/Bloomington Marriott, the Saddle Brook Marriott, Marriott's Grand Hotel Resort and Golf Club, the Ritz-Carlton, Boston, and the El Paso Marriott, which were sold at various times throughout 1999, through the date of sale.
(2) Number of properties and rooms is as of December 31, 1998 and includes 25 properties (9,965 rooms) acquired in that month.
(3) Number of properties and rooms is as of September 8, 2000 and includes the Tampa Waterside Marriott (717 rooms), which opened in February 2000.
(4) The property statistics and operating results include operations for the five hotels which were sold at various times in 1999, through the date of sale.

   The following tables present full service hotel information by geographic region:

                         As of September 8, 2000     First Three Quarters 2000
                         ------------------------ --------------------------------------
                          Number   Average Number  Average       Average
Geographic Region        of Hotels of Guest Rooms Occupancy    Daily Rate     REVPAR
-----------------        --------- -------------- -----------  ------------  -----------
Atlanta.................     11         487             74.0%   $    158.29  $    117.12
Florida.................     13         584             77.8         154.03       119.81
Mid-Atlantic............     17         364             77.1         142.41       109.84
Midwest.................     14         358             76.5         137.17       104.95
New York................     10         719             83.7         209.08       174.98
Northeast...............     11         390             77.3         135.20       104.56
South Central...........     19         497             78.7         125.74        98.93
Western.................     27         492             81.8         163.20       133.42
                            ---
Average--All regions....    122         478             79.0         155.22       122.64
                            ===
                         As of December 31, 1999  Year Ended December 31, 1999(2)
                         ------------------------ --------------------------------------
                          Number   Average Number  Average       Average
Geographic Region        of Hotels of Guest Rooms Occupancy    Daily Rate     REVPAR
-----------------        --------- -------------- -----------  ------------  -----------
Atlanta.................     11         486             74.7%   $    148.78  $    111.12
Florida.................     12         531             77.1         149.75       115.51
Mid-Atlantic............     17         364             75.8         132.80       100.69
Midwest.................     14         358             76.6         132.19       101.24
New York................     10         716             84.0         203.16       170.70
Northeast...............     11         390             77.4         140.99       109.07
South Central...........     19         497             76.2         123.25        93.89
Western.................     27         491             78.2         154.26       120.60
                            ---
Average--All regions....    121         472             77.7         149.51       116.13
                            ===

--------
(1) The property statistics and operating results include operations for the Tampa Waterside Marriott, which opened in February 2000.
(2) The property statistics and operating results include operations for the five hotels which were sold at various times throughout 1999, through the date of sale.

   Prior to 1997, we divested virtually all of our limited-service hotel properties through the sale and leaseback of 53 Courtyard properties and 18 Residence Inn properties. The Courtyard and Residence Inn properties are subleased to subsidiaries of Crestline under sublease agreements and are managed by Marriott International under long-term management agreements. During 1999, limited-service properties represented less than 1% of our EBITDA from hotel properties. Lease revenues for the 71 properties that we sub-lease are reflected in our revenues in 1999, while gross property-level sales were reflected previous to that.

   The following table sets forth as of September 8, 2000, the location and number of rooms relating to each of our 122 hotels. All of the properties are leased to a subsidiary of Crestline and operated under Marriott brands by Marriott International, unless otherwise indicated.

Location                                                                   Rooms
--------                                                                   -----
Arizona
 Mountain Shadows Resort..................................................   337
 Scottsdale Suites........................................................   251
 The Ritz-Carlton, Phoenix................................................   281
California
 Coronado Island Resort(1)(2).............................................   300
 Costa Mesa Suites........................................................   253
 Desert Springs Resort and Spa............................................   884
 Fullerton(2).............................................................   224
 Hyatt Regency, Burlingame(3).............................................   793
 Manhattan Beach(1)(2)(4)(6)..............................................   380
 Marina Beach(1)(2).......................................................   368
 Newport Beach............................................................   586
 Newport Beach Suites.....................................................   250
 Ontario Airport(4)(6)....................................................   299
 Sacramento Airport(2)(3)(7)..............................................    85
 San Diego Marriott Hotel and Marina(2)(6)................................ 1,355
 San Diego Mission Valley(6)(7)...........................................   350
 San Francisco Airport....................................................   684
 San Francisco Fisherman's Wharf(4).......................................   285
 San Francisco Moscone Center(2).......................................... 1,498
 San Ramon(2).............................................................   368
 Santa Clara(2)...........................................................   754
 The Ritz-Carlton, Marina del Rey(2)......................................   306
 The Ritz-Carlton, San Francisco..........................................   336
 Torrance.................................................................   487
Colorado
 Denver Southeast(2)......................................................   595
 Denver Tech Center(1)....................................................   625
 Denver West(2)...........................................................   307
 Marriott's Mountain Resort at Vail(1)....................................   349
Connecticut
 Hartford/Farmington......................................................   380
 Hartford/Rocky Hill(2)...................................................   251
Florida
 Fort Lauderdale Marina(2)................................................   580
 Harbor Beach Resort(2)(5)(6).............................................   637
 Jacksonville(2)(4).......................................................   256
 Miami Airport(2).........................................................   782
 Miami Biscayne Bay(2)....................................................   605
 Orlando World Center..................................................... 2,003
 Palm Beach Gardens(4)....................................................   279
 Singer Island Hilton(3)..................................................   222
 Tampa Airport(2).........................................................   295
 Tampa Waterside..........................................................   717
 Tampa Westshore(2).......................................................   309

Location                                                                   Rooms
--------                                                                   -----
 The Ritz-Carlton, Amelia Island..........................................   449
 The Ritz-Carlton, Naples.................................................   463
Georgia
 Atlanta Marriott Marquis(6).............................................. 1,671
 Atlanta Midtown Suites(2)................................................   254
 Atlanta Norcross.........................................................   222
 Atlanta Northwest........................................................   401
 Atlanta Perimeter(2).....................................................   400
 Four Seasons, Atlanta(3).................................................   246
 Grand Hyatt, Atlanta(3)..................................................   439
 JW Marriott Hotel at Lenox(2)............................................   371
 Swissotel, Atlanta(3)....................................................   348
 The Ritz-Carlton, Atlanta(2).............................................   447
 The Ritz-Carlton, Buckhead...............................................   553
Illinois
 Chicago/Deerfield Suites.................................................   248
 Chicago/Downers Grove Suites.............................................   254
 Chicago/Downtown Courtyard...............................................   334
 Chicago O'Hare(2)........................................................   681
 Chicago O'Hare Suites(2).................................................   256
 Swissotel, Chicago(3)....................................................   630
Indiana
 South Bend(2)............................................................   300
Louisiana
 New Orleans.............................................................. 1,290
Maryland
 Bethesda(2)..............................................................   407
 Gaithersburg/Washingtonian Center........................................   284
Massachusetts
 Boston/Newton............................................................   430
 Hyatt Regency, Cambridge(3)..............................................   469
 Swissotel, Boston(3).....................................................   498
Michigan
 The Ritz-Carlton, Dearborn...............................................   308
 Detroit Livonia..........................................................   224
 Detroit Romulus..........................................................   245
 Detroit Southfield.......................................................   226
Minnesota
 Minneapolis City Center(2)...............................................   583
 Minneapolis Southwest(6)(7)..............................................   320
Missouri
 Kansas City Airport(2)...................................................   382
New Hampshire
 Nashua...................................................................   251
New Jersey
 Hanover..................................................................   353

Location                                                                   Rooms
--------                                                                   -----
New Jersey (continued)
 Newark Airport(2)........................................................   590
 Park Ridge(2)............................................................   289
New Mexico
 Albuquerque(2)...........................................................   411
New York
 Albany(6)(7).............................................................   359
 New York Marriott Financial Center.......................................   504
 New York Marriott Marquis(2)............................................. 1,944
 Marriott World Trade Center (1)(2).......................................   820
 Swissotel, The Drake(3)..................................................   494
North Carolina
 Charlotte Executive Park(4)..............................................   298
 Greensboro/Highpoint(2)..................................................   299
 Raleigh Crabtree Valley..................................................   375
 Research Triangle Park...................................................   224
Ohio
 Dayton...................................................................   399
Oklahoma
 Oklahoma City............................................................   354
 Oklahoma City Waterford(1)(4)(6).........................................   197
Oregon
 Portland.................................................................   503
Pennsylvania
 Four Seasons, Philadelphia(3)............................................   365
 Philadelphia Convention Center(2)(6)..................................... 1,410
 Philadelphia Airport(2)..................................................   419
 Pittsburgh City Center(1)(2)(4)(6).......................................   400
Tennessee
 Memphis(1)(2)............................................................   403
Texas
 Dallas/Fort Worth Airport................................................   492

Location                                                                  Rooms
--------                                                                  ------
 Dallas Quorum(2)........................................................    547
 Houston Airport(2)......................................................    566
 Houston Medical Center(2)...............................................    386
 JW Marriott Houston.....................................................    514
 Plaza San Antonio(1)(2)(4)..............................................    252
 San Antonio Rivercenter(2)..............................................    999
 San Antonio Riverwalk(2)................................................    500
Utah
 Salt Lake City(2).......................................................    510
Virginia
 Dulles Airport(2).......................................................    370
 Fairview Park(2)........................................................    395
 Hyatt Regency, Reston(3)................................................    514
 Key Bridge(2)...........................................................    588
 Norfolk Waterside(2)(4).................................................    404
 Pentagon City Residence Inn.............................................    300
 The Ritz-Carlton, Tysons Corner(2)......................................    397
 Washington Dulles Suites................................................    254
 Westfields(1)...........................................................    335
 Williamsburg(1).........................................................    295
Washington
 Seattle SeaTac Airport..................................................    459
Washington, DC
 Washington Metro Center(1)..............................................    456
Canada
 Calgary(1)..............................................................    380
 Toronto Airport(6)......................................................    423
 Toronto Eaton Center(2).................................................    459
 Toronto Delta Meadowvale(3).............................................    374
                                                                          ------
TOTAL.................................................................... 58,369
                                                                          ======

(1) This property was converted to the Marriott brand after acquisition.
(2) The land on which this hotel is built is leased under one or more long-term lease agreements.
(3) This property is not operated under the Marriott brand and is not managed by Marriott International.
(4) This property is operated as a Marriott franchised property.
(5) This property is leased to Marriott International.
(6) This property is not wholly owned by us.
(7) This property is not leased to Crestline.

Investments in Affiliated Partnerships

   We and certain of our subsidiaries also manage our partnership investments and conduct the partnership services business. As previously discussed, in connection with the REIT conversion, the non-controlled subsidiaries were formed to hold various assets. The direct ownership of those assets by us or Host REIT could jeopardize Host REIT's status as a REIT or our treatment as a partnership for federal income tax purposes. Substantially all our general and limited partner interests in partnerships owning 209 limited-service hotels were held by the non-controlled subsidiaries at year end. There were also 20 full-service hotels in which we had general and limited partner interests, 13 of which have been acquired by us, two were sold, four were transferred to our non-controlled subsidiary and one was retained.

   The managing general partner of the partnership is responsible for the day-to-day management of the partnership operations, which generally includes payment of partnership obligations from partnership funds, preparation of financial reports and tax returns and communications with lenders, limited partners and regulatory bodies. The general partner is reimbursed for the cost of providing these services subject to limitations in certain cases.

   The partnership hotels are currently operated under management agreements with Marriott International or its subsidiaries. The general partner oversees and monitors Marriott International and its subsidiaries' performance pursuant to these agreements.

   Cash distributions provided from these partnerships including distributions related to partnerships sold, transferred or acquired in 1998 are tied to the overall performance of the underlying properties and the overall level of debt. All debt of these partnerships is nonrecourse to us and our subsidiaries, except that we are contingently liable under various guarantees of debt obligations of certain of the limited-service partnerships.

Marketing

   As of September 8, 2000, 100 of our 122 hotel properties were managed by subsidiaries of Marriott International as Marriott or Ritz-Carlton brand hotels and an additional nine hotels are part of Marriott International's full-service hotel system through franchise agreements. The remaining hotels are managed primarily by Hyatt, Four Seasons and Swissotel. In addition, we converted the resort property in Singer Island, Florida to the Hilton brand in April 2000.

   We believe that our properties will continue to enjoy competitive advantages arising from their participation in the Marriott, Ritz-Carlton, Hyatt, Four Seasons, Swissotel, and Hilton hotel systems. The national marketing programs and reservation systems of each of these managers, as well as the advantages of strong customer preference for these upper-upscale and luxury brands should also help these properties to maintain or increase their premium over competitors in both occupancy and room rates. Repeat guest business is enhanced by guest rewards programs offered by Marriott, Hyatt, Swissotel, and Hilton. For example, the Marriott Rewards program membership includes more than 7.5 million members.

   Each of the managers maintains national reservation systems that provide reservation agents with complete descriptions of the rooms available and up-to-date rate information from the properties. Marriott's reservation system also features connectivity to airline reservation systems, providing travel agents with access to available rooms inventory for all Marriott and Ritz-Carlton lodging properties. In addition, software at Marriott's centralized reservations centers enables agents to immediately identify the nearest Marriott or Ritz-Carlton brand property with available rooms when a caller's first choice is fully occupied. Our website (www.hostmarriott.com) currently permits users to connect to the Marriott, Ritz-Carlton, Hyatt, Hilton, Four Seasons, and Swissotel reservation systems to reserve rooms in our hotels.

Competition

   Our hotels compete with several other major lodging brands in each segment in which they operate. Competition in the industry is based primarily on the level of service, quality of accommodations, convenienceof locations and room rates. Although the competitive position of each of our hotel properties differs from market to market, we believe that our properties compare favorably to their competitive set in the markets in which they operate on the basis of these factors. The following table presents key participants in segments of the lodging industry in which we compete:

 Segment              Representative Participants
 -------              ---------------------------
 Luxury Full-Service  Ritz-Carlton; Four Seasons
 Upscale Full-Service Crown Plaza; Doubletree; Hyatt; Hilton; Marriott Hotels,
                      Resort and Suites; Radisson; Renaissance; Sheraton;
                      Swissotel; Westin; Wyndham

Seasonality

   Our hotel revenues have traditionally experienced significant seasonality. Additionally, hotel revenues in the fourth quarter reflect sixteen weeks of results compared to twelve weeks for the first three quarters of the fiscal year. Average hotel sales by quarter over the three years 1997 through 1999 for our lodging properties are as follows:

       First Quarter      Second Quarter       Third Quarter       Fourth Quarter
       -------------      --------------       -------------       --------------
            22%                23%                  22%                 33%

Other Real Estate Investments

   We have lease and sublease activity relating primarily to Host Marriott's former restaurant operations. Additionally, we have lease activity related to certain office space that we own in Atlanta, Chicago, and San Francisco which is included in other revenues in our statements of operations. Prior to the REIT conversion, we owned 12 undeveloped parcels of vacant land, totaling approximately 83 acres, originally purchased primarily for the development of hotels or senior living communities. These parcels are now owned by one of the non-controlled subsidiaries.

Employees

   As of September 8, 2000, we had 179 management employees, and 13 other employees who are covered by a collective bargaining agreement that is subject to review and renewal on a regular basis. We believe that we and our managers have good relations with labor unions and have not experienced any material business interruptions as a result of labor disputes.

Environmental and Regulatory Matters

   Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws may impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, certain environmental laws and common law principles could be used to impose liability for release of asbestos-containing materials, and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to released asbestos-containing materials. Environmental laws also may impose restrictions on the manner in which property may be used or business may be operated, and these restrictions may require expenditures. In connection with our current or prior ownership or operation of hotels, we may be potentially liable for any such costs or liabilities. Although we are currently not aware of any material environmental claims pending or threatened against us, we can offer no assurance that a material environmental claim will not be asserted against us.

The Leases

   Currently, in order for Host REIT to qualify as a REIT and for us to be treated as a partnership for income tax purposes, neither we nor Host REIT may operate the hotels or related properties. Accordingly, we lease the hotels to lessees, which are primarily wholly owned indirect subsidiaries of Crestline. Beginning January 1, 2001, the REIT Modernization Act, however, will permit a REIT to lease hotels to a subsidiary that qualifies as a taxable REIT subsidiary. For a description of our definitive agreement with Crestline to acquire the entities that own the leasehold interests for 117 of our hotels through a taxable REIT subsidiary, see "--The REIT Conversion" above.

   The following is a brief summary of the general terms of the leases, a form of which has been filed with the Securities and Exchange Commission.

  . Lessees. There generally is a separate lessee for each hotel or group of hotels that is owned by us or our subsidiaries. Each lessee is a Delaware limited liability company, whose purpose is limited to acting as lessee under the applicable lease(s). For those hotels where it is the manager, Marriott International or a subsidiary has a noneconomic membership interest in the lessee entitling it to certain voting rights but no economic rights. The operating agreements for such lessees provide that the Crestline member of the lessee has full control over the management of the business of the lessee, except with respect to specific decisions for which the consent of both members is required. Upon any termination of the applicable management agreement, these special voting rights of Marriott International or its subsidiary will cease.

  . Lease Terms. Each lease has a fixed term ranging generally from seven to ten years (depending upon the lease), subject to earlier termination upon the occurrence of specified contingencies described in the lease. Effective November 15, 1999, we amended substantially all of our leases with Crestline to give Crestline the right to renew each of these leases for up to four additional terms of seven years each at a fair rental value, to be determined either by agreement between us and Crestline or through arbitration at the time the renewal option is exercised. Crestline is under no obligation to exercise these renewal options, and we have the right to terminate the renewal options during time periods specified in the amendments. In addition, the amendments provide that the fair rental value payable by us to Crestline in connection with the purchase of a lease as described above does not include any amounts relating to any renewal period. Therefore, the fair rental value of a lease after expiration of the initial term for such lease would be zero.

  . Termination of the Leases upon Changes in Tax Laws. In the event that changes in the federal income tax laws such as those included in the REIT Modernization Act allow the lessors, or subsidiaries or affiliates of the lessors, to directly operate the hotels without jeopardizing Host REIT's status as a REIT, the lessors have the right to terminate all, but not less than all, of the leases (excluding leases of hotels that must still be leased following the tax law change) in return for paying the lessees the fair market value of the remaining terms of the leases. We are currently engaged in discussions with Crestline regarding a transaction in which a taxable REIT subsidiary owned by us would acquire all or substantially all of the leases that Crestline owns for our hotels. We have not reached an agreement with Crestline with respect to this acquisition and there can be no assurance that we will be able to reach an agreement or that an acquisition would be completed.

  . Minimum Rent; Percentage Rent. Each lease requires the lessee to pay minimum rent in a fixed dollar amount per annum specified in each lease plus, to the extent it exceeds minimum rent, percentage rent based upon specified percentages of aggregate sales from the applicable hotel, including room sales, food and beverage sales and other income in excess of specified thresholds. The amount of minimum rent and the percentage rent thresholds are to be adjusted each year. The annual adjustment with respect to minimum rent equals a percentage of any increase in the Consumer Price Index during the previous twelve months. Neither minimum rent nor percentage rent thresholds will be decreased because of the annual adjustment.

  . Lessee Expenses. Each lessee is responsible for paying all of the expenses of operating the applicable hotel(s), including all personnel costs, utility costs and general repair and maintenance of the hotel(s). The lessee also is responsible for all fees payable to the applicable manager, including base and incentive management fees, chain services payments and franchise or system fees, with respect to periods covered by the term of the lease. The lessee is not obligated to bear the cost of any capital improvements or capital repairs to the hotels or the other expenses borne by the lessor, as described below.

  . Lessor Expenses. The lessor is responsible for the following expenses:
    real estate taxes, personal property taxes, casualty insurance on the structures, ground lease rent payments, required expenditures for FF&E and capital expenditures. The consent of the lessor is required for any capital expenditures or a change in the amount of the FF&E reserve payment.

  . Crestline Guarantee. Crestline and some of its subsidiaries have entered into a limited guarantee of the lease and management agreement obligations of each lessee. For each of four identified "pools" of hotels, the cumulative limit of the guarantee at any time is 10% of the aggregate rents under all leases in such pool paid with respect to the preceding thirteen full accounting periods (with an annualized amount based upon the minimum rent for those leases that have not been in effect for thirteen full accounting periods). In the event of a payment default under any lease or failure of Crestline to maintain specified minimum net worth or debt service coverage ratios, the obligations under the guarantees of leases in each pool are secured by excess cash flow of each lessee in such pool. Such excess cash flow will be collected, held in a cash collateral account, and disbursed in accordance with agreed cash management procedures.

  . Working Capital. Each lessor sold the existing working capital (including
    Inventory and Fixed Asset Supplies (as defined in the Uniform System of Accounts for Hotels) and receivables due from the manager, net of accounts payable and accrued expenses) to the applicable lessee upon the commencement of the lease at a price equal to the fair market value of such assets. The purchase price was represented by a note evidencing a loan that bears interest at a rate per year equal to the "long-term applicable federal rate" in effect on the commencement of the lease. Interest owed on the working capital loan is due simultaneously with each periodic rent payment and the amount of each payment of interest will be credited against such rent payment. The principal amount of the working capital loan will be payable upon termination of the lease.

  . Termination of Leases upon Disposition of Full-Service Hotels. In the event the applicable lessor enters into an agreement to sell or otherwise transfer any full-service hotel free and clear of the applicable lease, the lessor must pay the lessee a termination fee equal to the fair market value of the lessee's leasehold interest in the remaining term of the lease. Alternatively, the lessor would be entitled to substitute a comparable hotel or hotels for any hotel that is sold or sell the hotel subject to the lease subject to the lessee's reasonable approval. In addition, the lessors collectively and the lessees collectively each have the right to terminate up to twelve leases without being required to pay any fee or other compensation as a result of such termination, but the lessors are permitted to exercise such right only in connection with sales of hotels to an unrelated third party or the transfer of a hotel to a joint venture in which we do not have a two-thirds or greater interest.

  . Assignment of Lease. A lessee is permitted to sublet all or part of the hotel or assign its interest under its lease, without the consent of the lessor, to any wholly owned and controlled single purpose subsidiary of Crestline, provided that Crestline continues to meet the minimum net worth test and all other requirements of the lease. Transfers to other parties are permitted if approved by the lessor.

  . Subordination to Qualifying Mortgage Debt. The rights of each lessee are expressly subordinate to qualifying mortgage debt and any refinancing thereof.

  . Personal Property Limitation. If a lessor reasonably anticipates that the average tax basis of the items of the lessor's FF&E and other personal property that are leased to the applicable lessee will exceed 15% of the aggregate average tax basis of the real and personal property subject to the applicable lease the lessor would acquire any replacement FF&E that would cause the applicable limits to be exceeded, and immediately thereafter the lessee would be obligated either to acquire such excess FF&E from the lessor or to cause a third party to purchase such FF&E. The annual rent under the applicable lease would then be reduced in accordance with a formula based on market leasing rates for the excess FF&E. Beginning January 1, 2001, the average aggregate fair market values of both real and personal property will be used for purposes of determining rents from real property as opposed to the aggregate tax bases.

  . Change in Manager. A lessee is permitted to change the manager or the brand affiliation of a hotel only with the approval of the applicable lessor, which approval may not be unreasonably withheld.

The Management Agreements

   All of our hotels are subject to management agreements for the operation of the properties. The original terms of the management agreements are generally 15 to 20 years in length with multiple optional renewal terms. The following is a brief summary of the general terms of the management agreements, a form of which has been filed with the Securities and Exchange Commission. The lessees lease the hotels from us or our subsidiaries. Upon leasing the hotels, the lessees assume substantially all of the obligations of such subsidiaries under the management agreements between those entities and the subsidiaries of the companies that currently manage the hotels. As a result of their assumptions of obligations under the management agreements, the lessees have substantially all of the rights and obligations of the "owners" of the hotels under the management agreements for the period during which the leases are in effect (including the obligation to pay the management and other fees thereunder) and hold us harmless with respect thereto. Our subsidiaries remain liable for all obligations under the management agreements. If the purchase of the Crestline entities that own the leasehold interests with respect to 117 of our full-service hotels is consummated, Crestline will no longer be obligated under the management agreements.

  . General. Under each management agreement related to a Marriott
    International-managed hotel, the manager provides complete management services to the applicable lessees in connection with its management of such lessee's hotels.

  . Operational services. The managers have been delegated sole responsibility and exclusive authority for all activities necessary for the day-to-day operation of the hotels, as agents, including establishment of all room rates, the processing of reservations, procurement of inventories, supplies and services, periodic inspection and consultation visits to the hotels by the managers' technical and operational experts and promotion and publicity of the hotels. The manager receives compensation from the lessee in the form of a base management fee and an incentive management fee, which are normally calculated as percentages of gross revenues and operating profits, respectively.

  . Executive supervision and management services. The managers provide all managerial and other employees for the hotels; review the operation and maintenance of the hotels; prepare reports, budgets and projections; provide other administrative and accounting support services, such as planning and policy services, financial planning, divisional financial services, risk planning services, product planning and development, employee planning, corporate executive management, legislative and governmental representation and certain in-house legal services; and protect tradenames and service marks. The managers also provide national reservations systems.

  . Chain services. Generally, the management agreements require the manager to furnish chain services that are furnished generally on a central or regional basis. Such services include: (1) the development and operation of computer systems and reservation services, (2) regional management and administrative services, regional marketing and sales services, regional training services, manpower development and relocation costs of regional personnel and (3) such additional central or regional services as may from time to time be more efficiently performed on a regional or group level. Costs and expenses incurred in providing such services are allocated among all hotels managed by the manager or its affiliates and each applicable lessee is required to reimburse the manager for its allocable share of such costs and expenses.

  . Working capital and fixed asset supplies. The lessee is required to maintain working capital for each hotel and fund the cost of fixed asset supplies, which principally consist of linen and similar items. The applicable lessee also is responsible for providing funds to meet the cash needs for the operations of the hotels if at any time the funds available from operations are insufficient to meet the financial requirements of the hotels.

  . Use of affiliates. The manager employs the services of its affiliates to provide certain services under the management agreements. Certain of the management agreements provide that the terms of any such employment must be no less favorable to the applicable lessee, in the reasonable judgment of the manager, than those that would be available from the manager.

   Furniture, fixtures, furnishings and equipment replacements. The management agreements generally provide that once each year the manager will prepare a list of FF&E to be acquired and certain routine repairs that are normally capitalized to be performed in the next year and an estimate of the funds necessary therefor. Under the terms of the leases, the lessor is required to provide to the applicable lessee all necessary FF&E for the operation of the hotels (including funding any required FF&E replacements). For purposes of funding the FF&E replacements, a specified percentage (generally 5%) of the gross revenues of the hotel is deposited by the manager into a book entry account. These amounts are treated under the leases as paid by the lessees to the lessor and will be credited against their rental obligations.

   Under each lease, the lessor is responsible for the costs of FF&E replacements and for decisions with respect thereto (subject to its obligations to the lessee under the lease).

  . Building alterations, improvements and renewals. The management agreements require the manager to prepare an annual estimate of the expenditures necessary for major repairs, alterations, improvements, renewals and replacements to the structural, mechanical, electrical, heating, ventilating, air conditioning, plumbing and vertical transportation elements of each hotel. Such estimate must be submitted to the lessor and the lessee for their approval. In addition to the foregoing, the management agreements generally provide that the manager may propose such changes, alterations and improvements to the hotel as are required, in the manager's reasonable judgment, to keep the hotel in a competitive, efficient and economical operating condition or in accordance with Marriott standards. The cost of the foregoing is paid from the FF&E reserve account; to the extent that there are insufficient funds in such account, we are required to pay any shortfall.

  . Service marks. During the term of the management agreements, the service mark, such as "Marriott" and other symbols, logos and service marks currently used by the manager and its affiliates, may be used in the operation of the hotels. Marriott International (or its applicable affiliates), Hyatt, Swissotel, and Four Seasons intend to retain their legal ownership of these marks. Any right to use the service marks, logo and symbols and related trademarks at a hotel will terminate with respect to that hotel upon termination of the management agreement with respect to such hotel.

  . Termination fee. Certain of the management agreements provide that if the management agreement is terminated prior to its full term due to casualty, condemnation or the sale of the hotel, the manager would receive a termination fee as specified in the specific management agreement. Under the leases, the responsibility for the payment of any such termination fee as between the lessee and the lessor depends upon the cause for such termination.

  . Termination for failure to perform. Most of the management agreements may be terminated based upon a failure to meet certain financial performance criteria, subject to the manager's right to prevent such termination by making specified payments to the lessee based upon the shortfall in such criteria.

   Assignment of management agreements. The management agreements applicable to each hotel have been assigned to the applicable lessee for the term of the lease of such hotel. The lessee is obligated to perform all of the obligations of the lessor under the management agreement during the term of its lease, other than specified retained obligations including, without limitation, payment of real property taxes, property casualty insurance and ground rent, and maintaining a reserve fund for FF&E replacements and capital expenditures, for which the lessor retains responsibility. Although the lessee has assumed obligations of the lessor under the management agreement, the lessor is not released from its obligations and, if the lessee fails to perform any obligations, the manager will be entitled to seek performance by or damages from the lessor. If the lease is terminated for any reason, any new or successor lessee must meet certain requirements for an approved lessee or otherwise be acceptable to Marriott International.

Non-competition agreements

   Pursuant to a non-competition agreement entered into in connection with the leases, Crestline has agreed, among other things, that until the earlier of December 31, 2008 and the date on which it is no longer a lessee for more than 25% of the number of the hotels owned by us on December 29, 1998, it will not
(1) own, operate or otherwise control (as owner or franchisor) any full-service hotel brand or franchise, or purchase, finance or otherwise invest in full-service hotels, or act as an agent or consultant with respect to any of the foregoing activities, or lease or manage full-service hotels (other than hotels owned by us) if its economic return therefrom would be more similar to returns derived from ownership interests in such hotels except for acquisitions of property used in hotels as to which a subsidiary of Crestline is the lessee, investments in full-service hotels which represent an immaterial portion of a merger or similar transaction or a minimal portfolio investment in another entity, limited investments (whether debt or equity) in full-service hotels as to which a subsidiary of Crestline is the lessee or activities undertaken with respect to its business of providing asset

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management services to hotel owners, or (2) without our consent, manage any of the hotels owned by us, other than to provide asset management services.

   We have agreed with Crestline, among other things, that, (1) until December 31, 2003, we will not purchase, finance or otherwise invest in senior living communities, or act as an agent or consultant with respect to any of the foregoing activities (except for acquisitions of communities which represent an immaterial portion of a merger or similar transaction or for minimal portfolio investments in other entities) and (2) until the earlier of December 31, 2008 and the date on which subsidiaries of Crestline are no longer lessees for more than 25% of the number of the hotels owned by Host Marriott on December 29, 1998, we will not lease, as tenant or subtenant, limited- or full-service hotel properties from any "real estate investment trust" within the meaning of Sections 856 through 859 of the Internal Revenue Code where it will not be the operator or manager of the hotel (other than through a contractual arrangement with a non-affiliated party) and where its rental payments qualify as "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code, or purchase, finance or otherwise invest in persons or entities which engage in any of the foregoing activities, or act as an agent or consultant with respect to any of the foregoing activities (except for acquisitions of entities which engage in any of the foregoing activities where the prohibited activities represent an immaterial portion of a merger or similar transaction, or minimal portfolio investments in other entities which engage in any of the foregoing activities, or certain leasing arrangements existing on December 29, 1998 or entered into in the future between us and certain other related parties, or by our management of any hotels in which it has an equity interest). In addition, both Crestline and we have agreed not to hire or attempt to hire any of the other company's senior employees at any time prior to December 31, 2000. In the event we were to consummate a transaction with Crestline for the purchase of all or substantially all of the leases for our hotels held by Crestline subsidiaries, as more fully described above under "--The REIT Conversion," the non-competition agreement would likely be affected as part of the negotiation.

   We entered into a noncompetition agreement with Marriott International that defines our rights and obligations with respect to certain businesses operated by each of us. Crestline became an additional party to this agreement at the time its shares were distributed to our stockholders. At that time, we also entered into an agreement with Crestline under which we agreed with Crestline about the allocation between us of the rights to engage in certain activities permitted under the agreement with Marriott International. In general, under this agreement, we and our subsidiaries are prohibited from entering into or acquiring any business that competes with the hotel management business (i.e., managing, operating or franchising full-service or limited-service hotels) as conducted by Marriott International. This non-competition agreement with Marriott International terminates on October 8, 2000, and thereafter will no longer restrict business in which we may engage.

Legal Proceedings

   Marriott Hotel Properties II Limited Partnership (MHP). Limited partners of MHP II have filed putative class action lawsuits in Palm Beach County Circuit Court on May 10, 1996, Leonard Rosenblum, as Trustee of the Sylvia Bernice Rosenblum Trust, et. al. v. Marriott MHP Two Corporation, et. al., Case No. CL-96-4087-AD, and, in the Delaware Court of Chancery on April 24, 1996, Cary W. Salter, Jr., et. al. v. MHP II Acquisition Corp., et. al., respectively, against Host REIT and certain of its affiliates alleging that the defendants violated their fiduciary duties and engaged in fraud and coercion in connection with the tender offer for MHP II units and with our acquisition of MHP II in connection with the REIT conversion. The plaintiffs in these actions are seeking unspecified damages.

   In the Florida case, the defendants removed the case to the United States District Court for the Southern District of Florida and, after hearings on various procedural motions, the District Court remanded the case to state court on July 25, 1998. In light of the court's decision in the Delaware case, detailed below, the defendants in the Florida action filed a supplemental memorandum in support of their motions to dismiss, and attached a copy of the Delaware opinion to the memorandum. The Florida court has not yet ruled on the motions.

   In the Delaware case, the Delaware Court of Chancery initially granted the plaintiffs' motion to voluntarily dismiss the case with the proviso that the plaintiffs could refile in the aforementioned action in

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federal court in Florida. After the District Court's remand of the Florida action back to Florida state court, two of the three original Delaware plaintiffs asked the Court of Chancery to reconsider its order granting their voluntary dismissal. The Court of Chancery refused to allow the plaintiffs to join the Florida action and, instead, reinstated the Delaware case, now styled In Re Marriott Hotel Properties II Limited Partnership Unitholders Litigation, Consolidated Civil Action No. 14961. On January 29, 1999, Cary W. Salter, one of the original plaintiffs, alone filed an Amended Consolidated Class Action Complaint in the Delaware action, adding the allegations that related to our acquisition of MHP II in connection with the REIT conversion. On January 24, 2000, the Delaware Court of Chancery issued a memorandum opinion in which the court dismissed all but one of the plaintiff's claims, which remaining claim concerns the adequacy of disclosure during the initial tender offer. This claim remains pending.

   A subsequent lawsuit, Accelerated High Yield Growth Fund, Ltd., et al. v. HMC Hotels Properties II Limited Partnership, et. al., C.A. No. 18254NC, was filed on August 23, 2000 in the Delaware Court of Chancery by the MacKenzie Patterson group of funds, one of the three original Delaware plaintiffs, against Host REIT and certain of its affiliates alleging breach of contract, fraud and coercion in connection with the acquisition of MHP II during the REIT conversion. The plaintiffs allege that our acquisition of MHP II by merger in connection with the REIT conversion violated the partnership agreement and that our subsidiary acting as the general partner of MHP II breached its fiduciary duties by allowing it to occur. The plaintiffs in this action are seeking unspecified damages.

   Marriott Suites Limited Partnership (MSLP). On December 10, 1999, KSK Hawaii Co., Ltd. ("KSK"), a limited partner in MSLP, filed a lawsuit, KSK Hawaii Co., Ltd. v. Marriott SBM One Corporation, et al., Civil Action No. 17657-NC, in the Delaware Court of Chancery. This lawsuit relates to a 1996 recapitalization of MSLP by our subsidiary, the general partner of MSLP, and the merger of MSLP into Host REIT in 1998. KSK claims that it was coerced into selling 19 of its 20 partnership units in the 1996 recapitalization and alleges that the 1998 merger was a "freeze-out' merger that was designed solely to eliminate KSK's interest in MSLP. KSK maintains that it lost slightly more than $15 million as a result of its investment in MSLP. The defendants have filed their answer, and this case is in the early stages of discovery.

   Mutual Benefit Chicago Marriott Suite Hotel Partners, L.P. ("O'Hare Suites"). On October 5, 2000, Joseph S. Roth and Robert M. Niedelman, limited partners in O'Hare Suites, filed a putative class action lawsuit, Joseph S. Roth, et al., v. MOHS Corporation, et al., Case No. 00CH14500, in the Circuit Court of Cook County, Illinois, Chancery Division, against Host REIT, Host LP, Marriott International, and MOHS Corporation, a subsidiary of Host LP and a former general partner of O'Hare Suites. The plaintiffs allege that an improper calculation of the hotel manager's incentive management fees resulted in inappropriate payments in 1997 and 1998, and, consequently, in an inadequate appraised value for their limited partner units in connection with the acquisition of O'Hare Suites during the REIT conversion. The plaintiffs are seeking damages of approximately $13 million.

Certain Policies

   The following is a discussion of our and Host REIT's policies with respect to distributions, investments, financing, lending, conflicts of interest and certain other activities. Our policies with respect to these activities are determined by the Board of Directors of Host REIT and may be amended or revised from time to time at the discretion of the Board of Directors, except that changes in certain policies with respect to conflicts of interest must be consistent with legal and contractual requirements.

  Investment Policies

   Investments in Real Estate or Interests in Real Estate. Host REIT is required to conduct all of its investment activities through us. Our investment objectives are to

  . achieve long-term sustainable growth in "Funds from Operations" (i.e., net income computed in accordance with generally accepted accounting principles, excluding gains or losses from debt

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     restructuring and sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures) per OP Unit and cash flow;

  .  increase asset values by selectively improving and expanding our hotels;

  . acquire additional existing and newly developed upscale and luxury full service hotels in targeted markets (primarily focusing on downtown hotels in core business districts in major metropolitan markets and select airport and resort/convention locations);

   .  develop and construct upscale and luxury full service hotels; and

  .  opportunistically pursue other real estate investments.

   Our business primarily focuses on upscale and luxury full service hotels. Where appropriate, and subject to REIT qualification rules and limitations contained in our partnership agreement, we may sell certain of our hotels.

   We also may participate with other entities in property ownership through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring investments. Any such financing or indebtedness will have priority over our equity interest in such property.

   Investments in Real Estate Mortgages. While we will emphasize equity real estate investments, we may, in our discretion, invest in mortgages and other similar interests. We do not intend to invest to a significant extent in mortgages or deeds of trust, but may acquire mortgages as a strategy for acquiring ownership of a property or the economic equivalent thereof, subject to the investment restrictions applicable to REITs. In addition, we may invest in mortgage-related securities and/or may seek to issue securities representing interests in such mortgage-related securities as a method of raising additional funds.

   Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers. Subject to the percentage ownership limitations and gross and asset income tests necessary for REIT qualification, we also may invest in securities of other entities engaged in real estate activities or invest in securities of other issuers, including for the purpose of exercising control over such entities. We may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with our investment policies. No such investments will be made, however, unless the Board of Directors determines that the proposed investment would not cause either Host REIT or us to be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

  Financing Policies

   Neither our nor Host REIT's organizational documents contain restrictions on incurring debt. The indenture described in this prospectus under "Description of Notes" and our existing credit facility impose limitations on the incurrence of indebtedness. The indenture limits the amount of debt that we may incur if, immediately after giving effect to the incurrence of such additional debt, the aggregate principal amount of all of our and our subsidiaries on a consolidated basis is greater than 65% of our undepreciated total assets on the date of such incurrence. We may, from time to time, reduce our outstanding indebtedness by repurchasing a portion of such outstanding indebtedness, subject to certain restrictions contained in our partnership agreement and the terms of our outstanding indebtedness. We will from time to time reevaluate our borrowing policies in light of then current economic conditions, relative costs of debt and equity capital, market conditions, market values of properties, growth and acquisition opportunities and other factors. Consequently, our financing policy is subject to modification and change. We may waive or modify our borrowing policy without notice to, or vote of, the holders of any of our securities or any securities of Host REIT.

   To the extent that the Host REIT Board of Directors determines to seek additional capital, we or Host REIT may raise such capital through equity offerings, debt financing or retention of cash flow or a combination of these methods. As long as we are in existence, the net proceeds of all equity capital raised by Host REIT will be contributed to us in exchange for OP Units, which will dilute the ownership interest of our limited partners.

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

   In the future, we may seek to extend, expand, reduce or renew our existing credit facility, or obtain new credit facilities or lines of credit, subject to our general policy relating to the ratio of debt-to-total market capitalization, for the purpose of making acquisitions or capital improvements or providing working capital or meeting the taxable income distribution requirements for REITs under the Internal Revenue Code. In the future, we and Host REIT also may determine to issue securities senior to the common shares or OP Units, including preferred shares and debt securities (either of which may be convertible into common shares or OP Units or may be accompanied by warrants to purchase common shares or OP Units).

   We have not established any limit on the number or amount of mortgages that may be placed on any single hotel or on its portfolio as a whole, although our objective is to reduce its reliance on secured indebtedness.

  Lending Policies

   We may consider offering purchase money financing in connection with the sale of a hotel where the provision of such financing will increase the value we receive for the hotel sold.

  Policies With Respect to Other Activities

   We may, but do not presently intend to, make investments other than as previously described. Host REIT will make investments only through us. We and Host REIT have authority to offer our securities and to repurchase or otherwise reacquire our securities and may engage in such activities in the future. We and Host REIT also may make loans to joint ventures in which we may participate in the future to meet working capital needs. We do not, and Host REIT does not, intend to engage in trading, underwriting, agency distribution or sale of securities of other issuers. Host REIT's policies with respect to such activities may be reviewed and modified from time to time by Host REIT's Board of Directors without notice to, or the vote of, the holders of any securities of Host REIT or us.

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                                   MANAGEMENT

Executive Officers and Directors of Host REIT

   The following table sets forth certain information with respect to persons who are the directors and executive officers of Host REIT, our sole general partner.

    Name                  Age               Position With Host REIT
Richard E. Marriott(1)..   61 Chairman of the Board of Directors
J.W. Marriott, Jr.(1)...   68 Director
R. Theodore Ammon.......   51 Director
Robert M. Baylis........   62 Director
Terence C. Golden.......   56 Director
Ann Dore McLaughlin.....   58 Director
John G. Schreiber.......   53 Director
Harry L. Vincent, Jr. ..   80 Director
Christopher J.
 Nassetta...............   38 Director, President and Chief Executive Officer
Robert E. Parsons,
 Jr. ...................   45 Executive Vice President and Chief Financial Officer
James F. Risoleo........   45 Executive Vice President
W. Edward Walter........   45 Executive Vice President and Treasurer
Christopher G.
 Townsend...............   53 Senior Vice President, General Counsel and Secretary
Donald D. Olinger.......   41 Senior Vice President and Controller

---------------------
(1) Richard E. Marriott and J.W. Marriott, Jr. are brothers.

   The following is a biographical summary of the experience of the persons who are the directors and executive officers of Host REIT.

   Richard E. Marriott. Mr. Richard E. Marriott has been a Director of Host Marriott Corporation, now Host REIT, since 1979 and is a Director of Marriott International, Inc. and the Polynesian Cultural Center, and he is Chairman of the Board of First Media Corporation. Mr. Marriott also serves on the Federal City Counsel, the Board of Associates for Gallaudet University and the National Advisory Council of Brigham Young University. He is a past President of the National Restaurant Association. In addition, Mr. Marriott is the President and a Trustee of the Marriott Foundation for People with Disabilities. Mr. Marriott's term as a Director of Host REIT will expire at the 2001 annual meeting of shareholders. Mr. Marriott joined Host Marriott Corporation in 1965 and has served in various executive capacities. In 1984, he was elected Executive Vice President, and in 1986, he was elected Vice Chairman of the Board of Directors. In 1993, Mr. Marriott was elected Chairman of the Board.

   J.W. Marriott, Jr. Mr. J.W. Marriott, Jr. has been a Director of Host Marriott Corporation, now Host REIT, since 1964 and is Chairman of the Board and Chief Executive Officer of Marriott International, Inc., and a Director of General Motors Corporation and the Naval Academy Endowment Trust. He also serves on the Boards of Trustees of Georgetown University and on the Board of Trustees of the National Geographic Society. He serves on the Executive Committee of the World Travel & Tourism Council and is a member of the Business Council. Mr. Marriott's term as a Director of Host REIT will expire at the 2002 annual meeting of shareholders.

   R. Theodore Ammon. Mr. Ammon has been a Director of Host Marriott Corporation, now Host REIT, since 1992 and is a private investor and Founder and Chairman of Vertis, Inc. He was formerly a General Partner of Kohlberg Kravis Roberts & Company (a New York and San Francisco-based investment firm) from 1990 to 1992, and was an executive of such firm prior to 1990. Mr. Ammon is also the Chairman of the Board of 24/7 Media, Inc. and a Director of CAIS Internet, Inc., and he serves on numerous boards of privately held companies. In addition, he is involved in a number of not-for-profit organizations, including as a member of the Board of Directors of The Municipal Art Society of New York, The New York YMCA, Jazz @ Lincoln Center and on the Board of Trustees of Bucknell University. Mr. Ammon's term as a Director of Host REIT will expire at the 2001 annual meeting of shareholders.

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

   Robert M. Baylis. Mr. Baylis has been a Director of Host Marriott Corporation, now Host REIT, since 1996 and is a Director of The International Forum, an executive education program of the Wharton School of the University of Pennsylvania. He was formerly Vice Chairman of CS First Boston. Mr. Baylis also serves as a Director of New York Life Insurance Company, Covance, Inc. and Gildan Activewear, Inc. In addition, he is an overseer of the University of Pennsylvania Museum of Archeology and Anthropology. Mr. Baylis's term as a Director of Host REIT will expire at the 2003 annual meeting of shareholders.

   Terence C. Golden. Mr. Golden has been a Director of Host Marriott Corporation, now Host REIT, since 1995 and served as President and Chief Executive Officer of Host REIT from 1995 until his retirement in May 2000. He also serves as Chairman of Bailey Realty Corporation and Bailey Capital Corporation and various affiliated companies. In addition, Mr. Golden is a Director of American Classic Voyages Co., Cousins Properties, Inc., Potomac Electric Power Company, The Morris and Gwendolyn Cafritz Foundation and the District of Columbia Early Childhood Collaborative. He is also a member of the Executive Committee of the Federal City Council. Prior to coming to Host REIT, Mr. Golden had served as chief financial officer of The Oliver Carr Company and was a Founder and National Managing Partner of Trammel Crow Residential Companies. He has also served as Administrator of the U.S. General Services Administration and as Assistant Secretary of the U.S. Department of the Treasury. Mr. Golden's term as a Director of Host REIT will expire at the 2003 annual meeting of shareholders.

   Ann Dore McLaughlin. Ms. McLaughlin has been a Director of Host Marriott Corporation, now Host REIT, since 1993 and currently is Senior Advisor to Benedetto, Gartland & Company, Inc., an investment banking firm in New York. She formerly served as President of the Federal City Council from 1990 until 1995 and as Chairman of The Aspen Institute from 1996 until August 2000. Ms. McLaughlin has served with distinction in several U.S. Administrations in such positions as Secretary of Labor and Under Secretary of the Department of the Interior. She also serves as a Director of AMR Corporation, Fannie Mae, Kellogg Company, Microsoft Corporation, Nordstrom, Inc., Donna Karan International, Inc., Vulcan Materials Company and Harman International Industries, Inc. Ms. McLaughlin's term as a Director of Host REIT will expire at the 2003 annual meeting of shareholders.

   John G. Schreiber. Mr. Schreiber has been a Director of Host Marriott Corporation, now Host REIT, since 1998 and is President of Centaur Capital Partners, Inc. and a senior advisor and partner of Blackstone Real Estate Advisors, L.P., an affiliate of The Blackstone Group L.P. Mr. Schreiber serves as a Trustee of AMLI Residential Properties Trust and as a Director of Urban Shopping Centers, Inc., JMB Realty Corporation, The Brickman Group, Ltd. and a number of mutual funds advised by T. Rowe Price Associates, Inc. Prior to his retirement as an officer of JMB Realty Corporation in 1990, Mr. Schreiber was Chairman and CEO of JMB/Urban Development Company and an Executive Vice President of JMB Realty Corporation. Mr. Schreiber's term as a Director of Host REIT will expire at the 2002 annual meeting of shareholders.

   Harry L. Vincent, Jr. Mr. Vincent has been a Director of Host Marriott Corporation, now Host REIT, since 1969 and is a retired Vice Chairman of Booz-Allen & Hamilton, Inc. He also served as a Director of Signet Banking Corporation from 1973 until 1989. Mr. Vincent's term as a Director of Host REIT will expire at the 2002 annual meeting of shareholders.

   Christopher J. Nassetta. Mr. Nassetta has been a Director of Host Marriott Corporation, now Host REIT, since 1999 and became the President and Chief Executive Officer of Host REIT in May 2000. He also serves on the Board of Trustees of Prime Group Realty Trust and as a member of the McIntire School of Commerce Advisory Board for the University of Virginia. Mr. Nassetta's term as a Director of Host REIT will expire at the 2001 annual meeting of shareholders. From 1995 until May 2000, he served as Executive Vice President and was elected Chief Operating Officer of Host Marriott Corporation in 1997. Prior to joining Host, Mr. Nassetta served as President of Bailey Realty Corporation from 1991 until 1995. He had previously served as Chief Development Officer and in various other positions with The Oliver Carr Company from 1984 through 1991.

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

   Robert E. Parsons, Jr. Mr. Parsons joined the Corporate Financial Planning staff of Host Marriott Corporation, now Host REIT, in 1981 and was made Assistant Treasurer in 1988. In 1993, Mr. Parsons was elected Senior Vice President and Treasurer of Host Marriott Corporation, and in 1995, he was elected Executive Vice President and Chief Financial Officer of Host Marriott Corporation. Mr. Parsons is now Executive Vice President and Chief Financial Officer of Host REIT.

   James F. Risoleo. Mr. Risoleo joined Host Marriott Corporation, now Host REIT, in 1996 as Senior Vice President for Acquisitions, and he was elected Executive Vice President in May 2000. He is responsible for Host Marriott's development, acquisition and disposition activities. Prior to joining Host Marriott, Mr. Risoleo served as Vice President of Development for Interstate Hotels Corporation, then the nation's largest independent hotel management company. Before joining Interstate, he was Senior Vice President at Westinghouse Financial Services.

   W. Edward Walter. Mr. Walter joined Host Marriott Corporation, now Host REIT, in 1996 as Senior Vice President for Acquisitions, and he was elected Treasurer in 1998 and Executive Vice President in May 2000. He is responsible for all of Host's debt and equity financing activities as well as its asset management efforts. Prior to joining Host Marriott, Mr. Walter was a partner with Trammell Crow Residential Company and the President of Bailey Capital Corporation, a real estate firm that focused on tax-exempt real estate investments. Mr. Walter is a member of the District of Columbia Bar Association.

   Christopher G. Townsend. Mr. Townsend joined the Law Department of Host Marriott Corporation, now Host REIT, in 1982 as a Senior Attorney. In 1984, Mr. Townsend was made Assistant Secretary of Host Marriott Corporation, and in 1986, he was made Assistant General Counsel. In 1993, Mr. Townsend was elected Senior Vice President, Corporate Secretary and Deputy General Counsel. In January 1997, he was elected General Counsel. Mr. Townsend is now Senior Vice President, General Counsel and Secretary of Host REIT.

   Donald D. Olinger. Mr. Olinger joined Host Marriott Corporation, now Host REIT, in 1993 as Director--Corporate Accounting. Later in 1993, Mr. Olinger was promoted to Senior Director and Assistant Controller. He was promoted to Vice President--Corporate Accounting in 1995. In 1996, he was elected Senior Vice President and Corporate Controller. Mr. Olinger is now Senior Vice President and Corporate Controller of Host REIT. Prior to joining Host Marriott Corporation, Mr. Olinger was with the firm of Deloitte & Touche.

Committees of the Board of Directors

   The Board of Directors of Host REIT, our general partner, has established the following committees:

   Audit Committee. The Audit Committee is composed of five Directors who are not our employees or employees of Host REIT, namely, R. Theodore Ammon (Chair), Harry L. Vincent, Jr., Ann Dore McLaughlin, John G. Schreiber and Robert M. Baylis. The Audit Committee meets at least four times a year with the independent auditors, management representatives and internal auditors; recommends to the Board of Directors appointment of independent auditors; approves the scope of audits and other services to be performed by the independent and internal auditors; considers whether the performance of any professional service by the auditors other than services provided in connection with the audit function could impair the independence of the outside auditors; reviews the results of internal and external audits, the accounting principles applied in financial reporting, and financial and operational controls; and reviews interim financial statements each quarter before the company files its Form 10-Q with the Securities and Exchange Commission.

   Compensation Policy Committee. The Compensation Policy Committee is composed of six Directors who are not our employees or employees of Host REIT, namely, John G. Schreiber (Chair), R. Theodore Ammon, Robert M. Baylis, J.W. Marriott, Jr., Ann Dore McLaughlin and Harry L. Vincent, Jr. The Compensation Policy Committee's functions include recommendations on policies and procedures relating to senior officers' compensation and various employee stock plans, and approval of individual salary adjustments and stock awards in those areas.


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

   Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of six Directors who are not our employees or employees of Host REIT, namely, Ann Dore McLaughlin (Chair), Harry L. Vincent, Jr., John G. Schreiber, R. Theodore Ammon, J.W. Marriott, Jr. and Robert M. Baylis. It considers candidates for election as Directors and is responsible for keeping abreast of and making recommendations with regard to corporate governance in general. In addition, the Nominating and Corporate Governance Committee fulfills an advisory function with respect to a range of matters affecting the Board of Directors and its Committees, including the making of recommendations with respect to qualifications of Director candidates, compensation of Directors, the selection of committee chairs, committee assignments and related matters affecting the functioning of the Board.

   Host REIT may from time to time form other committees as circumstances warrant. Such committees will have authority and responsibility as delegated by the Board of Directors.

Compensation of Directors

   Directors who are also our officers or officers of Host REIT will receive no additional compensation for their services as Directors. Directors who are not officers will receive an annual retainer fee of $30,000 as well as an attendance fee of $1,250 for each shareholders' meeting, meeting of the Board of Directors or meeting of a committee of the Board of Directors, regardless of the number of meetings held on a given day. The chair of each committee of the Board of Directors will receive an additional annual retainer fee of $1,000, except for the chair of the Compensation Policy Committee, Mr. Schreiber, who will receive an annual retainer fee of $6,000. (The higher annual retainer fee paid to the chair of the Compensation Policy Committee relates to his additional duties which include, among other things, the annual performance appraisal of the chief executive officer on behalf of the Board, although the final appraisal is determined by the Board.) Any individual Director receiving these fees may elect to defer payment of all such fees or any portion thereof pursuant to Host REIT's Executive Deferred Compensation Plan and/or Host REIT's Non-Employee Directors' Deferred Stock Compensation Plan. Directors will also be reimbursed for travel expenses and other out-of-pocket costs incurred in attending meetings or in visiting hotels or other properties controlled by us or by Marriott International.

   Directors who are not also our officers or officers of Host REIT receive an annual award of deferred shares of Host REIT common stock equal in value to the amount of the annual retainer fee paid to non-employee Directors. This annual award of deferred shares is distributed immediately following the annual meeting of Host REIT shareholders. In 2000, each such award was for 2,972 shares. Host REIT's Non-Employee Directors' Deferred Stock Compensation Plan permits participants to be credited with dividend equivalents which are equal in value to the dividends paid on Host REIT common stock. In addition, in 1997, the following Directors of Host REIT received special one-time awards of Host REIT common stock in the amounts indicated: Mr. Ammon, 4,000 shares; Mr. Baylis, 7,000 shares; Ms. McLaughlin, 7,000 shares and Mr. Vincent, 7,000 shares. The special one-time awards of Host REIT common stock vest at the rate of 10% per year of a Director's service on the Board, with credit given for each year of service already completed, and will also become fully vested upon the death or disability of the Directors.

Executive Compensation

   The table below sets forth a summary of the compensation paid by Host Marriott, now Host REIT, for the last three fiscal years to the Chief Executive Officer and the four additional most highly compensated persons serving as executive officers of Host Marriott at the end of Host Marriott's fiscal year 1999 (the "Named Executive Officers").

                                                                      Long-Term
                                      Annual Compensation           Compensation
                                ------------------------------- ---------------------
                                                                Restricted
                                                   Other Annual   Stock                All Other
                                                   Compensation   Awards      LTIP    Compensation
Name and Principal       Fiscal Salary(1) Bonus(2)    (3)(4)      (5)(6)   Payouts(7)     (8)
Position                  Year     ($)      ($)        ($)         ($)        ($)         ($)
------------------       ------ --------- -------- ------------ ---------- ---------- ------------
Richard E. Marriott       1999   307,008  150,434    262,548             0        0      26,111
 Chairman of the Board    1998   290,450  116,180    275,607     2,138,750        0      23,923
                          1997   271,449  108,580    212,324             0        0      22,668
Terence C. Golden         1999   749,996  849,895          0             0        0      81,952
 Former President and     1998   669,782  602,804     67,489    11,800,000        0      73,051
 Chief Executive          1997   619,045  557,141     58,783       354,693        0      66,105
 Officer(9)
Christopher J. Nassetta   1999   500,006  536,106          0             0  947,318      48,363
 President and Chief      1998   382,563  286,922          0     7,375,000        0      36,970
 Executive Officer(9)     1997   338,889  254,167          0             0        0      36,231
Robert E. Parsons, Jr.    1999   424,996  455,681          0             0  947,318      42,672
 Executive Vice
 President                1998   369,583  277,187          0     6,195,000        0      36,970
 and Chief Financial      1997   338,889  254,167          0             0        0      36,231
 Officer
Christopher G. Townsend   1999   225,000  194,295          0             0        0      24,566
 Senior Vice President    1998   215,904  118,747          0     1,696,250        0      19,683
 and General Counsel      1997   202,962  111,629          0     1,015,800        0      18,405

--------
(1) Salary amounts include base salary earned and paid in cash during the fiscal year as well as the amount of base salary deferred at the election of the named executive officer under Host REIT's Executive Deferred Compensation Plan. An increase in base salary for the period November 2, 1997 through the end of that fiscal year was paid in 1998 and reported as 1997 earnings. The 1998 salary includes a competitive pay adjustment, paid in 1999 but effective as of November 2, 1998 and reported as 1998 earnings. The 1998 salary adjustment resulted from a compensation study conducted by an independent consulting firm retained by the Compensation Policy Committee of the Board of Directors.
(2) The bonus consists of the cash bonus earned pursuant to Host REIT's 1997 Comprehensive Stock and Cash Incentive Plan. It was either paid subsequent to the end of each fiscal year or deferred under the Executive Deferred Compensation Plan.
(3) The amounts set forth in this column for Mr. Marriott include $110,700, $97,000 and $92,000 in 1999, 1998 and 1997, respectively, for the allocation of company personnel costs for non-company business, and $120,174, $133,626 and $101,535 in 1999, 1998 and 1997, respectively, for additional cash compensation to cover taxes payable for all other compensation in this column.
(4) The amounts set forth in this column for Mr. Golden represent reimbursement of travel expenses of Mr. Golden's spouse when she accompanied him on Host Marriott Corporation business trips. It also includes additional cash compensation to cover taxes payable for such reimbursement.
(5) Restricted Stock. Restricted stock awards are subject to various general restrictions, such as continued employment, as well as several performance restrictions. Holders of restricted stock receive dividends and exercise voting rights on their restricted shares. The named executive officers have agreed that any cash dividends on the shares of restricted stock shall, after withholding for or payment of any taxes due on the dividends, be reinvested in shares of Host REIT common stock either through a dividend reinvestment program or otherwise. Deferred Bonus Stock. The amount of a deferred bonus stock award generally equals 20 percent of each individual's annual cash bonus award, based on the stock price on the last trading day for the fiscal year. Holders of deferred bonus stock awards do not receive dividends or exercise voting rights on their deferred bonus stock until such stock has been distributed to them. The recipient can designate an award as current, which is distributed in 10 annual installments beginning one year after the award is granted, or deferred, which is distributed in a lump sum or in up to 10 annual installments following termination of employment. Deferred bonus stock awards contingently vest in 10 equal annual installments beginning one year after the awards are granted.

(6) Seventy percent of the restricted shares awarded in 1998 have performance restrictions and thirty percent have general restrictions conditioned upon continued employment. The performance criteria established by the Compensation Policy Committee are based upon (i) the measurement of our annual stock performance (Stockholder Return Performance) and (ii) either
    (a) for 1999, the relative performance of Host REIT stock measured against a published peer index (Relative Performance), or (b) for all other years, Host Marriott's achieving specific earnings targets set by the Compensation Policy Committee. Restricted shares granted in previous years which had not had restrictions released, including those reflected in the table as having been granted in 1997, were forfeited and replaced by the restricted shares awarded in 1998. The total number of restricted and deferred shares held by each named executive officer as of the end of the 1999 fiscal year and the aggregate value of those shares at such time were as follows: Mr. Marriott, 150,176 shares valued at $1,262,417; Mr. Golden, 895,151 shares valued at $7,524,863; Mr. Nassetta, 578,414 shares valued at $4,862,293; Mr. Parsons, 483,213 shares valued at $4,099,586; and Mr. Townsend, 138,075 shares valued at $1,160,693.
(7) In 1999, the Compensation Policy Committee determined that the time and performance criteria set forth in the long-term incentive plan established in 1996 for Mr. Nassetta and Mr. Parsons had been met. Accordingly, the restricted shares awarded under such long-term incentive plan vested and the restrictions were released.
(8) This column represents Host REIT's matching contributions made under its Retirement and Savings Plan and its Executive Deferred Compensation Plan. Under the Retirement and Savings Plan, Host REIT contributed $9,600 for each of the named executive officers in 1999. The amounts contributed under the Executive Deferred Compensation Plan for 1999 for each named executive officer were as follows: Mr. Marriott, $15,953; Mr. Golden, $72,352; Mr. Nassetta, $38,763; Mr. Parsons, $33,072; and Mr. Townsend, $14,966. For Mr. Marriott, this column also includes the amount of the taxable economic benefit to Mr. Marriott as a result of Host Marriott's purchase of certain life insurance policies for the benefit of a trust established by Mr. Marriott. For 1999, such taxable economic benefit to Mr. Marriott was $558.
(9) Mr. Golden retired from his positions as President and Chief Executive Officer in May 2000, at which time Mr. Nassetta became President and Chief Executive Officer. During the fiscal years reported in this table, Mr. Nassetta served as Executive Vice President and Chief Operating Officer.

Aggregated Stock Option/SAR Exercises and Year-End Value

   The table below sets forth, on an aggregated basis, (1) information regarding the exercise during fiscal year 1999 of options to purchase Host Marriott common stock (and shares of the common stock of other companies which Host Marriott has previously spun off) by each of the Named Executive Officers listed on the Executive Compensation table above, (2) information regarding the exercise of stock appreciation rights ("SARs") in Host REIT common stock by each of the Named Executive Officers, and (3) the value on December 31, 1999 of all unexercised options and SARs held by such individuals. Terence C. Golden and Christopher J. Nassetta do not have any options to purchase stock in any of the companies listed in the following table. Richard E. Marriott is the only executive officer who holds SARs in Host REIT common stock. In 1998, he entered into an agreement with Host Marriott pursuant to which all of his then outstanding options to purchase Host Marriott common stock were canceled and then replaced with SARs on equivalent economic terms.

 Aggregated Stock Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
                                 Option Values

                                                              Number of
                                                          Shares Underlying       Value of Unexercised
                                     Shares           Unexercised Options/SARs  In-the-Money Options/SARs
                                    Acquired            at Fiscal Year End(2)     at Fiscal Year End(3)
                                       on     Value              (#)                       ($)
                                    Exercise Realized ------------------------- -------------------------
  Name                   Company(1)   (#)      ($)    Exercisable Unexercisable Exercisable Unexercisable
  ----                   ---------- -------- -------- ----------- ------------- ----------- -------------
R.E. Marriott...........      HM          0        0     66,685          0         434,877         0
                             HMS     11,140  160,446          0          0               0         0
                              MI          0        0    122,634          0       3,227,392         0
                                     ------  -------    -------        ---       ---------       ---
                           TOTAL     11,140  160,446    189,319          0       3,662,269         0

R.E. Parsons, Jr........      HM      3,592   19,846     14,637          0          89,561         0
                             HMS      3,045   37,486          0          0               0         0
                              MI          0        0          0          0               0         0
                                     ------  -------    -------        ---       ---------       ---
                           TOTAL      6,637   57,332     14,637          0          89,561         0

C.G. Townsend...........      HM      1,677    9,161      6,676          0          41,473         0
                             HMS          0        0          0          0               0         0
                              MI          0        0          0          0               0         0
                                     ------  -------    -------        ---       ---------       ---
                           TOTAL      1,677    9,161      6,676          0          41,473         0


--------
(1) "HM" represents options to purchase or SARs in Host REIT common stock. "HMS" represents options to purchase Host Marriott Services Corporation common stock. "MI" represents options to purchase Marriott International, Inc. common stock.
(2) The number and terms of these options reflect several adjustments made as a result of our spin-off of Marriott International in October 1993; Host Marriott's spin-off of Host Marriott Services Corporation in December 1995; the spin-off of Marriott International from Sodexho Marriott Services Corporation in March 1998; and Host Marriott's conversion into a real estate investment trust (and the related spin-off of Crestline Capital Corporation) in December 1998, each in accordance with the applicable employee benefit plans covering those options. These adjustments preserved, but did not increase or decrease, the economic value of the options.
(3) These figures are based on a per share price for Host REIT common stock of $8.406 and a per share price for Marriott International, Inc. common stock of $31.375. These prices reflect the average of the high and low trading prices on the New York Stock Exchange on December 31, 1999.

Employment Arrangements

   Certain of the terms and conditions of employment of Messrs. Golden, Nassetta, Parsons, Risoleo, Walter, Townsend and Olinger, are governed by a written "Key Executives/Termination of Employment" policy. The policy provides a basic framework to govern the termination of employment under specific circumstances. This policy is not a binding contract and can be changed by Host REIT unilaterally at any time. The terms of the plan are subject to the approval of the Board of Directors or the Chief Executive Officer/President as applicable.

   Certain of the terms and conditions of employment of Terence C. Golden are also governed by a written employment agreement. Under the terms of that agreement, Mr. Golden's annual salary has been set at $750,000 for 2000. Under the agreement, in the event of a "termination event" (defined as a significant reduction in Mr. Golden's responsibility, a requirement to relocate, a change in control, a change in his responsibility to the Company's Chairman or his failure to receive a bonus equal to at least half of the maximum bonus available to be earned for a particular year), Mr. Golden will receive a payment equal to one year's salary and an amount equal to the maximum bonus that could have been earned for the year in which such termination event occurs, and the restrictions will be lifted on all remaining restricted stock held by Mr. Golden. If he is terminated without cause, Mr. Golden will receive one year's salary and bonus and the restrictions will be lifted on the restricted stock that is not subject to performance goals. In the event Mr. Golden is terminated for cause or resigns, he will receive no termination payment and the restricted stock will be canceled. Mr. Golden retired from his position as President and Chief Executive Officer in May 2000, but he remains an employee of Host Marriott through the remainder of fiscal year 2000. Accordingly, he will receive any benefits accruing in 2000 that are incidental to such employment. His bonus award for fiscal year 2000, however, will be pro rated through May 2000.

1998 Employee Benefits Allocation Agreement

   As part of the REIT conversion, we entered into an Employee Benefits and Other Employment Matters Allocation Agreement along with Host REIT and Crestline ("1998 Employee Benefits Allocation Agreement"). The 1998 Employee Benefits Allocation Agreement governs the allocation of responsibilities with respect to various compensation, benefits and labor matters. Under the 1998 Employee Benefits Allocation Agreement, Crestline assumes certain liabilities relating to covered benefits and labor matters with respect to individuals who were employed by Host Marriott or its affiliates before they became employed by Crestline or its affiliates ("Transferred Employees") and we assume certain other liabilities relating to employee benefits and labor matters. The 1998 Employee Benefits Allocation Agreement also governs the treatment of awards under the Host Marriott Corporation 1997 Comprehensive Stock Incentive Plan, formerly called the Host Marriott Corporation 1993 Comprehensive Stock Incentive Plan (the "Comprehensive Stock Incentive Plan"), as part of the REIT conversion. The 1998 Employee Benefits Allocation Agreement requires Crestline to establish the Crestline Capital Corporation 1998 Comprehensive Stock Incentive Plan to grant awards of Crestline common stock. Additionally, the 1998 Employee Benefits Allocation Agreement provides that we will adopt the Comprehensive Stock Incentive Plan.

Comprehensive Stock Incentive Plan

   Host REIT sponsors the Comprehensive Stock Incentive Plan for purposes of attracting and retaining highly qualified employees. Host REIT reserved 44,442,911 shares of Host REIT common stock for issuance pursuant to the Comprehensive Stock Incentive Plan. As part of the REIT conversion, we adopted the Comprehensive Stock Incentive Plan. Shares of Host Marriott common stock issued or reserved under the Comprehensive Stock Incentive Plan before the REIT conversion have been exchanged for Host REIT Common Shares and Crestline common stock, according to the terms of the 1998 Employee Benefits Allocation Agreement.

   Under the terms of the Comprehensive Stock Incentive Plan, we may award eligible full-time employees (1) options to purchase Host REIT common stock,
(2) deferred shares of Host REIT common stock, (3) restricted shares of Host REIT common stock, (4) stock appreciation rights, (5) special recognition awards or (6) other equity-based awards, including but not limited to, phantom shares of Host REIT common stock, performance shares of Host REIT common stock, bonus shares of Host REIT common stock, dividend equivalent units or similar securities or rights.

   The awarding of options to purchase Host REIT common stock under the Comprehensive Stock Incentive Plan is expected to continue. Options granted to our officers and key employees or officers and key employees of Host REIT will have an exercise price of not less than the fair market value on the date of grant. Incentive stock options granted under the Comprehensive Stock Incentive Plan expire no later than 10 years after the date of grant and non-qualified stock options expire up to 15 years after the date of grant.

   Under the terms of the Comprehensive Stock Incentive Plan, Host REIT may award deferred shares of Host REIT common stock to eligible full-time employees. Deferred shares may be granted as part of a bonus award or deferred stock agreement. Host REIT intends to award deferred shares of Host REIT Common Shares under the Comprehensive Stock Incentive Plan. Deferred shares generally vest over ten years in annual installments commencing one year after the date of grant.

   The Comprehensive Stock Incentive Plan also provides for the issuance of restricted shares of Host REIT common stock to officers and key executives to be distributed over the next three or five years in annual installments based on continued employment and the attainment of certain performance criteria.

   Under the terms of the Comprehensive Stock Incentive Plan, Host REIT may grant bonus awards to eligible full-time employees. Bonus awards may be part of a management incentive program which pays part of the annual performance bonus awarded to managers and other key employees in shares of Host REIT common stock. A bonus award entitles the holder to receive a distribution of Host REIT common stock in accordance with the underlying agreement. Holders of bonus awards vest in the shares covered by their award over ten years in annual installments commencing one year after grant. Unless the holder of a bonus award elects otherwise, vested shares are distributed in 10 consecutive, approximately equal, annual installments.

   The Comprehensive Stock Incentive Plan authorizes Host REIT to grant SARs to eligible full-time employees. SARs awarded under the Comprehensive Stock Incentive Plan give the holder the right to an amount equal to the appreciation in the value of the Host REIT common stock over a specified price. SARs may be paid in the Host REIT common stock, cash or other form or combination form of payout.

   Under the Comprehensive Stock Incentive Plan, Host REIT may award an eligible full-time employee or officer a Special Recognition Award. Special Recognition Awards may be paid in the form of Host REIT common stock or an option to purchase Host REIT common stock at an amount not less than fair market value on the date of grant.

Stock Purchase Plan

   Host REIT sponsors the Host Marriott, L.P. Employee Stock Purchase Plan (the "Stock Purchase Plan"). Under the terms of the Stock Purchase Plan, an individual who is: (1) an active eligible employee on the last day of the prior plan year, (2) working more than 20 hours per week and (3) customarily employed more than five months in a calendar year may, at the end of the plan year, purchase Host common stock through contributions or payroll deductions at the lower of 90% of the fair market value on the first or last day of such plan year. A participant may elect to contribute up to 10% of his compensation per year.

401(k) Plan

   Host REIT sponsors the Host Marriott, L.P. Retirement and Saving Plan (the "401(k) Plan"). The 401(k) Plan has received a favorable ruling from the IRS as to its tax-qualified status. We assumed the 401(k) Plan as part of the REIT conversion. The 401(k) Plan is available to all eligible employees immediately upon their date of hire. A participant may elect to contribute from 1% to 15% of his compensation to the 401(k) Plan. Each year, we will make a fixed matching contribution equal to 50% of the first 6% of the compensation contributed to the 401(k) Plan by employees. In addition, we may make a discretionary contribution, in an amount, if any, determined annually by the Board of our general partner (Host REIT) to the 401(k) Plan for the benefit of eligible employees.

   Under the terms of the 401(k) Plan, participants may elect to invest part or all of their plan benefits in Host REIT common stock. As part of the REIT conversion, all shares of Host Marriott common stock held under the 401(k) Plan have been converted to Host REIT Common Shares and Crestline common stock.

Directors' Deferred Compensation Plan

   Host REIT sponsors the Host Marriott Corporation Non-Employee Directors' Deferred Stock Compensation Plan (the "Deferred Compensation Plan") for purposes for attracting and retaining qualified non-employee Directors. Under the terms of the Deferred Compensation Plan, a non-employee Director may elect to defer payment of part or all of his or her Directors' fees from Host REIT until such individual is no longer a member of the Board. Currently, fees that are deferred under the Deferred Compensation Plan are converted into shares of Host REIT common stock using the fair market value of such shares on the date of deferral. In addition, the Deferred Compensation Plan provides for annual grants of deferred shares of Host REIT common stock equal to the amount of the annual cash retainer fee paid to non-employee Directors. This award is distributed immediately following each annual meeting. The Deferred Compensation Plan also permits participants to be credited with dividend equivalents which are equal in value to the dividends paid on Host REIT common stock.

Limitation of Liability and Indemnification

   The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) acts committed in bad faith or active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of Host REIT contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

   The charter of Host REIT authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer or (2) any individual who, while a director of Host REIT and at the request of Host REIT, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former Director or officer of Host REIT. The bylaws of Host REIT obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director or officer of Host REIT and at the request of Host REIT, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The charter and bylaws also permit Host REIT to indemnify and advance expenses to any person who served as a predecessor of Host REIT in any of the capacities described above and to any employee or agent of Host REIT or a predecessor of Host REIT. The bylaws require Host REIT to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

   The MGCL permits a Maryland corporation to indemnify and advance expenses to its directors, officers, employees and agents. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the bylaws of Host REIT require it, as a condition to advancing expenses, to obtain (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by Host REIT as authorized by the bylaws and (2) a written statement by or on his behalf to repay the amount paid or reimbursed by Host REIT if it is ultimately determined that the standard of conduct was not met.

   The Host Marriott, L.P. Partnership Agreement also provides for indemnification of Host REIT and its officers and trustees to the same extent that indemnification is provided to officers and directors of Host REIT in its charter, and limits the liability of Host REIT and its officers and directors to Host Marriott, L.P. and its respective partners to the same extent that the liability of the officers and directors of Host REIT to Host REIT and its shareholders is limited under Host REIT's charter. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, Host REIT has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements

   Each of Host REIT and Host Marriott, L.P. have entered into or will enter into indemnification agreements with each of its directors and officers, as applicable. The indemnification agreements require, among other things, that Host REIT and/or Host Marriott, L.P. indemnify their directors and officers to the fullest extent permitted by law and advance to their directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships Between Host REIT, Host Marriott, L.P. and Marriott International

   Host Marriott (Host REIT's predecessor) and Marriott International, prior to October 8, 1993, were operated as a single consolidated company. On October 8, 1993 in connection with the issuance of a special dividend, the consolidated company's businesses were split between Host Marriott Corporation and Marriott International. Thereafter, Host Marriott retained the lodging real estate business and the airport/tollroad concessions business, while Marriott International took over the management of the lodging and service management businesses. On December 29, 1995, Host Marriott distributed its airport/toll road concession business to its stockholders.

 Distribution Agreement and Related Agreement

   In connection with the Marriott International distribution, Host Marriott and Marriott International entered into a distribution agreement, which provided for, among other things, (1) the division between Host Marriott and Marriott International of certain liabilities and (2) certain other agreements governing the relationship between Host Marriott and Marriott International following the Marriott International distribution. Under the Marriott International distribution agreement, which has been amended from time to time, Marriott International obtained a purchase right which provided Marriott International with the right, until June 2017, to purchase up to 20% of each class of Host Marriott's voting stock (determined after assuming full exercise of the right) at its then fair market value (based on an average of trading prices during a specified period), upon the occurrence of certain specified events generally involving a change in control of Host Marriott. The Marriott International purchase right could be exercised for a 30-day period following the date a person or group of affiliated persons has (1) become the beneficial owner of 20% or more of the total voting power of the then outstanding shares of Host Marriott's voting stock or (2) announced a tender offer for 30% more of the total voting power of the then outstanding shares of Host Marriott common stock. The Marriott International purchase right continues in effect with respect to Host REIT as to Host REIT's common stock, subject to the following limitations intended to protect the REIT status of Host REIT. The Marriott International purchase right will be exercisable only to the extent that neither (1) Marriott International, or any entity in which it has a direct or indirect interest (and which would be deemed, under the applicable attribution rules, to own the shares of Host REIT owned by Marriott International) would, as a result of such exercise, own, taking into account the applicable attribution rules, more than 9.8% of both Host REIT and Crestline, any subsidiary of Crestline or any other tenant of Host REIT nor (2) any owners of direct or indirect interests in Marriott International would, as a result of such exercise, own, taking into account the applicable attribution rules, more than 9.8% of both Host REIT and Crestline, any subsidiary of Crestline or any other tenant of Host REIT. In addition to the foregoing limitation, in the event Host Marriott, L.P. is or would be considered a "publicly traded partnership" within the meaning of the code, the Marriott International purchase right will be exercisable only if such acquisition and ownership of Host REIT common stock would not cause Host Marriott, L.P. to be considered to own, directly or by attribution, 10% or more of Crestline, any subsidiary of Crestline or any other tenant of Host REIT (taking into account the applicable attribution rules and any stock of Crestline that the operating partnership is deemed to own under the attribution rules by reason of the ownership of an interest in Host Marriott, L.P. by the Blackstone Entities).

   In addition, Host Marriott and Marriott International entered into a number of other agreements in connection with the Marriott International distribution, including (1) a tax sharing agreement that defines the parties' rights and obligations with respect to deficiencies and refunds of federal, state and other income or franchise taxes relating to Host Marriott's businesses for tax years prior to the Marriott International distribution and with respect to certain tax attributes of Host Marriott after the Marriott International distribution; (2) a noncompetition agreement that defines the parties' rights and obligations with respect to certain businesses operated by Marriott International, which expires on October 8, 2000; and (3) agreements under which Marriott International would guarantee Host Marriott's performance in connection with certain

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partnership, real estate and project loans and other obligations. Host
Marriott, L.P. assumed the liabilities of Host Marriott under each of these agreements with Marriott International.

 Acquisition Financing

   Marriott International has also provided, and Host REIT expects that Marriott International in the future may provide, financing for a portion of the cost of acquiring properties to be operated or franchised by Marriott International. In 1999 Marriott International did not provide any new acquisition financing, although a non-controlled subsidiary of Host Marriott remained indebted to Marriott International for acquisition financing from prior years. The amount of such indebtedness at December 31, 1999 was $38 million.

 Lodging Management and Franchise Agreements

   Marriott International and certain of its subsidiaries have entered into management agreements with us and certain of our subsidiaries to manage for fees the Marriott Hotels, Resorts and Suites, Ritz-Carlton hotels, Courtyard hotels and Residence Inns owned or leased by us and our subsidiaries. Marriott International has also entered into franchise agreements with us and certain of our subsidiaries. The franchise agreements allow us to use the Marriott brand, associated trademarks, reservation systems and other related items in connection with 9 Marriott hotels for which we have entered into operating agreements with hotel management companies other than Marriott International.

   These agreements reflect market terms and conditions and are substantially the same as agreements of similar types with other third-party owners. As a result of the REIT conversion, however, we have assigned the management agreements and franchise agreements to Crestline. Consequently, it is Crestline's primary obligation to pay Marriott International the management fees and franchise fees owed under these agreements as long as Crestline remains the lessee for hotels governed by these agreements.

   In addition, certain of our non-controlled subsidiaries are partners in several unconsolidated partnerships that owned 226 lodging properties, although 11 of those properties were sold during 1999. These properties are operated by Marriott International or certain of its subsidiaries under long-term agreements. Our non-controlled subsidiaries typically serve as the general partners in such partnerships. In 1999, those unconsolidated partnerships paid fees of $119 million to Marriott International under those agreements. The partnerships also paid $22 million in rent to Marriott International in 1999 for leases of land upon which certain of the partnerships' hotels are located.

   J.W. Marriott, Jr. and Richard E. Marriott beneficially own approximately 10.8% and 10.6%, respectively, of the outstanding shares of common stock of Marriott International. By reason of their ownership of such shares of common stock of Marriott International and their positions as Chairman and a Director, respectively, of Marriott International, J.W. Marriott, Jr. and Richard E. Marriott, who is also a Director and Chairman, respectively, of Host REIT, could be deemed in control of Marriott International within the meaning of the federal securities laws. Other members of the Marriott family might also be deemed control persons of Marriott International by reason of their ownership of shares of Marriott International and/or their relationship to other family members.

Relationships Between Host REIT, Host Marriott, L.P. and Crestline

   For the purposes of governing certain of the ongoing relationships between Crestline and Host REIT, Crestline, Host REIT and Host Marriott, L.P. have entered into various agreements in addition to the leases, as described below. On November 13, 2000, we announced the execution of a definitive agreement with Crestline for the purchase and sale, effective January 1, 2001, of the entities owning the leasehold interests with respect to 117 of our full-service hotels for approximately $205 million. The agreement includes arrangements for the amendment, supplement or termination of the various agreements described below. There can be no assurance that the transaction we will be completed.

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 Distribution Agreement

   As part of the REIT conversion, Crestline and Host REIT entered into a distribution agreement which provided for, among other things:

  . the distribution of shares of Crestline to the stockholders of Host REIT in connection with the Crestline distribution;

  . the division of certain assets and liabilities between Crestline and Host
    REIT;

  . the contribution to Crestline of Host REIT's interest in 31 senior living communities;

  . the transfer to Crestline of the 25% interest in Swissotel Management
    (USA) L.L.C. which Host REIT acquired from the Blackstone Entities;

  . a guarantee by Host REIT on certain Crestline debt obligations;

  . the contingent right for a period of ten years to purchase Crestline's interest in Swissotel Management (USA) L.L.C. at fair market value if the tax laws are changed so that Host REIT could own such interest without jeopardizing its status as a REIT; and

  . certain other agreements governing the relationship between Crestline and Host REIT following the Crestline distribution.

   Subject to certain exceptions, the distribution agreement provides for, among other things, assumptions of liabilities and cross-indemnities designed to allocate to Crestline financial responsibilities for liabilities arising out of or in connection with the business of the senior living communities.

   The changes in the tax laws resulting from the passage of the REIT Modernization Act would not permit us to acquire Crestline's 25% interest in Swissotel Management (USA) L.L.C.

 Hotel Leases

   We and our subsidiaries have entered into hotel leases with subsidiaries of Crestline for 122 full-service hotels. In 1999, we sold five of the leased full-service hotels, and we agreed with Crestline to terminate the leases reducing the number of hotels leased from us to 117 full-service hotels. Each hotel lease has a fixed term generally ranging from seven to ten years. Crestline is required to pay:

  . a minimum rent specified in each hotel lease;

  . plus, to the extent it exceeds the minimum rent, a percentage rent based upon a specified percentage of aggregate sales from the hotels in excess of specified thresholds.

   The amount of minimum rent and percentage rent thresholds will be increased each year based upon any increases in the Consumer Price Index and the Employment Cost Index during the previous twelve months. The hotel leases will generally provide for a rent adjustment in the event of damage, destruction, partial taking or certain capital expenditures. In 1999, Crestline paid us an aggregate amount of $1.253 billion in rent for the hotels leased by us to Crestline.

   Under the hotel leases, Crestline is responsible for paying all hotel operating expenses, including all personnel costs, utility costs, and general repair and maintenance of the hotels. In addition, Crestline is responsible for all fees payable to the hotel manager, including base and incentive management fees, chain services payments and franchise or system fees. However, we remain responsible for real estate and personal property taxes, property casualty insurance, ground lease rent and capital expenditures and for maintaining a reserve fund for furnishings, fixtures and equipment replacements.

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   If we dispose of a hotel free and clear of the hotel lease, we have to pay a termination fee equal to the fair market value of Crestline's leasehold interest in the remaining term of the hotel lease using a discount rate of 12%. Alternatively, we are entitled either to:

  . substitute a comparable hotel for any hotel that is sold, with the terms agreed to by Crestline; or

  . sell the hotel subject to the hotel lease and to Crestline's approval under certain circumstances, but without having to pay a termination fee.

   In addition, we have the right to terminate up to 12 hotel leases, in connection with sales of hotels, without having to pay any termination fees. During 1999, we exercised our right to terminate five hotel leases without paying termination fees for five leased hotels that were sold during 1999, although only three of such terminations counted against our right to terminate 12 hotel leases as described above. At the same time, Crestline may terminate up to 12 full-service leases without penalty upon 180 days' notice to us. During 1999 and 2000, Crestline exercised its right to terminate seven hotel leases, but we subsequently agreed with Crestline to continue all of these leases on modified terms.

   See "Business and Properties--The Leases" for a more complete description of our hotel leases with Crestline. As a result of the passage of the REIT Modernization Act, and under the terms of the leases for our hotels with Crestline subsidiaries, we have the right to purchase the leases from Crestline on or after January 1, 2001. On November 13, 2000, we announced the execution of a definitive agreement with Crestline for the purchase and sale of the entities owning the leasehold interests with respect to 117 of our full-service hotels. Under the terms of the transaction, our newly created wholly-owned subsidiary, which will elect to be treated as a taxable REIT subsidiary, will purchase certain Crestline subsidiaries, whose primary assets are the leasehold interests, for approximately $205 million. There can be no assurances that the purchase will be consummated. For a discussion of the REIT Modernization Act and our agreement with Crestline, see "Business and Properties--The REIT Conversion."

 Furnishings, Fixtures and Equipment Leases

   In connection with the Crestline distribution, if the total average tax basis of an individual hotel's FF&E and other personal property exceeded 15% of the aggregate average tax basis of the hotel's real and personal property, there was excess FF&E. In these cases, subsidiaries of Crestline and non-controlled subsidiaries of ours entered into lease agreements for the excess FF&E. The terms of the FF&E leases generally range from two to three years and rent under the FF&E leases is a fixed amount. Crestline will have the option at the expiration of the lease term either to:

  . renew the FF&E leases for consecutive one year renewal terms at a fair market rental rate; or

  . purchase the excess FF&E for a price equal to its fair market value.

   If Crestline does not exercise its purchase or renewal option, it must pay a termination fee equal to approximately one month's rent. In 1999, Crestline paid our non-controlled subsidiaries an aggregate amount of $23 million in rent under the FF&E leases.

 Tax Sharing Agreement

   Crestline and Host REIT are parties to a tax sharing agreement which defines each party's rights and obligations with respect to deficiencies and refunds of federal, state and other income or franchise taxes relating to Crestline's business for taxable years prior to the distribution of Crestline share of Host REIT's stockholders and with respect to certain tax attributes of Crestline after such distribution. Generally, Host REIT will be responsible for filing consolidated returns and paying taxes for periods through the date of the distribution, and Crestline will be responsible for filing returns and paying taxes for subsequent periods.

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 Asset Management Agreement

   Host Marriott, L.P. and a Non-Controlled Subsidiary entered into asset management agreements with Crestline pursuant to which Crestline agrees to provide review and advice on the management and operation of our hotels. Generally, Crestline will provide the following consulting services:

  . review of operating and financial results (including site visits) and meet with Host Marriott, L.P. and the non-controlled subsidiaries, as applicable, at least quarterly, to review such results of the hotels;

  . review of financial statements and budgets, including periodic accounting statements, annual operating budgets, FF&E budgets and management analysis reports;

  . review of revenue and capital spending projections;

  . administration of approvals relating to the operation of the hotel required under any related loan documents;

  . advice relating to any changes to the hotel management agreements;

  . review of market conditions and competition for each of the hotels;

  . monitoring and negotiating with governmental agencies in connection with any condemnation proceedings against the hotels; and

  . monitoring and negotiating with insurance companies and contractors following a casualty at a hotel.

   Crestline was paid a fee of $4.5 million in 1999 for its consulting services under the asset management agreements, which was allocated between Host Marriott, L.P. and the non-controlled subsidiary. The asset management agreements have a term of two years with an automatic one year renewal, unless earlier terminated by either party in accordance with the terms thereof.

 Non-Competition Agreement

   Crestline, Host REIT and Host Marriott, L.P. entered into a non-competition agreement that limits the respective parties' future business opportunities. See "Business and Properties--Noncompetition Agreements."

 Guarantee and Pooling Agreements

   Crestline and certain of its subsidiaries entered into guarantees of the lease obligations of each lessee. See "Business and Properties--The Leases."

 1998 Employee Benefits Allocation Agreement

   As part of the REIT conversion, Host REIT, Host Marriott, L.P. and Crestline entered into the 1998 Employee Benefits and Other Employment Matters Allocation Agreement relating to various compensation, benefits and labor matters. See "Management--1998 Employee Benefit Allocation Agreement."

Relationship between Host REIT, Host Marriott, L.P. and Blackstone Entities

   In conjunction with the REIT conversion, in December 1998 we acquired 12 upscale and luxury full-service hotels, a mortgage loan secured by a thirteenth hotel, and certain other assets from The Blackstone Group L.P. and a series of partnerships, persons and other entities affiliated with Blackstone Real Estate Associates. We refer to this group of entities as the Blackstone Entities. As part of the Blackstone acquisition, Host Marriott, L.P. and Host REIT entered into a contribution agreement with the Blackstone Entities. This agreement provides that an affiliate of the Blackstone Entities will have the right to designate one person to be included in the slate of Directors nominated for election to Host REIT's Board of Directors as long as the Blackstone Entities own at least 5% of all of the outstanding operating partnership units (including those operating partnership units held by Host REIT and its subsidiaries). The Blackstone Entities designated John G. Schreiber, who is a senior advisor and partner of Blackstone Real Estate Advisors L.P., an affiliate of the Blackstone Entities. Mr. Schreiber has served on the Host REIT Board of Directors since 1998.

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   In addition, the Blackstone contribution agreement provides that OP Units beneficially owned by the Blackstone Entities (and their permitted transferees) are redeemable for cash or, at Host REIT's election, for Host REIT common stock. Host REIT has granted to the Blackstone Entities (and their permitted transferees) certain registration rights with respect to shares of Host REIT common stock obtained upon conversion of the Blackstone OP Units.

   The Blackstone contribution agreement also grants the Blackstone Entities an exemption from the ownership limitations contained in our partnership agreement. It also contains standstill provisions which prohibit the Blackstone Entities from engaging in certain activities with respect to Host REIT and that Host Marriott, L.P. For example, the Blackstone Entities may not take any actions in opposition to Host REIT's Board of Directors. In addition, the Blackstone Entities' ability to acquire and dispose of our voting securities is restricted.

   In addition to the contribution agreement, Host Marriott, L.P. and Host REIT entered into another agreement with the Blackstone Entities which restricts our ability, without the consent of the Blackstone Entities, to transfer our interests in the hotels and other assets acquired form the Blackstone Entities if such a transfer would create adverse tax consequences to the Blackstone Entities. These restrictions terminate on December 30, 2003 with respect to 50% of the assets acquired from the Blackstone Entities, and they terminate in their entirety on the earlier of (i) December 30, 2008 or (ii) the date on which the Blackstone Entities have redeemed all of their OP Units pursuant to the contribution agreement.

Investment in STSN, Inc.

   STSN, Inc. is a privately held company that is a leading provider of in-room, high-speed Internet access to the lodging industry. Marriott International has selected STSN as the exclusive provider of high-speed Internet access at hotels managed by Marriott International, including those owned by Host Marriott, L.P. and its subsidiaries. In September 2000, one of our non-controlled subsidiaries acquired an approximate 4% interest in the equity of STSN from an affiliate of First Media Corporation for a purchase price of $4.5 million. First Media is a corporation of which Richard E. Marriott is an officer, director and controlling shareholder. The purchase price was at the same cost as First Media's original investment in STSN in December 1999, plus investment costs and accrued interest through September 2000.

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                               THE EXCHANGE OFFER

Purpose and effect

   We sold the Series F senior notes on October 6, 2000. In connection with that issuance, we entered into the registration rights agreement, which requires us to file a registration statement under the Securities Act of 1933 with respect to the Series G senior notes. Upon the effectiveness of that registration statement, we are required to offer to the holders of the Series F senior notes the opportunity to exchange their Series F senior notes for a like principal amount of Series G senior notes, which will be issued without a restrictive legend and which generally may be reoffered and resold by the holder without registration under the Securities Act.

   The registration rights agreement further provides that we must use our reasonable best efforts to consummate the exchange offer on or before the 190th day following the date on which we issued the Series F senior notes.

   Except as provided below, upon the completion of the exchange offer, our obligations with respect to the registration of the Series F senior notes and the Series G senior notes will terminate. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part, and the summary in this prospectus of its material provisions is not complete and is qualified in its entirety by reference to the actual agreement. Except as set forth below, following the completion of the exchange offer holders of Series F senior notes not tendered will not have any further registration rights and those Series F senior notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for the Series F senior notes could be adversely affected upon consummation of the exchange offer.

   In order to participate in the exchange offer, you must represent to us, among other things, that:

  . the Series G senior notes you acquire pursuant to the exchange offer are being obtained in the ordinary course of your business;

  . you are not engaging in and do not intend to engage in a distribution of the Series G senior notes;

  . you do not have an arrangement or understanding with any person to participate in a distribution of the Series G senior notes; and

  . you are not our "affiliate," as defined under Securities Act Rule 405.

   Pursuant to the registration rights agreement we will be required to file a "shelf" registration statement for a continuous offering pursuant to Securities Act Rule 415 in respect of the Series F senior notes if:

  . we determine that we are not permitted to effect the exchange offer as contemplated hereby because of any change in applicable law or Securities and Exchange Commission policy; or

  . we have commenced and not consummated the exchange offer within 190 days following the date on which we issued the Series F senior notes for any reason.

   Other than as set forth above, no holder will have the right to participate in the shelf registration statement or to otherwise require that we register their Series F senior notes under the Securities Act.

   Based on an interpretation by the SEC Staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, Series G senior notes issued to you pursuant to the exchange offer in exchange for Series F senior notes may be offered for resale, resold and otherwise transferred by you, unless you are our "affiliate" within the meaning of Securities Act Rule 405 or a broker-dealer who purchased unregistered notes directly from us to resell pursuant to Rule 144A or any other available exemption promulgated under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that the Series G senior notes are acquired in the ordinary course of business of the holder and the holder does not have an arrangement or understanding with any person to participate in the distribution of Series G senior notes.


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

   If you tender in the exchange offer for the purpose of participating in a distribution of the Series G senior notes, you cannot rely on this interpretation by the SEC Staff and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. If you are a broker-dealer that receives Series G senior notes for your own account in exchange for Series G senior notes, where those notes were acquired by you as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of such Series G senior notes. If you are a broker-dealer who acquired Series F senior notes directly from us and not as a result of market-making activities or other trading activities, you may not rely on the Staff's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to sell the Series G senior notes.

Consequences of failure to exchange

   Following the completion of the exchange offer, you will not have any further registration rights for Series F senior notes that you did not tender. All Series F senior notes not tendered in the exchange offer will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for Series F senior notes could be adversely affected upon completion of the exchange offer.

Terms of the exchange offer

   Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all Series F senior notes validly tendered and not withdrawn prior to 5:00 p.m., New York City
time, on [     ], 2000, or such date and time to which we extend the offer. We will issue $1,000 principal amount of Series G senior notes in exchange for each $1,000 principal amount of outstanding Series F senior notes accepted in the exchange offer. Holders may tender some or all of their Series F senior notes pursuant to the exchange offer. However, Series F senior notes may be tendered only in integral multiples of $1,000 in principal amount.

   The form and terms of the Series G senior notes are substantially the same as the form and terms of the Series F senior notes except that the Series G senior notes have been registered under the Securities Act and will not bear legends restricting their transfer. The Series G senior notes will evidence the same debt as the Series F senior notes and will be issued pursuant to, and entitled to the benefits of, the same indenture pursuant to which the Series F senior notes were issued.

   As of the date of this prospectus, Series F senior notes representing $250 million in aggregate principal amount were outstanding and there was one registered holder, a nominee of the DTC. This prospectus, together with the letter of transmittal, is being sent to that registered holder and to you and others based on our belief that you have beneficial interests in the Series F senior notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations of the SEC.

   We will be deemed to have accepted validly tendered Series F senior notes when, as, and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as your agent for the purpose of receiving the Series G senior notes from us. If any of your tendered Series F senior notes are not accepted for exchange because of an invalid tender, the occurrence of the other events set forth in this prospectus or otherwise, certificates for any such unaccepted Series F senior notes will be returned,
without expense, to you as promptly as practicable after [   ], 2000, unless we
extend the exchange offer.

   If you tender Series F senior notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Series F senior notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer.


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

Expiration date; extensions; amendments

   The expiration date will be 5:00 p.m., New York City time, on [      ],
2000, unless, in our sole discretion, we extend the exchange offer, in which case the expiration date will mean the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

   We reserve the right, in our sole discretion:

  . to delay accepting any Series F senior notes, to extend the exchange offer or, if any of the conditions to the exchange offer set forth below under "--Conditions to Exchange Offer" have not been satisfied, to terminate the exchange offer, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

  . to amend the terms of the exchange offer in any manner.

   In the event that we make a material or fundamental change to the terms of the exchange offer, we will file a post-effective amendment to the registration statement.

Procedures for tendering

   Only a holder of Series F senior notes may tender the Series F senior notes in the exchange offer. To tender in the exchange offer you must either (1) complete, sign, and date the letter of transmittal, or a copy thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or copy to the exchange agent prior to the expiration date or (2) comply with the book-entry requirements which are discussed below under "--Book Entry Transfer". In addition:

  . certificates for Series F senior notes must be received by the exchange agent along with the letter of transmittal prior to the expiration date;

  . a timely confirmation of a book-entry transfer of those Series F senior notes, if that procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent on or prior to the expiration date; or

  . you must comply with the guaranteed delivery procedures described below.

   To be tendered effectively, the letter of transmittal and other required documents must be received by the exchange agent on or prior to the expiration date. Its address is given below under "--Exchange Agent".

   A tender of your Series F senior notes that is not withdrawn before the expiration date will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

   The method of delivery of Series F senior notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. You should not send any letter of transmittal or Series F senior notes to us. You may request your respective brokers, dealers, commercial banks, trust companies or nominees to effect these transactions for you.

   If you are a beneficial owner whose Series F senior notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Series F senior notes, either make appropriate arrangements to register ownership of the unregistered notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

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   Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution unless the Series F senior notes tendered pursuant thereto are tendered:

  . by a registered holder who has not completed the box entitled "Special
    Registration Instruction" or "Special Delivery Instructions" on the letter of transmittal; or

  . for the account of an eligible institution.

   If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of, or participant in, the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, referred to as an "eligible institution".

   If the letter of transmittal is signed by a person other than the registered holder of any Series F senior notes listed therein, the Series F senior notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the Series F senior notes.

   If the letter of transmittal or any Series F senior notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal unless waived by us.

   All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Series F senior notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Series F senior notes not properly tendered or any Series F senior notes that would, in the opinion of counsel, be unlawful to accept. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Series F senior notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Series F senior notes must be cured within such time as we will determine. Although we intend to notify you of defects or irregularities with respect to tenders of Series F senior notes, neither we, the exchange agent, nor any other person will incur any liability for failure to give such notification. Your tender of Series F senior notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Series F senior notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to you, unless otherwise provided in the letter of transmittal, as soon as practicable
following [    ], 2000, unless we extend the exchange offer.

   In addition, we reserve the right in our sole discretion to purchase or make offers for any Series F senior notes that remain outstanding after the expiration date or to terminate the exchange offer and, to the extent permitted by applicable law, purchase Series F senior notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

   In all cases, issuance of Series G senior notes for Series F senior notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for the notes or a timely book-entry confirmation of such Series F senior notes into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal (or, with respect to the DTC and its participants, electronic instructions in which you acknowledge your receipt of and agreement to be bound by the letter of transmittal) and all other required documents. If any tendered Series F senior notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if unregistered notes are submitted for a greater principal amount than you desire to exchange, such unaccepted or non-exchanged notes will be returned without expense to you (or, in the case of Series F senior notes tendered by book-entry transfer

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into the exchange agent's account at the DTC pursuant to the book-entry transfer procedures described below, such nonexchanged notes will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the exchange offer.

   If you are a broker-dealer that receives Series G senior notes for your own account in exchange for Series F senior notes, where your Series F senior notes were acquired by you as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of those Series G senior notes.

Book-entry transfer

   The exchange agent will make a request to establish an account in respect of the Series F senior notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC's systems may make book-entry delivery of Series F senior notes being tendered by causing DTC to transfer the Series F senior notes into the exchange agent's account at DTC in accordance with its transfer procedures. However, although delivery of Series F senior notes may be effected through book-entry transfer at DTC, the letter of transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the exchange agent on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

   DTC's Automated Tender Offer Program, or "ATOP", is the only method of processing exchange offers through DTC. To accept the exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in lieu of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agent. To tender Series F senior notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal.

Guaranteed delivery procedures

   If you are a registered holder of the Series F senior notes and you desire to tender your notes and the notes are not immediately available, or time will not permit your Series F senior notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you may effect a tender if:

  . the tender is made through an eligible institution;

  . prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed letter of transmittal (or a facsimile thereof) and notice of guaranteed delivery, substantially in the form provided by us (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth your name and address and the amount of Series F senior notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered unregistered notes, in proper form for transfer, or a book- entry confirmation, as the case may be, will be deposited by the eligible institution with the exchange agent; and

  . the certificates for all physically tendered Series F senior notes, in proper form for transfer, or a book-entry confirmation, as the case may be, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal rights

   You may withdraw tenders of Series F senior notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

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   For a withdrawal of your tender of Series F senior notes to be effective, a written or (for DTC participants) electronic ATOP transmission notice of withdrawal must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

  . specify the name of the person having deposited the Series F senior notes to be withdrawn;

  . identify the Series F senior notes to be withdrawn, including the certificate number or numbers and principal amount of the Series F senior notes;

  . in the case of a written notice of withdrawal, be signed in the same manner as the original signature on the letter of transmittal by which the Series F senior notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of the Series F senior notes into the name of the person withdrawing the tender; and

  . specify the name in which any Series F senior notes are to be registered, if different from that of the person having deposited the Series F senior notes.

   All questions as to the validity, form, and eligibility (including time of receipt) of such notices will be determined by us. Our determination will be final and binding on all parties. Any Series F senior notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Series F senior notes which you tender for exchange but which are not exchanged for any reason will be returned to you without cost to you as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer. Properly withdrawn Series F senior notes may be retendered by following one of the procedures discussed above under "-- Procedures for Tendering" at any time on or prior to the expiration date.

Conditions to the exchange offer

   Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue Series G senior notes in exchange for, any Series F senior notes and may terminate or amend the exchange offer if, at any time before the acceptance of Series F senior notes for exchange or Series G senior notes for Series F senior notes, (1) we determine that the exchange offer violates applicable law, any applicable interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction, (2) any action or proceeding has been instituted or threatened in any court or before any governmental agency with respect to the exchange offer which, in our judgment, might impair our ability to proceed with the exchange offer or have a material adverse effect on us, or (3) we determine that there has been a material change in our business or financial affairs which, in our judgment, would materially impair our ability to consummate the exchange offer.

   The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure to exercise any of the foregoing rights at any time will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time and from time to time.

   In addition, we will not accept for exchange any Series F senior notes tendered, and no Series G senior notes will be issued in exchange for any Series F senior notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended. In any such event we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

   All executed letters of transmittal should be directed to the exchange agent. HSBC Bank USA, formerly known as Marine Midland Bank, has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:


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                                 HSBC Bank USA

   By Hand Or Overnight Delivery:           By Registered Or Certified Mail:
            140 Broadway                              140 Broadway
               A Level                                   A Level
      New York, N.Y. 10005-1180                 New York, N.Y. 10005-1180
   Attn: Corporate Trust Services            Attn: Corporate Trust Services

                                 By facsimile:
                          (eligible institutions only)

                                 (212) 658-2292
                             Attn: Anthony Bufinsky

                               For information or
                           confirmation by telephone:

                                 (212) 658-5931

   Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

Fees and expenses

   We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees. We will pay the estimated cash expenses to be incurred in connection with the exchange offer. We estimate such expenses to be $300,000, which includes fees and expenses of the exchange agent, accounting, legal, printing and related fees and expenses.

Transfer taxes

   You will not be obligated to pay any transfer taxes in connection with your tender of Series F senior notes. However, if you instruct us to register Series G senior notes in the name of, or request that Series F senior notes not tendered or not accepted in the exchange offer be returned to, a person other than yourself, you will be responsible for the payment of any applicable transfer tax thereon.

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                              DESCRIPTION OF NOTES

   We will issue the Series G senior notes pursuant to an indenture dated as of August 5, 1998, by and among Host Marriott, L.P., the Subsidiary Guarantors signatory thereto and HSBC Bank USA (formerly Marine Midland Bank), as trustee, as amended or supplemented from time to time. The terms of the indenture include those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The following description is a summary of the material provisions of the indenture and the related amended and restated pledge and security agreement, dated as of August 5, 1998 and amended and restated as of May 31, 2000, which governs property securing, among other things, the obligations on the notes. It does not restate those agreements in their entirety. We urge you to read the indenture and the pledge agreement because they, and not this description, define your rights as holders of these notes. You may obtain copies of the indenture and the pledge agreement from Host Marriott, L.P. upon request. The indenture is also listed as an exhibit to a registration statement on Form S-3 of HMH Properties, file no. 333-50729. You can find out how to obtain these documents by looking at the section of this prospectus titled "Where You can Find More Information" on page 135. You can find the definitions of certain terms used in this description under the subheading "Certain Definitions."

General

   The Series G senior notes will be limited to $250,000,000 aggregate principal amount and will mature on October 1, 2007. Interest on the Series G senior notes will accrue at the rate of 9 1/4% per annum and will be payable every six months in arrears on April 1 and October 1, commencing on April 1, 2001. We will make each interest payment to the holders of record of the Series G senior notes on the immediately preceding March 15 and September 15.

   The Series A senior notes, Series B senior notes, Series C senior notes, Series D senior notes and the Series E senior notes are, and the Series G senior notes offered hereby will be, senior, general obligations of Host Marriott, L.P. The Series A through Series F senior notes are, and the Series G senior notes offered hereby will be initially secured by a pledge of all the Capital Stock of certain of our subsidiaries, which Capital Stock also equally and ratably secures our obligation under the Credit Facility, the Series A through Series F senior notes, and certain other Indebtedness ranking on an equitable and ratable basis with the Series G senior notes. See "--Security". The Series A through Series F senior notes are, and the Series G senior notes offered hereby will be, pari passu with all of our other existing and future unsubordinated Indebtedness and will rank senior to all of our subordinated obligations. The Series A through Series F senior notes are, and the Series G senior notes offered hereby will be, jointly and severally guaranteed on a senior basis by the Subsidiary Guarantors. The Guarantee of the Subsidiary Guarantors with respect to the notes, and the pledges of equity interests, are subject to release upon satisfaction of certain conditions.

   Interest on any series of notes issued under the indenture is or will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. Principal of, premium, if any, and interest on the notes will be payable at the office or agency of Host Marriott, L.P. maintained for such purpose, in the Borough of Manhattan, The City of New York. Except as provided below, at our option payment of interest may be made by check mailed to the holders of any notes at the addresses set forth upon our registry books; provided, however, holders of certificated notes will be entitled to receive interest payments (other than at maturity) by wire transfer of immediately available funds, if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 days prior to the applicable interest payment date. Such wire instructions, upon receipt by the trustee, will remain in effect until revoked by such holder. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until we designate otherwise our office or agency will be the corporate trust office of the trustee presently located at 140 Broadway, New York, New York 10005-1180.

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Guarantees

   The Series A through Series F senior notes and the Series G senior notes offered hereby will be fully and unconditionally guaranteed as to principal, premium, if any, and interest, jointly and severally, by the Subsidiary Guarantors. If the partnership defaults in the payment of the principal of, or premium, if any, or interest on, a guaranteed series of notes issued under the indenture when and as the same shall become due, whether upon maturity, acceleration, call for redemption, Change of Control, offer to purchase or otherwise, without the necessity of action by the trustee or any holder, the Subsidiary Guarantors shall be required promptly to make such payment in full. The indenture provides that the Subsidiary Guarantors will be released from their obligations as guarantors under such series of notes under certain circumstances. The obligations of the Subsidiary Guarantors will be limited in a manner intended to avoid such obligations being construed as fraudulent conveyances under applicable law.

   Each current and future Restricted Subsidiary of Host Marriott, L.P. that subsequently guarantees any Indebtedness (the "Guaranteed Indebtedness") of Host Marriott, L.P. (each a "Future Subsidiary Guarantor") will be required to guarantee the Series G senior notes offered hereby and any other series of notes guaranteed under the indenture. If the Guaranteed Indebtedness is (A) pari passu in right of payment with the notes, then the guarantee of such Guaranteed Indebtedness shall be pari passu in right of payment with, or subordinated in right of payment to, the Subsidiary guarantee or (B) subordinated in right of payment to the notes, then the guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the notes.

   Subject to compliance with the preceding paragraph, the indenture also provides that any guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released upon (1) the sale or other disposition of Capital Stock of the Subsidiary Guarantor, if, as a result of such sale or disposition, such Subsidiary Guarantor ceases to be a Subsidiary of the partnership, (2) the consolidation or merger of any such Subsidiary Guarantor with any Person other than the partnership or a Subsidiary of the partnership, if, as a result of such consolidation or merger, such Subsidiary Guarantor ceases to be Subsidiary of the partnership, (3) a Legal Defeasance or Covenant Defeasance, or (4) the unconditional and complete release of such Subsidiary Guarantor from its guarantee of all Guaranteed Indebtedness.

Security

   The obligations of the operating partnership to pay the principal of, premium, if any, and interest on the Series G senior notes is secured by a pledge of the Capital Stock of certain of our direct and indirect subsidiaries, which pledge is, and will be, shared equally and ratably with the credit facility, the Series A through Series F senior notes and certain other of our Indebtedness ranking pari passu in right of payment with the Series F senior notes, including, unless otherwise provided for in the applicable supplemental indenture, any series of notes issued under the indenture in the future. The indenture also provides that, unless otherwise provided in a supplemental indenture with respect to a series of notes, the Capital Stock of each Restricted Subsidiary that is subsequently pledged to secure the credit facility will also be pledged to secure each such series of notes on an equal and ratable basis with respect to the Liens securing the credit facility and any other pari passu Indebtedness secured by such Capital Stock, provided, however, that any shares of the Capital Stock of any Restricted Subsidiary will not be and will not be required to be pledged to secure any such series of notes if the pledge of or grant of a security interest in such shares is prohibited by law. Bankers Trust Company (the administrative agent under the credit facility) currently serves as the collateral agent with respect to such stock pledge, subject to replacement in certain circumstances. So long as the credit facility is in effect, the lenders under the credit facility will have the right to direct the manner and method of enforcement of remedies with respect to the stock pledge. Any proceeds realized on a sale or disposition of collateral would be applied first to expenses of, and other obligations owed to, the collateral agent, second, pro rata to outstanding principal and interest of the secured Indebtedness, and third, pro rata to other secured obligations.

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

   Upon the complete and unconditional release of the pledge of any such Capital Stock in favor of the credit facility, the pledge of such Capital Stock as collateral securing the notes shall be released; provided that should the obligations of the partnership under the credit facility subsequently be secured by a pledge of such Capital Stock at any time, the partnership must cause such Capital Stock to be pledged ratably and with at least the same priority for the benefit of holders of the notes.

Ranking

   The Series A through Series F senior notes are, and the Series G senior notes offered hereby will be, senior, general obligations of the partnership, ranking pari passu in right of payment with any other outstanding or future unsubordinated Indebtedness of the partnership, including, without limitation, the obligations of the partnership under the credit facility. The Series A through Series F senior notes are, and the Series G senior notes offered hereby will be, senior to all subordinated obligations of the partnership. Each of the Subsidiary guarantees of the Series A through Series F senior notes and any other series of guaranteed notes, including the Series G senior notes offered hereby, will rank pari passu with all current and future unsubordinated Indebtedness, and senior to all current and future subordinated Indebtedness, of the Subsidiary Guarantors. Holders of the notes will be direct creditors of the Subsidiary Guarantors by virtue of such guarantees of the notes.

Optional Redemption

   Upon not less than 30 nor more than 60 days' notice, we may redeem the notes in whole but not in part at any time at a redemption price equal to 100% of the principal amount thereof plus the Make-Whole Premium, together with accrued and unpaid interest thereon, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the applicable redemption date). No sinking fund is provided for the notes.

Notice

   Any notice to the holders of notes of such a redemption need not set forth the redemption price of such notes but need only set forth the calculation thereof as described in the immediately preceding paragraph. The redemption price, calculated as aforesaid, should be set forth in an Officer's Certificate delivered to the trustee no later than one business day prior to the redemption date.

   Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.

   Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes called for redemption.

Certain Definitions

   Set forth below are certain defined terms used in the covenants and other provisions of the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized term used herein for which no definition is provided.

   "Acquired Indebtedness" means Indebtedness or Disqualified Stock of a
Person:

     (1) existing at the time such Person becomes a Restricted Subsidiary of the Company, or

     (2) assumed in connection with an Asset Acquisition and not incurred in connection with or in contemplation or anticipation of such event provided that Indebtedness of such Person which is redeemed, defeased (including the deposit of funds in a valid trust for the exclusive benefit of holders and the trustee thereof, sufficient to repay such Indebtedness in accordance with its terms), retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

   "Adjusted Total Assets" means, for any Person, the Total Assets for such Person and its Restricted Subsidiaries as of any Transaction Date, as adjusted to reflect the application of the proceeds of the Incurrence of Indebtedness and issuance of Disqualified Stock on the Transaction Date.

   "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided that:

     (1) a beneficial owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control;

     (2) the right to designate a member of the Board of a Person or a Parent of that Person will not, by itself, be deemed to constitute control; and

     (3) Marriott International and its Subsidiaries shall not be deemed to be Affiliates of the Company or its Parent or Restricted Subsidiaries.

   "Asset Acquisition" means:

     (1) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged or consolidated into or with the Company or any of its Restricted Subsidiaries or

     (2) an acquisition by the Company or any of its Restricted Subsidiaries from any other Person that constitutes all or substantially all of a division or line of business, or one or more real estate properties, of such Person.

   "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of

     (1) all or any of the Capital Stock of any Restricted Subsidiary (including by issuance of such Capital Stock);

     (2) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries; or

     (3) any other property and assets of the Company or any of its Restricted Subsidiaries (other than Capital Stock of a Person which is not a Restricted Subsidiary) outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the covenant of the indenture entitled "Consolidation, Merger and Sale of Assets";

   provided that "Asset Sale" shall not include:

     (a) sales or other dispositions of inventory, receivables and other current assets;

     (b) sales, transfers or other dispositions of assets with a fair market value not in excess of $10 million in any transaction or series of related transactions;

     (c) leases of real estate assets;

     (d) Permitted Investments (other than Investments in Cash Equivalents) or Restricted Investments made in accordance with the "Limitation on Restricted Payments" covenant;

     (e) any transaction comprising part of the REIT Conversion; and

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     (f) any transactions that, pursuant to the "Limitation of Asset Sales"
  covenant, are defined not to be an "Asset Sale."

   "Average Life" means at any date of determination with respect to any debt security, the quotient obtained by dividing:

     (1) the sum of the products of:

       (a) the number of years (calculated to the nearest one-twelfth) from such date of determination to the date of each successive scheduled principal (or redemption) payment of such debt security, and

       (b) the amount of such principal (or redemption) payment

   by

     (2) the sum of all such principal (or redemption) payments.

   "Blackstone Acquisition" means the acquisition by the Operating Partnership from The Blackstone Group, a Delaware limited partnership, and a series of funds controlled by Blackstone Real Estate Partners, a Delaware limited partnership, of certain hotel properties, mortgage loans and other assets together with the assumption of related Indebtedness.

   "Board" means:

     (1) with respect to any corporation, the board of directors of such corporation or any committee of the board of directors of such corporation authorized, with respect to any particular matter, to exercise the power of the board of directors of such corporation;

     (2) with respect to any partnership, any partner (including, without limitation, in the case of any partner that is a corporation, the board of directors of such corporation or any authorized committee thereof) with the authority to cause the partnership to act with respect to the matter at issue;

     (3) in the case of a trust, any trustee or board of trustees with the authority to cause the trust to act with respect to the matter at issue;

     (4) in the case of a limited liability company (an "LLC"), the managing member, management committee or other Person or group with the authority to cause the LLC to act with respect to the matter at issue; and

     (5) with respect to any other entity, the Person or group exercising functions similar to a board of directors of a corporation.

   "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

   "Capital Contribution" means any contribution to the equity of the Company for which no consideration is given, or if given, consists only of the issuance of Qualified Capital Stock (or, if other consideration is given, only the value of the contribution in excess of such other consideration).

   "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock, Preferred Stock and Units.

   "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

   "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person in accordance with GAAP.

   "Cash Equivalent" means:

     (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America are pledged in support thereof);

     (2) time deposits, bankers acceptances and certificates of deposit and commercial paper issued by the Parent of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's;

     (3) marketable direct obligations issued by the District of Columbia or any state of the United States of America or any political subdivision or public instrumentality thereof bearing (at the time of investment therein) one of the two highest ratings obtainable from either S&P or Moody's; and

     (4) liquid investments in money market funds substantially all of the assets of which are securities of the type described in clauses (1) through
  (3) inclusive;

provided that the securities described in clauses (1) through (3) inclusive have a maturity of one year or less after the date of acquisition.

   "Change of Control" means:

     (1) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company or Host or Host REIT (for so long as Host or Host REIT is a Parent of the Company immediately prior to such transaction or series of related transactions), on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee;

     (2) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company (or Host or Host REIT for so long as Host or Host REIT is a Parent of the Company immediately prior to such transaction or series of related transactions) then outstanding normally entitled to vote in elections of directors, managers or trustees, as applicable;

     (3) during any period of 12 consecutive months after the Issue Date (for so long as Host or Host REIT is a Parent of the Company immediately prior to such transaction or series of related transactions), Persons who at the beginning of such 12-month period constituted the Board of Host or Host REIT (together with any new Persons whose election was approved by a vote of a majority of the Persons then still comprising the Board who were either members of the Board at the beginning of such period or whose election, designation or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Host or Host REIT, as applicable, then in office; or

     (4) Host REIT ceases to be a general partner of the Operating Partnership or ceases to control the Company;

provided, however, that neither

     (x) the pro rata distribution by Host to its shareholders of shares of the Company or shares of any of Host's or Host REIT's other Subsidiaries, nor

     (y) the REIT Conversion (or any element thereof)

shall, in and of itself, constitute a Change of Control for purposes of this definition.

   "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

   "Closing Date" means August 5, 1998.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), which have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person's equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of common stock.

   "Company" means Host Marriott, L.P., and its successors and assigns (and, from the Issue Date to the consummation of the Merger, HMH Properties, Inc., and its successors and assigns).

   "Consolidated" or "consolidated" means, with respect to any Person, the consolidation of the accounts of the Restricted Subsidiaries (including those of the Non-Consolidated Restricted Entities) of such Person with those of such Person; provided that:

     (1) "consolidation" will not include consolidation of the accounts of any other Person other than a Restricted Subsidiary of such Person with such Person; and

     (2) "consolidation" will include consolidation of the accounts of any Non-Consolidated Restricted Entities, whether or not such consolidation would be required or permitted under GAAP

(it being understood that the accounts of such Person's Consolidated Subsidiaries shall be consolidated only to the extent of such Person's proportionate interest therein).

   The terms "consolidated" and "consolidating" have correlative meanings to the foregoing.

   "Consolidated Coverage Ratio" of any Person on any Transaction Date means the ratio, on a pro forma basis, of

     (1) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period;

   to

     (2) the aggregate Consolidated Interest Expense of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Interest Expense would no longer be obligations contributing to such Person's Consolidated Interest Expense subsequent to the Transaction Date) during the Reference Period;

   provided that for purposes of such calculation:

     (a) acquisitions of operations, businesses or other income-producing assets (including any reinvestment of disposition proceeds in income-producing assets held as of and not disposed on the Transaction Date) which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period;

     (b) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period;

     (c) the incurrence of any Indebtedness or issuance of any Disqualified Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness or invested in income-producing assets held as of and not disposed on the Transaction Date) shall be assumed to have occurred on the first day of such Reference Period; and

     (d) the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

   "Consolidated EBITDA" means, for any Person and for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication:

     (1) the sum of:

       (a) Consolidated Interest Expense;

       (b) provisions for taxes based on income (to the extent of such Person's proportionate interest therein);

       (c) depreciation and amortization expense (to the extent of such Person's proportionate interest therein);

       (d) any other noncash items reducing the Consolidated Net Income of such Person for such period (to the extent of such Person's proportionate interest therein);

       (e) any dividends or distributions during such period to such Person or a Consolidated Subsidiary (to the extent of such Person's proportionate interest therein) of such Person from any other Person which is not a Restricted Subsidiary of such Person or which is accounted for by such Person by the equity method of accounting (other than a Non-Consolidated Restricted Entity), to the extent that:

         1. such dividends or distributions are not included in the Consolidated Net Income of such Person for such period; and

         2. the sum of such dividends and distributions, plus the aggregate amount of dividends or distributions from such other Person since the Issue Date that have been included in Consolidated EBITDA pursuant to this clause (e), do not exceed the cumulative net income of such other Person attributable to the equity interests of the Person (or Restricted Subsidiary of the Person) whose Consolidated EBITDA is being determined;

       (f) any cash receipts of such Person or a Consolidated Subsidiary of such Person (to the extent of such Person's proportionate interest therein) during such period that represent items included in Consolidated Net Income of such Person for a prior period which were excluded from Consolidated EBITDA of such Person for such prior period by virtue of clause (2) of this definition; and

       (g) any nonrecurring expenses incurred in connection with the REIT Conversion;

       minus,

     (2) the sum of:

       (a) all non-cash items increasing the Consolidated Net Income of such Person (to the extent of such Person's proportionate interest therein) for such period; and

       (b) any cash expenditures of such Person (to the extent of such Person's proportionate interest therein) during such period to the extent such cash expenditures did not reduce the Consolidated Net Income of such Person for such period and were applied against reserves or accruals that constituted noncash items reducing the Consolidated Net Income of such Person (to the extent of such Person's proportionate interest therein) when reserved or accrued;

all as determined on a consolidated basis for such Person and its Consolidated Subsidiaries (it being understood that the accounts of such Person's Consolidated Subsidiaries shall be consolidated only to the extent of such Person's proportionate interest therein).

   "Consolidated Interest Expense" of any Person means, for any period, the aggregate amount (without duplication and determined in each case on a consolidated basis) of:

     (1) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations but excluding the amortization of fees or expenses incurred in order to consummate the sale of the notes issued under the indenture or to establish the Credit Facility) of such Person and its Consolidated Subsidiaries during such period, including:

       (a) original issue discount and noncash interest payments or accruals on any Indebtedness;

       (b) the interest portion of all deferred payment obligations; and

       (c) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period; and

     (2) dividends accrued or payable by such Person or any of its Consolidated Subsidiaries in respect of Disqualified Stock (other than by Restricted Subsidiaries of such Person to such Person or, to the extent of such Person's proportionate interest therein, such Person's Restricted Subsidiaries);

provided, however, that any such interest, dividends or other payments or accruals (referenced in clauses (1) or (2)) of a Consolidated Subsidiary that is not Wholly Owned shall be included only to the extent of the proportionate interest of the referent Person in such Consolidated Subsidiary.

   For purposes of this definition:

     (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP; and

     (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Restricted Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

   "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries for such period, determined on a consolidated basis (it being understood that the net income of Consolidated Subsidiaries shall be consolidated with that of a Person only to the extent of the proportionate interest of such Person in such Consolidated Subsidiaries); provided that:

     (1) net income (or loss) of any other Person which is not a Restricted Subsidiary of the Person, or that is accounted for by such specified Person by the equity method of accounting (other than a Non-Consolidated Restricted Entity), shall be included only to the extent of the amount of dividends or distributions paid to the specified Person or a Restricted Subsidiary of such Person;

     (2) the net income (or loss) of any other Person acquired by such specified Person or a Restricted Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

     (3) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets or from the issuance or sale of any Capital Stock) shall be excluded; and

     (4) the net income, if positive, of any of such Person's Consolidated Subsidiaries other than Consolidated Subsidiaries that are not Subsidiary Guarantors to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary shall be excluded; provided, however, in the case of exclusions from Consolidated Net Income set forth in clauses (2), (3) and (4), such amounts shall be excluded only to the extent included in computing such net income (or loss) on a consolidated basis and without duplication.

   "Consolidated Subsidiary" means, for any Person, each Restricted Subsidiary of such Person (including each Non-Consolidated Restricted Entity).

   "Conversion Date" means December 29, 1998.

   "Credit Facility" means the credit facility established pursuant to the Credit Agreement, dated as of August 5, 1998 among the Company, Host, certain other Subsidiaries party thereto, the lenders party thereto, Bankers Trust Company, as Arranger and Administrative Agent, and Wells Fargo Bank, N.A., The Bank of Nova Scotia and Credit Lyonnais New York Branch, as Co-Arrangers, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced or otherwise modified or restructured from time to time (including by way of adding Subsidiaries of the Company as additional borrowers or guarantors thereof), whether by the same or any other agent, lender or group of lenders.

   "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

   "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

   "Disqualified Stock" means except as set forth below, with respect to any Person, Capital Stock of that Person that by its terms or otherwise is:

     (1) required to be redeemed on or prior to the Stated Maturity of the notes for cash or property other than Qualified Capital Stock;

     (2) redeemable for cash or property other than Qualified Capital Stock at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the notes; or

     (3) convertible into or exchangeable mandatorily or at the option of the holder for Capital Stock referred to in clause (1) or (2) above or Indebtedness of the Company or a Restricted Subsidiary having a scheduled maturity prior to the Stated Maturity of the notes;

provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes at the Option of Holders upon a Change of Control Triggering Event" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes at the Option of Holders upon a Change of Control Triggering Event" covenants described below.

   With respect to Capital Stock of a Restricted Subsidiary, only the amount thereof issued to Persons (other than the Company or any of its Restricted Subsidiaries) in excess of such Persons' Pro Rata Share of such Capital Stock shall be deemed to be Disqualified Stock for purposes of determining the amount of Disqualified Stock of the Company and its Restricted Subsidiaries.

   Notwithstanding anything to the contrary contained in this definition:

     (a) the QUIPs are not Disqualified Stock;

     (b) any Capital Stock issued by the Operating Partnership to Host REIT shall not be deemed to be Disqualified Stock solely by reason of a right by Host REIT to require the Company to make a payment to it sufficient to enable Host REIT to satisfy its concurrent obligation with respect to Capital Stock of Host REIT, provided such Capital Stock of Host REIT would not constitute Disqualified Stock; and

     (c) no Capital Stock shall be deemed to be Disqualified Stock as the result of the right of the holder thereof to request redemption thereof if the issuer of such Capital Stock (or the Parent of such issuer) has the right to satisfy such redemption obligations by the issuance of Qualified Capital Stock to such holder.

   "E&P Distribution" means:

     (1) one or more distributions to the shareholders of Host and/or Host REIT of:

       (a) shares of SLC; and

       (b) cash, securities or other property, with a cumulative aggregate value equal to the amount estimated in good faith by Host or Host REIT from time to time as being necessary to assure that Host and Host REIT have distributed the accumulated earnings and profits (as referenced in Section 857(a)(2)(B) of the Code) of Host as of the last day of the first taxable year for which Host REIT's election to be taxed as a REIT is effective; and

     (2) the distributions from the Operating Partnership to:

       (a) Host REIT necessary to enable Host REIT to make the distributions described in clause (1); and

       (b) holders of Units (other than Host REIT) required as a result of or a condition to such distributions made pursuant to clause (2)(a).

   "Excluded Person" means, in the case of the Company, Host, Host REIT or any Wholly Owned Subsidiary of Host or Host REIT.

   "Exempted Affiliate Transaction" means:

     (1) employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of the Company;

     (2) payments of reasonable fees and expenses to the members of the Board;

     (3) transactions solely between the Company and any of its Subsidiaries or solely among Subsidiaries of the Company;

     (4) Permitted Tax Payments;

     (5) Permitted Sharing Arrangements;

     (6) Procurement Contracts;

     (7) Operating Agreements;

     (8) Restricted Payments permitted under the "Limitation on Restricted Payments" covenant; and

     (9) any and all elements of the REIT Conversion.

   "Existing Senior Notes" means amounts outstanding from time to time of:

     (1) the 9 1/2% Senior Secured Notes due 2005 of the Company;

     (2) the 8 7/8% Senior Notes due 2007 of the Company; and

     (3) the 9% Senior Notes due 2007 of the Company;

in each case not in excess of amounts outstanding immediately following the Issue Date, less amounts retired from time to time.

   "Fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined:

     (1) in good faith by the Board of the Company or the applicable Subsidiary involved in such transaction; or

     (2) by an appraisal or valuation firm of national or regional standing selected by the Company or such Subsidiary, with experience in the appraisal or valuation of properties or assets of the type for which fair market value is being determined.

   "Fifty Percent Venture" means a Person:

     (1) in which the Company owns (directly or indirectly) at least 50% of the aggregate economic interests;

     (2) in which the Company or a Restricted Subsidiary participates in control as a general partner, a managing member or through similar means; and

     (3) which is not consolidated for financial reporting purposes with the Company under GAAP.

   "FF&E" means furniture, fixtures and equipment, and other tangible personal property other than real property.

   "Funds From Operations" for any period means the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period excluding gains or losses from debt restructurings and sales of property, plus depreciation of real estate assets and amortization related to real estate assets and other non-cash charges related to real estate assets, after adjustments for unconsolidated partnerships and joint ventures plus minority interests, if applicable (it being understood that the accounts of such Person's Consolidated Subsidiaries shall be consolidated only to the extent of such Person's proportionate interest therein).

   "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States of America.

   "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly Guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or

     (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

   "HMH Properties" means HMH Properties, Inc, a Delaware corporation, which was merged into Host Marriott, L.P. on December 16, 1998.

   "Host" means Host Marriott Corporation, a Delaware corporation and the indirect Parent of the Company on the Issue Date, and its successors and assigns.

   "Host REIT" means Host Marriott Corporation, a Maryland corporation, which is the sole general partner of Host Marriott, L.P. following the REIT Conversion, and its successors and assigns.

   "Host REIT Merger" means the merger of Host with and into Host REIT, with Host REIT surviving the merger, which merger occurred on December 29, 1998.

   "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to (including as a result of an acquisition), or become responsible for, the payment of, contingently or otherwise, such Indebtedness (including Acquired Indebtedness); provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

   "Indebtedness" of any Person means, without duplication:

     (1) all liabilities and obligations, contingent or otherwise, of such
  Person:

       (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

       (b) evidenced by bonds, notes, debentures or similar instruments;

       (c) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

       (d) evidenced by bankers' acceptances;

       (e) for the payment of money relating to a Capitalized Lease
    Obligation; or

       (f) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;

     (2) all net obligations of such Person under Interest Swap and Hedging Obligations; and

     (3) all liabilities and obligations of others of the kind described in the preceding clause (1) or (2) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person.

   "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swaps, caps, collars and similar arrangements providing protection against fluctuations in interest rates. For purposes of the Indenture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such Person.

   "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Company and its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include the designation of a Restricted Subsidiary to be an Unrestricted Subsidiary or a Non-Consolidated Entity.

   For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below:

     (1) "Investment" shall include the proportionate share of the Company and its Restricted Subsidiaries in the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary or Non-Consolidated Entity;

     (2) the proportionate share of the Company and its Restricted Subsidiaries in the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary or Non-Consolidated Entity at the time that such Unrestricted Subsidiary or Non-Consolidated Entity is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

     (3) any property transferred to or from an Unrestricted Subsidiary or Non-Consolidated Entity shall be valued at its fair market value at the time of such transfer.

   "Investment Grade" means a rating of the notes by both S&P and Moody's, each such rating being in one of such agency's four highest generic rating categories that signifies investment grade (i.e., currently BBB--(or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's); provided in each case such ratings are publicly available; provided, further, that in the event Moody's or S&P is no longer in existence for purposes of determining whether the notes are rated "Investment Grade," such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by the Company, notice of which shall be given to the Trustee.

   "Issue Date" means August 5, 1998.

   "Lien" means any mortgage, pledge, security interest, encumbrance, lien, privilege, hypothecation, other encumbrance or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest) upon or with respect to any property of any kind now owned or hereinafter acquired.

   "Limited Partner Note" means an unsecured note of the Operating Partnership which a limited partner of a Public Partnership elected to receive at the time of the Partnership Mergers instead of or in exchange for Units.

   "Make-Whole Premium" means, with respect to any note at any redemption date, the excess, if any, of (a) the present value of the sum of the principal amount and premium, if any, that would be payable on such note on its maturity date and all remaining interest payments (not including any portion of such payments of interest accrued as of the redemption date) to and including such maturity date, discounted on a semi-annual bond equivalent basis from such maturity date to the redemption date at a per annum interest rate equal to the sum of the Treasury Yield (determined on the Business Day immediately preceding the date of such redemption), plus 50 basis points, over (b) the principal amount of the note being redeemed.

   "Merger" means the merger of HMH Properties with and into the Operating Partnership, with the Operating Partnership as the surviving entity, which merger occurred on December 16, 1998.

   "Moody's" means Moody's Investors Service, Inc. and its successors.

   "Net Cash Proceeds" means:

     (1) with respect to any Asset Sale other than the sale of Capital Stock of a Restricted Subsidiary, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are

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  financed or sold with recourse to the Company or any of its Restricted
  Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of:

       (a) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

       (b) provisions for all Taxes (including Taxes of Host REIT) actually paid or payable as a result of such Asset Sale by the Company and its Restricted Subsidiaries, taken as a whole;

       (c) payments made to repay Indebtedness (other than Indebtedness subordinated in right of payment to the notes or a Subsidiary Guarantee) or any other obligations outstanding at the time of such Asset Sale that either (I) is secured by a Lien on the property or assets sold; or (II) is required to be paid as a result of such sale;

       (d) amounts reserved by the Company and its Restricted Subsidiaries against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP; and

       (e) unless Taxes thereon are paid by Host REIT as set forth in clause (b) above, amounts required to be distributed as a result of the realization of gains from Asset Sales in order to maintain or preserve Host REIT's status as a REIT;

  (provided, however, that with respect to an Asset Sale by any Person other than the Company or a Wholly Owned Subsidiary, Net Cash Proceeds shall be the above amount multiplied by the Company's (direct or indirect) percentage ownership interest in such Person); and

     (2) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorney's fees, accountant's fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof (provided, however, that with respect to an issuance or sale by any Person other than the Company or a Wholly Owned Subsidiary, Net Cash Proceeds shall be the above amount multiplied by the Company's (direct or indirect) percentage ownership interest in such Person).

   "Net Investments" means, with respect to any referenced category or group of
Investments:

     (1) the aggregate amount of such Investments made by the Company and its Restricted Subsidiaries (to the extent of the Company's proportionate interest in such Restricted Subsidiaries) on or subsequent to the Issue Date, minus

     (2) the aggregate amount of any dividends, distributions, sales proceeds or other amounts received by the Company and its Restricted Subsidiaries (to the extent of the Company's proportionate interest in such Restricted Subsidiaries) in respect of such Investments on or subsequent to the Issue Date;

and, in the event that any such Investments are made, or amounts are received, in property other than cash, such amounts shall be the fair market value of such property.

   "Non-Conforming Assets" means various assets (principally comprising partnership or other interests in hotels which are not leased, certain international hotels in which Host or its Subsidiaries own interests, and certain FF&E relating to hotels owned by the Operating Partnership and its Subsidiaries) which assets, if owned by the Operating Partnership, could jeopardize Host REIT's status as a REIT.

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   "Non-Consolidated Entity" means a Non-Controlled Entity or a Fifty Percent
Venture which is neither a Non-Consolidated Restricted Entity nor an Unrestricted Subsidiary.

   "Non-Consolidated Restricted Entity" means a Non-Controlled Entity or a Fifty Percent Venture which has been designated by the Company (by notice to the Trustee) as a Restricted Subsidiary and which designation has not been revoked (by notice to the Trustee). Revocation of a previous designation of a Non-Controlled Entity or a Fifty Percent Venture as a Non-Consolidated Restricted Entity shall be deemed to be a designation of such entity to be a Non-Consolidated Entity.

   "Non-Controlled Entity" means a taxable corporation in which the Operating Partnership owns (directly or indirectly) 90% or more of the economic interest but no more than 9.9% of the Voting Stock and whose assets consist primarily of Non-Conforming Assets.

   "Offering" means the offering of the notes for sale by the Company.

   "Officer's Certificate" means a certificate signed on behalf of the Company, a Guarantor or Subsidiary Guarantor, as applicable, by an officer of the Company, a Guarantor or Subsidiary Guarantor, as applicable, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, Guarantor or Subsidiary Guarantor, as applicable.

   "Old Notes" means the approximately $35 million aggregate principal amount of four series of Indebtedness of Host outstanding on the Issue Date.

   "Operating Agreements" means the asset or property management agreements, franchise agreements, lease agreements and other similar agreements between the Company, any Subsidiary Guarantor or any of their respective Restricted Subsidiaries, on the one hand, and Marriott International, SLC or another entity engaged in and having pertinent experience with the operation of such similar properties, on the other, relating to the operation of the real estate properties owned by the Company, any Subsidiary Guarantor or any of their respective Restricted Subsidiaries, provided that the management of the Company determines in good faith that such arrangements are fair to the Company and to such Restricted Subsidiary.

   "Operating Partnership" means Host Marriott, L.P., a Delaware limited partnership.

   "Parent" of any Person means a corporation which at the date of determination owns, directly or indirectly, a majority of the Voting Stock of such Person or of a Parent of such Person.

   "Partnership Mergers" means the merger of one of more Subsidiaries of the Operating Partnership into one or more of the Public Partnerships.

   "Paying Agent" means, until otherwise designated, the Trustee.

   "Permitted Investment" means any of the following:

     (1) an Investment in Cash Equivalents;

     (2) Investments in a Person substantially all of whose assets are of a type generally used in a Related Business (an "Acquired Person") if, as a result of such Investments:

       (a) the Acquired Person immediately thereupon is or becomes a Restricted Subsidiary of the Company; or

       (b) the Acquired Person immediately thereupon either (I) is merged or consolidated with or into the Company or any of its Restricted Subsidiaries and the surviving Person is the Company or a Restricted Subsidiary of the Company or (II) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries;

     (3) an Investment in a Person, provided that:


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       (a) such Person is principally engaged in a Related Business;

       (b) the Company or one or more of its Restricted Subsidiaries participates in the management of such Person, as a general partner, member of such Person's governing board or otherwise; and

       (c) any such Investment shall not be a Permitted Investment if, after giving effect thereto, the aggregate amount of Net Investments outstanding made in reliance on this clause (3) subsequent to the Issue Date would exceed 5% of Total Assets;

     (4) Permitted Sharing Arrangement Payments;

     (5) securities received in connection with an Asset Sale so long as such Asset Sale complied with the Indenture including the covenant "Limitation on Asset Sales" (but, only to the extent the fair market value of such securities and all other non-cash and non-Cash Equivalent consideration received complies with clause (2) of the first paragraph of the "Limitation on Asset Sales" covenant);

     (6) Investments in the Company or in Restricted Subsidiaries of the Company;

     (7) Permitted Mortgage Investments;

     (8) any Investments constituting part of the REIT Conversion; and

     (9) any Investments in a Non-Consolidated Entity, provided that (after giving effect to such Investment) the total assets (before depreciation and amortization) of all Non-Consolidated Entities attributable to the Company's proportionate ownership interest therein, plus an amount equal to the Net Investments outstanding made in reliance upon clause (3) above, does not exceed 20% of the total assets (before depreciation and amortization) of the Company and its Consolidated Subsidiaries (to the extent of the Company's proportionate ownership interest therein).

   "Permitted Lien" means any of the following:

     (1) Liens imposed by governmental authorities for taxes, assessments or other charges where nonpayment thereof is not subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

     (2) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that:

       (a) the underlying obligations are not overdue for a period of more than 30 days;

       (b) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

     (3) Liens securing the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (4) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by the Company or any of its Restricted Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

     (5) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

     (6) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; and

     (7) Liens securing on an equal and ratable basis the notes and any other Indebtedness.

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   "Permitted Mortgage Investment" means an Investment in Indebtedness secured by real estate assets or Capital Stock of Persons (other than the Company or its Restricted Subsidiaries) owning such real estate assets; provided that:

     (1) the Company is able to consolidate the operations of the real estate assets in its GAAP financial statements;

     (2) such real estate assets are owned by a partnership, LLC or other entity which is controlled by the Company or a Restricted Subsidiary as a general partner, managing member or through similar means; or

     (3) the aggregate amount of such Permitted Mortgage Investments (excluding those referenced in clauses (1) and (2) above), determined at the time each such Investment was made, does not exceed 10% of Total Assets after giving effect to such Investment.

   "Permitted REIT Distributions" means a declaration or payment of any dividend or the making of any distribution:

     (1) to Host REIT that is necessary to maintain Host REIT's status as a REIT under the Code or to satisfy the distributions required to be made by reason of Host REIT's making of the election provided for in Notice 88-19 (or Treasury regulations issued pursuant thereto), if:

       (a) the aggregate principal amount of all outstanding Indebtedness (other than the QUIPs Debt) of the Company and its Restricted
    Subsidiaries on a consolidated basis at such time is less than 80% of Adjusted Total Assets of the Company; and

       (b) no Default or Event of Default shall have occurred and be continuing; and

     (2) to any Person in respect of any Units, which distribution is required as a result of or a condition to the distribution or payment of such dividend or distribution to Host REIT; provided that such Person's investment in the Operating Partnership in consideration of which such Person received such Units shall have been consummated in a transaction determined by the Company to be fair to the Operating Partnership as set forth in an Officer's Certificate for Investments in an amount less than $50 million and as set forth in a Board Resolution for Investments equal to or greater than such amount.

   "Permitted REIT Payments" means, without duplication, payments to Host REIT and its Subsidiaries that hold only Qualified Assets in an amount necessary and sufficient to permit Host REIT and such Subsidiaries to pay all of their operating expenses and other general corporate expenses and liabilities (including any reasonable professional fees and expenses).

   "Permitted Sharing Arrangements" means any contracts, agreements or other arrangements between the Company and/or one or more of its Subsidiaries and a Parent of the Company and/or one or more Subsidiaries of such Parent, pursuant to which such Persons share centralized services, establish joint payroll arrangements, procure goods or services jointly or otherwise make payments with respect to goods or services on a joint basis, or allocate corporate expenses (other than taxes based on income) (provided that (i) such Permitted Sharing Arrangements are, in the determination of management of the Company, the Subsidiary Guarantors, or their Restricted Subsidiaries in the best interests of the Company, the Subsidiary Guarantors, or their Restricted Subsidiaries and (ii) the liabilities of the Company, the Subsidiary Guarantors and their Restricted Subsidiaries under such Permitted Sharing Arrangements are determined in good faith and on a reasonable basis).

   "Permitted Sharing Arrangements Payment" means payments under Permitted Sharing Arrangements.

   "Permitted Tax Payments" means payment of any liability of the Company, Host, Host REIT or any of their respective Subsidiaries for Taxes.

   "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

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   "Preferred Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting), which have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person's preferred or preference stock, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

   "Private Partnership" means a partnership (other than a Public Partnership) or limited liability company that owns one or more full service hotels and that, prior to the REIT Conversion, was partially but not Wholly Owned by Host or one of its Subsidiaries.

   "Private Partnership Acquisition" means the acquisition by the Operating Partnership or a Restricted Subsidiary thereof from unaffiliated partners of certain Private Partnerships of partnership interests in such Private Partnerships in exchange for Units or the assets of such Private Partnerships by merger or conveyance in exchange for Units.

   "Procurement Contracts" means contracts for the procurement of goods and services entered into in the ordinary course of business and consistent with industry practices.

   "Pro Rata Share" means "PRS" where:

   PRS equals CR divided by TC multiplied by OPTC

   where:

     CR equals the redemption value of such Capital Stock in the issuing Restricted Subsidiary held in the aggregate by the Company and its Restricted Subsidiaries.

     TC equals the total contribution to the equity of the issuing Restricted Subsidiary made by the Company and its Restricted Subsidiaries, and

     OPTC equals the total contribution to the equity of the issuing Restricted Subsidiary made by other Persons.

   "Public Partnerships" mean, collectively:

     (1) Atlanta Marriott Marquis II Limited Partnership, a Delaware limited partnership (with which HMC Atlanta Merger Limited Partnership was merged);

     (2) Desert Springs Marriott Limited Partnership, a Delaware limited partnership (with which HMC Desert Merger Limited Partnership was merged);

     (3) Hanover Marriott Limited Partnership, a Delaware limited partnership (with which HMC Hanover Merger Limited Partnership was merged);

     (4) Marriott Diversified American Hotels, L.P., a Delaware limited partnership (with which HMC Diversified Merger Limited Partnership was merged);

     (5) Marriott Hotel Properties Limited Partnership, a Delaware limited partnership (with which HMC Properties I Merger Limited Partnership was merged);

     (6) Marriott Hotel Properties II Limited Partnership, a Delaware limited partnership (with which HMC Properties II Merger Limited Partnership was merged);

     (7) Mutual Benefit Chicago Marriott Suite Hotel Partners, L.P., a Rhode Island Limited partnership (with which HMC Chicago Merger Limited Partnership was merged);

     (8) Potomac Hotel Limited Partnership, a Delaware limited partnership (with which HMC Potomac Merger Limited Partnership was merged); and

     (9) Marriott Suites Limited Partnership (with which MS Merger Limited Partnership was merged);

   or, as the context may require, any such entity together with its Subsidiaries, or any of such Subsidiaries.

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   "Qualified Assets" means:

     (1) Capital Stock of the Company or any of its Subsidiaries or of other Subsidiaries of the Guarantors substantially all of whose sole assets are direct or indirect interests in Capital Stock of the Company; and

     (2) other assets related to corporate operations of the Guarantors which are de minimus in relation to those of the Guarantors and their Restricted Subsidiaries, taken as a whole.

   "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Stock and, when used in the definition of "Disqualified Stock," also includes any Capital Stock of a Restricted Subsidiary, Host REIT or any Parent of the Company that is not Disqualified Stock.

   "Qualified Exchange" means:

     (1) any legal defeasance, redemption, retirement, repurchase or other acquisition of then outstanding Capital Stock or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock; or

     (2) any exchange of Qualified Capital Stock for any then outstanding Capital Stock or Indebtedness issued on or after the Issue Date.

   "QUIPS" means the 6 3/4% Convertible Preferred Securities issued by Host Marriott Financial Trust, a statutory business trust.

   "QUIPs Debt" means the $567 million aggregate principal amount of 6 3/4% convertible subordinated debentures due 2026 of Host, held by Host Marriott Financial Trust, a statutory business trust.

   "Rating Agencies" means (i) S&P and (ii) Moody's or (iii) if S&P or Moody's or both shall not make a rating of all of the notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

   "Rating Category" means currently:

     (1) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories);

     (2) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

     (3) the equivalent of any such category of S&P or Moody's used in another Rating Agency.

   In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories (currently + and - for S&P, 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

   "Rating Date" means the date which is 90 days prior to the earlier of:

     (1) a Change of Control; and

     (2) the first public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

   "Rating Decline" means the occurrence, on or within 90 days after the earliest to occur of:

     (1) a Change of Control; and

     (2) the date of the first public notice of the occurrence of a Change of Control or of the intention by any Person to effect a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies), of

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       (a) in the event the notes are rated by either Moody's or S&P on the
    Rating Date as Investment Grade, a decrease in the rating, of the notes by either of such Rating Agencies to a rating that is below Investment Grade; or

       (b) in the event the notes are rated below Investment Grade by both Rating Agencies on the Rating Date, a decrease in the rating of the notes by either Rating Agency by one or more gradations (including gradations with Rating Categories as well as between Rating Categories).

   "real estate assets" means real property and all FF&E associated or used in connection therewith.

   "Reference Period" with regard to any Person means the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the securities or the indenture.

   "Refinancing Indebtedness" means Indebtedness or Disqualified Stock:

     (1) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part; or

     (2) constituting an amendment, modification or supplement to, or a deferral or renewal of ((1) and (2) above are, collectively, a "Refinancing"),

any Indebtedness or Disqualified Stock in a principal amount or, in the case of Disqualified Stock, liquidation preference, not to exceed the sum of :

       (a) the reasonable and customary fees and expenses incurred in connection with the Refinancing,

    plus

       (b) the lesser of:

         1. the principal amount or, in the case of Disqualified Stock, liquidation preference, of the Indebtedness or Disqualified Stock so refinanced; and

         2. if such Indebtedness being refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing;

provided that Refinancing Indebtedness (other than a revolving line of credit from a commercial lender or other Indebtedness whose proceeds are used to repay a revolving line of credit from a commercial lender to the extent such revolving line of credit or other Indebtedness was not put in place for purposes of evading the limitations described in this definition) shall:

     (x) not have an Average Life shorter than the Indebtedness or Disqualified Stock to be so refinanced at the time of such Refinancing; and

     (y) be subordinated in right of payment to the rights of holders of the notes if the Indebtedness or Disqualified Stock to be refinanced was so subordinated.

   "REIT Conversion" means the various transactions which were carried out in connection with Host's conversion to a REIT, as generally described in the S-4 Registration Statement, including without limitation:

     (1) the contribution to the Operating Partnership and its Subsidiaries of substantially all of the assets (excluding the assets of SLC) held by Host and its other Subsidiaries;

     (2) the assumption by the Operating Partnership and/or its Subsidiaries of substantially all of the liabilities of Host and its other Subsidiaries (including, without limitation, the QUIPs Debt and the Old Notes);

     (3) the Partnership Mergers;

     (4) the Private Partnership Acquisitions;

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     (5) the issuance of Limited Partner Notes in connection with the foregoing;

     (6) the Blackstone Acquisition;

     (7) the contribution, prior to or substantially concurrent with the Conversion Date, to Non-Controlled Entities of Non-Conforming Assets;

     (8) the leases to SLC or Subsidiaries of SLC of the hotels owned by the Operating Partnership and its Subsidiaries;

     (9) the Host REIT Merger;

     (10) the E&P Distribution; and

     (11) such other related transactions and steps, occurring prior to or substantially concurrent with or within a reasonable time after the Conversion Date as may be reasonably necessary to complete the above transactions or otherwise to permit Host REIT to elect to be treated as a REIT for Federal income tax purposes.

   "Related Business" means the businesses conducted (or proposed to be conducted) by the Company and its Restricted Subsidiaries as of the Closing Date and any and all businesses that in the good faith judgment of the Board of the Company are materially related businesses or real estate related businesses. Without limiting the generality of the foregoing, Related Business shall include the ownership and operation of lodging properties.

   "Restricted Investment" means, in one or a series of related transactions, any Investment, other than a Permitted Investment.

   "Restricted Payment" means, with respect to any Person (but without duplication):

     (1) the declaration or payment of any dividend or other distribution in respect of Capital Stock of such Person or the Parent or any Restricted Subsidiary of such Person;

     (2) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such Person or the Parent or any Restricted Subsidiary of such Person;

     (3) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or the Parent or a Restricted Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness;

     (4) any Restricted Investment by such Person; and

     (5) the payment to any Affiliate (other than the Company or its Restricted Subsidiaries) in respect of taxes owed by any consolidated group of which both such Person or a Subsidiary of such Person and such Affiliate are members;

provided, however, that the term "Restricted Payment" does not include:

     (a) any dividend, distribution or other payment on or with respect to Capital Stock of the Company to the extent payable solely in shares of Qualified Capital Stock;

     (b) any dividend, distribution or other payment to the Company, or to any of the Subsidiary Guarantors, by the Company or any of its Restricted Subsidiaries;

     (c) Permitted Tax Payments;

     (d) the declaration or payment of dividends or other distributions by any Restricted Subsidiary of the Company, provided such distributions are made to the Company (or a Subsidiary of the Company, as applicable) on a pro rata basis (and in like form) with all dividends and distributions so made;

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     (e) the retirement of Units upon conversion of such Units to Capital
  Stock of Host REIT;

     (f) any transactions comprising part of the REIT Conversion;

     (g) any payments with respect to Disqualified Stock or Indebtedness at the stated time and amounts pursuant to the original terms of the instruments governing such obligations;

     (h) Permitted REIT Payments; and

     (i) payments in accordance with the existing terms of the QUIPS;

and provided, further, that any payments of bona fide obligations of the Company or any Restricted Subsidiary shall not be deemed to be Restricted Payments solely by virtue of the fact of another Person's co-obligation with respect thereto.

   "Restricted Subsidiary" means any Subsidiary of the Company other than (i) an Unrestricted Subsidiary or (ii) a Non-Consolidated Entity.

   "S-4 Registration Statement" means the registration statement of the Operating Partnership on Form S-4, filed with the Commission on June 2, 1998, as amended and supplemented.

   "Secured Indebtedness" means any Indebtedness or Disqualified Stock secured by a Lien (other than Permitted Liens) upon the property of the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries.

   "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" of the Company within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the Commission as in effect as of the Issue Date.

   "SLC" means HMC Senior Communities, Inc., a Delaware corporation, and its successor Crestline Capital Corporation, a Maryland corporation, and its successors and assigns.

   "S&P" means Standard & Poor's Ratings Services and its successors.

   "Stated Maturity" means:

     (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

     (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

   "Subordinated Indebtedness" means Indebtedness of the Company or a Subsidiary Guarantor that is expressly subordinated in right of payment to the notes or a Subsidiary Guarantee thereof, as applicable.

   "Subsidiary" means, with respect to any Person:

     (1) any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date;

     (2) any partnership:

       (a) in which such Person or one or more Subsidiaries of such Person is, at the time, a general partner and owns alone or together with the Company a majority of the partnership interest; or

       (b) in which such Person or one or more Subsidiaries of such Person is, at the time, a general partner and which is controlled by such Person in a manner sufficient to permit its financial

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    statements to be consolidated with the financial statements of such
    Person in conformance with GAAP and the financial statements of which are so consolidated;

     (3) any Non-Controlled Entity; and

     (4) any Fifty Percent Venture.

   "Subsidiary Guarantee" means a Guarantee by each Subsidiary Guarantor for payment of principal, premium and interest on the notes by such Subsidiary Guarantor. Each Subsidiary Guarantee will be a senior obligation of the Subsidiary Guarantor and will be full and unconditional regardless of the enforceability of the notes and the Indenture.

   "Subsidiary Guarantors" means:

     (1) the current Subsidiary Guarantors identified in the following sentence; and

     (2) any Future Subsidiary Guarantors that become Subsidiary Guarantors pursuant to the terms of the Indenture but in each case excluding any Persons whose guarantees have been released pursuant to the terms of the Indenture.

   The current Subsidiary Guarantors are:

     (1) Airport Hotels LLC;

     (2) Host of Boston, Ltd.;

     (3) Host of Houston, Ltd.;

     (4) Host of Houston 1979;

     (5) Chesapeake Financial Services LLC;

     (6) City Center Interstate Partnership LLC;

     (7) HMC Retirement Properties, L.P.;

     (8) HMH Marina LLC;

     (9) Farrell's Ice Cream Parlour Restaurants LLC;

     (10) HMC Atlanta LLC;

     (11) HMC BCR Holdings LLC;

     (12) HMC Burlingame LLC;

     (13) HMC California Leasing LLC;

     (14) HMC Capital LLC;

     (15) HMC Capital Resources LLC;

     (16) HMC Park Ridge LP;

     (17) HMC Partnership Holdings LLC;

     (180) Host Park Ridge LLC;

     (19) HMC Suites LLC;

     (20) HMC Suites Limited Partnership;

     (21) PRM LLC;

     (22) Wellsford-Park Ridge Host Hotel Limited Partnership;

     (23) YBG Associates LLC;

     (24) HMC Chicago LLC;

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     (25) HMC Desert LLC;

     (26) HMC Palm Desert LLC;

     (27) MDSM Finance LLC;

     (28) HMC Diversified LLC;

     (29) HMC East Side II LLC;

     (30) HMC Gateway LLC;

     (31) HMC Grand LLC;

     (32) HMC Hanover LLC;

     (33) HMC Hartford LLC;

     (34) HMC Hotel Development LLC;

     (35) HMC HPP LLC;

     (36) HMC IHP Holding LLC;

     (37) HMC Manhattan Beach LLC;

     (38) HMC Market Street LLC;

     (39) New Market Street LP;

     (40) HMC Georgia LLC;

     (41) HMC Mexpark LLC;

     (42) HMC Polanco LLC;

     (43) HMC NGL LLC;

     (44) HMC OLS I L.P.;

     (45) HMC OP BN LLC;

     (46) HMC Pacific Gateway LLC;

     (47) HMC PLP LLC;

     (48) Chesapeake Hotel Limited Partnership;

     (49) HMC Potomac LLC;

     (50) HMC Properties I LLC;

     (51) HMC Properties II LLC;

     (52) HMC RTZ Loan I LLC;

     (53) HMC RTZ II LLC;

     (54) HMC SBM Two LLC;

     (55) HMC Seattle LLC;

     (56) HMC SFO LLC;

     (57) HMC Swiss Holdings LLC;

     (58) HMC Waterford LLC;

     (59) HMH General Partner Holdings LLC;

     (60) HMH Norfolk LLC;

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     (61) HMH Norfolk, L.P.;

     (62) HMH Pentagon LLC;

     (63) HMH Restaurants LLC;

     (64) HMH Rivers LLC;

     (65) HMH Rivers, L.P.;

     (66) HMH WTC LLC;

     (67) HMP Capital Ventures LLC;

     (68) HMP Financial Services LLC;

     (69) Host La Jolla LLC;

     (70) City Center Hotel Limited Partnership;

     (71) Times Square LLC;

     (72) Ivy Street LLC;

     (73) Market Street Host LLC;

     (74) MFR of Illinois LLC;

     (75) MFR of Vermont LLC;

     (76) MFR of Wisconsin LLC;

     (77) Philadelphia Airport Hotel LLC;

     (78) PM Financial LLC;

     (79) PM Financial LP;

     (80) HMC Property Leasing LLC;

     (81) HMC Host Restaurants LLC;

     (82) Santa Clara HMC LLC;

     (83) S.D. Hotels LLC;

     (84) Times Square GP LLC;

     (85) Durbin LLC;

     (86) HMC HT LLC;

     (87) HMC JWDC GP LLC;

     (88) HMC JWDC LLC;

     (89) HMC OLS I LLC; and

     (90) HMC OLS II L.P..

   "Subsidiary Indebtedness" means, without duplication, all Unsecured Indebtedness (including Guarantees (other than Guarantees by Restricted Subsidiaries of Secured Indebtedness)) of which a Restricted Subsidiary other than a Subsidiary Guarantor is the obligor. A release of the Guarantee of a Subsidiary Guarantor which remains a Restricted Subsidiary shall be deemed to be an Incurrence of Subsidiary Indebtedness in amount equal to the Company's proportionate interest in the Unsecured Indebtedness of such Subsidiary Guarantor.

   "Tax" or "Taxes" means all Federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any domestic or foreign governmental authority responsible for the administration of any such taxes.

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   "Total Assets" means the sum of:

     (1) Undepreciated Real Estate Assets; and

     (2) all other assets (excluding intangibles) of the Company, the Subsidiary Guarantors, and their respective Restricted Subsidiaries determined on a consolidated basis (it being understood that the accounts of Restricted Subsidiaries shall be consolidated with those of the Company only to the extent of the Company's proportionate interest therein).

   "Total Unencumbered Assets" as of any date means the sum of :

     (1) Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness; and

     (2) all other assets (but excluding intangibles and minority interests in Persons who are obligors with respect to outstanding secured debt) of the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries not securing any portion of Secured Indebtedness, determined on a consolidated basis (it being understood that the accounts of Restricted Subsidiaries shall be consolidated with those of the Company only to the extent of the Company's proportionate interest therein).

   "Transaction Date" means, with the respect to the Incurrence of any Indebtedness or issuance of Disqualified Stock by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred or such Disqualified Stock is to be issued and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

   "Treasury Yield" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the then remaining average life of the notes, provided that if the average life of the notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of the notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

   "Undepreciated Real Estate Assets" means, as of any date, the cost (being the original cost to the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries plus capital improvements) of real estate assets of the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis (it being understood that the accounts of Restricted Subsidiaries shall be consolidated with those of the Company only to the extent of the Company's proportionate interest therein).

   "Units" means the limited partnership units of the Operating Partnership.

   "Unrestricted Subsidiary" means any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of the Company in the manner provided below. The Board of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary, unless such Subsidiary owns any Capital Stock of the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries (other than the designated Subsidiary and any other Subsidiary concurrently being designated as an Unrestricted Subsidiary); provided that:

     (1) any Guarantee by the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries (other than the designated Subsidiary and any other Subsidiary concurrently being designated as an Unrestricted Subsidiary) of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company, the Subsidiary Guarantors or such Restricted Subsidiaries at the time of such designation;

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     (2) either:

       (a) the Subsidiary to be so designated has total assets of $1,000 or less; or

       (b) if such Subsidiary has assets greater than $1,000, such designation would not be prohibited under the "Limitation on Restricted Payments" covenant described below; and

     (3) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (1) of this proviso would be permitted under the "Limitation on Incurrences of Indebtedness and Issuances of Disqualified Stock" and "Limitation on Restricted Payments" covenants.

   The Board of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

     (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

     (2) all Liens, Indebtedness and Disqualified Stock of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred, granted or issued at such time, have been permitted to be Incurred, granted or issued and shall be deemed to have been Incurred, granted or issued for all purposes of the Indenture.

   Any such designation by the Board of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

   "Unsecured Indebtedness" means any Indebtedness or Disqualified Stock of the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries that is not Secured Indebtedness.

   "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting, members of the governing body of such Person.

   "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by individuals mandated by applicable law) by such Person and/or one or more Wholly Owned Subsidiaries of such Person.

Covenants

   The following covenants apply to the notes being offered pursuant to this prospectus:

Repurchase of Notes at the Option of the Holder Upon a Change of Control Triggering Event

   Upon the occurrence of a Change of Control Triggering Event, each holder of notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's notes pursuant to the unconditional, irrevocable offer to purchase described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment") on a date that is not more than 45 Business Days after the occurrence of such Change of Control Triggering Event (the "Change of Control Payment Date").

   On or before the Change of Control Payment Date, the Company will:

     (1) accept for payment notes or portions thereof properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the Paying Agent cash sufficient to pay the Change of Control Payment (together with accrued and unpaid interest) of all notes so tendered; and

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

     (3) deliver to the trustee notes so accepted together with an Officer's Certificate listing the aggregate principal amount of the notes or portions thereof being purchased by the Company.

   The Paying Agent will promptly mail to the holders of notes so accepted payment in an amount equal to the Change of Control Payment, and the trustee will promptly authenticate and mail or deliver (or cause to be transferred by book entry) to such holders a new note equal in principal amount to any unpurchased portion of the note surrendered; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof. Any notes not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the consummation thereof.

   The provisions of the indenture relating to a Change of Control Triggering Event may not afford the holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger, spin-off or similar transaction that may adversely affect holders, if such transaction does not constitute a Change of Control Triggering Event, as defined. In addition, the Company may not have sufficient financial resources available to fulfill its obligation to repurchase the notes upon a Change of Control Triggering Event.

   Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Securities Exchange Act of 1934, as amended, and the rules thereunder and all other applicable Federal and state securities laws.

Limitation on Incurrences of Indebtedness and Issuances of Disqualified Stock

   (1) Except as set forth below, neither the Company, the Subsidiary Guarantors nor any of their respective Restricted Subsidiaries will, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Stock. Notwithstanding the foregoing sentence, if, on the date of any such Incurrence or issuance, after giving effect to, on a pro forma basis, such Incurrence or issuance and the receipt and application of the proceeds therefrom:

     (a) the aggregate amount of all outstanding Indebtedness (other than the QUIPs Debt) and Disqualified Stock of the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries (including amounts of Refinancing Indebtedness outstanding pursuant to paragraph (4)(c) hereof or otherwise), determined on a consolidated basis (it being understood that the amounts of Indebtedness and Disqualified Stock of Restricted Subsidiaries shall be consolidated with that of the Company only to the extent of the Company's proportionate interest in such Restricted Subsidiaries), without duplication, is less than or equal to 65% of Adjusted Total Assets of the Company; and

     (b) the Consolidated Coverage Ratio of the Company would be greater than or equal to 2.0 to 1, the Company and its Restricted Subsidiaries may Incur such Indebtedness or issue such Disqualified Stock.

   (2) In addition to the foregoing limitations set forth in (1) above, except as set forth below, the Company, the Subsidiary Guarantors and their Restricted Subsidiaries will not Incur any Secured Indebtedness or Subsidiary Indebtedness. Notwithstanding the foregoing sentence, if, immediately after giving effect to the Incurrence of such additional Secured Indebtedness and/or Subsidiary Indebtedness and the application of the proceeds thereof, the aggregate amount of all outstanding Secured Indebtedness and Subsidiary Indebtedness of the Company, the Subsidiary Guarantors and their Restricted Subsidiaries (including amounts of Refinancing Indebtedness outstanding pursuant to paragraph (4)(c) hereof or otherwise), determined on a consolidated basis (it being understood that the amounts of Secured Indebtedness and Subsidiary Indebtedness of Restricted Subsidiaries shall be consolidated with that of the Company only to the extent of the Company's proportionate interest in such Restricted Subsidiaries), without duplication, is less than or equal to 45% of Adjusted Total Assets of the Company, the Company and its Restricted Subsidiaries may Incur such Secured Indebtedness and/or Subsidiary Indebtedness.

   (3) In addition to the limitations set forth in (1) and (2) above, the Company, the Subsidiary Guarantors and their Restricted Subsidiaries will maintain at all times Total Unencumbered Assets of not less than 125% of

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the aggregate outstanding amount of the Unsecured Indebtedness (other than the
QUIPs Debt) (including amounts of Refinancing Indebtedness outstanding pursuant to paragraph (4)(c) hereof or otherwise) determined on a consolidated basis (it being understood that the Unsecured Indebtedness of the Restricted Subsidiaries shall be consolidated with that of the Company only to the extent of the Company's proportionate interest in such Restricted Subsidiaries).

   (4) Notwithstanding paragraphs (1) or (2), the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries (except as specified below) may Incur or issue each and all of the following:

     (a) Indebtedness outstanding (including Indebtedness issued to replace, refinance or refund such Indebtedness) under the Credit Facility at any time in an aggregate principal amount not to exceed $1.5 billion, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant (including that, in the case of a revolver or similar arrangement, such commitment is permanently reduced by such amount);

     (b) Indebtedness or Disqualified Stock owed:

       a) to the Company; or

       b) to any Subsidiary Guarantor; provided that any event which results in any Restricted Subsidiary holding such Indebtedness or Disqualified Stock ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness or Disqualified Stock (other than to the Company or a Subsidiary Guarantor) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness or issuance of Disqualified Stock not permitted by this clause (b);

     (c) Refinancing Indebtedness with respect to outstanding Indebtedness (other than Indebtedness Incurred under clause (a), (b), (d), (f) or (h) of this paragraph) and any refinancings thereof;

     (d) Indebtedness:

       (i) in respect of performance, surety or appeal bonds Incurred in the ordinary course of business;

       (ii) under Currency Agreements and Interest Swap and Hedging Obligations; provided that such agreements:
         (A) are designed solely to protect the Company, the Subsidiary Guarantors or any of their Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates; and

         (B) do not increase the Indebtedness of the obligor outstanding, at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; or

       (iii) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company, the Subsidiary Guarantors or any of their Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by the Company, the Subsidiary Guarantors and their Restricted Subsidiaries on a consolidated basis in connection with such disposition;

     (e) Indebtedness of the Company, to the extent the net proceeds thereof are promptly:

       (i) used to purchase all of the notes tendered in a Change of Control Offer made as a result of a Change of Control; or

       (ii) deposited to defease the notes as described below under "Legal Defeasance and Covenant Defeasance";

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     (f) Guarantees of the notes and Guarantees of Indebtedness of the
  Company or any of the Subsidiary Guarantors by any of their respective Restricted Subsidiaries; provided the guarantee of such Indebtedness is permitted by and made in accordance with the terms of the Indenture at the time of the incurrence of such underlying Indebtedness or at the time such guarantor becomes a Restricted Subsidiary;

     (g) Indebtedness evidenced by the notes and the Guarantees thereof and represented by the indenture up to the amounts issued pursuant thereto as of the Issue Date;

     (h) the QUIPs Debt;

     (i) Limited Partner Notes; and

     (j) Indebtedness Incurred pursuant to the Blackstone Acquisition and any Indebtedness of Host, its Subsidiaries, a Public Partnership or a Private Partnership incurred in connection with the REIT Conversion.

   (5) For purposes of determining any particular amount of Indebtedness under this covenant:

     (a) Indebtedness Incurred under the Credit Facility on or prior to the Issue Date shall be treated as Incurred pursuant to clause (a) of paragraph
  (4) of this covenant; and

     (b) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included as additional Indebtedness. For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness as being Incurred under only one of such clauses.

   Indebtedness or Disqualified Stock of any Person that is not a Restricted Subsidiary of the Company, which Indebtedness or Disqualified Stock is outstanding at the time such Person becomes a Restricted Subsidiary of the Company (including by designation) or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company, shall be deemed to have been Incurred or issued at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company, or a Restricted Subsidiary of the Company, and Indebtedness or Disqualified Stock which is assumed at the time of the acquisition of any asset shall be deemed to have been Incurred or issued at the time of such acquisition.

Limitation on Liens

   Neither the Company, the Subsidiary Guarantors, nor any Restricted Subsidiary shall secure any Indebtedness under the Credit Facility by a Lien or suffer to exist any Lien on their respective properties or assets securing Indebtedness under the Credit Facility unless effective provision is made to secure the notes equally and ratably with the Lien securing such Indebtedness for so long as Indebtedness under the Credit Facility is secured by such Lien.

Limitation on Restricted Payments

   The Company and the Subsidiary Guarantors will not, and the Company and the Subsidiary Guarantors will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, make a Restricted Payment if, at the time of, and after giving effect to, the proposed Restricted Payment:

     (1) a Default or Event of Default shall have occurred and be continuing;

     (2) the Company could not Incur at least $1.00 of Indebtedness under paragraph (a) of the "Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant; or

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

     (3) the aggregate amount of all Restricted Payments (the amount, if other than in cash, the fair market value of any property used therefor) made on and after the Issue Date shall exceed the sum of, without duplication:

       (a) 95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the Issue Date occurs and ending on the last day of the last fiscal quarter preceding the Transaction Date;

       (b) 100% of the aggregate Net Cash Proceeds received by the Company after the Issue Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company including from an issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the notes), and the amount of any Indebtedness (other than Indebtedness subordinate in right of payment to the notes) of the Company that was issued and sold for cash upon the conversion of such Indebtedness after the Issue Date into Capital Stock (other than Disqualified Stock) of the Company, or otherwise received as Capital Contributions;

       (c) an amount equal to the net reduction in Investments (other than Permitted Investments) in any Person other than a Restricted Subsidiary after the Issue Date resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any of its Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations) or from designations of Unrestricted Subsidiaries or Non-Consolidated Entities as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments");

       (d) the fair market value of noncash tangible assets or Capital Stock (other than that of the Company or its Parent) representing interests in Persons acquired after the Issue Date in exchange for an issuance of Qualified Capital Stock; and

       (e) the fair market value of noncash tangible assets or Capital Stock (other than that of the Company or its Parent) representing interests in Persons contributed as a Capital Contribution to the Company after the Issue Date.

   Notwithstanding the foregoing, the Company may make Permitted REIT Distributions.

   The Company estimates that as of June 16, 2000, the sum of the amounts referenced in clauses (a) through (e) above was approximately $3.4 billion.

Limitation on Dividend and Other Payment Restrictions Affecting Subsidiary Guarantors

   The Company and the Subsidiary Guarantors will not create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary Guarantor to:

     (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Subsidiary Guarantor held by the Company or its Restricted Subsidiaries;

     (2) pay any Indebtedness owed to the Company or any Subsidiary
  Guarantor;

     (3) make loans or advances to the Company or any Subsidiary Guarantor;
  or

     (4) transfer its property or assets to the Company or any Subsidiary Guarantor.

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

   The foregoing provisions shall not prohibit any encumbrances or restrictions:

     (1) imposed under the indenture as in existence immediately following the Issue Date or under the Credit Facility, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

     (2) imposed under any applicable documents or instruments pertaining to any Secured Indebtedness (and relating solely to assets constituting collateral thereunder or cash proceeds from or generated by such assets);

     (3) existing under or by reason of applicable law;

     (4) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

     (5) in the case of clause (4) of the first paragraph of this covenant,
  (a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (b) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the indenture or (c) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company and its Restricted Subsidiaries, taken as a whole;

     (6) with respect solely to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

     (7) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (b) the encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings (as determined by the Company) and (c) the Company determines that any such encumbrance or restriction will not materially affect its ability to make principal or interest payments on the notes, or

     (8) in connection with and pursuant to permitted refinancings thereof, replacements of restrictions imposed pursuant to clause (4) of this paragraph that are not more restrictive than those being replaced and do not apply to any other Person or assets other than those that would have been covered by the restrictions in the Indebtedness so refinanced.

   Nothing contained in this covenant shall prevent the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries from:

     (a) creating, incurring, assuming or suffering to exist any Permitted Liens or Liens not prohibited by the "Limitation on Liens" covenant; or

     (b) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries in accordance with the terms of such Indebtedness or any related security document.

Limitation on Transactions with Affiliates

   Neither the Company, the Subsidiary Guarantors, nor any of their respective Restricted Subsidiaries will be permitted to, directly or indirectly, enter into, renew or extend any transaction or series of transactions

(including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Company or any of its Restricted Subsidiaries ("Affiliate Transactions"), other than Exempted Affiliate Transactions, except upon fair and reasonable terms no less favorable to the Company, the Subsidiary Guarantor or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's length transaction with a Person that is not an Affiliate.

   The foregoing limitation does not limit, and shall not apply to:

     (1) transactions approved by a majority of the Board of the Company;

     (2) the payment of reasonable and customary fees and expenses to members of the Board of the Company who are not employees of the Company;

     (3) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant or any payments specifically exempted from the definition of Restricted Payments; and

     (4) Permitted REIT Payments.

   Notwithstanding the foregoing, any Affiliate Transaction or series of related Affiliate Transactions, other than Exempted Affiliate Transactions and any transaction or series of related transactions specified in any of clauses
(2) through (4) of the preceding paragraph:

     (a) with an aggregate value in excess of $10 million must first be approved pursuant to a Board Resolution by a majority of the Board of the Company who are disinterested in the subject matter of the transaction; and

     (b) with an aggregate value in excess of $25 million, will require the Company to obtain a favorable written opinion from an independent financial advisor of national reputation as to the fairness from a financial point of view of such transaction to the Company, such Subsidiary Guarantor or such Restricted Subsidiary, except that in the case of a real estate transaction or related real estate transactions with an aggregate value in excess of $25 million but not in excess of $50 million, an opinion may instead be obtained from an independent, qualified real estate appraiser that the consideration received in connection with such transaction is fair to the Company, such Subsidiary Guarantor or such Restricted Subsidiary.

Limitation on Asset Sales

   The Company and the Subsidiary Guarantors will not, and the Company and the Subsidiary Guarantors will not permit any of their respective Restricted Subsidiaries to, consummate any Asset Sale, unless:

     (1) the consideration received by the Company, the Subsidiary Guarantor or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of as determined by the Board of the Company, in good faith; and

     (2) at least 75% of the consideration received consists of cash, Cash Equivalents and/or real estate assets; provided that, with respect to the sale of one or more real estate properties, up to 75% of the consideration may consist of indebtedness of the purchaser of such real estate properties so long as such Indebtedness is secured by a first priority Lien on the real estate property or properties sold; and provided that, for purposes of this clause (2) the amount of:

       (a) any Indebtedness (other than Indebtedness subordinated in right of payment to the notes or a Subsidiary Guarantee) that is required to be repaid or assumed (and is either repaid or assumed by the transferee of the related assets) by virtue of such Asset Sale and which is secured by a Lien on the property or assets sold; and

       (b) any securities or other obligations received by the Company, any Subsidiary Guarantor or any such Restricted Subsidiary from such transferee that are immediately converted by the Company, the Subsidiary Guarantor or such Restricted Subsidiary into cash (or as to which the Company, any Subsidiary Guarantor or such Restricted Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash within 90 days of the consummation of such Asset Sale and which are thereafter actually converted into cash within such 90-day period) will be deemed to be cash.

   In the event that the aggregate Net Cash Proceeds received by the Company, any Subsidiary Guarantors or such Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 1% of Total Assets (determined as of the date closest to the commencement of such 12 month period for which a consolidated balance sheet of the Company and its Restricted Subsidiaries has been filed with the Securities and Exchange Commission or provided to the trustee pursuant to the "Reports" covenant), then prior to 12 months after the date Net Cash Proceeds so received exceeded 1% of Total Assets, the Net Cash Proceeds may be:

     (1) invested in or committed to be invested in, pursuant to a binding commitment subject only to reasonable, customary closing conditions, and providing such Net Cash Proceeds are, in fact, so invested, within an additional 180 days:

       (a) fixed assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of the Company will immediately constitute or be part of a Related Business of the Company, the Subsidiary Guarantor or such Restricted Subsidiary (if it continues to be a Restricted Subsidiary) immediately following such transaction;

       (b) Permitted Mortgage Investments; or

       (c) a controlling interest in the Capital Stock of an entity engaged in a Related Business;

provided that concurrently with an Investment specified in clause (c), such entity becomes a Restricted Subsidiary; or

     (2) used to repay and permanently reduce Indebtedness outstanding under the Credit Facility (including that, in the case of a revolver or similar arrangement, such commitment is permanently reduced by such amount).

   Pending the application of any such Net Cash Proceeds as described above, the Company may invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture. Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph (including any Net Cash Proceeds which were committed to be invested as provided in such sentence but which are not in fact invested within the time period provided) will be deemed to constitute "Excess Proceeds."

   Within 30 days following each date on which the aggregate amount of Excess Proceeds exceeds $25 million, the Company will make an offer to purchase from the holders of the notes and holders of any other Indebtedness of the Company ranking pari passu with the notes from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or redeem such Indebtedness with the proceeds from such Asset Sale, on a pro rata basis, an aggregate principal amount (or accreted value, as applicable) of notes and such other Indebtedness equal to the Excess Proceeds on such date, at a purchase price in cash equal to 100% of the principal amount (or accreted value, as applicable) of the notes and such other Indebtedness, plus, in each case, accrued interest (if any) to the Payment Date. To the extent that the aggregate amount of notes and other senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount (or accreted value, as applicable) of notes and such other Indebtedness tendered pursuant to an Asset Sale Offer exceeds the amount of Excess Proceeds, the notes to be purchased and such other Indebtedness shall be selected on a pro rata basis. Upon completion of such Offer to Purchase, the amount of Excess Proceeds shall be reset at zero.

   Notwithstanding, and without complying with, any of the foregoing provisions:

     (1) the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business;

     (2) the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the "Consolidation, Merger and Sale of Assets" and "Limitation on Merger of Subsidiary Guarantors and Release of Subsidiary Guarantors" covenants in the indenture;

     (3) the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company, the Subsidiary Guarantor or such Restricted Subsidiary, as applicable; and

     (4) the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may exchange assets held by the Company, the Subsidiary Guarantor or a Restricted Subsidiary for one or more real estate properties and/or one or more Related Businesses of any Person or entity owning one or more real estate properties and/or one or more Related Businesses; provided that the Board of the Company has determined in good faith that the fair market value of the assets received by the Company are approximately equal to the fair market value of the assets exchanged by the Company.

   No transaction listed in clauses (1) through (4) inclusive shall be deemed to be an "Asset Sale."

Limitation on Merger of Subsidiary Guarantors and Release of Subsidiary
Guarantors

   No Subsidiary Guarantor shall consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person (other than the Company or another Subsidiary Guarantor), unless:

     (1) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the trustee, pursuant to which such Person shall unconditionally and fully guarantee, on a senior basis, all of such Subsidiary Guarantor's obligations under such Subsidiary Guarantor's Guarantee under the indenture on the terms set forth in the indenture; and

     (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

   The Guarantee of the notes by a Subsidiary Guarantor shall be automatically released upon:

     (a) the sale or other disposition of Capital Stock of such Subsidiary Guarantor if, as a result of such sale or disposition, such Subsidiary Guarantor ceases to be a Subsidiary of the Company;

     (b) the consolidation or merger of any such Subsidiary Guarantor with any Person other than the Company or a Subsidiary of the Company if, as a result of such consolidation or merger, such Subsidiary Guarantor ceases to be Subsidiary of the Company;

     (c) a Legal Defeasance or Covenant Defeasance; or

     (d) the unconditional and complete release of such Subsidiary Guarantor from its Guarantee of all Guaranteed Indebtedness.

Limitation on Status as Investment Company

   The indenture prohibits the Company and its Restricted Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended).

Covenants upon Attainment and Maintenance of an Investment Grade Rating.

   The covenants "--Limitation on Liens," "--Limitation on Restricted Payments," "--Limitation on Dividend and other Payment Restrictions Affecting Subsidiary Guarantors," "--Limitation on Asset Sales," and "--Limitation on Transactions with Affiliates" will not be applicable in the event, and only for so long as, the notes are rated Investment Grade.

Reports

   Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the trustee and to each holder, within 15 days after it is or would have been required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the certified independent public accountants of the Company, as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required. Whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability and will make such information available to securities analysts and prospective investors upon request.

Events of Default

   An Event of Default with respect to any series of notes issued under the indenture is defined as:

     (1) the failure by the Company to pay any installment of interest on the notes of that series as and when the same becomes due and payable and the continuance of any such failure for 30 days;

     (2) the failure by the Company to pay all or any part of the principal of, or premium, if any, on, the notes of that series when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise;

     (3) the failure by the Company, a Guarantor or any Subsidiary Guarantor to observe or perform any other covenant or agreement contained in the notes of that series or the Indenture with respect to that series of notes and, subject to certain exceptions, the continuance of such failure for a period of 30 days after written notice is given to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in aggregate principal amount of the notes of that series outstanding;

     (4) certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of its Significant Subsidiaries;

     (5) a default in (a) Secured Indebtedness of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in excess of 5% of Total Assets, or (b) other Indebtedness of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in excess of $50 million, in either case, (A) resulting from the failure to pay principal or interest when due (after giving effect to any applicable extensions or grace or cure periods) or (B) as a result of which the maturity of such Indebtedness has been accelerated prior to its final Stated Maturity; and

     (6) final unsatisfied judgments not covered by insurance aggregating in excess of 0.5% of Total Assets, at any one time rendered against the Company or any of its Significant Subsidiaries and not stayed, bonded or discharged within 60 days.

The indenture provides that if a Default occurs and is continuing, the trustee must, within 90 days after the occurrence of such default, give to the holders notice of such default; provided that the trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Events of Default relating to the payment of principal or interest on the notes of that series) if it determines that withholding notice is in their interest.

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

   If an Event of Default with respect to the notes of any series occurs and is continuing (other than an Event of Default specified in clause (4), above, relating to the Company), then either the trustee or the holders of 25% in aggregate principal amount of the notes of that series then outstanding, by notice in writing to the Company (and to the trustee if given by holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest thereon to be due and payable immediately. If an Event of Default specified in clause (4) above relating to the Company occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding notes without any declaration or other act on the part of trustee or the holders. The holders of a majority in aggregate principal amount of notes of any series generally are authorized to rescind such acceleration if all existing Events of Default with respect to the notes of such series, other than the non-payment of the principal of, premium, if any, and interest on the notes of that series which have become due solely by such acceleration, have been cured or waived. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes of a series may direct the trustee in its exercise of any trust or power with respect to such series.

   The holders of a majority in aggregate principal amount of the notes of a series at the time outstanding may waive on behalf of all the holders any default with respect to such series, except a default with respect to any provision requiring supermajority approval to amend, which default may only be waived by such a supermajority with respect to such series, and except a default in the payment of principal of or interest on any note of that series not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding note of that series affected.

   Subject to the provisions of the indenture relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount of the notes of any series at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to such series.

Consolidation, Merger and Sale of Assets

   The Company will not merge with or into, or sell, convey, or transfer, or otherwise dispose of all or substantially of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person or permit any Person to merge with or into the Company, unless:

     (1) either the Company shall be the continuing Person or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired such property and assets of the Company shall be an entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of the Company, on the notes and under the indenture;

     (2) immediately after giving effect, on a pro forma basis, to such transaction, no Default or Event of Default shall have occurred and be continuing; and

     (3) the Company will have delivered to the trustee an Officer's Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

   Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company, in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, be substituted for, and may exercise every right and power of the Company under the indenture with the same effect as if such successor Person had been named therein as the Company and the Company shall be released from the obligations under the notes and the indenture.

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

Legal Defeasance and Covenant Defeasance

   The Company may, at its option, elect to have its obligations and the obligations of the Guarantors and Subsidiary Guarantors discharged with respect to the outstanding notes of any series ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented, and the indenture shall cease to be of further effect as to all outstanding notes of such series and Guarantees thereof, except as to:

     (1) rights of holders to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due from the trust funds;

     (2) the Company's obligations with respect to such notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

     (3) the rights, powers, trust, duties, and immunities of the trustee, and the Company's, the Guarantors' and the Subsidiary Guarantors' obligations in connection therewith; and

     (4) the Legal Defeasance provisions of the indenture.

   In addition, the Company may, at its option and at any time, elect, with respect to any series of notes, to have the obligations of the Company, the Guarantors and the Subsidiary Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes of such series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes of such series.

   In order to exercise either Legal Defeasance or Covenant Defeasance, with respect to any series of notes:

     (1) the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes of such series, U.S. legal tender, noncallable government securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such notes;

     (2) in the case of the Legal Defeasance, the Company shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to trustee confirming that (A) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of the indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, the Company shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to such trustee confirming that the holders of such notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default shall have occurred with respect to such series and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the indenture or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

     (6) the Company shall have delivered to the trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of such notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

     (7) the Company shall have delivered to the trustee an Officer's Certificate stating that the conditions precedent provided for have been complied with.

Amendments and Supplements

   The indenture contains provisions permitting the Company, the Guarantors, the Subsidiary Guarantors and the trustee to enter into a supplemental indenture for certain limited purposes without the consent of the holders. Subject to certain limited exceptions, modifications and amendments of the indenture or any supplemental indenture with respect to any series may be made by the Company, the Guarantors, the Subsidiary Guarantors and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes of such series (except that any amendments or supplements to the provisions relating to security interests or with respect to the Guarantees of the Subsidiary Guarantors shall require the consent of the holders of not less than 66 2/3% of the aggregate principal amount of the notes of such series at the time outstanding); provided that no such modification or amendment may, without the consent of each holder affected thereby:

     (1) change the Stated Maturity of the principal of, or any installment of interest on, any note;

     (2) reduce the principal amount of, or premium, if any, or interest on, any note;

     (3) change the place of payment of principal of, or premium, if any, or interest on, any note;

     (4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any note;

     (5) reduce the above-stated percentages of outstanding notes the consent of whose holders is necessary to modify or amend the indenture;

     (6) waive a default in the payment of principal of, premium, if any, or interest on the notes;

     (7) alter the provisions relating to the redemption of the notes at the option of the Company;

     (8) reduce the percentage or aggregate principal amount of outstanding notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

     (9) make the notes subordinate in right of payment to any other
  Indebtedness.

No Personal Liability of Partners, Stockholders, Officers, Directors

   No recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, the Guarantors or the Subsidiary Guarantors in the indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, partner, stockholder, officer, director, employee or controlling Person of the Company, the Guarantors or the Subsidiary Guarantors or of any successor Person thereof, except as an obligor or guarantor of the notes pursuant to the indenture. Each holder, by accepting the notes, waives and releases all such liability.

Concerning the Trustee

   The indenture provides that, except during the continuance of a Default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in such indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

   The indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of the Company or the Guarantors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Book Entry; Delivery; Form and Transfer

   The certificates representing the notes will be issued in fully registered form without interest coupons. Notes sold in offshore transactions in reliance on Regulation S under the Securities Act will initially be represented by one or more permanent global notes in definitive, fully registered form without interest coupons (each a "Regulation S Global Note") and will be deposited with the trustee as custodian for, and registered in the name of a nominee of, DTC for the accounts of The Bank of New York, as depositary for the Euroclear System (Euroclear) and Clearstream, Luxembourg societe anonyme ("Clearstream"). Prior to the 40th day after the closing date of the notes, beneficial interests in the Regulation S Global Notes may only be held through Euroclear or Clearstream, and any resale or transfer of such interests to U.S. persons shall not be permitted during such period unless such resale or transfer is made pursuant to Rule 144A or Regulation S.

   Notes sold in reliance on Rule 144A will be represented by one or more permanent global notes in definitive, fully registered form without interest coupons (each a "Restricted Global Note"; and together with the Regulation S Global Notes, the "Global Notes") and will be deposited with the trustee as custodian for, and registered in the name of a nominee of, DTC.

   Each Global Note (and any notes issued for exchange thereof) will be subject to certain restrictions on transfer set forth therein as described under "Notice to Investors."

   Notes transferred to Institutional Accredited Investors who are not qualified institutional buyers ("Non-Global Purchasers") will be in registered form without interest coupons ("Certificated Notes"). Upon the transfer of Certificated Notes initially issued to a Non-Global Purchaser to a qualified institutional buyer or in accordance with Regulation S, such Certificated Notes will, unless the relevant Global Note has previously been exchanged in whole for Certificated Notes, be exchanged for an interest in a Global Note. For a description of the restrictions on the transfer of Certificated Notes, see "Notice to Investors."

   Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Qualified institutional buyers may hold their interests in a Restricted Global Note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

   Investors may hold their interests in a Regulation S Global Note directly through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such system. On or after the 40th day following the closing date of the notes, investors may also hold such interests through organizations other than Clearstream or Euroclear that are participants in the DTC system. Clearstream and Euroclear will hold interests in the Regulation S Global Notes on behalf of their participants through DTC.

   So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the indenture and the notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the indenture and, if applicable, those of Euroclear and Clearstream.

   Payments of the principal of, and interest on, a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither Host Marriott, L.P., the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   Host Marriott, L.P., expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. Host Marriott, L.P. also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

   Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

   Host Marriott, L.P. expects that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Note is credited and only in respect of such portion of the aggregate principal amount of notes to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC will exchange the applicable Global Note for Certificated Notes, which it will distribute to its participants and which may be legended as set forth under the heading "Notice to Investors."

   Host Marriott, L.P. understands that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

   Although DTC, Euroclear and Clearstream are expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Clearstream they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Host Marriott, L.P. nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

   If DTC is at any time unwilling or unable to continue as a despositary for the Global Notes and a successor depositary is not appointed by Host Marriott, L.P. within 90 days, Host Marriott, L.P. will issue Certificated Notes, which may bear the legend referred to under "Notice to Investors," in exchange for the Global Notes. Holders of an interest in a Global Note may receive Certificated Notes, which may bear the legend referred to under "Notice to Investors," in accordance with the DTC's rules and procedures in addition to those provided for under the indenture.

   Initially, the trustee will act as paying agent and registrar. The notes may be presented for registration of transfer and exchange at the offices of the Registrar. It is expected that the notes will be eligible for inclusion in the NASD's PORTAL system.

Same Day Settlement and Payment

   The indenture will require that payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and liquidated damages, if any) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Note. With respect to Certificated Notes, we will make all payments of principal, premium, if any, interest and liquidated damages, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. We expect that secondary trading in the Certificated Notes will also be settled in immediately available funds.

            MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE

   The following discussion, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, is the opinion of Latham & Watkins, our special tax counsel, as to the material federal income tax consequences expected to result to holders whose Series F senior notes are exchanged for Series G senior notes in the exchange offer. Their opinion is based upon the facts set forth in the registration statement of which this prospectus is a part, current provisions of the Internal Revenue Code of 1986, as amended, applicable U.S. Treasury regulations, judicial authority and administrative rulings and practice. We can not assure you that the Internal Revenue Service will not take a contrary view. We have not sought nor will we seek any ruling from the IRS with respect to the exchange offer. Legislative, judicial or administrative changes or interpretations could occur that would alter or modify these statements and conclusions set forth in this prospectus. Any changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Holders of Series F senior notes (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. Each holder of Series F senior notes should consult its tax advisor as to the particular tax consequences of exchanging Series F senior notes for Series G senior notes, including the applicability and effect of any state, local or foreign laws.

   The exchange of Series F senior notes for Series G senior notes will be treated as a "non-event" for federal income tax purposes. That is, the exchange will not be treated as an exchange for federal income tax purposes because the Series G senior notes will not be considered to differ materially in kind or extent from the Series F senior notes. As a result, no material federal income tax consequences will result to holders exchanging Series F senior notes for Series G senior notes.

                              PLAN OF DISTRIBUTION

   If you are a broker-dealer that receives Series G senior notes for your own account pursuant to the exchange offer, you must acknowledge that you will deliver a prospectus in connection with any resale of such Series G senior notes. This prospectus, as it may be amended or supplemented from time to time, may be used in connection with resales of Series G senior notes received in exchange for Series F senior notes where such Series F senior notes were acquired as a result of market-making activities or other trading activities. To the extent any broker-dealer participates in the exchange offer and so notifies us, we have agreed that we will make this prospectus, as amended or supplemented, available to that broker-dealer for use in connection with resales, and will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal.

  . We will not receive any proceeds from any sale of Series G senior notes by broker-dealers.

  . Series G senior notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series G senior notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices.

  . Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers or any such Series G senior notes.

  . Any broker-dealer that resells Series G senior notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Series G senior notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Series G senior notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

  . The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   We have agreed to pay all expenses incident to the exchange offer (other than commissions and concessions of any broker-dealer), subject to certain prescribed limitations, and will provide indemnification against certain liabilities, including certain liabilities that may arise under the Securities Act, to broker-dealers that make a market in the Series F senior notes and exchange Series F senior notes in the exchange offer for Series G senior notes.

   By its acceptance of the exchange offer, any broker-dealer that receives Series G senior notes pursuant to the exchange offer hereby agrees to notify us prior to using the prospectus in connection with the sale or transfer of Series G senior notes. It also agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements therein not misleading or which may impose upon us disclosure obligations that may have a material adverse effect on us (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until we have notified such broker-dealer that delivery of this prospectus may resume and has furnished copies of any amendment or supplement to this prospectus to such broker-dealer.

                                 LEGAL MATTERS

   Certain legal matters relating to the Series G senior notes will be passed upon for us by Christopher G. Townsend, Senior Vice President and General Counsel of Host REIT, Bethesda, Maryland. Mr. Townsend owns shares of Host REIT common stock, and holds stock options, deferred stock and restricted stock awards under Host REIT compensation plans. Mr. Townsend may receive additional awards under these plans in the future. Certain other legal matters in connection with the exchange of the notes will be passed upon for us by Latham & Watkins, Washington, D.C.

                                    EXPERTS

   The audited consolidated financial statements of Host Marriott, L.P., CCHP I Corporation, CCHP II Corporation, CCHP III Corporation and CCHP IV Corporation included in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                         INDEX TO FINANCIAL STATEMENTS

The following financial information is included on the pages indicated:

                        Historical Financial Statements

Host Marriott, L.P.

                                                                           Page
                                                                           ----
Report of Independent Public Accountants.................................   F-2
Consolidated Balance Sheets as of December 31, 1999 and 1998.............   F-3
Consolidated Statements of Operations for the Fiscal Years Ended December
 31, 1999 and 1998, and January 2, 1998..................................   F-4
Consolidated Statements of Shareholders' Equity and Comprehensive Income
 for the Fiscal Years Ended December 31, 1998 and January 2, 1998........   F-5
Consolidated Statements of Partners' Capital and Comprehensive Income for
 the Fiscal Years Ended December 31, 1999 and 1998.......................   F-6
Consolidated Statements of Cash Flows for the Fiscal Years Ended December
 31, 1999 and 1998 and January 2, 1998...................................   F-7
Notes to Consolidated Financial Statements...............................   F-9

Lease Pool Financial Statements

 CCHP I Corporation:

Report of Independent Public Accountants.................................  F-44
Consolidated Balance Sheet as of December 31, 1999.......................  F-45
Consolidated Statement of Operations for the Fiscal Year Ended December
 31, 1999................................................................  F-46
Consolidated Statement of Shareholders' Equity for the Fiscal Year Ended
 December 31, 1999.......................................................  F-47
Consolidated Statement of Cash Flows for the Fiscal Year Ended December
 31, 1999................................................................  F-48
Notes to Consolidated Financial Statements...............................  F-49

 CCHP II Corporation:

Report of Independent Public Accountants.................................  F-56
Consolidated Balance Sheet as of December 31, 1999.......................  F-57
Consolidated Statement of Operations for the Fiscal Year Ended December
 31, 1999................................................................  F-58
Consolidated Statement of Shareholders' Equity for the Fiscal Year Ended
 December 31, 1999.......................................................  F-59
Consolidated Statement of Cash Flows for the Fiscal Year Ended December
 31, 1999................................................................  F-60
Notes to Consolidated Financial Statements...............................  F-61

 CCHP III Corporation:

Report of Independent Public Accountants.................................  F-68
Consolidated Balance Sheet as of December 31, 1999.......................  F-69
Consolidated Statement of Operations for the Fiscal Year Ended December
 31, 1999................................................................  F-70
Consolidated Statement of Shareholders' Equity for the Fiscal Year Ended
 December 31, 1999.......................................................  F-71
Consolidated Statement of Cash Flows for the Fiscal Year Ended December
 31, 1999................................................................  F-72
Notes to Consolidated Financial Statements...............................  F-73

 CCHP IV Corporation:

Report of Independent Public Accountants.................................  F-80
Consolidated Balance Sheet as of December 31, 1999.......................  F-81
Consolidated Statement of Operations for the Fiscal Year Ended December
 31, 1999................................................................  F-82
Consolidated Statement of Shareholders' Equity for the Fiscal Year Ended
 December 31, 1999.......................................................  F-83
Consolidated Statement of Cash Flows for the Fiscal Year Ended December
 31, 1999................................................................  F-84
Notes to Consolidated Financial Statements...............................  F-85

Host Marriott, L.P.

Condensed Consolidated Balance Sheets--September 8, 2000.................  F-91
Condensed Consolidated Statements of Operations--Twelve Weeks and Thirty-
 six Weeks Ended September 8, 2000 and September 10, 1999................  F-92
Condensed Consolidated Statements of Cash Flows--Thirty-six Weeks Ended
 September 8, 2000 and September 10, 1999................................  F-94
Notes to Condensed Consolidated Financial Statements.....................  F-95

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Host Marriott Corporation as general partner to Host Marriott, L.P.:

   We have audited the accompanying consolidated balance sheets of Host Marriott, L.P. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, partner's capital and comprehensive income and cash flows of Host Marriott, L.P. for the fiscal year ended December 31, 1999 and the consolidated statements of operations, shareholders' equity and comprehensive income and cash flows of Host Marriott Corporation (as predecessor to Host Marriott L.P. -- See Note 1) for the fiscal years ended December 31, 1998 and January 2, 1998. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the schedule based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Host Marriott, L.P. and subsidiaries as of December 31, 1999, and the results of operations and cash flows of Host Marriott, L.P. for the fiscal year ended December 31, 1999 and of Host Marriott Corporation for the fiscal years ended December 31, 1998 and January 2, 1998, in conformity with accounting principles generally accepted in the United States.

   Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index at Item 21(B) is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          Arthur Andersen LLP

Vienna, Virginia
March 8, 2000

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                   1999   1998
                                                                  ------ ------
                                                                  (in millions)
                             ASSETS
Property and equipment, net.....................................  $7,108 $7,201
Notes and other receivables, net (including amounts due from
 affiliates of $127 million and $134 million, respectively).....     175    203
Rent receivable.................................................      72    --
Due from managers...............................................     --      19
Investments in affiliates.......................................      49     33
Other assets....................................................     515    370
Cash and cash equivalents.......................................     277    436
                                                                  ------ ------
                                                                  $8,196 $8,262
                                                                  ====== ======
               LIABILITIES AND PARTNERS' CAPITAL
Debt
  Senior notes..................................................  $2,539 $2,246
  Mortgage debt.................................................   2,309  2,438
  Convertible debt obligation to Host Marriott Corporation......     514    567
  Other.........................................................     221    447
                                                                  ------ ------
                                                                   5,583  5,698
Accounts payable and accrued expenses...........................     148    204
Deferred income taxes...........................................      49     97
Other liabilities...............................................     426    460
                                                                  ------ ------
  Total liabilities.............................................   6,206  6,459
                                                                  ------ ------
Minority interest...............................................     136    147
Cumulative redeemable preferred limited partnership interests of third parties at redemption value ("Preferred OP Units")
 (representing 0.6 million units and 0 units at December 31,
 1999 and 1998, respectively)...................................       5    --
Limited partnership interests of third parties at redemption value (representing 64.0 million units and 64.6 million units
 at December 31, 1999 and 1998, respectively)...................     528    892
Partners' capital
  General partner...............................................       1      1
  Cumulative redeemable preferred limited partner...............     196    --
  Limited partner...............................................   1,122    767
  Accumulated other comprehensive income (loss).................       2     (4)
                                                                  ------ ------
    Total partners' capital.....................................   1,321    764
                                                                  ------ ------
                                                                  $8,196 $8,262
                                                                  ====== ======

                See Notes to Consolidated Financial Statements.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

       Fiscal years ended December 31, 1999 and 1998, and January 2, 1998
                 (in millions, except per common share amounts)

                                                         1999    1998    1997
                                                        ------  ------  ------
REVENUES
 Rental income (Note 1)...............................  $1,295  $  --   $  --
 Hotel sales
 Rooms................................................     --    2,220   1,850
 Food and beverage....................................     --      984     776
 Other................................................     --      238     180
                                                        ------  ------  ------
  Total hotel revenues................................     --    3,442   2,806
 Interest income......................................      39      51      52
 Net gains (losses) on property transactions..........      28      57     (11)
 Equity in earnings of affiliates and other...........      14      14      28
                                                        ------  ------  ------
  Total revenues......................................   1,376   3,564   2,875
                                                        ------  ------  ------
EXPENSES
 Depreciation and amortization........................     289     242     231
 Property-level expenses..............................     264     271     247
 Hotel operating expenses
 Rooms................................................     --      524     428
 Food and beverage....................................     --      731     592
 Other department costs and deductions................     --      843     693
 Management fees and other (including Marriott
  International management fees of $196 million in
  1998 and $162 million in 1997)......................     --      213     171
 Minority interest....................................      21      52      31
 Corporate expenses...................................      37      50      45
 REIT conversion expenses.............................     --       64     --
 Loss on litigation settlement........................      40     --      --
 Interest expense.....................................     469     335     288
 Dividends on Host Marriott-obligated mandatorily
  redeemable convertible preferred securities of a
  subsidiary trust whose sole assets are the
  convertible subordinated debentures due 2026
  ("Convertible Preferred Securities")................     --       37      37
 Other................................................      16      28      29
                                                        ------  ------  ------
  Total expenses......................................   1,136   3,390   2,792
                                                        ------  ------  ------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME
 TAXES................................................     240     174      83
 Benefit (provision) for income taxes.................      16     (86)    (36)
 Benefit from change in tax status....................     --      106     --
                                                        ------  ------  ------
INCOME FROM CONTINUING OPERATIONS.....................     256     194      47
DISCONTINUED OPERATIONS
 Income from discontinued operations (net of income
  tax expense of $4 million in 1998)..................     --        6     --
 Provision for loss on disposal (net of income tax
  benefit of $3 million in 1998)......................     --       (5)    --
                                                        ------  ------  ------
INCOME BEFORE EXTRAORDINARY ITEMS.....................     256     195      47
 Extraordinary gain (loss), net of income tax expense
  (benefit) of $4 million, ($80) million and $1
  million in 1999, 1998 and 1997, respectively........      29    (148)      3
                                                        ------  ------  ------
NET INCOME............................................  $  285  $   47  $   50
                                                        ======  ======  ======
 Less: Distributions on preferred limited partner
  units to Host Marriott, net of income tax expense of
  $4 million..........................................      (6)    --      --
                                                        ------  ------  ------
NET INCOME AVAILABLE TO COMMON UNITHOLDERS............  $  279  $   47  $   50
                                                        ======  ======  ======
BASIC EARNINGS (LOSS) PER COMMON UNIT:
 Continuing operations................................  $  .86  $  .90  $  .22
 Discontinued operations (net of income taxes)........     --      .01     --
 Extraordinary gain (loss)............................     .10    (.69)    .01
                                                        ------  ------  ------
BASIC EARNINGS PER COMMON UNIT........................  $  .96  $  .22  $  .23
                                                        ======  ======  ======
DILUTED EARNINGS (LOSS) PER COMMON UNIT:
 Continuing operations................................  $  .83  $  .84  $  .22
 Discontinued operations (net of income taxes)........     --      .01     --
 Extraordinary gain (loss)............................     .10    (.58)    .01
                                                        ------  ------  ------
DILUTED EARNINGS PER COMMON UNIT......................  $  .93  $  .27  $  .23
                                                        ======  ======  ======

                See Notes to Consolidated Financial Statements.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
             AND COMPREHENSIVE INCOME OF HOST MARRIOTT CORPORATION

            Fiscal years ended December 31, 1998 and January 2, 1998
                                 (in millions)

 Shares Outstanding
 ----------------------
                                                                                           Accumulated
                                                                     Additional Retained      Other
                                                    Preferred Common  Paid-in   Earnings  Comprehensive Comprehensive
 Preferred   Common                                   Stock   Stock   Capital   (Deficit) Income (Loss) Income (Loss)
 ---------   ----------                             --------- ------ ---------- --------- ------------- -------------
          --      202.0  Balance, January 3,
                         1997....................      $--     $202    $  921     $  (1)       $ 5           $--
          --         --  Net income available to
                         common shareholders.....       --       --        --        50         --            50
          --         --  Other comprehensive
                         income:
          --         --  Unrealized gain on HM
                         Services common stock...       --       --        --        --          7             7
                                                                                                             ---
          --         --  Comprehensive income
                         available to common
                         shareholders............                                                            $57
                                                                                                             ===
          --        1.8  Common stock issued for
                         the comprehensive stock
                         and employee stock
                         purchase plans..........       --        2        14        --         --
---------------------------------------------------------------------------------------------------------------------
          --      203.8  Balance, January 2,
                         1998....................       --      204       935        49         12            --
          --         --  Net income available to
                         common shareholders.....       --       --        --        47         --            47
          --         --  Other comprehensive
                         income (loss):
          --             Unrealized loss on HM
                         Services common stock...       --       --        --        --         (5)           (5)
          --             Foreign currency
                         translation adjustment..       --       --        --        --         (9)           (9)
          --             Reclassification of gain
                         realized on HM Services
                         common stock--net
                         income..................       --       --        --        --         (2)           (2)
                                                                                                             ---
          --         --  Comprehensive income
                         available to common
                         shareholders............                                                            $31
                                                                                                             ===
          --        1.4  Common stock issued for
                         the comprehensive stock
                         and employee stock
                         purchase plans..........       --       --         8        --         --
          --         --  Adjustment of stock par
                         value from $1 to $.01
                         per share...............       --     (202)      202        --         --
          --       11.9  Common stock issued for
                         Special Dividend........       --       --       143      (143)        --
          --         --  Distribution of stock of
                         Crestline Capital
                         Corporation.............       --       --        --      (438)        --
          --         --  Cash portion of Special
                         Dividend................       --       --        --       (69)        --
---------------------------------------------------------------------------------------------------------------------
          --      217.1  Balance, Before
                         contribution to Host
                         Marriott, L.P. .........      $--     $  2    $1,288     $(554)       $(4)
                         Net assets retained by
                         Host Marriott...........                         (23)
                                                                       ------
                         Balance contributed to
                         Host Marriott, L.P. ....                      $  709
                                                                       ======

                See Notes to Consolidated Financial Statements.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                  CONSOLIDATED STATEMENT OF PARTNER'S CAPITAL
                AND COMPREHENSIVE INCOME OF HOST MARRIOTT, L.P.

                 Fiscal years ended December 31, 1999 and 1998
                                 (in millions)

 Class A and                                                                    Accumulated
 B Preferred   Common                               Preferred                      Other
    Units     OP Units                               Limited  General Limited  Comprehensive Comprehensive
 Outstanding Outstanding                             Partner  Partner Partner  Income (Loss) Income (Loss)
 ----------- -----------                            --------- ------- -------  ------------- -------------
      --        217.1    Contribution by Host
                         Marriott................     $ --      $ 1   $  712        $(4)         $ --
      --          8.5    Issuance of OP Units to
                         Host Marriott in
                         connection with the
                         Partnership Mergers.....       --       --      113         --
      --           --    Market Adjustment to
                         record OP Units of third
                         parties at redemption
                         value...................       --       --      (58)        --
----------------------------------------------------------------------------------------------------------
      --        225.6    Balance, December 31,
                         1998....................       --        1      767         (4)           --
      --           --    Net income..............       --       --      285         --           285
      --           --    Other comprehensive
                         income (loss):
                         Unrealized gain on HM
                         Services common stock...       --       --       --          4             4
                         Foreign currency
                         translation adjustment..       --       --       --          3             3
                         Reclassification of gain
                         realized on HM Services
                         common stock--net
                         income..................       --       --       --         (1)           (1)
                                                                                                 ----
      --           --    Comprehensive income....       --       --       --         --          $291
                                                                                                 ====
      --          3.6    Units issued to Host
                         Marriott for the
                         comprehensive stock and
                         employee stock purchase
                         plans...................       --       --        8         --
      --          0.5    Redemptions of limited
                         partnership interests of
                         third parties for cash..       --       --       (3)        --
      --           --    Other comprehensive
                         income attributed to OP
                         Units of third parties..       --       --        2         --
      --           --    Distributions on OP
                         Units...................       --       --     (245)        --
      --           --    Distributions on
                         Preferred Limited
                         Units...................       --       --       (6)        --
      --         (0.4)   Adjustment to Special
                         Dividend................       --       --       (4)        --
      --         (5.8)   Repurchases of OP
                         Units...................       --       --      (50)        --
      --           --    Market adjustment to
                         record Preferred OP
                         Units and OP Units of
                         third parties at
                         redemption value........       --       --      368         --
     8.2           --    Issuance of Preferred OP
                         Units...................      196       --       --         --
----------------------------------------------------------------------------------------------------------
     8.2        223.5    Balance, December 31,
                         1999....................     $196      $ 1   $1,122        $ 2

--------------------------------------------------------------------------------


                See Notes to Consolidated Financial Statements.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
       Fiscal years ended December 31, 1999 and 1998, and January 2, 1998

                                                      1999     1998     1997
                                                     -------  -------  -------
                                                          (in millions)
OPERATING ACTIVITIES
Income from continuing operations................... $   256  $   194  $    47
Adjustments to reconcile to cash from operations:
 Depreciation and amortization......................     293      243      231
 Income taxes.......................................     (66)    (103)     (20)
 Amortization of deferred income....................      (4)      (4)      (4)
 Net (gains) losses on property transactions........     (24)     (50)      19
 Equity in earnings of affiliates...................      (6)      (1)      (4)
 Other..............................................      26       39       62
 Changes in operating accounts:
  Other assets......................................     (55)     (56)      57
  Other liabilities.................................     (60)      50       44
                                                     -------  -------  -------
 Cash from continuing operations....................     360      312      432
 Cash from discontinued operations..................     --        29       32
                                                     -------  -------  -------
 Cash from operations...............................     360      341      464
                                                     -------  -------  -------
INVESTING ACTIVITIES
Proceeds from sales of assets.......................     195      227       51
Acquisitions........................................     (29)    (988)    (359)
Capital expenditures:
 Capital expenditures for renewals and
  replacements......................................    (197)    (165)    (129)
 New investment capital expenditures................    (150)     (87)     (29)
 Other Investments..................................     (14)     --       --
Purchases of short-term marketable securities.......     --      (134)    (354)
Sales of short-term marketable securities...........     --       488      --
Notes receivable collections (advances), net........      19        4        6
Affiliate notes receivable issuances and
 collections, net...................................     --       (13)      (6)
Other...............................................     --        13       13
                                                     -------  -------  -------
 Cash used in investing activities from continuing
  operations........................................    (176)    (655)    (807)
 Cash used in investing activities from discontinued
  operations........................................     --       (50)    (239)
                                                     -------  -------  -------
 Cash used in investing activities..................    (176)    (705)  (1,046)
                                                     -------  -------  -------
FINANCING ACTIVITIES
Issuances of debt, net..............................   1,345    2,496      857
Debt prepayments....................................  (1,397)  (1,898)    (403)
Cash contributed to Crestline at inception..........     --       (52)     --
Cash contributed to Non-Controlled Subsidiary.......     --       (30)     --
Cost of extinguishment of debt......................      (2)    (175)     --
Scheduled principal repayments......................     (34)     (51)     (90)
Issuances of OP Units...............................       5        1        6
Issuances of preferred limited partner units........     196      --       --
Distributions on common OP Units....................    (258)     --       --
Distributions on preferred limited partner units....      (2)     --       --
Redemption or repurchase of OP Units for cash.......     (54)     --       --
Repurchases of Convertible Preferred Securities.....     (36)     --       --
Other...............................................    (106)     (26)      22
                                                     -------  -------  -------
 Cash from (used in) financing activities from
  continuing operations.............................    (343)     265      392
 Cash from (used in) financing activities from
  discontinued operations...........................     --        24       (3)
                                                     -------  -------  -------
 Cash from (used in) financing activities...........    (343)     289      389
                                                     -------  -------  -------
DECREASE IN CASH AND CASH EQUIVALENTS...............    (159)     (75)    (193)
CASH AND CASH EQUIVALENTS, beginning of year........     436      511      704
                                                     -------  -------  -------
CASH AND CASH EQUIVALENTS, end of year.............. $   277  $   436  $   511
                                                     =======  =======  =======

                See Notes to Consolidated Financial Statements.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

       Fiscal years ended December 31, 1999 and 1998, and January 2, 1998

Supplemental schedule of noncash investing and financing activities:

   In 1999, approximately 612,000 cumulative redeemable preferred limited partnership units valued at $7.6 million were issued in connection with the acquisition of minority interests in two hotels.

   The Company assumed mortgage debt of $1,215 million and $733 million in 1998 and 1997, respectively, for the acquisition of, or purchase of controlling interest in, certain hotel properties and senior living communities.

   In 1998, the Company distributed $438 million of net assets in connection with the discontinued operations and contributed $12 million of net assets to the Non-Controlled Subsidiaries in connection with the REIT Conversion.





                See Notes to Consolidated Financial Statements.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

 Description of Business

   Host Marriott Corporation, a Maryland corporation formerly named HMC Merger Corporation ("Host REIT"), operating through an umbrella partnership structure, is a self-managed and self-administered real estate investment trust ("REIT") with its operations conducted solely through an operating partnership, Host Marriott, L.P. (the "Operating Partnership") and its subsidiaries. As REITs are not currently permitted to derive revenues directly from the operations of hotels, Host REIT leases all of the hotels to subsidiaries of Crestline Capital Corporation or other lessees (collectively the "Lessee") as further discussed at Note 9.

   As of December 31, 1999, the Operating Partnership owned, or had controlling interests in, 121 upscale and luxury, full-service hotel lodging properties generally located throughout the United States and operated primarily under the Marriott, Ritz-Carlton, Four Seasons, Hyatt and Swissotel brand names. 108 of these properties are managed or franchised by Marriott International, Inc. ("Marriott International"). Host REIT also has economic, non-voting interests in certain Non-Controlled Subsidiaries, whose hotels are also managed by Marriott International (see Note 4).

 Basis of Presentation

   On December 15, 1998, shareholders of Host Marriott Corporation, ("Host Marriott"), a Delaware corporation and the predecessor to Host REIT, approved a plan to reorganize Host Marriott's business operations through the spin-off of Host Marriott's senior living business as part of Crestline and the contribution of Host Marriott's hotels and certain other assets and liabilities to a newly formed Delaware limited partnership, Host Marriott, L.P. Host Marriott merged into HMC Merger Corporation (the "Merger"), a newly formed Maryland corporation (renamed Host Marriott Corporation) which intends to qualify, effective January 1, 1999, as a REIT and is the sole general partner of the Operating Partnership. Host Marriott and its subsidiaries' contribution of its hotels and certain assets and liabilities to the Operating Partnership and its subsidiaries (the "Contribution") in exchange for units of partnership interest in the Operating Partnership ("OP Units") was accounted for at Host Marriott's historical basis. As of December 31, 1999, Host REIT owned approximately 78% of the Operating Partnership.

   In these consolidated financial statements, the "Company" or "Host Marriott" refers to Host Marriott Corporation before, and Host Marriott, L.P. after Host Marriott Corporation's conversion to a REIT (the "REIT Conversion"). Host Marriott Corporation is presented as the predecessor to the Operating Partnership since the Operating Partnership and its subsidiaries received substantially all of the continuing operations, assets and liabilities of Host Marriott Corporation and its subsidiaries.

   On December 29, 1998, the Company completed the previously discussed spin-off of Crestline (see Note 2), through a taxable stock dividend to its shareholders. Each Host Marriott shareholder of record on December 28, 1998 received one share of Crestline for every ten shares of Host Marriott common stock owned (the "Distribution").

   As a result of the Distribution, the Company's financial statements have been restated to present the senior living communities business results of operations and cash flows as discontinued operations. See Note 2 for further discussion of the Distribution. All historical financial statements presented have been restated to conform to this presentation.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

 Principles of Consolidation

   The consolidated financial statements include the accounts of the Company and its subsidiaries and controlled affiliates. Investments in affiliates over which the Company has the ability to exercise significant influence, but does not control, are accounted for using the equity method. All material intercompany transactions and balances have been eliminated.

 Fiscal Year End Change

   The U.S. Internal Revenue Code of 1986, as amended, requires REITs to file their U.S. income tax return on a calendar year basis. Accordingly in 1998, the Company changed its fiscal year-end to December 31 for both financial and tax reporting requirements. Previously, the Company's fiscal year ended on the Friday nearest to December 31.

 Revenues

   The Company's 1999 revenue primarily represents the rental income from its leased hotels and is not comparable to 1998 hotel revenues which reflect gross sales generated by the properties. The rent due under each lease is the greater of base rent or percentage rent, as defined. Percentage rent applicable to room, food and beverage and other types of hotel revenue varies by lease and is calculated by multiplying fixed percentages by the total amounts of such revenues over specified threshold amounts. Both the minimum rent and the revenue thresholds used in computing percentage rents are subject to annual adjustments based on increases in the United States Consumer Price Index and the Labor Index, as defined. As of year end all annual thresholds have been achieved.

   The comparison of the 1999 results with 1998 and 1997 is also affected by a change in the reporting period for the Company's hotels not managed by Marriott International. In prior years, operations for certain of the Company's hotels were recorded from the beginning of December of the prior year to November of the current year due to a one-month delay in receiving results from those hotel properties. Upon conversion to a REIT, operations are required to be reported on a calendar year basis in accordance with Federal income tax regulations. As a result, the Company recorded one additional period of operations in fiscal year 1998 for these properties. The effect on revenues and net income was to increase revenues by $44 million and net income by $6 million and diluted earning per share by $0.02 in 1998.

 Earnings (Loss) Per Unit

   Basic earnings per unit is computed by dividing net income available to common unitholders by the weighted average number of units outstanding. Diluted earnings per unit is computed by dividing net income available to common unitholders as adjusted for potentially dilutive securities, by the weighted average number of units outstanding plus other potentially dilutive securities. Dilutive securities may include units distributed to Host Marriott Corporation for Host Marriott Corporation common shares granted under comprehensive stock plans, warrants and the Convertible Preferred Securities (see Note 6). Dilutive securities also include those common and preferred OP Units issuable or outstanding that are held by minority partners which are assumed to be converted. Diluted earnings per unit was not adjusted for the impact of the Convertible Preferred Securities for 1999 and 1997 as they were anti-dilutive. In December 1998, the Company declared the Special Dividend (Note 2) and, in February 1999, Host REIT distributed 11.5 million shares to existing shareholders in conjunction with the Special Dividend. The weighted average number of units outstanding and the basic and diluted earnings per unit computations have been restated to reflect these shares as outstanding for all periods presented.

   In February 1999, the Company distributed 8.5 million units to Host Marriott Corporation for 8.5 million shares of Host Marriott Corporation common stock issued in exchange for 8.5 million OP Units issued to certain limited partners in connection with the Partnership Mergers (see Note 12) which are deemed outstanding at December 31, 1998.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

   A reconciliation of the number of units utilized for the calculation of diluted earnings per unit follows:

                                                                  Year Ended
                      --------------------------------------------------------------------------------------------------
                                    1999                             1998                             1997
                      -------------------------------- -------------------------------- --------------------------------
                                                 Per                              Per                              Per
                        Income        Units      Unit    Income        Units      Unit    Income        Units      Unit
                      (Numerator) (Denominator) Amount (Numerator) (Denominator) Amount (Numerator) (Denominator) Amount
                      ----------- ------------- ------ ----------- ------------- ------ ----------- ------------- ------
Net income..........     $285         291.6      $.98      $47         216.3      $.22      $50         215.0      $.23
 Distributions on
  preferred limited
  partner units and
  preferred OP
  Units.............       (6)          --       (.02)     --            --        --       --            --        --
                         ----         -----      ----      ---         -----      ----      ---         -----      ----
Basic earnings
 available to common
 unitholders
 per unit...........     $279         291.6      $.96      $47         216.3      $.22      $50         215.0      $.23
 Assuming
  distribution of
  units to Host
  Marriott
  Corporation for
  Host Marriott
  Corporation common
  shares granted
  under the
  comprehensive
  stock plan, less
  shares assumed
  purchased at
  average market
  price.............      --            5.3      (.02)     --            4.0      (.01)     --            4.8       --
 Assuming conversion
  of Preferred
  OP Units..........      --            0.3       --       --            --        --       --            --        --
 Assuming issuance
  of minority OP
  Units issuable
  under certain
  purchase
  agreements........        7          10.9      (.01)     --            0.3       --       --            --        --
 Assuming conversion
  of Convertible
  Preferred
  Securities........      --            --        --        22          35.8       .06      --            --        --
 Assuming conversion
  of warrants.......      --            --        --       --            --        --       --            0.3       --
                         ----         -----      ----      ---         -----      ----      ---         -----      ----
Diluted Earnings per
 Unit...............     $286         308.1      $.93      $69         256.4      $.27      $50         220.1      $.23
                         ====         =====      ====      ===         =====      ====      ===         =====      ====

 International Operations

   The consolidated statements of operations include the following amounts related to non-U.S. subsidiaries and affiliates: revenues of $24 million, $121 million and $105 million, and income (loss) before income taxes of $8 million, $7 million and ($9 million) in 1999, 1998 and 1997, respectively.

 Minority Interest

   Minority interest consists of limited partnership interests in consolidated investments of $136 million and $147 million as of December 31, 1999 and 1998, respectively.

 Property and Equipment

   Property and equipment is recorded at cost. For newly developed properties, cost includes interest, ground rent and real estate taxes incurred during development and construction. Replacements and improvements are capitalized.

   Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for buildings and three to ten years for furniture and equipment. Leasehold improvements are amortized over the shorter of the lease term or the useful lives of the related assets.

   Gains on sales of properties are recognized at the time of sale or deferred to the extent required by generally accepted accounting principles. Deferred gains are recognized as income in subsequent periods as conditions requiring deferral are satisfied or expire without further cost to the Company.

   In cases where management is holding for sale particular hotel properties, the Company assesses impairment based on whether the estimated sales price less costs of disposal of each individual property to be sold is less than the net book value. A property is considered to be held for sale when the Company has made the decision to dispose of the property. Otherwise, the Company assesses impairment of its real estate properties based on whether it is probable that undiscounted future cash flows from each individual property will be less than its net book value. If a property is impaired, its basis is adjusted to its fair market value.

                     HOST MARRIOTT, L.P. AND SUBSIDIARIES

 Deferred Charges

   Financing costs related to long-term debt are deferred and amortized over the remaining life of the debt.

 Cash, Cash Equivalents and Short-term Marketable Securities

   The Company considers all highly liquid investments with a maturity of 90 days or less at the date of purchase to be cash equivalents. Cash and cash equivalents includes approximately $5 million and $22 million at December 31, 1999 and 1998, respectively, of cash related to certain consolidated partnerships, the use of which is restricted generally for partnership purposes to the extent it is not distributed to the partners. Short-term marketable securities include investments with a maturity of 91 days to one year at the date of purchase. The Company's short-term marketable securities represent investments in U.S. government agency notes and high quality commercial paper. The short-term marketable securities are categorized as available for sale and, as a result, are stated at fair market value. Unrealized holding gains and losses are included as a separate component of partners' capital until realized.

 Concentrations of Credit Risk

   Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, cash equivalents and short-term marketable securities. The Company maintains cash and cash equivalents and short-term marketable securities with various high credit-quality financial institutions. The Company performs periodic evaluations of the relative credit standing of these financial institutions and limits the amount of credit exposure with any institution.

   In addition, on January 1, 1999, subsidiaries of Crestline became the lessees of virtually all the hotels and, as such, their rent payments are the primary source of the Company's revenues. The full-service hotel leases are grouped into four lease pools, with Crestline's guarantee limited to the greater of 10% of the aggregate rent payable for the preceding year or 10% of the aggregate rent payable under all leases in the respective pool. Additionally, the lessee's obligation under each lease agreement is guaranteed by all other lessees in the respective lease pool. As a result, the Company believes that the operating results of each full-service lease pool may be material to the Company's financial statements. However, management believes that due to Crestline's substantial assets, net worth and ability to operate as a separate publicly traded company, Crestline will have the financial stability and access to capital necessary to meet the substantial obligations as lessee under the leases. The separate financial statements of each full-service lease pool are included in this offering memorandum. For a more detailed discussion of the guarantee, see Note 9.

 Use of Estimates in the Preparation of Financial Statements

   The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 REIT Conversion Expenses

   The Company incurred certain costs related to the REIT Conversion. These costs consist of professional fees, printing and filing costs, consent fees and certain other related fees and are classified as REIT conversion expenses on the consolidated statement of operations. The Company recognized REIT conversion expense of $64 million in 1998.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

 Interest Rate Swap Agreements

   In the past, the Company entered into a limited number of interest rate swap agreements for non-trading purposes. The Company used such agreements to fix certain of its variable rate debt to a fixed rate basis. The interest rate differential to be paid or received on interest rate swap agreements is recognized as an adjustment to interest expense.

 Other Comprehensive Income

   As of January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income" (SFAS 130) which establishes new rules for the reporting and display of comprehensive income and its components. SFAS 130 requires unrealized gains or losses on the Company's right to receive Host Marriott Services stock (see Note 10) and foreign currency translation adjustments, to be included in other comprehensive income. Prior year financial statements have been reclassified to conform to the requirements of SFAS 130.

   The components of total accumulated other comprehensive income in the balance sheet are as follows (in millions):

                                                                     1999  1998
                                                                     ----  ----
   Net unrealized gains............................................. $ 8   $ 5
   Foreign currency translation adjustment..........................  (6)   (9)
                                                                     ---   ---
   Total accumulated other comprehensive income (loss).............. $ 2   $(4)
                                                                     ===   ===

 Application of New Accounting Standards

   On December 3, 1999 the Securities and Exchange Commission staff issued Staff Accounting Bulletin (SAB) No. 101, which codified the staff's position on revenue recognition. The Company retroactively changed its method of accounting for contingent rental revenues to conform to SAB No. 101. As a result, base rent is recognized as it is earned according to the applicable lease provisions. Percentage rent is recorded as deferred revenue on the balance sheet until the applicable hotel revenues exceed the threshold amounts. The Company has adopted SAB No. 101 with retroactive effect beginning January 1, 1999.

   In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement establishes accounting and reporting standards requiring that derivative instruments (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement is effective for fiscal years beginning after June 15, 2000. The Company has not determined the impact of SFAS No. 133, but management does not believe it will be material.

2. Distribution and Special Dividend

   In December 1998, the Company distributed to its shareholders through a taxable distribution the outstanding shares of common stock of Crestline (the "Distribution"), formerly a wholly owned subsidiary of the Company, which, as of the date of the Distribution, owned and operated the Company's senior living communities, owned certain other assets and held leasehold interests in substantially all of the Company's hotels. The Distribution provided Company shareholders with one share of Crestline common stock for every ten shares of Company common stock held by such shareholders on the record date of December 28, 1998. As a result of the Distribution, the Company's financial statements have been restated to present the senior living communities' business results of operations and cash flows as discontinued operations. Revenues for the Company's discontinued operations totaled $241 million and $111 million in 1998 and 1997, respectively. The provision for loss on disposal includes organizational and formation costs related to Crestline.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

   For purposes of governing certain of the ongoing relationships between the Company and Crestline after the Distribution and to provide for an orderly transition, the Company and Crestline entered into various agreements, including a Distribution Agreement, an Employee Benefits Allocation Agreement and a Tax Sharing Agreement. Effective as of December 29, 1998, these agreements provide, among other things, for the division between the Company and Crestline of certain assets and liabilities.

   On December 18, 1998, the Board of Directors declared a special dividend which entitled shareholders of record on December 28, 1998 to elect to receive either $1.00 in cash or .087 of a share of common stock of the Company for each outstanding share of the Company's common stock owned by such shareholder on the record date (the "Special Dividend"). Cash totaling $73 million and 11.5 million shares of common stock that were elected in the Special Dividend were paid and/or issued in 1999.

3. Property and Equipment

   Property and equipment consists of the following:

                                                                 1999     1998
                                                                -------  ------
                                                                (in millions)
   Land and land improvements.................................. $   687  $  740
   Buildings and leasehold improvements........................   6,687   6,613
   Furniture and equipment.....................................     712     740
   Construction in progress....................................     243      78
                                                                -------  ------
                                                                  8,329   8,171
   Less accumulated depreciation and amortization..............  (1,221)   (970)
                                                                -------  ------
                                                                $ 7,108  $7,201
                                                                =======  ======

   Interest cost capitalized in connection with the Company's development and construction activities totaled $7 million in 1999, $4 million in 1998, and $1 million in 1997.

4. Investments in and Receivables from Affiliates

   Investments in and receivables from affiliates consist of the following:

                                                            Ownership
                                                            Interests 1999 1998
                                                            --------- ---- ----
                                                               (in millions)
   Equity investments
     Rockledge Hotel Properties, Inc. .....................     95%   $ 47 $ 31
     Fernwood Hotel Assets, Inc. ..........................     95%      2    2
   Notes and other receivables from affiliates, net........    --      127  134
                                                                      ---- ----
                                                                      $176 $167
                                                                      ==== ====

   In connection with the REIT Conversion, Rockledge Hotel Properties, Inc. and Fernwood Hotel Assets, Inc. (together, the "Non-Controlled Subsidiaries") were formed to own various assets of approximately $264 million contributed by Host Marriott Corporation to the Operating Partnership, the direct ownership of which by Host REIT or the Operating Partnership could jeopardize Host REIT's status as a REIT. These assets primarily consist of partnership or other interests in hotels which are not leased and certain furniture, fixtures and equipment ("FF&E") used in the hotels. In exchange for the contribution of these assets to the Non-Controlled Subsidiaries, the Operating Partnership received only non-voting common stock of the Non-Controlled Subsidiaries, representing 95% of the total economic interests therein. The Host Marriott Statutory Employee/Charitable Trust, the beneficiaries of which are certain employees of the Company and the J.W. Marriott Foundation concurrently acquired all of the voting common stock representing the remaining 5% of

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES
the total economic interest. The Non-Controlled Subsidiaries own three full-service hotels and interests in partnerships that own an additional two full-service hotels and 209 limited-service hotels.

   In connection with the REIT Conversion, the Company completed the Partnership Mergers and, as a result, investments in affiliates in prior years include earnings and assets, which are now consolidated. (See Note 12 for discussion.)

   Receivables from affiliates are reported net of reserves of $7 million at December 31, 1999 and 1998. Net amounts funded by the Company totaled $10 million in 1997, and repayments were $2 million in 1999, $14 million in 1998 and $2 million in 1997. There were no fundings in 1999 and 1998.

   The Company's pre-tax income from affiliates includes the following:

                                                                 1999 1998 1997
                                                                 ---- ---- ----
                                                                 (in millions)
   Interest income.............................................. $11  $ 1  $11
   Equity in net income.........................................   6    1    5
                                                                 ---  ---  ---
                                                                 $17  $ 2  $16
                                                                 ===  ===  ===

   Combined summarized balance sheet information for the Company's affiliates follows:

                                                                   1999   1998
                                                                  ------ ------
                                                                  (in millions)
   Property and equipment, net................................... $1,556 $1,656
   Other assets..................................................    344    258
                                                                  ------ ------
     Total assets................................................ $1,900 $1,914
                                                                  ====== ======
   Debt, principally mortgages................................... $1,533 $1,622
   Other liabilities.............................................    310    300
   Equity (deficit)..............................................     57     (8)
                                                                  ------ ------
     Total liabilities and equity................................ $1,900 $1,914
                                                                  ====== ======

   Combined summarized operating results for the Company's affiliates follow:

                                                         1999    1998    1997
                                                         -----  ------  -------
                                                            (in millions)
   Hotel revenues....................................... $ 911  $1,123  $ 1,393
   Operating expenses:
     Cash charges (including interest)..................  (710)   (930)  (1,166)
     Depreciation and other non-cash charges............  (153)   (151)    (190)
                                                         -----  ------  -------
   Income before extraordinary items....................    48      42       37
   Extraordinary items--forgiveness of debt.............   --        4       40
                                                         -----  ------  -------
     Net income......................................... $  48  $   46  $    77
                                                         =====  ======  =======

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

5. Debt

   Debt consists of the following:

                                                                    1999   1998
                                                                   ------ ------
                                                                   (in millions)
Series A senior notes, with a rate of 7 7/8% due August 2005.....  $  500 $  500
Series B senior notes, with a rate of 7 7/8% due August 2008.....   1,193  1,192
Series C senior notes, with a rate of 8.45% due December 2008....     498    498
Series E senior notes, with a rate of 8 3/8% due February 2006...     300    --
Senior secured notes, with a rate of 9 1/2% due May 2005.........      13     21
Senior notes, with an average rate of 9 3/4% at December 31,
 1999, maturing through 2012.....................................      35     35
                                                                   ------ ------
  Total senior notes.............................................   2,539  2,246
                                                                   ------ ------
Mortgage debt (non-recourse) secured by $3.5 billion of real es-
 tate assets, with an average rate of 7.95% at December 31, 1999,
 maturing through April 2037.....................................   2,309  2,438
Line of credit, with a variable rate of Eurodollar plus 1.65%
 (7.57% at December 31, 1999)....................................     125    350
Other notes, with an average rate of 7.36% at December 31, 1999,
 maturing through December 2017..................................      90     90
Capital lease obligations........................................       6      7
                                                                   ------ ------
  Total other....................................................     221    447
                                                                   ------ ------
                                                                   $5,069 $5,131
                                                                   ====== ======

   Public Debt. In February 1999, the Company issued $300 million of 8 3/8% Series D senior notes due in 2006 under the same indenture and with the same covenants as the New Senior Notes (described below). The debt was used to refinance, or purchase, approximately $299 million of debt acquired in the Partnership Mergers, including a $40 million variable rate mortgage and terminate the associated swap agreement, incurring a termination fee of $1 million. The notes were exchanged in August 1999 for Series E senior notes on a one-for-one basis, which are freely transferable by the holders.

   In December 1998, the Operating Partnership issued $500 million of 8.45% Series C senior notes due in 2008 under the same indenture and with the same covenants as the New Senior Notes (described below).

   On August 5, 1998, the Company issued an aggregate of $1.7 billion in new senior notes (the "New Senior Notes"). The New Senior Notes were issued in two series, $500 million of 7 7/8% Series A senior notes due in 2005 and $1.2 billion of 7 7/8% Series B senior notes due in 2008. The indenture under which the New Senior Notes were issued contains covenants restricting the ability of the Company and certain of its subsidiaries to incur indebtedness, grant liens on their assets, acquire or sell assets or make investments in other entities, and make certain distributions to equity holders of the Company and the Operating Partnership. The Company utilized the proceeds from the New Senior Notes to purchase substantially all of its (i) $600 million in 9 1/2% senior notes due 2005; (ii) $350 million in 9% senior notes due 2007; and (iii) $600 million in 8 7/8% senior notes due 2007 (collectively, the "Old Senior Notes"). Approximately $13 million of the Old Senior Notes remain outstanding. In connection with the purchase of substantially all of the Old Senior Notes, the Company recorded a charge of approximately $148 million (net of income tax benefit of $80 million) as an extraordinary item representing the amount paid for bond premiums and consent fees, as well as the write-off of deferred financing fees on the Old Senior Notes.

   Concurrently with each offer to purchase, the Company successfully solicited consents (the "1998 Consent Solicitations") from registered holders of the Old Senior Notes to certain amendments to eliminate or

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES
modify substantially all of the restrictive covenants and certain other provisions contained in the indentures pursuant to which the Old Senior Notes were issued.

   Bank Credit Facility. In August 1998, the Company entered into a $1.25 billion credit facility (the "Bank Credit Facility") with a group of commercial banks. The Bank Credit Facility has an initial three-year term with two one-year extension options. At origination, the facility consisted of a $350 million term loan and a $900 million revolver. Borrowings under the Bank Credit Facility bear interest currently at the Eurodollar rate plus 1.65% (7.57% at December 31, 1999). The interest rate and commitment fee on the unused portion of the Bank Credit Facility fluctuate based on certain financial ratios. The New Senior Notes and the Bank Credit Facility were assumed by the Operating Partnership in connection with the REIT Conversion.

   During 1999, the Company repaid $225 million of the outstanding balance on the $350 million term loan portion of the Bank Credit Facility, permanently reducing the term loan portion to $125 million. In connection with these prepayments, an extraordinary loss of $2 million representing the write-off of deferred financing costs was recognized. As a result of these repayments, the available capacity under the revolver remains $900 million while the total Bank Credit Facility has been permanently reduced to $1.025 billion.

   The Bank Credit Facility contains covenants restricting the ability of the Company and certain of its subsidiaries to incur indebtedness, grant liens on their assets, acquire or sell assets or make investments in other entities, and make certain distributions to equity holders of Host REIT and the Operating Partnership. The Bank Credit Facility also contains certain financial covenants relating to, among other things, maintaining certain levels of tangible net worth and certain ratios of EBITDA to interest and fixed charges, total debt to EBITDA, unencumbered assets to unsecured debt, and secured debt to total debt.

   Mortgage Debt. In August 1999, the Company made a prepayment of $19 million to pay down in full the mezzanine mortgage on the Marriott Desert Springs Resort and Spa. In September 1999, the Company made a prepayment of $45 million to pay down in full the mortgage note on the Philadelphia Four Seasons Hotel.

   In July 1999, the Company entered into a financing agreement pursuant to which it borrowed $665 million due 2009 at a fixed rate of 7.47% with eight hotels serving as collateral. In connection with this refinancing, an extraordinary loss of $3 million was recognized, representing the write-off of deferred financing fees. The proceeds from this financing were used to refinance existing mortgage indebtedness maturing at various times through 2000, including approximately $590 million of outstanding variable rate mortgage debt.

   In June 1999, the Company refinanced the debt on the San Diego Marriott Hotel and Marina. The mortgage is $195 million with a term of 10 years at a rate of 8.45%. In addition, the Company entered into a mortgage for the Philadelphia Marriott expansion in July 1999 for $23 million at an interest rate of approximately 8.6%, maturing in 2009.

   In April 1999, a subsidiary of the Company completed the refinancing of the $245 million mortgage on the New York Marriott Marquis, maturing June 2000. In connection with the refinancing, the Company renegotiated the management agreement and recognized an extraordinary gain of $14 million on the forgiveness of accrued incentive management fees by the manager. This mortgage was subsequently refinanced as part of the $665 million financing agreement discussed above.

   In connection with the refinancing of certain mortgage debt for approximately $152 million in December 1997, the Company recognized an extraordinary loss of $2 million which represents payment of a prepayment penalty and the write-off of unamortized deferred financing fees, net of taxes.

   In 1997, the Company purchased 100% of the outstanding bonds secured by a first mortgage on the San Francisco Marriott for $219 million, an $11 million discount to the face value of $230 million. An

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES
extraordinary gain of $5 million was recognized, which represents the $11 million discount less the write-off of unamortized deferred financing fees, net of taxes.

   Interest Rate Swap Agreements. During 1999, the Company terminated its outstanding interest rate swap agreements recognizing an extraordinary gain of approximately $8 million. The Company was party to an interest rate swap agreement with a financial institution with an aggregate notional amount of $100 million which expired in December 1998. In 1997, the Company was party to two additional interest rate swap agreements with an aggregate notional amount of $400 million which expired in May 1997. The Company realized a net reduction of interest expense of $338,000 and $1 million in 1999 and 1997, respectively, related to interest rate swap agreements.

   The Company's debt balance at December 31, 1999, includes $87 million of debt that is recourse to the parent company. Aggregate debt maturities at December 31, 1999 are (in millions):

   2000................................................................. $  180
   2001.................................................................    169
   2002.................................................................    157
   2003.................................................................    132
   2004.................................................................     47
   Thereafter...........................................................  4,900
                                                                         ------
                                                                          5,585
   Discount on senior notes.............................................     (9)
   Capital lease obligation.............................................      7
                                                                         ------
                                                                         $5,583
                                                                         ======

   Cash paid for interest for continuing operations, net of amounts capitalized, was $413 million in 1999, $325 million in 1998, and $278 million in 1997. Deferred financing costs, which are included in other assets, amounted to $111 million and $98 million, net of accumulated amortization, as of December 31, 1999 and 1998, respectively. Amortization of deferred financing costs totaled $17 million, $10 million, and $7 million in 1999, 1998, and 1997, respectively.

6. Convertible Debt Obligation to Host Marriott Corporation

   The obligation for the $514 million and $567 million of 6 3/4% Convertible Subordinated Debentures (the "Debentures") as of December 31, 1999 and 1998, respectively, has been included in these financial statements as debt of the Company because upon the REIT Conversion the Operating Partnership assumed primary liability for repayment of the Debentures of Host Marriott underlying the Convertible Preferred Securities (defined below) of the Host Marriott Financial Trust (the "Issuer"), a wholly-owned subsidiary trust of Host Marriott. The common securities of the Issuer were not contributed to the Operating Partnership and therefore the Issuer is not consolidated by the Operating Partnership. Upon conversion by a Convertible Preferred Securities holder, Host Marriott will issue shares of its common stock which will be delivered to such holder. Upon the issuance of such shares by Host Marriott, the Operating Partnership will issue to Host Marriott the number of OP Units equal to the number of shares of Host Marriott common stock issued in exchange for the Debentures.

   In December 1996, the Issuer issued 11 million shares of 6 3/4% convertible quarterly income preferred securities (the "Convertible Preferred Securities"), with a liquidation preference of $50 per share (for a total liquidation amount of $550 million). The Convertible Preferred Securities represent an undivided beneficial interest in the assets of the Issuer. The payment of distributions out of moneys held by the Issuer and payments on liquidation of the Issuer or the redemption of the Convertible Preferred Securities are guaranteed by the

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

Company to the extent the Issuer has funds available therefor. This guarantee, when taken together with the Company's obligations under the indenture pursuant to which the Debentures (defined below) were issued, the Debentures, the Company's obligations under the Trust Agreement and its obligations under the indenture to pay costs, expenses, debts and liabilities of the Issuer (other than with respect to the Convertible Preferred Securities) provides a full and unconditional guarantee of amounts due on the Convertible Preferred Securities. Proceeds from the issuance of the Convertible Preferred Securities were invested in 6 3/4% Convertible Subordinated Debentures (the "Debentures") due December 2, 2026 issued by the Company. The Issuer exists solely to issue the Convertible Preferred Securities and its own common securities (the "Common Securities") and invest the proceeds therefrom in the Debentures. The note receivable from the Operating Partnership is the Issuer's sole asset.

   Each of the Convertible Preferred Securities and the related debentures are convertible at the option of the holder into shares of Host Marriott Corporation common stock at the rate of 3.2537 shares per Convertible Preferred Security (equivalent to a conversion price of $15.367 per share of Host Marriott Corporation common stock). The Issuer will only convert Debentures pursuant to a notice of conversion by a holder of Convertible Preferred Securities. During 1999, 1998 and 1997, no shares were converted into common stock. The conversion ratio and price were adjusted to reflect the impact of the Distribution and the Special Dividend.

   Holders of the Convertible Preferred Securities are entitled to receive preferential cumulative cash distributions at an annual rate of 6 3/4% accruing from the original issue date, commencing March 1, 1997, and payable quarterly in arrears thereafter. The distribution rate and the distribution and other payment dates for the Convertible Preferred Securities will correspond to the interest rate and interest and other payment dates on the Debentures. The Company may defer interest payments on the Debentures for a period not to exceed 20 consecutive quarters. If interest payments on the Debentures are deferred, so too are payments on the Convertible Preferred Securities. Under this circumstance, the Company will not be permitted to declare or pay any cash distributions with respect to its capital stock or debt securities that rank pari passu with or junior to the Debentures.

   Subject to certain restrictions, the Convertible Preferred Securities are redeemable at the Issuer's option upon any redemption by the Company of the Debentures after December 2, 1999. Upon repayment at maturity or as a result of the acceleration of the Debentures upon the occurrence of a default, the Debentures shall be subject to mandatory redemption, from which the proceeds will be applied to redeem Convertible Preferred Securities and Common Securities, together with accrued and unpaid distributions.

   As part of the share repurchase program described below in Note 7, the Company purchased 1.1 million shares of Convertible Preferred Securities in 1999 and has purchased an additional 0.4 million shares through March 8, 2000, resulting in the retirement of an equivalent amount of Debentures.

7. Equity and Partner's Capital

   223.5 million and 225.6 million OP Units were outstanding as of December 31, 1999 and 1998, respectively. 8.16 million preferred limited partner units were outstanding as of December 31, 1999. No preferred limited partner units were outstanding as of December 31, 1998.

   A quarterly distribution of $0.21 per unit was paid on April 14, July 14, and October 15 of 1999. A fourth quarter distribution of $0.21 per unit was declared on December 20, 1999 and paid on January 17, 2000.

   During 1999, approximately 585,000 Class TS cumulative redeemable preferred operating partnership units and approximately 26,000 Class AM cumulative redeemable preferred operating partnership units (together the "Preferred OP Units") were issued in connection with the acquisition of minority interests in two

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES
hotels. The Preferred OP Units are convertible into OP Units on a one-for-one basis, subject to adjustment in specified events, at any time beginning one year after acquisition, and after conversion to OP Units are redeemable for cash or at Host REIT's option, Host REIT common shares. The Company has the right to convert the Preferred OP Units to OP Units two years from the date of issuance. Preferred OP Unitholders are entitled to receive a preferential cash distribution of $0.21 per quarter.

   In September 1999, the Board of Directors of Host REIT approved the repurchase, from time to time on the open market and/or in privately negotiated transactions, of up to 22 million of the outstanding shares of Host REIT common stock, operating partnership units, or a corresponding amount of the Convertible Preferred Securities, which are convertible into a like number of shares of common stock, based on the appropriate conversion ratio. Such repurchases will be made at management's discretion, subject to market conditions, and may be suspended at any time at the Company's discretion. For the year ended December 31, 1999, Host REIT repurchased 5.8 million common shares, 1.1 million shares of the Convertible Preferred Securities and 0.3 million OP Units for a total investment of $89 million. Through March 8, 2000, Host REIT repurchased an additional 4.7 million common shares, 0.4 million Convertible Preferred Securities, and 0.3 million operating partnership units for an additional investment of $60 million.

   In August 1999, Host REIT sold 4.16 million shares of 10% Class A preferred stock, and in November 1999, Host REIT sold 4.0 million shares of 10% Class B preferred stock. The Operating Partnership, in turn, issued equivalent securities, the Class A Preferred Units and Class B Preferred Units ("Class A and B Preferred Units"), to Host REIT. Holders of the Class A and B Preferred Units are entitled to receive cumulative cash dividends at a rate of 10% per annum of the $25.00 per unit liquidation preference, payable quarterly in arrears commencing October 15, 1999 and January 15, 2000 for the Class A and Class B preferred stock, respectively. After August 3, 2004 and April 29, 2005, Host REIT has the option to redeem the Class A and Class B Preferred Stock, respectively, for $25.00 per share, plus accrued and unpaid dividends to the date of redemption. The Class A and B Preferred Units rank senior to the OP Units, and on a parity with each other. The preferred unitholders generally have no voting rights. Accrued distributions at December 31, 1999 were $4 million.

   In conjunction with the Merger, the Blackstone Acquisition and the Partnership Mergers (Note 12), the Company issued approximately 64.5 million OP Units which are convertible into cash (or at Host Marriott's option, shares of Host Marriott common stock).

   Host Marriott Corporation issued 11.5 million shares of common stock as part of the Special Dividend and 8.5 million shares of common stock in exchange for
8.5 million OP Units issued to certain limited partners in connection with the Partnership Mergers (Note 12). Also, as part of the REIT Conversion, Host Marriott Corporation changed its par value from $1 to $0.01 per share. The change in par value did not affect the number of shares outstanding.

8. Income Taxes

   The Operating Partnership is not a tax paying entity. However, the Operating Partnership under the Operating Partnership Agreement is required to reimburse Host REIT for any tax payments Host REIT is required to make. Accordingly, the tax information included herein represents disclosures regarding Host REIT. As a result of the requirement of the Company to reimburse Host REIT for these liabilities, such liabilities and related disclosures are included in the Company's financial statements.

                     HOST MARRIOTT, L.P. AND SUBSIDIARIES

   In December 1998, Host Marriott restructured itself to enable Host REIT to qualify for treatment as a REIT, pursuant to the U.S. Internal Revenue Code of 1986, as amended, effective January 1, 1999. In general, a corporation that elects REIT status and distributes at least 95% of its taxable income to its shareholders and complies with certain other requirements (relating primarily to the nature of its assets and the sources of its revenues) is not subject to Federal income taxation to the extent it distributes its taxable income. In 1999, Host REIT distributed 100% if its 1999 taxable income which amounted to $.84 per outstanding common share. Of the total distribution, $.83 per share was taxable as ordinary income with the remaining $.01 per share taxable as a capital gain. Management believes that Host REIT was organized to qualify as a REIT for 1999 and intends for it to qualify in subsequent years (including distribution of at least 95% of its REIT taxable income to shareholders each year). Management expects that Host REIT will pay taxes on "built-in gains" on only certain of its assets. Based on these considerations and the settlement of certain tax contingencies in 1999, management does not believe that Host REIT will be liable for income taxes at the federal level or in most of the states in which it operates in future years, and Host REIT eliminated $26 million and $106 million of its net tax liabilities as of December 31, 1999 and 1998. Host REIT does not expect to provide for any material deferred income taxes in future periods except in certain states and foreign countries. In connection with the Distribution and formation of the Non-Controlled Subsidiaries, Host REIT further reduced deferred income tax liabilities by $102 million in 1998.

   In order to qualify as a REIT for federal income tax purposes, among other things, Host REIT was required to distribute all of its accumulated earnings and profits ("E&P") to its stockholders in one or more taxable dividends prior to December 31, 1999. To accomplish the requisite distributions of accumulated E&P, Host Marriott made distributions consisting of approximately 20.4 million shares of Crestline valued at $297 million, $73 million in cash, and approximately 11.5 million shares of Host Marriott stock valued at $138 million. Management believes it has distributed all required E&P as of December 31, 1999. Host REIT's final calculation of E&P and the distribution thereof is subject to review by the Internal Revenue Service.

   Where required, deferred income taxes are accounted for using the asset and liability method. Under this method, deferred income taxes are recognized for temporary differences between the financial reporting bases of assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards based on enacted tax rates expected to be in effect when such amounts are realized or settled. However, deferred tax assets are recognized only to the extent that it is more likely than not that they will be realized based on consideration of available evidence, including tax planning strategies and other factors.

   Total deferred tax assets and liabilities at December 31, 1999 and December 31, 1998 were as follows:

                                                                1999    1998
                                                               ------  -------
                                                               (in millions)
   Deferred tax assets........................................ $   10  $    32
   Deferred tax liabilities...................................    (59)    (129)
                                                               ------  -------
     Net deferred income tax liability........................ $  (49) $   (97)
                                                               ======  =======

   The tax effect of each type of temporary difference and carryforward that gives rise to a significant portion of deferred tax assets and liabilities as of December 31, 1999 and December 31, 1998 follows:

                                                                1999    1998
                                                               ------  -------
                                                               (in millions)
   Safe harbor lease investments.............................. $  (24) $   (24)
   Deferred tax gain..........................................    (35)    (105)
   Alternative minimum tax credit carryforwards...............     10       32
                                                               ------  -------
     Net deferred income tax liability........................ $  (49) $   (97)
                                                               ======  =======

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

   The provision (benefit) for income taxes consists of:

                                                                1999  1998  1997
                                                                ----  ----  ----
                                                                (in millions)
   Current--Federal...........................................  $ 26  $116  $19
      --State.................................................     3    27    4
      --Foreign...............................................     3     4    3
                                                                ----  ----  ---
                                                                  32   147   26
                                                                ----  ----  ---
   Deferred--Federal..........................................   (37)  (49)   8
      --State.................................................   (11)  (12)   2
                                                                ----  ----  ---
                                                                 (48)  (61)  10
                                                                ----  ----  ---
                                                                $(16) $ 86  $36
                                                                ====  ====  ===

   At December 31, 1999, Host REIT had approximately $10 million of alternative minimum tax credit carryforwards available which do not expire.

   As of December 31, 1999, Host REIT had settled with the Internal Revenue Service substantially all issues for tax years through 1996. Host REIT expects to resolve any remaining issues with no material impact on the consolidated financial statements. Host REIT made net payments to the IRS of approximately $14 million, $27 million, and $10 million in 1999, 1998 and 1997, respectively, related to these settlements.

   A reconciliation of the statutory Federal tax rate to Host REIT's effective income tax rate follows (excluding the impact of the change in tax status):

                                                             1999    1998  1997
                                                             -----   ----  ----
   Statutory Federal tax rate...............................   --  % 35.0% 35.0%
   Built-in-gains...........................................   2.8    --    --
   State income taxes, net of Federal tax benefit...........   1.2    5.8   4.9
   Tax credits..............................................   --    (1.7) (2.7)
   Tax contingencies........................................ (16.9)   --    --
   Additional tax on foreign source income..................   1.6    4.2   6.0
   Permanent non-deductible REIT Conversion expenses........   --     4.6   --
   Other permanent items....................................   --     1.2    .1
   Other, net...............................................   --     0.3    .1
                                                             -----   ----  ----
     Effective income tax rate.............................. (11.3)% 49.4% 43.4%
                                                             =====   ====  ====

   Cash paid for income taxes, including IRS settlements, net of refunds received, was $50 million in 1999, $83 million in 1998 and $56 million in 1997.

9. Leases

   Due to current federal income tax law restrictions on a REIT's ability to derive revenues directly from the operation of a hotel, the Company leases its hotels (the "Leases") to one or more lessees (the "Lessees").

   Hotel Leases. There generally is a separate Lessee for each hotel or group of hotels that is owned by a separate subsidiary of the Company. The operating agreements for such Lessees provide that the Crestline member of the Lessee has full control over the management of the business of the Lessee, subject to blocking rights by Marriott International, where it is the manager, over certain decisions by virtue of its non-economic, limited voting interest in the lessee subsidiaries. Each full-service hotel Lease has a fixed term generally

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES
ranging from seven to ten years, subject to earlier termination upon the occurrence of certain contingencies as defined in the Leases. Each Lease requires the Lessee to pay 1) minimum rent in a fixed dollar amount per annum plus 2) to the extent it exceeds minimum rent, percentage rent based upon specified percentages of aggregate sales from the applicable hotel, including room sales, food and beverage sales, and other income in excess of specified thresholds. The amount of minimum rent and the percentage rent thresholds will be adjusted each year based upon any increases in the Consumer Price Index and the Employment Cost Index during the previous 10 months, as well as for certain capital expenditures and casualty occurrences. The Company has received notices of termination from Crestline on five leases, with effective dates ranging from March through June 2000, which we are currently negotiating. We expect to be able to obtain replacement leases for these leases without material impact to our future operations.

   Effective November 15, 1999, we amended substantially all of our leases with Crestline to give Crestline the right to renew each of these leases for up to four additional terms of seven years each at a fair rental value, to be determined either by agreement between us and Crestline or through arbitration at the time the renewal option is exercised. Crestline is under no obligation to exercise these renewal options, and the Company has the right to terminate the renewal options during certain time periods specified in the amendments. In addition, the amendments provide that the fair rental value payable by the Company to Crestline in connection with the purchase of a lease as described above does not include any amounts relating to any renewal period. Therefore, the fair rental value of a lease after expiration of the initial term for such lease would be zero. The Company intends to evaluate our options regarding the Crestline leases and have not yet made a decision whether or not to purchase those leases.

   If the Company anticipates that the average tax basis of the Company's FF&E and other personal property that are leased by any individual lessor entity will exceed 15% of the aggregate average tax basis of the fixed assets in that entity, then the Lessee would be obligated either to acquire such excess FF&E from the Company or to cause a third party to purchase such FF&E. The Lessee has agreed to give a right of first opportunity to a Non-Controlled Subsidiary to acquire the excess FF&E and to lease the excess FF&E to the Lessee.

   Each Lessee is responsible for paying all of the expenses of operating the applicable hotel(s), including all personnel costs, utility costs and general repair and maintenance of the hotel(s). The Lessee also is responsible for all fees payable to the applicable manager, including base and incentive management fees, chain services payments and franchise or system fees, with respect to periods covered by the term of the Lease. The Company also remains liable under each management agreement.

   The Company is responsible for paying real estate taxes, personal property taxes (to the extent the Company owns the personal property), casualty insurance on the structures, ground lease rent payments, required expenditures for FF&E (including maintaining the FF&E reserve, to the extent such is required by the applicable management agreement) and other capital expenditures.

   Crestline Guarantees. Crestline and certain of its subsidiaries entered into limited guarantees of the Lease obligations of each Lessee. The full-service hotel leases are grouped into four lease pools (determined on the basis of the term of the particular Lease with all leases having generally the same lease term placed in the same "pool"). For each of the four identified pools, the cumulative limit of Crestline's guaranty obligation is the greater of 10% of the aggregate rent payable for the immediately preceding fiscal year under all Leases in the pool or 10% of the aggregate rent payable under all Leases in the pool. For each pool, the subsidiary of Crestline that is the parent of the Lessees in the pool (a "Pool Parent") also is a party to the guaranty of the Lease obligations for that pool.

   The obligations of the Pool Parent under each guaranty is secured by all funds received by the applicable Pool Parent from the hotels in the pool, and the hotels in the pool are required to distribute their excess cash flow to the Pool Parent for each accounting period, under certain conditions as described by the guaranty.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

   As a result of the limited guarantees of the lease obligations of the lessees, the Company believes that the operating results of each full-service lease pool may be material to the Company's financial statements. Separate financial statements for the year ended December 31, 1999 for each of the four lease pools in which the Company's hotels are organized are presented in this Offering Memorandum. Financial information of certain pools related to the sublease agreements for limited service properties are not presented, as the Company believes they are not material to the Company's financial statements. Financial information of Crestline may be found in its quarterly and annual filings with the Securities and Exchange Commission.

   In the event that Crestline's obligation under a guaranty is reduced to zero, the applicable Pool Parent can elect to terminate its guaranty and the pooling agreement for that pool by giving notice to the Operating Partnership. In that event, subject to certain conditions, the Pool Parent's guaranty will terminate six months after the effective date of such notice, subject to reinstatement in certain limited circumstances.

   The Company sold the existing working capital to the applicable Lessee upon the commencement of the Lease at a price equal to the fair market value of such assets. The purchase price is represented by a note evidencing a loan that bears interest at a rate of 5.12%. Interest accrued on the working capital loan is due simultaneously with each periodic rent payment, and the amount of each payment of interest is credited against such rent payment. The principal amount of the working capital loan is payable upon termination of the Lease. The Lessee can return the working capital in satisfaction of the note. As of December 31, 1999, the note receivable from Crestline for working capital was $90 million.

   In the event the Company enters into an agreement to sell or otherwise transfer any full-service hotel free and clear of the applicable Lease, the Lessor must pay the Lessee a termination fee equal to the fair market value of the Lessee's leasehold interest in the remaining term of the Lease using a discount rate of 12%. Alternatively, the Lessor will be entitled to (i) substitute a comparable hotel or hotels for any hotel that is sold or (ii) sell the hotel subject to the Lease and certain conditions without being required to pay a termination fee.

   REIT Modernization Act. Under the REIT Modernization Act, beginning January 1, 2001, the Company could lease its hotels to one of its subsidiaries that is a taxable corporation and that elects to be treated as a "taxable REIT subsidiary". In addition, as a result of passage of the REIT Modernization Act, the Company has the right to purchase the leases from Crestline on or after January 1, 2001, for a price equal to the fair rental value of the lessee's interest in the leases over their remaining terms (which could be significant).

   Hospitality Properties Trust Relationship. The Company sold and leased back 37 of its Courtyard properties in 1995 and an additional 16 Courtyard properties in 1996 to Hospitality Properties Trust ("HPT"). Additionally, in 1996, the Company sold and leased back 18 of its Residence Inns to HPT. These leases, which are accounted for as operating leases and are included in the table below, have initial terms expiring through 2012 for the Courtyard properties and 2010 for the Residence Inn properties, and are renewable at the option of the Company. Minimum rent payments are $51 million annually for the Courtyard properties and $17 million annually for the Residence Inn properties, and additional rent based upon sales levels are payable to the owner under the terms of the leases.

   In connection with the REIT Conversion, the Company sublet the HPT hotels (the "Subleases") to separate indirect sublessee subsidiaries of Crestline ("Sublessee"), subject to the terms of the applicable HPT Lease. The term of each Sublease expires simultaneously with the expiration of the initial term of the HPT lease to which it relates and automatically renews for the corresponding renewal term under the HPT lease, unless either the HPT lessee (the "Sublessor") elects not to renew the HPT lease, or the Sublessee elects not to renew the Sublease at the expiration of the initial term provided, however, that neither party can elect to terminate fewer than all of the Subleases in a particular pool of HPT hotels (one for Courtyard by Marriott

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES
hotels and one for Residence Inn hotels). Rent under the Sublease consists of the Minimum Rent payable under the HPT lease and an additional percentage rent payable to the Sublessor. The percentage rent is sufficient to cover the additional rent due under the HPT lease, with any excess being retained by the Sublessor. The rent payable under the Subleases is guaranteed by Crestline, up to a maximum amount of $30 million which amount is allocated between the two pools of HPT hotels.

   Other Lease Information. A number of the Company's leased hotel properties also include long-term ground leases for certain hotels, generally with multiple renewal options. Certain leases contain provision for the payment of contingent rentals based on a percentage of sales in excess of stipulated amounts. Future minimum annual rental commitments for all non-cancelable leases for which the Company is the lessee are as follows:

                                                               Capital Operating
                                                               Leases   Leases
                                                               ------- ---------
                                                                 (in millions)
   2000.......................................................   $ 2    $  109
   2001.......................................................     1       105
   2002.......................................................     1       101
   2003.......................................................     1        97
   2004.......................................................     1       103
   Thereafter.................................................     3     1,236
                                                                 ---    ------
   Total minimum lease payments...............................     9    $1,751
                                                                 ===    ======
   Less amount representing interest..........................    (3)
                                                                 ---
     Present value of minimum lease payments..................   $ 6
                                                                 ===

   Certain of the lease payments included in the table above relate to facilities used in the Company's former restaurant business. Most leases contain one or more renewal options, generally for five or 10-year periods. Future rentals on leases have not been reduced by aggregate minimum sublease rentals from restaurants and HPT subleases of $71 million and $851 million, respectively, payable to the Company under non-cancellable subleases.

   In conjunction with the refinancing of the mortgage of the New York Marriott Marquis, the Company also renegotiated the terms of the ground lease, retroactive to 1998. The renegotiated ground lease provides for the payment of a percentage of the hotel sales (3% in 1998, 4% in 1999 and 5% thereafter) through 2017, which is to be used to amortize the then existing deferred ground rent obligation of $116 million. The Company has the right to purchase the land under certain circumstances. The balance of the deferred ground rent obligation was $86 million at December 31, 1999.

   The Company remains contingently liable at December 31, 1999 on certain leases relating to divested non-lodging properties. Such contingent liabilities aggregated $80 million at December 31, 1999. However, management considers the likelihood of any substantial funding related to these leases to be remote.

   Rent expense consists of:

                                                                 1999 1998 1997
                                                                 ---- ---- ----
                                                                 (in millions)
   Minimum rentals on operating leases.......................... $106 $104 $ 98
   Additional rentals based on sales............................   29   26   20
                                                                 ---- ---- ----
                                                                 $135 $130 $118
                                                                 ==== ==== ====

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

10. Employee Stock Plans

   In connection with the REIT conversion, the Company assumed the employee obligations of Host REIT. Upon the exercise of stock options in Host REIT common stock, Host REIT will issue shares of its common stock in return for the issuance of an equal number of OP Units of the Company. Accordingly, those liabilities and related disclosures are included in the Company's financial statements.

   At December 31, 1999, Host REIT maintained two stock-based compensation plans, including the comprehensive stock plan (the "Comprehensive Plan"), whereby Host REIT may award to participating employees (i) options to purchase Host REIT's common stock, (ii) deferred shares of Host REIT's common stock and
(iii) restricted shares of Host REIT's common stock and the employee stock purchase plan (the "Employee Stock Purchase Plan").

   Employee stock options may be granted to officers and key employees with an exercise price not less than the fair market value of the common stock on the date of grant. Non-qualified options generally expire up to 15 years after the date of grant. Most options vest ratably over each of the first four years following the date of the grant.

   In connection with the Host Marriott Services ("HM Services") spin-off in 1995, outstanding options held by current and former employees of Host Marriott were redenominated in both Host Marriott and Host Marriott Services stock and the exercise prices of the options were adjusted based on the relative trading prices of shares of the common stock of the two companies. Pursuant to the distribution agreement between the Company and HM Services, the Company originally had the right to receive up to 1.4 million shares of HM Services' common stock or an equivalent cash value subsequent to exercise of the options held by certain former and current employees of Marriott International. On August 27, 1999, Autogrill Acquisition Co., a wholly-owned subsidiary of Autogrill SpA of Italy, acquired Host Marriott Services Corporation. Since Host Marriott Services is no longer publicly traded, all future payments to the Company will be made in cash as Host Marriott Services Corporation has indicated that the receivable will not be settled in Autogrill SpA stock. As of December 31, 1999, the receivable balance is approximately $11.9 million, which is included in other assets.

   Effective December 29, 1998, the Company adjusted the number of outstanding stock options and the related exercise prices to maintain the intrinsic value of the options to account for the Special Dividend and the Distribution. The vesting provisions and option period of the original grant was retained. No compensation expense was recorded by the Company as a result of these adjustments. Employee optionholders that remained with the Company received options only in Host REIT's stock and those employee optionholders that became Crestline employees received Crestline options in exchange for the Company's options.

   The Company continues to account for expense under its plans according to the provisions of Accounting Principle Board Opinion 25 and related interpretations as permitted under SFAS No. 123. Consequently, no compensation cost has been recognized for its fixed stock options under the Comprehensive Plan and its Employee Stock Purchase Plan.

   For purposes of the following disclosures required by SFAS No. 123, the fair value of each option granted has been estimated on the date of grant using an option-pricing model with the following weighted average assumptions used for grants in 1999 and 1997, respectively: risk-free interest rate of 6.4% and 6.2%, volatility of 32% and 35%, expected lives of 12 years and 12 years, and dividend yield of $0.84 per share and no dividend yield. The weighted average fair value per option granted during the year was $1.15 in 1999 and $13.13 in 1997. No options were granted in 1998. Pro forma compensation cost for 1999, 1998 and 1997 would have reduced net income by approximately $919,000, $524,000 and $330,000. Basic and diluted earnings per share on a pro forma basis were not impacted by the pro forma compensation cost in 1999, 1998 and 1997.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

   The effects of the implementation of SFAS No. 123 are not representative of the effects on reported net income in future years because only the effects of stock option awards granted in 1997 and subsequent have been considered.

   A summary of the status of the Company's stock option plan for 1999, 1998 and 1997 follows:

                                   1999                   1998                   1997
                          ---------------------- ---------------------- ----------------------
                                        Weighted               Weighted               Weighted
                                        Average                Average                Average
                             Shares     Exercise    Shares     Exercise    Shares     Exercise
                          (in millions)  Price   (in millions)  Price   (in millions)  Price
                          ------------- -------- ------------- -------- ------------- --------
Balance, at beginning of
 year...................       5.6        $  3        6.8        $ 4         8.3        $ 4
Granted.................       0.6          10        --         --           .1         20
Exercised...............      (1.3)          3       (1.3)         5        (1.6)         4
Forfeited/Expired.......       --          --        (0.6)         4         --         --
Adjustment for Distribu-
 tion and Special
 Dividend...............       --          --         0.7          3         --         --
                              ----                   ----                   ----
Balance, at end of
 year...................       4.9           4        5.6          3         6.8          4
                              ====                   ====                   ====
Options exercisable at
 year-end...............       4.2                    5.5                    6.4
                              ====                   ====                   ====

   The following table summarizes information about stock options at December 31, 1999:

                                     Options Outstanding          Options Exercisable
                              ---------------------------------- ----------------------
                                             Weighted
                                              Average   Weighted               Weighted
                                             Remaining  Average                Average
                                 Shares     Contractual Exercise    Shares     Exercise
   Range of Exercise Prices   (in millions)    Life      Price   (in millions)  Price
   ------------------------   ------------- ----------- -------- ------------- --------
           $  1 - 3                3.4            7       $ 2         3.4        $ 2
              4 - 6                0.4            9         6         0.4          6
              7 - 9                0.9           13         9         0.4          8
            10 - 12                0.2           14        12         --          12
            13 - 15                --            13        15         --          15
            16 - 19                --            13        18         --          18
                                   ---                                ---
                                   4.9                                4.2
                                   ===                                ===

   Deferred stock incentive plan shares granted to officers and key employees after 1990 generally vest over 10 years in annual installments commencing one year after the date of grant. Certain employees may elect to defer payments until termination or retirement. The Company accrues compensation expense for the fair market value of the shares on the date of grant, less estimated forfeitures. In 1999, 1998 and 1997, 11,000, 12,000 and 14,000 shares were granted, respectively, under this plan. The compensation cost that has been charged against income for deferred stock was not material in 1999, 1998 and 1997. The weighted average fair value per share granted during each year was $14.31 in 1999, $19.21 in 1998 and $15.81 in 1997.

   The Company from time to time awards restricted Host REIT stock plan shares under the Comprehensive Plan to officers and key executives to be distributed over the next three to 10 years in annual installments based on continued employment and the attainment of certain performance criteria. The Company recognizes compensation expense over the restriction period equal to the fair market value of the shares on the date of issuance adjusted for forfeitures, and where appropriate, the level of attainment of performance criteria and fluctuations in the fair market value of Host REIT's common stock. In 1999, 1998 and 1997, 3,203,000, 2,900

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES
and 198,000 shares of additional restricted stock plan shares were granted to certain key employees under these terms and conditions. Approximately 5,000 and 17,000 shares were forfeited in 1999 and 1998, respectively. There were no shares forfeited in 1997. The Company recorded compensation expense of $7.7 million, $11 million and $13 million in 1999, 1998 and 1997, respectively, related to these awards. The weighted average fair value per share granted during each year was $12.83 in 1999, $18.13 in 1998 and $16.88 in 1997. Under
these awards 3,203,000 shares were outstanding at December 31, 1999.

   In 1998, 568,408 stock appreciation rights ("SARs") were issued under the Comprehensive Plan to certain directors of the Company as a replacement for previously issued options that were cancelled during the year. The conversion to SARs was completed in order to comply with ownership limits applicable to Host REIT upon conversion to a REIT. The SARs are fully vested and the grant prices range from $1.20 to $5.13. In 1999 and 1998, the Company recognized compensation (income) expense of $(2.7) million and $4.8 million, respectively, related to this grant. Additionally, in future periods, the Company will recognize compensation expense for outstanding SARs as a result of fluctuations in the market price of Host REIT's common stock.

   Under the terms of the Employee Stock Purchase Plan, eligible employees may purchase common stock through payroll deductions at 90% of the lower of market value at the beginning or market value at the end of the plan year.

11. Profit Sharing and Postemployment Benefit Plans

   The Company contributes to profit sharing and other defined contribution plans for the benefit of employees meeting certain eligibility requirements and electing participation in the plans. The amount to be matched by the Company is determined annually by Host REIT's Board of Directors. The Company provides medical benefits to a limited number of retired employees meeting restrictive eligibility requirements. Amounts for these items were not material in 1997 through 1999.

12. Acquisitions and Dispositions

   The Company completed a 210-room expansion of the Philadelphia Marriott in April 1999 at a cost of approximately $37 million. Additionally, we acquired the remaining unaffiliated partnership interests in two full-service hotels by issuing approximately 612,000 cumulative preferred OP Units and paid cash of approximately $6.8 million.

   The Company acquired or gained controlling interest in 36 hotels with 15,166 rooms in 1998 and 18 hotels with 9,128 rooms in 1997. Twenty-five of the 1998 acquisitions, consisting of the Blackstone Acquisition and the Partnership Mergers, were completed on December 30, 1998 in conjunction with the REIT Conversion. Additionally, three full-service properties were contributed to one of the Non-Controlled Subsidiaries (Note 4). These acquisitions are summarized below.

   In December 1998, the Company completed the acquisition of, or controlling interests in, twelve hotels and one mortgage loan secured by an additional hotel (the "Blackstone Acquisition") from the Blackstone Group, a Delaware limited partnership, and a series of funds controlled by affiliates of Blackstone Real Estate Partners (together, the "Blackstone Entities"). In addition, the Company acquired a 25% interest in Swissotel Management (USA) L.L.C., which operates five Swissotel hotels in the United States, which the Company transferred to Crestline in connection with the Distribution. The Operating Partnership issued approximately 47.7 million OP Units, which are redeemable for the Company's common stock (or cash equivalent at Host Marriott's option) assumed debt and made cash payments totaling approximately $920 million and distributed 1.4 million of the shares of Crestline common stock to the Blackstone Entities. During 1999, approximately 467,000 OP Units were redeemed for common stock and an additional 233,000 OP Units were redeemed for $2 million in cash. As of December 31, 1999, the Blackstone Entities own approximately 16% of the outstanding OP Units of the Operating Partnership.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

   In December 1998, the Company announced the completion of the Partnership Mergers which was the roll-up of eight public partnerships and four private partnerships which own or control 28 properties, 13 of which were already consolidated (the "Partnership Mergers"). The Operating Partnership issued approximately 25.8 million OP Units to partners for their interests valued at approximately $333 million. As of December 31, 1999, approximately 16.8 million OP Units remain outstanding.

   As a result of these transactions, the Company increased its ownership of most of the 28 properties to 100% while consolidating 15 additional hotels (4,445 rooms).

   During 1998, the Company acquired an additional interest in the Atlanta Marriott Marquis II Limited Partnership, which owns an interest in the 1,671-room Atlanta Marriott Marquis for approximately $239 million. The Company also acquired a controlling interest in two partnerships that own four hotels for approximately $74 million. In addition, the Company acquired four Ritz-Carlton hotels and two additional hotels totaling over 2,200 rooms for approximately $465 million.

   In 1997, the Company acquired eight full-service hotels totaling 3,600 rooms for approximately $145 million. In addition, the Company acquired controlling interests in nine full-service hotels totaling 5,024 rooms for approximately $621 million, including the assumption of approximately $418 million of debt. The Company also completed the acquisition of the 504-room New York Marriott Financial Center, after acquiring the mortgage on the hotel for $101 million in late 1996.

   Also in 1997, the Company acquired the outstanding common stock of the Forum Group from Marriott Senior Living Services. The Company purchased the Forum Group portfolio of 29 senior living communities for approximately $460 million, including approximately $270 million in debt. The Company also acquired 49% of the remaining 50% interest in the partnership which owned the 418-unit Leisure Park retirement community for approximately $23 million, including the assumption of approximately $15 million of debt. The Company contributed these assets in conjunction with the Distribution of Crestline.

   The following table summarizes property dispositions for 1999 and 1998:

                                                                      Pre-tax
                                                         Total      Gain/(Loss)
                                                     Consideration  on Disposal
Property                     Location     Year Rooms (in millions) (in millions)
--------                 ---------------- ---- ----- ------------- -------------
Minneapolis/Bloomington
 Marriott............... Bloomington, MN  1999  479      $ 35           $10
Saddle Brook Marriott... Saddle Brook, NJ 1999  221        15             3
Marriott's Grand Hotel
 Resort and Golf Club... Point Clear, AL  1999  306        28            (2)
The Ritz-Carlton,
 Boston................. Boston, MA       1999  275       119            15
El Paso Marriott........ El Paso, TX      1999  296         1            (2)
New York Marriott East
 Side................... New York, NY     1998  662       191            40
Napa Valley Marriott.... Napa, CA         1998  191        21            10

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

13. Fair Value of Financial Instruments

   The fair values of certain financial assets and liabilities and other financial instruments are shown below:

                                                    1999            1998
                                               --------------- ---------------
                                               Carrying  Fair  Carrying  Fair
                                                Amount  Value   Amount  Value
                                               -------- ------ -------- ------
                                                        (in millions)
   Financial assets
     Receivables from affiliates..............  $  127  $  133  $  134  $  141
     Notes receivable.........................      48      48      69      69
     Other....................................      12      12       9       9
   Financial liabilities
     Debt, net of capital leases..............   5,063   4,790   5,110   5,125
     Other financial instruments
     Convertible Debt Obligation to Host
      Marriott................................     514     357     567     466

   Short-term marketable securities and Convertible Preferred Securities are valued based on quoted market prices. Receivables from affiliates, notes and other financial assets are valued based on the expected future cash flows discounted at risk-adjusted rates. Valuations for secured debt are determined based on the expected future payments discounted at risk-adjusted rates. The fair values of the Bank Credit Facility and other notes are estimated to be equal to their carrying value. Senior notes are valued based on quoted market prices.

   The fair value of the liability related to the interest rate swap agreements assumed in the Blackstone Acquisition was $14 million. The fair value is based on the estimated amount the Company would pay or receive to terminate the swap agreements. The aggregate notional amount of the agreements was $365 million at December 31, 1998 and $100 million at January 2, 1998. The Company terminated all the swap agreements in 1999.

14. Marriott International Distribution and Relationship with Marriott International

   The Company and Marriott International (formerly a wholly owned subsidiary, the common stock of which was distributed to the Company's shareholders on October 8, 1993) have entered into various agreements in connection with the Marriott International Distribution and thereafter which provide, among other things, that (i) the majority of the Company's hotel lodging properties are managed by Marriott International (see Note 15); (ii) 13 of the Company's full-service properties are operated under franchise agreements with Marriott International with terms of 15 to 30 years; (iii) Marriott International provided the Company with $92 million of financing at an average rate of 9% in 1997 related to the Company's discontinued senior living operations; (iv) the Company acquired 49% of Marriott International's 50% interest in the Leisure Park retirement community in 1997 for $23 million, including approximately $15 million of assumed debt; (v) Marriott International guarantees the Company's performance in connection with certain obligations ($24 million at December 31, 1999); (vi) the Company borrowed and repaid $109 million of first mortgage financing for construction of the Philadelphia Marriott (see Note 5); (vii) Marriott International and the Company formed a joint venture and Marriott International provided the Company with $29 million in debt financing at an average interest rate of 12.7% and $28 million in preferred equity in 1996 for the acquisition of two full-service properties in Mexico City, Mexico; and
(viii) Marriott International provides certain limited administrative services.

   In 1998 and 1997, the Company paid to Marriott International $196 million and $162 million, respectively, in hotel management fees and $9 million and $4 million, respectively, in franchise fees. Beginning in 1999, these fees, totaling $218 million in 1999, were paid by the lessees (see Note 9). In 1999, 1998 and 1997, the Company paid to Marriott International $0.3 million, $4 million and $13 million, respectively, in interest and commitment fees under the debt financing and line of credit provided by Marriott International, and

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

$3 million for each of those years for limited administrative services. In connection with the discontinued senior living communities' business, the Company paid Marriott International $13 million and $6 million in management fees during 1998 and 1997, respectively.

   Additionally, Marriott International has the right to purchase up to 20% of the voting stock of the Company if certain events involving a change in control of the Company occur.

15. Hotel Management Agreements

   Most of the Company's hotels are subject to management agreements (the "Agreements") under which Marriott International manages the Company's hotels, generally for an initial term of 15 to 20 years with renewal terms at the option of Marriott International of up to an additional 16 to 30 years. The Agreements generally provide for payment of base management fees equal to one to four percent of sales and incentive management fees generally equal to 20% to 50% of Operating Profit (as defined in the Agreements) over a priority return (as defined) to the Company, with total incentive management fees not to exceed 20% of cumulative Operating Profit, or 20% of current year Operating Profit. In the event of early termination of the Agreements, Marriott International will receive additional fees based on the unexpired term and expected future base and incentive management fees. The Company has the option to terminate certain management agreements if specified performance thresholds are not satisfied. No agreement with respect to a single lodging facility is cross-collateralized or cross-defaulted to any other agreement and a single agreement may be canceled under certain conditions, although such cancellation will not trigger the cancellation of any other agreement.

   As a result of the REIT Conversion, all fees payable under the Agreements for subsequent periods are the primary obligations of the Lessees. The obligations of the Lessees are guaranteed to a limited extent by Crestline. The Company remains obligated to the managers in case the Lessee fails to pay these fees (but it would be entitled to reimbursement from the Lessee under the terms of the Leases).

   Pursuant to the terms of the Agreements, Marriott International is required to furnish the hotels with certain services ("Chain Services") which are generally provided on a central or regional basis to all hotels in the Marriott International hotel system. Chain Services include central training, advertising and promotion, a national reservation system, computerized payroll and accounting services, and such additional services as needed which may be more efficiently performed on a centralized basis. Costs and expenses incurred in providing such services are allocated among all domestic hotels managed, owned or leased by Marriott International or its subsidiaries. In addition, the Company's hotels also participate in the Marriott Rewards program. The cost of this program is charged to all hotels in the Marriott hotel system.

   Crestline, as the Company's Lessee, is obligated to provide the manager with sufficient funds to cover the cost of (a) certain non-routine repairs and maintenance to the hotels which are normally capitalized; and (b) replacements and renewals to the hotels' property and improvements. Under certain circumstances, Crestline will be required to establish escrow accounts for such purposes under terms outlined in the Agreements.

   Crestline assumed franchise agreements with Marriott International for 10 hotels. Pursuant to these franchise agreements, Crestline generally pays a franchise fee based on a percentage of room sales and food and beverage sales as well as certain other fees for advertising and reservations. Franchise fees for room sales vary from four to six percent of sales, while fees for food and beverage sales vary from two to three percent of sales. The terms of the franchise agreements are from 15 to 30 years.

   Crestline assumed management agreements with The Ritz-Carlton Hotel Company, LLC ("Ritz-Carlton"), an affiliate of Marriott International, to manage ten of the Company's hotels. These agreements have an initial term of 15 to 25 years with renewal terms at the option of Ritz-Carlton of up to an additional 10 to 40 years.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

Base management fees vary from two to five percent of sales and incentive management fees are generally equal to 20% of available cash flow or operating profit, as defined in the agreements.

   Crestline also assumed management agreements with hotel management companies other than Marriott International and Ritz-Carlton for 23 of the Company's hotels (10 of which are franchised under the Marriott brand). These agreements generally provide for an initial term of 10 to 20 years with renewal terms at the option of either party or, in some cases, the hotel management company of up to an additional one to 15 years. The agreements generally provide for payment of base management fees equal to one to four percent of sales. Seventeen of the 23 agreements also provide for incentive management fees generally equal to 10 to 25 percent of available cash flow, operating profit, or net operating income, as defined in the agreements.

16. Relationship with Crestline Capital Corporation

   The Company and Crestline have entered into various agreements in connection with the Distribution as discussed in Note 2 and further outlined below.

 Distribution Agreement

   Crestline and the Company entered into a distribution agreement (the "Distribution Agreement"), which provided for, among other things, (i) the distribution of shares of Crestline in connection with the Distribution; (ii) the division between Crestline and the Company of certain assets and liabilities; (iii) the transfer to Crestline of the 25% interest in the Swissotel management company acquired in the Blackstone Acquisition and (iv) certain other agreements governing the relationship between Crestline and the Company following the Distribution. Crestline also granted the Company a contingent right to purchase Crestline's interest in Swissotel Management (USA) L.L.C. at fair market value in the event the tax laws are changed so that the Company could own such interest without jeopardizing its status as a REIT.

   Subject to certain exceptions, the Distribution Agreement provides for, among other things, assumptions of liabilities and cross-indemnities designed to allocate to Crestline, effective as of the date of the Distribution, financial responsibilities for liabilities arising out of, or in connection with, the business of the senior living communities.

 Asset Management Agreement

   The Company and the Non-Controlled Subsidiaries entered into asset management agreements (the "Asset Management Agreements") with Crestline whereby Crestline agrees to provide advice on the operation of the hotels and review financial results, projections, loan documents and hotel management agreements. Crestline also agrees to consult on market conditions and competition, as well as monitor and negotiate with governmental agencies, insurance companies and contractors. Crestline will be paid a fee not to exceed $4.5 million for each calendar year for its consulting services under the Asset Management Agreements, which includes $0.25 million related to the Non-Controlled Subsidiaries. The Asset Management Agreements each have terms of two years with an automatic one year renewal, unless earlier terminated by either party in accordance with the terms thereof.

 Non-Competition Agreement

   Crestline and the Company entered into a non-competition agreement that limits the respective parties' future business opportunities. Pursuant to this non-competition agreement, Crestline agrees, among other things, that until the earlier of December 31, 2008, or the date on which it is no longer a Lessee of more than 25% of the number of hotels owned by the Company at the time of the Distribution, it will not own any full service hotel, manage any limited service or full service hotel owned by the Company, or own or operate a full service hotel franchise system operating under a common name brand, subject to certain exceptions. In addition, the

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

Company agrees not to participate in the business of leasing, operating or franchising limited service or full service properties, subject to certain exceptions.

 1998 Employee Benefits and Other Employment Matters Allocation Agreement

   As part of the REIT Conversion, the Company, the Operating Partnership and Crestline entered into the 1998 Employee Benefits Allocation Agreement relating to various compensation, benefits and labor matters. Under the agreement, the Operating Partnership and Crestline each assumed certain liabilities related to covered benefits and labor matters arising prior to the effective date of the Distribution and relating to employees of each organization, respectively, after the Distribution. The agreements also govern the treatment of awards under the Comprehensive Plan and requires the adoption of such a plan by Crestline and the Operating Partnership.

17. Litigation

   In connection with the REIT Conversion, the Company assumed all liability arising under legal proceedings filed against Host REIT and will indemnify Host REIT as to all such matters. We believe all of the lawsuits in which we are a defendant, including the following lawsuits, are without merit and we intend to defend vigorously against such claims; however, no assurance can be given as to the outcome of any of the lawsuits.

   On March 16, 1998, limited partners in several limited partnerships filed a lawsuit, the Texas Multi-Partnership Lawsuit, naming the Company, Marriott International and others as defendants and claiming that they conspired to sell hotels to the partnerships for inflated prices, that they charged the partnerships excessive management fees to operate the partnerships' hotels and otherwise breached their fiduciary duties. The lawsuit involved the following partnerships: Courtyard by Marriott Limited Partnership, Courtyard by Marriott II Limited Partnership, Marriott Residence Inn Limited Partnership, Marriott Residence Inn II Limited Partnership, Fairfield Inn by Marriott Limited Partnership, Desert Springs Marriott Limited Partnership and Atlanta Marriott Marquis Limited Partnership. Three other lawsuits, collectively, the Partnership Lawsuits, involving limited partners of some of the aforementioned partnerships had also been filed, at various dates beginning in June 1996 and include similar actions naming the Company, Marriott International and others as defendants.

   Host REIT and Marriott International announced they had executed a definitive settlement agreement to resolve the Texas Multi-Partnership Lawsuit and the Partnership Lawsuits. The understanding, which is still subject to numerous conditions, including court approval and various consents, has two principal features. First, the Company and Marriott International expect, through a joint venture to be formed between their affiliates, to acquire the equity interest of the limited partners in the two Courtyard partnerships for approximately $372 million. The Company's share of the acquisition costs of the Courtyard partnerships is expected to be $82 million. Second, the Company and Marriott International will each pay approximately $31 million to the limited partners of the remaining five partnerships in exchange for settlement of the litigation and a full release of claims. As a result of the proposed settlement, the Company has recorded a non-recurring, pre-tax charge of $40 million in 1999.

   The Company has also been named a defendant in other lawsuits involving various hotel partnerships. The lawsuits are ongoing, and although the ultimate resolution of lawsuits is not determinable, the Company does not believe the outcome will be material to the financial position, statement of operations or cash flows of the Company.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

18. Geographic and Business Segment Information

   The Company operates one business segment, hotel ownership. The Company's hotels are primarily operated under the Marriott or Ritz-Carlton brands, contain an average of approximately 474 rooms as of March 1, 2000, as well as supply other amenities such as meeting space and banquet facilities; a variety of restaurants and lounges; gift shops and swimming pools. They are typically located in downtown, airport, suburban and resort areas throughout the United States. During most of 1998, the Company's foreign operations consisted of six full-service hotel properties located in Mexico and Canada. As of December 31, 1999, the Company's foreign operations had decreased to four Canadian hotel properties, as the hotels in Mexico were contributed to Rockledge Hotel Properties, Inc. at year end 1998. There were no intercompany sales between the properties and the Company. The following table presents revenues and long-lived assets for each of the geographical areas in which the Company operates (in millions):

                                      1999            1998            1997
                                 --------------- --------------- ---------------
                                          Long-           Long-           Long-
                                          lived           lived           lived
                                 Revenues Assets Revenues Assets Revenues Assets
                                 -------- ------ -------- ------ -------- ------
United States...................  $1,352  $6,987  $3,443  $7,112  $2,770  $4,412
International...................      24     121     121      89     105     222
                                  ------  ------  ------  ------  ------  ------
  Total.........................  $1,376  $7,108  $3,564  $7,201  $2,875  $4,634
                                  ======  ======  ======  ======  ======  ======

   The long-lived assets for 1997 exclude $583 million of assets related to the discontinued senior living business.

19. Supplemental Guarantor and Non-Guarantor Subsidiary Information

   All subsidiaries of the Company guarantee the Senior Notes except those among the twenty one full service hotels listed below and HMH HPT Residence Inn, LLC and HMH HPT Courtyard, LLC, the leasees of the Residence Inn and Courtyard properties, respectively. The separate financial statements of each guaranteeing subsidiary (each, a "Guarantor Subsidiary") are not presented because the Company's management has concluded that such financial statements are not material to investors. The guarantee of each Guarantor Subsidiary is full and unconditional and joint and several and each Guarantor Subsidiary is a wholly owned subsidiary of the Company. The non-guarantor subsidiaries (the "Non-Guarantor Subsidiaries") own the following full-service hotels: the Albany Marriott, Atlanta Marriott Marquis, Grand Hyatt, Atlanta, Harbor Beach Resort, Hartford Marriott, Hyatt Regency, Cambridge, Hyatt Regency, Reston, Manhattan Beach Marriott, Minneapolis Southwest Marriott, New York Marriott Marquis, Ontario Airport Marriott, Pittsburgh City Center Marriott, The Ritz-Carlton, Amelia Island, San Diego Marriott Hotel and Marina, San Diego Mission Valley, Swissotel Atlanta, Swissotel Boston, Swissotel Chicago, The Drake (Swissotel) New York and the Oklahoma City Waterford Marriott.

   The following condensed combined consolidating financial information sets forth the financial position as of December 31, 1999 and 1998 and results of operations and cash flows for the three fiscal years in the period ended December 31, 1999 of the parent, Guarantor Subsidiaries and the Non-Guarantor
Subsidiaries:

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

          Supplemental Condensed Combined Consolidating Balance Sheets
                                 (in millions)

                               December 31, 1999

                                  Guarantor   Non-Guarantor
                          Parent Subsidiaries Subsidiaries  Eliminations Consolidated
                          ------ ------------ ------------- ------------ ------------
Property and equipment,
 net....................  $1,227    $3,642       $2,239       $   --        $7,108
Investments in
 affiliates.............   1,593       --           --         (1,544)          49
Notes and other
 receivables............     685        51           24          (585)         175
Rent receivable.........      11        23           38           --            72
Other assets............     175       214          175           (49)         515
Cash, cash equivalents
 and marketable
 securities.............     199        58           20           --           277
                          ------    ------       ------       -------       ------
  Total assets..........  $3,890    $3,988       $2,496       $(2,178)      $8,196
                          ======    ======       ======       =======       ======
Debt....................  $1,189    $3,062       $1,168       $  (350)      $5,069
Convertible debt
 obligation to Host
 Marriott...............     514       --           --            --           514
Deferred income taxes...      10        32            7           --            49
Other liabilities.......     314       346          198          (284)         574
                          ------    ------       ------       -------       ------
  Total liabilities.....   2,027     3,440        1,373          (634)       6,206
Minority interests......       9        54           73           --           136
Limited partner interest
 of third parties at
 redemption value.......     533       --           --            --           533
Owner's capital.........   1,321       494        1,050        (1,544)       1,321
                          ------    ------       ------       -------       ------
  Total liabilities and
   owner's capital......  $3,890    $3,988       $2,496       $(2,178)      $8,196
                          ======    ======       ======       =======       ======

                               December 31, 1998

                                  Guarantor   Non-Guarantor
                          Parent Subsidiaries Subsidiaries  Eliminations Consolidated
                          ------ ------------ ------------- ------------ ------------
Property and equipment,
 net....................  $1,172    $3,796       $2,233       $    --       $7,201
Investments in
 affiliates.............   1,475       --           --         (1,442)          33
Notes and other
 receivables............     782        52           19          (650)         203
Other assets............     259       145          141          (156)         389
Cash and cash
 equivalents............     330        91           15           --           436
                          ------    ------       ------       -------       ------
  Total assets..........  $4,018    $4,084       $2,408       $(2,248)      $8,262
                          ======    ======       ======       =======       ======
Debt....................  $1,438    $2,837       $1,183       $  (327)      $5,131
Convertible debt
 obligation to Host
 Marriott...............     567       --           --            --           567
Deferred income taxes...      51        39            7           --            97
Other liabilities.......     291       600          252          (479)         664
                          ------    ------       ------       -------       ------
  Total liabilities.....   2,347     3,476        1,442          (806)       6,459
Minority interests......      15        56           76           --           147
Limited partner interest
 of third parties at
 redemption value.......     892       --           --            --           892
Owner's capital.........     764       552          890        (1,442)         764
                          ------    ------       ------       -------       ------
  Total liabilities and
   owner's capital......  $4,018    $4,084       $2,408       $(2,248)      $8,262
                          ======    ======       ======       =======       ======

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

     Supplemental Condensed Combined Consolidating Statements of Operations
                                 (in millions)

                      Fiscal Year Ended December 31, 1999

                                   Guarantor   Non-Guarantor
                          Parent  Subsidiaries Subsidiaries  Eliminations Consolidated
                          ------  ------------ ------------- ------------ ------------
REVENUES................  $  584    $   660       $  425        $(293)      $ 1,376
Depreciation............     (65)      (143)         (81)         --           (289)
Property-level
 expenses...............     (51)       (93)        (120)         --           (264)
Hotel operating
 expenses...............     --         --           --           --            --
Minority interest.......      (5)        (7)          (9)         --            (21)
Corporate expenses......      (6)       (20)         (11)         --            (37)
Interest expense........    (157)      (263)        (100)          51          (469)
Other expenses..........     (44)       (11)          (1)         --            (56)
                          ------    -------       ------        -----       -------
Income from continuing
 operations before
 taxes..................     256        123          103         (242)          240
Benefit (provision) for
 income taxes...........      20         (2)          (2)         --             16
                          ------    -------       ------        -----       -------
INCOME BEFORE
 EXTRAORDINARY ITEM.....     276        121          101         (242)          256
Extraordinary item--gain
 on extinguishment of
 debt (net of income
 taxes).................       9          1           19          --             29
                          ------    -------       ------        -----       -------
NET INCOME..............  $  285    $   122       $  120        $(242)      $   285
                          ======    =======       ======        =====       =======

                      Fiscal Year Ended December 31, 1998

                                   Guarantor   Non-Guarantor
                          Parent  Subsidiaries Subsidiaries  Eliminations Consolidated
                          ------  ------------ ------------- ------------ ------------
REVENUES................  $1,012    $ 1,680       $1,023        $(151)      $ 3,564
Depreciation............     (69)      (124)         (49)         --           (242)
Property-level
 expenses...............     (63)      (128)         (80)         --           (271)
Hotel operating
 expenses...............    (535)    (1,094)        (682)         --         (2,311)
Minority interest.......     (30)       (11)         (11)         --            (52)
Corporate expenses......      (8)       (27)         (15)         --            (50)
REIT conversion
 expenses...............     (64)       --           --           --            (64)
Interest expense........     (93)      (208)         (67)          33          (335)
Dividends on convertible
 preferred securities...     (37)       --           --           --            (37)
Other expenses..........     (25)        (2)          (1)         --            (28)
                          ------    -------       ------        -----       -------
Income from continuing
 operations before
 taxes..................      88         86          118         (118)          174
Benefit (provision) for
 income taxes...........     101        (34)         (47)         --             20
                          ------    -------       ------        -----       -------
Income from continuing
 operations.............     189         52           71         (118)          194
Income from discontinued
 operations.............       1        --           --           --              1
                          ------    -------       ------        -----       -------
INCOME BEFORE
 EXTRAORDINARY ITEM.....     190         52           71         (118)          195
Extraordinary item--loss
 on extinguishment of
 debt (net of income
 taxes).................    (143)        (5)         --           --           (148)
                          ------    -------       ------        -----       -------
NET INCOME..............  $   47    $    47       $   71        $(118)      $    47
                          ======    =======       ======        =====       =======

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

    Supplemental Condensed Combined Consolidating Statements of Operations--
                                  (Continued)
                                 (in millions)

                       Fiscal Year Ended January 2, 1998

                                   Guarantor   Non-Guarantor
                          Parent  Subsidiaries Subsidiaries  Eliminations Consolidated
                          ------  ------------ ------------- ------------ ------------
REVENUES................  $ 915      $1,195        $ 808         $(43)      $ 2,875
Depreciation............    (98)        (94)         (39)         --           (231)
Property-level
 expenses...............    (72)       (105)         (70)         --           (247)
Hotel operating
 expenses...............   (552)       (800)        (532)         --         (1,884)
Minority interest.......     (5)        (60)          (5)          39           (31)
Corporate expenses......    (11)        (25)          (9)         --            (45)
REIT conversion
 expenses...............    --          --           --           --            --
Interest expense........    (27)       (189)         (72)         --           (288)
Dividends on convertible
 preferred securities...    (37)        --           --           --            (37)
Other expenses..........    (29)        --           --           --            (29)
                          -----      ------        -----         ----       -------
Income from operations
 before taxes...........     84         (78)          81           (4)           83
Benefit (provision) for
 income taxes...........    (35)         31          (32)         --            (36)
                          -----      ------        -----         ----       -------
INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEM.....     49         (47)          49           (4)           47
Extraordinary item--gain
 on extinguishment of
 debt (net of income
 taxes).................    --            3          --           --              3
                          -----      ------        -----         ----       -------
NET INCOME..............  $  49      $  (44)       $  49         $ (4)      $    50
                          =====      ======        =====         ====       =======

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

     Supplemental Condensed Combined Consolidating Statements of Cash Flows
                                 (in millions)

                      Fiscal Year Ended December 31, 1999

                                         Guarantor   Non-Guarantor
                                Parent  Subsidiaries Subsidiaries  Consolidated
                                ------  ------------ ------------- ------------
OPERATING ACTIVITIES
Cash from operations..........  $  84      $ 117         $ 159       $   360
                                -----      -----         -----       -------
INVESTING ACTIVITIES
Net cash received from sales
 of assets....................      3        192           --            195
Capital expenditures..........   (132)      (179)          (50)         (361)
Acquisitions..................     (1)        (8)          (20)          (29)
Other.........................     19        --            --             19
                                -----      -----         -----       -------
Cash used in investing
 activities...................   (111)         5           (70)         (176)
                                -----      -----         -----       -------
FINANCING ACTIVITIES
Repayment of debt.............   (230)      (392)         (809)       (1,431)
Issuance of debt..............    290         99           956         1,345
Issuance of OP Units..........      5        --            --              5
Issuance of preferred limited
 partner units................    196        --            --            196
Distributions on common and
 preferred limited partner
 units........................   (260)       --            --           (260)
Redemption or repurchase of OP
 Units for cash...............    (54)       --            --            (54)
Repurchase of Convertible
 Preferred Securities.........    (36)       --            --            (36)
Cost of extinguishment of
 debt.........................    --         --             (2)           (2)
Transfer to/from Parent.......    (15)       138          (123)          --
Other.........................    --         --           (106)         (106)
                                -----      -----         -----       -------
Cash from financing
 activities...................   (104)      (155)          (84)         (343)
                                -----      -----         -----       -------
INCREASE IN CASH AND CASH
 EQUIVALENTS..................   (131)       (33)            5          (159)
CASH AND CASH EQUIVALENTS,
 beginning of year............    330         91            15           436
                                -----      -----         -----       -------
CASH AND CASH EQUIVALENTS, end
 of year......................  $ 199      $  58         $  20       $   277
                                =====      =====         =====       =======

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

    Supplemental Condensed Combined Consolidating Statements of Cash Flows--
                                  (Continued)
                                 (in millions)

                      Fiscal Year Ended December 31, 1998

                                         Guarantor   Non-Guarantor
                               Parent   Subsidiaries Subsidiaries  Consolidated
                               -------  ------------ ------------- ------------
OPERATING ACTIVITIES
Cash from continuing
 operations..................  $   145     $ 124         $  43       $   312
Cash from discontinued
 operations..................       29       --            --             29
                               -------     -----         -----       -------
Cash from operations.........      174       124            43           341
                               -------     -----         -----       -------
INVESTING ACTIVITIES
Cash received from sales of
 assets......................      227       --            --            227
Capital expenditures.........      (61)     (147)          (44)         (252)
Acquisitions.................     (336)     (325)         (327)         (988)
Sales of short-term
 marketable securities.......      354       --            --            354
Other........................        4       --            --              4
                               -------     -----         -----       -------
Cash from (used in) investing
 activities from continuing
 operations..................      188      (472)         (371)         (655)
Cash from (used in) investing
 activities from discontinued
 operations..................      (50)      --            --            (50)
                               -------     -----         -----       -------
Cash used in investing
 activities..................      138      (472)         (371)         (705)
                               -------     -----         -----       -------
FINANCING ACTIVITIES
Repayment of debt............   (1,902)      (51)         (171)       (2,124)
Issuances of debt............    2,483         6             7         2,496
Transfers to/from Parent.....     (875)      385           490           --
Cash contributed to Crestline
 at inception................      (52)      --            --            (52)
Cash contributed to Non-
 Contributed Subsidiary......      (30)      --            --            (30)
Other........................      (25)      --            --            (25)
                               -------     -----         -----       -------
Cash from (used in) financing
 activities from continuing
 operations..................     (401)      340           326           265
Cash from (used in) financing
 activities from discontinued
 operations..................       24       --            --             24
                               -------     -----         -----       -------
Cash from (used in) financing
 activities..................     (377)      340           326           289
                               -------     -----         -----       -------
DECREASE IN CASH AND CASH
 EQUIVALENTS.................      (65)       (8)           (2)          (75)
CASH AND CASH EQUIVALENTS,
 beginning of year...........      395        99            17           511
                               -------     -----         -----       -------
CASH AND CASH EQUIVALENTS,
 end of year.................  $   330     $  91         $  15       $   436
                               =======     =====         =====       =======

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

    Supplemental Condensed Combined Consolidating Statements of Cash Flows--
                                  (Continued)
                                 (in millions)

                       Fiscal Year Ended January 2, 1998

                                         Guarantor   Non-Guarantor
                                Parent  Subsidiaries Subsidiaries  Consolidated
                                ------  ------------ ------------- ------------
OPERATING ACTIVITIES
Cash from continuing
 operations...................  $ 203      $  98         $ 131       $   432
Cash from discontinued
 operations...................     32        --            --             32
                                -----      -----         -----       -------
Cash from operations..........    235         98           131           464
                                -----      -----         -----       -------
INVESTING ACTIVITIES
Cash received from sales of
 assets.......................     51        --            --             51
Capital expenditures..........    (52)       (77)          (29)         (158)
Acquisitions..................    (56)      (190)         (113)         (359)
Purchase of short-term
 marketable securities........   (354)       --            --           (354)
Other.........................    --         --             13            13
                                -----      -----         -----       -------
Cash used in investing
 activities from continuing
 operations...................   (411)      (267)         (129)         (807)
Cash used in investing
 activities from discontinued
 operations...................   (239)       --            --           (239)
                                -----      -----         -----       -------
Cash used in investing
 activities...................   (650)      (267)         (129)       (1,046)
                                -----      -----         -----       -------
FINANCING ACTIVITIES
Repayment of debt.............     (5)      (447)          (41)         (493)
Issuances of debt.............    586        270             1           857
Transfers to/from Parent......   (417)       392            25           --
Other.........................      5        --             23            28
                                -----      -----         -----       -------
Cash from financing activities
 from continuing operations...    169        215             8           392
Cash used in financing
 activities from discontinued
 operations...................     (3)       --            --             (3)
                                -----      -----         -----       -------
Cash from financing
 activities...................    166        215             8           389
                                -----      -----         -----       -------
INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS.........   (249)        46            10          (193)
CASH AND CASH EQUIVALENTS,
 beginning of year............    644         53             7           704
                                -----      -----         -----       -------
CASH AND CASH EQUIVALENTS, end
 of year......................  $ 395      $  99         $  17       $   511
                                =====      =====         =====       =======

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

20. Quarterly Financial Data (unaudited)

                                                1999
                          ----------------------------------------------------------
                            First      Second       Third      Fourth      Fiscal
                           Quarter     Quarter     Quarter     Quarter      Year
                          ---------   ---------   ---------   ----------  ----------
                           (in millions, except per common share amounts)
Revenues................   $    192    $    203    $    203   $      778  $    1,376
Income from continuing
 operations before in-
 come taxes.............        (56)        (55)        (44)         395         240
Income from continuing
 operations.............        (56)        (55)        (44)         411         256
Income before extraordi-
 nary item..............        (56)        (55)        (44)         411         256
Net income (loss).......        (56)        (42)        (40)         423         285
Net income (loss) avail-
 able to unitholders....        (56)        (42)        (41)         418         279
Basic earnings (loss)
 per unit:
  Income from continuing
   operations...........       (.19)       (.19)       (.16)        1.40         .86
  Income before extraor-
   dinary items.........       (.19)       (.19)       (.16)        1.40         .86
  Net income (loss).....       (.19)       (.15)       (.14)        1.44         .96
Diluted earnings (loss)
 per unit:
  Income from continuing
   operations...........       (.19)       (.19)       (.16)        1.23         .83
  Income before extraor-
   dinary items.........       (.19)       (.19)       (.16)        1.23         .83
  Net income (loss).....       (.19)       (.15)       (.14)        1.27         .93

                                                1998
                          ----------------------------------------------------------
                            First      Second       Third      Fourth      Fiscal
                           Quarter     Quarter     Quarter     Quarter      Year
                          ---------   ---------   ---------   ----------  ----------
                           (in millions, except per common share amounts)
Revenues................   $    805    $    849    $    756   $    1,154  $    3,564
Income from continuing
 operations before in-
 come taxes.............         48         105           8           13         174
Income from continuing
 operations.............         28          62           2          102         194
Income before extraordi-
 nary items.............         30          66           4           95         195
Net income (loss).......         30          66        (144)          95          47
Net income (loss) avail-
 able to unitholders....         30          66        (144)          95          47
Basic earnings per unit:
  Income from continuing
   operations...........        .13         .29         .01          .47         .90
  Income before extraor-
   dinary items.........        .14         .31         .02          .44         .91
  Net income (loss).....        .14         .31        (.67)         .44         .22
Diluted earnings per
 unit:
  Income from continuing
   operations...........        .13         .26         .01          .43         .84
  Income before extraor-
   dinary items.........        .14         .28         .02          .40         .85
  Net income (loss).....        .14         .28        (.65)         .40         .27

   The quarterly data in the table above has been restated to reflect the Company's senior living business as a discontinued operation and the impact of the 1998 stock portion of the Special Dividend on earnings per share.

   The first three quarters consist of 12 weeks each in both 1999 and 1998, and the fourth quarter includes 16 weeks. The sum of the basic and diluted earnings
(loss) per unit for the four quarters in 1999 and 1998 differs from the annual earnings per common share due to the required method of computing the weighted average number of shares in the respective periods.

   In December 1999, the Company changed its method of accounting for contingent rental revenues to conform to the Securities and Exchange Commission's Staff Accounting Bulletin (SAB) No. 101. As a result, contingent rental revenue will be deferred on the balance sheet until certain revenue thresholds are realized. We

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES
have adopted SAB No. 101 with retroactive effect beginning January 1, 1999 to conform to the new presentation. SAB No. 101 has no impact on full-year 1999 revenues, net income, or earnings per share because all rental revenues considered contingent under SAB No. 101 were earned as of December 31, 1999. The change in accounting principle has no effect on prior years because percentage rent relates to rental income on our leases, which began in 1999.

                      CCHP I CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1999

              With Independent Public Accountants' Report Thereon

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CCHP I Corporation:

   We have audited the accompanying consolidated balance sheet of CCHP I Corporation and its subsidiaries (a Maryland corporation) as of December 31, 1999, and the related consolidated statements of operations, shareholder's equity and cash flows for the fiscal year ended December 31, 1999. These consolidated financial statements are the responsibility of CCHP I Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CCHP I Corporation and its subsidiaries as of December 31, 1999 and the results of their operations and their cash flows for the fiscal year then ended in conformity with accounting principles generally accepted in the United States.

                                          Arthur Andersen LLP

Vienna, Virginia
February 24, 2000

                      CCHP I CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1999

                       (in thousands, except share data)

                                ASSETS
Current assets
  Cash and cash equivalents............................................ $ 9,467
  Due from hotel managers..............................................   3,890
                                                                        -------
                                                                         13,357
Hotel working capital..................................................  26,011
                                                                        -------
                                                                        $39,368
                                                                        =======

                 LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities
  Lease payable to Host Marriott....................................... $ 5,792
  Other................................................................   3,334
                                                                        -------
                                                                          9,126
Hotel working capital notes payable to Host Marriott...................  26,011
Deferred income taxes..................................................   1,027
                                                                        -------
    Total liabilities..................................................  36,164
                                                                        -------
Shareholder's equity
  Common stock (100 shares issued at $1.00 par value)..................     --
  Retained earnings....................................................   3,204
                                                                        -------
    Total shareholder's equity.........................................   3,204
                                                                        =======
                                                                        $39,368
                                                                        =======


                See Notes to Consolidated Financial Statements.

                      CCHP I CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                      Fiscal Year Ended December 31, 1999
                                 (in thousands)

REVENUES
  Rooms............................................................... $585,381
  Food and beverage...................................................  277,684
  Other...............................................................   65,069
                                                                       --------
    Total revenues....................................................  928,134
                                                                       --------

OPERATING COSTS AND EXPENSES
Property-level operating costs and expenses
  Rooms...............................................................  141,898
  Food and beverage...................................................  211,964
  Other...............................................................  241,996
Other operating costs and expenses
  Lease expense to Host Marriott......................................  276,058
  Management fees.....................................................   40,659
                                                                       --------
    Total operating costs and expenses................................  912,575
                                                                       --------

OPERATING PROFIT BEFORE CORPORATE EXPENSES AND INTEREST...............   15,559
Corporate expenses....................................................   (1,367)
Interest expense......................................................   (1,585)
                                                                       --------
INCOME BEFORE INCOME TAXES............................................   12,607
Provision for income taxes............................................   (5,169)
                                                                       --------
NET INCOME............................................................ $  7,438
                                                                       ========


                See Notes to Consolidated Financial Statements.

                      CCHP I CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY

                      Fiscal Year Ended December 31, 1999

                                 (in thousands)

                                                         Common Retained
                                                         Stock  Earnings Total
                                                         ------ -------- ------
Balance, January 1, 1999................................  $--    $  --   $  --
  Dividend to Crestline Capital.........................   --    (4,234) (4,234)
  Net income............................................   --     7,438   7,438
                                                          ----   ------  ------
Balance, December 31, 1999..............................  $--    $3,204  $3,204
                                                          ====   ======  ======




                See Notes to Consolidated Financial Statements.

                      CCHP I CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      Fiscal Year Ended December 31, 1999
                                 (in thousands)

OPERATING ACTIVITIES
Net income............................................................. $ 7,438
Change in amounts due from hotel managers..............................    (678)
Change in lease payable to Host Marriott...............................   5,792
Changes in other operating accounts....................................   1,149
                                                                        -------
  Cash from operations.................................................  13,701
INVESTING ACTIVITIES...................................................     --
                                                                        -------
FINANCING ACTIVITIES
Dividend to Crestline Capital..........................................  (4,234)
                                                                        -------
Increase in cash and cash equivalents..................................   9,467
Cash and cash equivalents, beginning of year...........................     --
                                                                        -------
Cash and cash equivalents, end of year................................. $ 9,467
                                                                        =======



                See Notes to Consolidated Financial Statements.

                      CCHP I CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies

 Organization

   CCHP I Corporation (the "Company") was incorporated in the state of Delaware on November 23, 1998 as a wholly owned subsidiary of Crestline Capital Corporation ("Crestline"). On December 29, 1998, Crestline became a publicly traded company when Host Marriott Corporation ("Host Marriott") completed its plan of reorganizing its business operations by spinning-off Crestline to the shareholders of Host Marriott as part of a series of transactions pursuant to which Host Marriott converted into a real estate investment trust ("REIT").

   On December 31, 1998, wholly owned subsidiaries of the Company (the "Tenant Subsidiaries") entered into lease agreements with Host Marriott to lease 35 of Host Marriott's full-service hotels with the existing management agreements of the leased hotels assigned to the Tenant Subsidiaries. During 1999, Host Marriott sold three of the hotels and terminated the leases on those hotels. As of December 31, 1999, the Company leased 32 full-service hotels from Host Marriott.

   The Company operates as a unit of Crestline, utilizing Crestline's employees, insurance and administrative services since the Company does not have any employees. Certain direct expenses are paid by Crestline and charged directly or allocated to the Company. Certain general and administrative costs of Crestline are allocated to the Company, using a variety of methods, principally including Crestline's specific identification of individual costs and otherwise through allocations based upon estimated levels of effort devoted by general and administrative departments to the Company or relative measures of the size of the Company based on revenues. In the opinion of management, the methods for allocating general and administrative expenses and other direct costs are reasonable.

 Principles of Consolidation

   The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany transactions and balances between the Company and its subsidiaries have been eliminated.

 Fiscal Year

   The Company's fiscal year ends on the Friday nearest December 31.

 Cash and Cash Equivalents

   The Company considers all highly liquid investments with a maturity of three months or less at date of purchase as cash equivalents.

 Revenues

   The Company records the gross property-level revenues generated by the hotels as revenues.

 Use of Estimates in the Preparation of Financial Statements

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      CCHP I CORPORATION AND SUBSIDIARIES

Note 2. Leases

 Hotel Leases

   The Tenant Subsidiaries entered into leases with Host Marriott effective January 1, 1999 for 35 full-service hotels. Each hotel lease has an initial term generally ranging from three to seven years. The hotel leases generally have four seven-year renewal options at the option of the Company, however, Host Marriott may terminate any unexercised renewal options. The Tenant Subsidiaries are required to pay the greater of (i) a minimum rent specified in each hotel lease or (ii) a percentage rent based upon a specified percentage of aggregate revenues from the hotel, including room revenues, food and beverage revenues, and other income, in excess of specified thresholds. The amount of minimum rent is increased each year based upon 50% of the increase in CPI during the previous twelve months. Percentage rent thresholds are increased each year based on a blend of the increases in CPI and the Employment Cost Index during the previous twelve months. The hotel leases generally provide for a rent adjustment in the event of damage, destruction, partial taking or certain capital expenditures. The rent during any renewal periods will be negotiated at fair market value at the time the renewal option is exercised.

   The Tenant Subsidiaries are responsible for paying all of the expenses of operating the hotels, including all personnel costs, utility costs, and general repair and maintenance of the hotels. In addition, the Tenant Subsidiaries are responsible for all fees payable to the hotel manager, including base and incentive management fees, chain services payments and franchise or system fees. Host Marriott is responsible for real estate and personal property taxes, property casualty insurance, equipment rent, ground lease rent, maintaining a reserve fund for FF&E replacements and capital expenditures.

   In the event that Host Marriott disposes of a hotel free and clear of the hotel lease, Host Marriott would generally have to pay a termination fee equal to the fair market value of the Company's leasehold interest in the remaining term of the hotel lease using a discount rate of 12%. Alternatively, Host Marriott would be entitled to (i) substitute a comparable hotel for any hotel that is sold, with the terms agreed to by the Company, or (ii) sell the hotel subject to the hotel lease, subject to the Company's approval under certain circumstances, without having to pay a termination fee. In addition, Host Marriott also has the right to terminate up to twelve of Crestline's leases without having to pay a termination fee. During 1999, Host Marriott exercised its right to terminate three hotel leases of the Company and Crestline without having to pay a termination fee. Conversely, Crestline may terminate up to twelve full-service hotel leases without penalty upon 180 days notice to Host Marriott. During 1999, Crestline exercised its right to terminate two of the Company's hotel leases as well as three additional Crestline hotel leases. These hotel leases will terminate in 2000, 180 days after each respective notification date.

   As a result of the recent tax legislation discussed below, Host Marriott may purchase all, but not less than all, of its hotel leases with Crestline, beginning January 2, 2001, with the purchase price calculated as discussed above. The payment of the termination fee will be payable in cash or, subject to certain conditions, shares of Host Marriott common stock at the election of Host Marriott.

   For those hotels where Marriott International is the manager, it has a noneconomic membership interest with certain limited voting rights in the Tenant Subsidiaries.

 FF&E Leases

   Prior to entering into the hotel leases, if the average tax basis of a hotel's FF&E and other personal property exceeded 15% of the aggregate average tax basis of the hotel's real and personal property (the "Excess FF&E"), the Tenant Subsidiaries and affiliates of Host Marriott entered into lease agreements (the "FF&E Leases") for the Excess FF&E. The terms of the FF&E Leases generally range from two to three years

                      CCHP I CORPORATION AND SUBSIDIARIES
and rent under the FF&E Leases is a fixed amount. The Company will have the option at the expiration of the FF&E Lease term to either (i) renew the FF&E Leases for consecutive one-year renewal terms at fair market rental rate, or
(ii) purchase the Excess FF&E for a price equal to its fair market value. If the Company does not exercise its purchase or renewal option, the Company is required to pay a termination fee equal to approximately one month's rent.

 Guaranty and Pooling Agreement

   In connection with entering into the hotel leases, the Company, Crestline and Host Marriott, entered into a pool guarantee and a pooling and security agreement by which the Company provides a full guarantee and Crestline provides a limited guarantee of all of the hotel lease obligations.

   The cumulative limit of Crestline's guarantee obligation is the greater of ten percent of the aggregate rent payable for the immediately preceding fiscal year under all of the Company's hotel leases or ten percent of the aggregate rent payable under all of the Company's hotel leases for 1999. In the event that Crestline's obligation under the pooling and guarantee agreement is reduced to zero, the Company can terminate the agreement and Host Marriott can terminate the Company's hotel leases without penalty.

   All of the Company's leases are cross-defaulted and the Company's obligations under the guaranty are secured by all the funds received from its Tenant Subsidiaries.

 Recent Tax Legislation

   On December 17, 1999 President Clinton signed the Work Incentives Improvement Act of 1999. Included in this legislation are provisions that, effective January 1, 2001, will allow a REIT to lease hotels to a "taxable REIT subsidiary" if the hotel is operated and managed on behalf of such subsidiary by an independent third party. A taxable REIT subsidiary is a corporation that is owned more than 35 percent by a REIT. This law will enable Host Marriott, beginning in 2001 to lease its hotels to a taxable REIT subsidiary. Host Marriott may, at its discretion, elect to terminate the Company's leases, beginning in 2001, and pay termination fees determined according to formulas specified in the leases. If Host Marriott elects to terminate the full-service hotel leases, it would have to terminate all of Crestline's full-service hotel leases.

   Future minimum annual rental commitments for all non-cancelable leases as of December 31, 1999 are as follows (in thousands):

   2000............................................................... $161,094
   2001...............................................................  158,406
   2002...............................................................  156,630
   2003...............................................................  156,630
   2004...............................................................  141,614
   Thereafter.........................................................  141,614
                                                                       --------
     Total minimum lease payments..................................... $915,988
                                                                       ========
   Lease expense for 1999 consisted of the following (in thousands):
   Base rent.......................................................... $167,996
   Percentage rent....................................................  108,062
                                                                       --------
                                                                       $276,058
                                                                       ========

                      CCHP I CORPORATION AND SUBSIDIARIES

Note 3. Working Capital Notes

   Upon the commencement of the hotel leases, the Company purchased the working capital of the leased hotels from Host Marriott for $26,832,000 with the purchase price evidenced by notes that bear interest at 5.12%. Interest on each note is due simultaneously with the rent payment of each hotel lease. The principal amount of each note is due upon the termination of each hotel lease. Upon termination of the hotel lease, the Company will sell Host Marriott the existing working capital at its current value. To the extent the working capital delivered to Host Marriott is less than the value of the note, the Company will pay Host Marriott the difference in cash. However, to the extent the working capital delivered to Host Marriott exceeds the value of the note, Host Marriott will pay the Company the difference in cash. As of December 31, 1999, the outstanding balance of the working capital notes was $26,011,000.

   Debt maturities at December 31, 1999 are as follows (in thousands):

   2000................................................................. $   135
   2001.................................................................   1,205
   2002.................................................................     --
   2003.................................................................   3,005
   2004.................................................................     --
   Thereafter...........................................................  21,666
                                                                         -------
                                                                         $26,011
                                                                         =======

   Cash paid for interest expense in 1999 totaled $1,463,000.

Note 4. Management Agreements

   All of the Company's hotels are operated by hotel management companies under long-term hotel management agreements between Host Marriott and hotel management companies.

 Assignment of Management Agreements

   The existing management agreements were assigned to the Tenant Subsidiaries upon the execution of the hotel leases for the term of each corresponding hotel lease. The Tenant Subsidiaries are obligated to perform all of the obligations of Host Marriott under the hotel management agreements including payment of fees due under the management agreements other than certain obligations including payment of property taxes, property casualty insurance and ground rent, maintaining a reserve fund for FF&E replacements and capital expenditures for which Host Marriott retains responsibility.

 Marriott International Management Agreements

   Marriott International manages 28 of the 32 hotels under long-term management agreements assigned to the Tenant Subsidiaries, generally for an initial term of 15 to 20 years with renewal terms at the option of Marriott International of up to an additional 16 to 30 years. The management agreements generally provide for payment of base management fees equal to one to four percent of revenues and incentive management fees generally equal to 20% to 50% of Operating Profit (as defined in the management agreements) over a priority return (as defined) to the Tenant Subsidiaries, with total incentive management fees not to exceed 20% of cumulative Operating Profit, or 20% of current year Operating Profit.

                      CCHP I CORPORATION AND SUBSIDIARIES

   Pursuant to the terms of the management agreements, Marriott International is required to furnish the hotels with certain services ("Chain Services") which are generally provided on a central or regional basis to all hotels in the Marriott International hotel system. Chain Services include central training, advertising and promotion, a national reservation system, computerized payroll and accounting services, and such additional services as needed which may be more efficiently performed on a centralized basis. Costs and expenses incurred in providing such services are allocated among all domestic hotels managed, owned or leased by Marriott International or its subsidiaries. In addition, the Company's hotels also participate in the Marriott Rewards program. The cost of this program is charged to all hotels in the Marriott hotel system.

 Other Hotel Management Agreements

   The Company's remaining four hotels are managed by other hotel management companies. One of the hotels is managed by Swissotel Management (USA) LLC, one is managed by Four Seasons Hotel Limited, and the remaining two hotels are managed by other independent hotel management companies under the "Marriott" brand pursuant to franchise agreements. The managers of the hotels provide similar services as Marriott International under its management agreements and receive base management fees, generally calculated as a percentage of revenues, and in most cases, incentive management fees, which are generally calculated as a percentage of operating profits.

   The Company has the option to terminate certain management agreements if specified performance thresholds are not satisfied, with the consent of Host Marriott under certain conditions. No agreement with respect to a single lodging facility is cross-collateralized or cross-defaulted to any other agreement and a single agreement may be canceled under certain conditions, although such cancellation will not trigger the cancellation of any other agreement.

 Franchise Agreements

   Two of the Company's hotels are managed under franchise agreements between Host Marriott and Marriott International for terms ranging from 15 to 30 years. In connection with the assignment of the corresponding management agreement, the Tenant Subsidiaries assumed the franchise agreements for these hotels and will be the franchisee for the term of the corresponding hotel lease. Pursuant to the franchise agreements, the Tenant Subsidiaries generally pay a franchise fee based on a percentage of room revenues and food and beverage revenues as well as certain other fees for advertising and reservations. Franchise fees for room revenues vary from four to six percent, while fees for food and beverage revenues vary from two to three percent of revenues.

Note 5. Income Taxes

   The Company is included in the consolidated Federal income tax return of Crestline and its affiliates (the "Group"). Tax expense is allocated to the Company as a member of the Group based upon the relative contribution to the Group's consolidated taxable income/loss and changes in temporary differences. This allocation method results in Federal and state tax expense allocated for the period presented that is substantially equal to the expense that would have been recognized if the Company had filed separate tax returns.

                      CCHP I CORPORATION AND SUBSIDIARIES

   The provision for income taxes for 1999 consists of the following (in thousands):

   Current--Federal...................................................... $3,536
       --State...........................................................    606
                                                                          ------
                                                                           4,142
                                                                          ------
   Deferred--Federal.....................................................    877
       --State...........................................................    150
                                                                          ------
                                                                           1,027
                                                                          ------
                                                                          $5,169
                                                                          ======

   A reconciliation of the statutory Federal tax rate to the Company's effective income tax rate for 1999 follows:

   Statutory federal tax rate............................................. 35.0%
   State income taxes, net of federal tax benefit.........................  6.0
                                                                           ----
                                                                           41.0%
                                                                           ====

   As of December 31, 1999, the Company had no deferred tax assets. The tax effect of the temporary difference that gives rise to the Company's deferred tax liability is attributable to the hotel working capital.

Note 6. Sale of the Company's Lessee Entities (unaudited), Subsequent to Date of Auditor's Report

   On November 13, 2000, Crestline, the Company and other subsidiaries of Crestline entered into an acquisition and exchange agreement with a subsidiary of Host Marriott for the sale of Crestline's entities owning the lease rights to Host Marriott's portfolio of full-service hotels, including the lessee entities of the Company. The transaction will generally transfer ownership of those lessee entities currently owned by Crestline, including the Company, to a subsidiary of Host Marriott for a total consideration of $205 million, the proceeds of which will be paid entirely in cash. The transaction is expected to close at the beginning of 2001. In connection with the sale of its full-service hotel lessee entities, Crestline's full-service hotel working capital and full-service hotel working capital notes will be transferred to a subsidiary of Host Marriott.

                      CCHP II CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1999

              With Independent Public Accountants' Report Thereon

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CCHP II Corporation:

   We have audited the accompanying consolidated balance sheet of CCHP II Corporation and its subsidiaries (a Maryland corporation) as of December 31, 1999, and the related consolidated statements of operations, shareholder's equity and cash flows for the fiscal year ended December 31, 1999. These consolidated financial statements are the responsibility of CCHP II Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CCHP II Corporation and its subsidiaries as of December 31, 1999 and the results of their operations and their cash flows for the fiscal year then ended in conformity with accounting principles generally accepted in the United States.

                                          Arthur Andersen LLP

Vienna, Virginia
February 24, 2000

                      CCHP II CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                            As of December 31, 1999
                       (in thousands, except share data)

                                ASSETS
Current assets
  Cash and cash equivalents............................................ $ 8,856
  Due from hotel managers..............................................  10,280
                                                                        -------
                                                                         19,136
Hotel working capital..................................................  18,090
                                                                        -------
                                                                        $37,226
                                                                        =======

                 LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities
  Lease payable to Host Marriott....................................... $16,197
  Other................................................................   1,246
                                                                        -------
                                                                         17,443
Hotel working capital notes payable to Host Marriott...................  18,090
Deferred income taxes..................................................     996
                                                                        -------
    Total liabilities..................................................  36,529
Shareholder's equity
Common stock (100 shares issued at $1.00 par value)....................     --
Retained earnings......................................................     697
                                                                        -------
    Total shareholder's equity.........................................     697
                                                                        -------
                                                                        $37,226
                                                                        =======


                See Notes to Consolidated Financial Statements.

                      CCHP II CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                      Fiscal Year Ended December 31, 1999
                                 (in thousands)

REVENUES
  Rooms.............................................................. $ 646,624
  Food and beverage..................................................   306,320
  Other..............................................................    64,876
                                                                      ---------
    Total revenues................................................... 1,017,820
                                                                      ---------
OPERATING COSTS AND EXPENSES
Property-level operating costs and expenses
  Rooms..............................................................   158,279
  Food and beverage..................................................   230,001
  Other..............................................................   231,668
Other operating costs and expenses
  Lease expense to Host Marriott.....................................   312,112
  Management fees....................................................    66,672
                                                                      ---------
    Total operating costs and expenses...............................   998,732
                                                                      ---------
OPERATING PROFIT BEFORE CORPORATE EXPENSES AND INTEREST..............    19,088
Corporate expenses...................................................    (1,499)
Interest expense.....................................................      (928)
                                                                      ---------
INCOME BEFORE INCOME TAXES...........................................    16,661
Provision for income taxes...........................................    (6,831)
                                                                      ---------
NET INCOME........................................................... $   9,830
                                                                      =========



                See Notes to Consolidated Financial Statements.

                      CCHP II CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY

                      Fiscal Year Ended December 31, 1999
                                 (in thousands)

                                                       Common Retained
                                                       Stock  Earnings   Total
                                                       ------ --------  -------
Balance, January 1, 1999..............................  $--   $   --    $   --
  Dividend to Crestline Capital.......................   --    (9,133)   (9,133)
  Net income..........................................   --     9,830     9,830
                                                        ----  -------   -------
Balance, December 31, 1999............................  $--   $   697   $   697
                                                        ====  =======   =======






                See Notes to Consolidated Financial Statements.

                      CCHP II CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      Fiscal Year Ended December 31, 1999
                                 (in thousands)

OPERATING ACTIVITIES
Net income............................................................. $ 9,830
Change in amounts due from hotel managers..............................  (9,322)
Change in lease payable to Host Marriott...............................  16,197
Changes in other operating accounts....................................   1,284
                                                                        -------
  Cash from operations.................................................  17,989
                                                                        -------
INVESTING ACTIVITIES...................................................     --
                                                                        -------
FINANCING ACTIVITIES
Dividend to Crestline Capital..........................................  (9,133)
                                                                        -------
Increase in cash and cash equivalents..................................   8,856
Cash and cash equivalents, beginning of year...........................     --
                                                                        -------
Cash and cash equivalents, end of year................................. $ 8,856
                                                                        =======





                See Notes to Consolidated Financial Statements.

                      CCHP II CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies

 Organization

   CCHP II Corporation (the "Company") was incorporated in the state of Delaware on November 23, 1998 as a wholly owned subsidiary of Crestline Capital Corporation ("Crestline"). On December 29, 1998, Crestline became a publicly traded company when Host Marriott Corporation ("Host Marriott") completed its plan of reorganizing its business operations by spinning-off Crestline to the shareholders of Host Marriott as part of a series of transactions pursuant to which Host Marriott converted into a real estate investment trust ("REIT").

   On December 31, 1998, wholly owned subsidiaries of the Company (the "Tenant Subsidiaries") entered into lease agreements with Host Marriott to lease 28 of Host Marriott's full-service hotels with the existing management agreements of the leased hotels assigned to the Tenant Subsidiaries. As of December 31, 1999, the Company leased 28 full-service hotels from Host Marriott.

   The Company operates as a unit of Crestline, utilizing Crestline's employees, insurance and administrative services since the Company does not have any employees. Certain direct expenses are paid by Crestline and charged directly or allocated to the Company. Certain general and administrative costs of Crestline are allocated to the Company, using a variety of methods, principally including Crestline's specific identification of individual costs and otherwise through allocations based upon estimated levels of effort devoted by general and administrative departments to the Company or relative measures of the size of the Company based on revenues. In the opinion of management, the methods for allocating general and administrative expenses and other direct costs are reasonable.

 Principles of Consolidation

   The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany transactions and balances between the Company and its subsidiaries have been eliminated.

 Fiscal Year

   The Company's fiscal year ends on the Friday nearest December 31.

 Cash and Cash Equivalents

   The Company considers all highly liquid investments with a maturity of three months or less at date of purchase as cash equivalents.

 Revenues

   The Company records the gross property-level revenues generated by the hotels as revenues.

 Use of Estimates in the Preparation of Financial Statements

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      CCHP II CORPORATION AND SUBSIDIARIES

Note 2. Leases

 Hotel Leases

   The Tenant Subsidiaries entered into leases with Host Marriott effective January 1, 1999 for 28 full-service hotels. Each hotel lease has an initial term of eight years. The hotel leases generally have four seven-year renewal options at the option of the Company, however, Host Marriott may terminate any unexercised renewal options. The Tenant Subsidiaries are required to pay the greater of (i) a minimum rent specified in each hotel lease or (ii) a percentage rent based upon a specified percentage of aggregate revenues from the hotel, including room revenues, food and beverage revenues, and other income, in excess of specified thresholds. The amount of minimum rent is increased each year based upon 50% of the increase in CPI during the previous twelve months. Percentage rent thresholds are increased each year based on a blend of the increases in CPI and the Employment Cost Index during the previous twelve months. The hotel leases generally provide for a rent adjustment in the event of damage, destruction, partial taking or certain capital expenditures. The rent during any renewal periods will be negotiated at fair market value at the time the renewal option is exercised.

   The Tenant Subsidiaries are responsible for paying all of the expenses of operating the hotels, including all personnel costs, utility costs, and general repair and maintenance of the hotels. In addition, the Tenant Subsidiaries are responsible for all fees payable to the hotel manager, including base and incentive management fees, chain services payments and franchise or system fees. Host Marriott is responsible for real estate and personal property taxes, property casualty insurance, equipment rent, ground lease rent, maintaining a reserve fund for FF&E replacements and capital expenditures.

   In the event that Host Marriott disposes of a hotel free and clear of the hotel lease, Host Marriott would generally have to pay a termination fee equal to the fair market value of the Company's leasehold interest in the remaining term of the hotel lease using a discount rate of 12%. Alternatively, Host Marriott would be entitled to (i) substitute a comparable hotel for any hotel that is sold, with the terms agreed to by the Company, or (ii) sell the hotel subject to the hotel lease, subject to the Company's approval under certain circumstances, without having to pay a termination fee. In addition, Host Marriott also has the right to terminate up to twelve of Crestline's leases without having to pay a termination fee. During 1999, Host Marriott exercised its right to terminate three of Crestline's hotel leases, however, none of these were the Company's hotel leases. Conversely, Crestline may terminate up to twelve full-service hotel leases without penalty upon 180 days notice to Host Marriott. During 1999, Crestline exercised its right to terminate five of its hotel leases, however, none of these were the Company's hotel leases.

   As a result of the recent tax legislation discussed below, Host Marriott may purchase all, but not less than all, of its hotel leases with Crestline beginning January 1, 2001, with the purchase price calculated as discussed above. The payment of the termination fee will be payable in cash or, subject to certain conditions, shares of Host Marriott common stock at the election of Host Marriott.

   For those hotels where Marriott International is the manager, it has a noneconomic membership interest with certain limited voting rights in the Tenant Subsidiaries.

 FF&E Leases

   Prior to entering into the hotel leases, if the average tax basis of a hotel's FF&E and other personal property exceeded 15% of the aggregate average tax basis of the hotel's real and personal property (the "Excess FF&E"), the Tenant Subsidiaries and affiliates of Host Marriott entered into lease agreements (the "FF&E Leases") for the Excess FF&E. The terms of the FF&E Leases generally range from two to three years and rent under the FF&E Leases is a fixed amount. The Company will have the option at the expiration of the

                      CCHP II CORPORATION AND SUBSIDIARIES

FF&E Lease term to either (i) renew the FF&E Leases for consecutive one-year renewal terms at fair market rental rate, or (ii) purchase the Excess FF&E for a price equal to its fair market value. If the Company does not exercise its purchase or renewal option, the Company is required to pay a termination fee equal to approximately one month's rent.

 Guaranty and Pooling Agreement

   In connection with entering into the hotel leases, the Company, Crestline and Host Marriott, entered into a pool guarantee and a pooling and security agreement by which the Company provides a full guarantee and Crestline provides a limited guarantee of all of the hotel lease obligations.

   The cumulative limit of Crestline's guarantee obligation is the greater of ten percent of the aggregate rent payable for the immediately preceding fiscal year under all of the Company's hotel leases or ten percent of the aggregate rent payable under all of the Company's hotel leases for 1999. In the event that Crestline's obligation under the pooling and guarantee agreement is reduced to zero, the Company can terminate the agreement and Host Marriott can terminate the Company's hotel leases without penalty.

   All of the Company's leases are cross-defaulted and the Company's obligations under the guaranty are secured by all the funds received from its Tenant Subsidiaries.

 Recent Tax Legislation

   On December 17, 1999 President Clinton signed the Work Incentives Improvement Act of 1999. Included in this legislation are provisions that, effective January 1, 2001, will allow a REIT to lease hotels to a "taxable REIT subsidiary" if the hotel is operated and managed on behalf of such subsidiary by an independent third party. A taxable REIT subsidiary is a corporation that is owned more than 35 percent by a REIT. This law will enable Host Marriott, beginning in 2001 to lease its hotels to a taxable REIT subsidiary. Host Marriott may, at its discretion, elect to terminate the Company's leases, beginning in 2001, and pay termination fees determined according to formulas specified in the leases. If Host Marriott elects to terminate the full-service hotel leases, it would have to terminate all of Crestline's full-service hotel leases.

   Future minimum annual rental commitments for all non-cancelable leases as of December 31, 1999 are as follows (in thousands):

   2000............................................................ $  174,747
   2001............................................................    174,747
   2002............................................................    174,747
   2003............................................................    174,747
   2004............................................................    174,747
   Thereafter......................................................    349,493
                                                                    ----------
     Total minimum lease payments.................................. $1,223,228
                                                                    ==========
   Lease expense for 1999 consisted of the following (in
    thousands):
   Base rent....................................................... $  167,755
   Percentage rent.................................................    144,357
                                                                    ----------
                                                                    $  312,112
                                                                    ==========

                      CCHP II CORPORATION AND SUBSIDIARIES

Note 3. Working Capital Notes

   Upon the commencement of the hotel leases, the Company purchased the working capital of the leased hotels from Host Marriott for $18,090,000 with the purchase price evidenced by notes that bear interest at 5.12%. Interest on each note is due simultaneously with the rent payment of each hotel lease. The principal amount of each note is due upon the termination of each hotel lease. Upon termination of the hotel lease, the Company will sell Host Marriott the existing working capital at its current value. To the extent the working capital delivered to Host Marriott is less than the value of the note, the Company will pay Host Marriott the difference in cash. However, to the extent the working capital delivered to Host Marriott exceeds the value of the note, Host Marriott will pay the Company the difference in cash. As of December 31, 1999, the outstanding balance of the working capital notes was $18,090,000.

   Debt maturities at December 31, 1999 are as follows (in thousands):

     2000............................................................... $   --
     2001...............................................................     --
     2002...............................................................     --
     2003...............................................................     --
     2004...............................................................     --
     Thereafter.........................................................  18,090
                                                                         -------
                                                                         $18,090
                                                                         =======

   Cash paid for interest expense in 1999 totaled $856,000.

Note 4. Management Agreements

   All of the Company's hotels are operated by hotel management companies under long-term hotel management agreements between Host Marriott and hotel management companies.

 Assignment of Management Agreements

   The existing management agreements were assigned to the Tenant Subsidiaries upon the execution of the hotel leases for the term of each corresponding hotel lease. The Tenant Subsidiaries are obligated to perform all of the obligations of Host Marriott under the hotel management agreements including payment of fees due under the management agreements other than certain obligations including payment of property taxes, property casualty insurance and ground rent, maintaining a reserve fund for FF&E replacements and capital expenditures for which Host Marriott retains responsibility.

 Marriott International Management Agreements

   Marriott International manages 20 of the 28 hotels under long-term management agreements assigned to the Tenant Subsidiaries, generally for an initial term of 15 to 20 years with renewal terms at the option of Marriott International of up to an additional 16 to 30 years. The management agreements generally provide for payment of base management fees equal to one to four percent of revenues and incentive management fees generally equal to 20% to 50% of Operating Profit (as defined in the management agreements) over a priority return (as defined) to the Tenant Subsidiaries, with total incentive management fees not to exceed 20% of cumulative Operating Profit, or 20% of current year Operating Profit.

   Pursuant to the terms of the management agreements, Marriott International is required to furnish the hotels with certain services ("Chain Services") which are generally provided on a central or regional basis to

                      CCHP II CORPORATION AND SUBSIDIARIES
all hotels in the Marriott International hotel system. Chain Services include central training, advertising and promotion, a national reservation system, computerized payroll and accounting services, and such additional services as needed which may be more efficiently performed on a centralized basis. Costs and expenses incurred in providing such services are allocated among all domestic hotels managed, owned or leased by Marriott International or its subsidiaries. In addition, the Company's hotels also participate in the Marriott Rewards program. The cost of this program is charged to all hotels in the Marriott hotel system.

 Ritz-Carlton Hotel Management Agreements

   The Ritz-Carlton Hotel Company, LLC ("Ritz-Carlton"), an affiliate of Marriott International, manages three of the leased hotels under long-term Hotel Management Agreements assigned to the Tenant Subsidiaries. These agreements have an initial term of 15 to 25 years with renewal terms at the option of Ritz-Carlton of up to an additional 10 to 40 years. Base management fees vary from two to four percent of revenues and incentive management fees are generally equal to 20% of available cash flow or operating profit, up to a maximum of 2.1% of revenues, as defined in the agreements.

 Other Hotel Management Agreements

   The Company's remaining five hotels are managed by other hotel management companies. One of the hotels is managed by the Hyatt Corporation and the remaining four hotels are managed by other independent hotel management companies under other brands pursuant to franchise agreements. The managers of the hotels provide similar services as Marriott International under its management agreements and receive base management fees, generally calculated as a percentage of revenues, and in most cases, incentive management fees, which are generally calculated as a percentage of operating profits.

   The Company has the option to terminate certain management agreements if specified performance thresholds are not satisfied, with the consent of Host Marriott under certain conditions. No agreement with respect to a single lodging facility is cross-collateralized or cross-defaulted to any other agreement and a single agreement may be canceled under certain conditions, although such cancellation will not trigger the cancellation of any other agreement.

 Franchise Agreements

   Four of the Company's hotels are managed under franchise agreements between Host Marriott and other hotel companies for terms ranging from 15 to 30 years. In connection with the assignment of the corresponding management agreement, the Tenant Subsidiaries assumed the franchise agreements for these hotels and will be the franchisee for the term of the corresponding hotel lease. Pursuant to the franchise agreements, the Tenant Subsidiaries generally pay a franchise fee based on a percentage of room revenues and food and beverage revenues as well as certain other fees for advertising and reservations. Franchise fees for room revenues vary from four to six percent, while fees for food and beverage revenues vary from two to three percent of revenues.

Note 5. Income Taxes

   The Company is included in the consolidated Federal income tax return of Crestline and its affiliates (the "Group"). Tax expense is allocated to the Company as a member of the Group based upon the relative contribution to the Group's consolidated taxable income/loss and changes in temporary differences. This allocation method results in Federal and net state tax expense allocated for the period presented that is substantially equal to the expense that would have been recognized if the Company had filed separate tax returns.

                      CCHP II CORPORATION AND SUBSIDIARIES

   The provision for income taxes for 1999 consists of the following (in thousands):

   Current--Federal..................................................... $4,981
       --State..........................................................    854
                                                                         ------
                                                                          5,835
                                                                         ------
   Deferred--Federal....................................................    850
       --State..........................................................    146
                                                                         ------
                                                                            996
                                                                         ------
                                                                         $6,831
                                                                         ======

   A reconciliation of the statutory Federal tax rate to the Company's effective income tax rate for 1999 follows:

   Statutory federal tax rate............................................. 35.0%
   State income taxes, net of federal tax benefit.........................  6.0
                                                                           ----
                                                                           41.0%
                                                                           ====

   As of December 31, 1999, the Company had no deferred tax assets. The tax effect of the temporary differences that gives rise to the Company's federal deferred tax liability is attributable to the hotel working capital.

Note 6. Sale of the Company's Lessee Entities (unaudited), Subsequent to Date of Auditor's Report

   On November 13, 2000, Crestline, the Company and other subsidiaries of Crestline entered into an acquisition and exchange agreement with a subsidiary of Host Marriott for the sale of Crestline's entities owning the lease rights to Host Marriott's portfolio of full-service hotels, including the lessee entities of the Company. The transaction will generally transfer ownership of those lessee entities currently owned by Crestline, including the Company, to a subsidiary of Host Marriott for a total consideration of $205 million, the proceeds of which will be paid entirely in cash. The transaction is expected to close at the beginning of 2001. In connection with the sale of its full-service hotel lessee entities, Crestline's full-service hotel working capital and full-service hotel working capital notes will be transferred to a subsidiary of Host Marriott.

                     CCHP III CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1999

              With Independent Public Accountants' Report Thereon

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CCHP III Corporation:

   We have audited the accompanying consolidated balance sheet of CCHP III Corporation and its subsidiaries (a Maryland corporation) as of December 31, 1999, and the related consolidated statements of operations, shareholder's equity and cash flows for the fiscal year ended December 31, 1999. These consolidated financial statements are the responsibility of CCHP III Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CCHP III Corporation and its subsidiaries as of December 31, 1999 and the results of their operations and their cash flows for the fiscal year then ended in conformity with accounting principles generally accepted in the United States.

                                          Arthur Andersen LLP

Vienna, Virginia
February 24, 2000

                     CCHP III CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                            As of December 31, 1999
                       (in thousands, except share data)

                                ASSETS
Current assets
  Cash and cash equivalents............................................ $ 6,638
  Due from hotel managers..............................................   8,214
  Restricted cash......................................................   4,519
                                                                        -------
                                                                         19,371
Hotel working capital..................................................  21,697
                                                                        -------
                                                                        $41,068
                                                                        =======

                 LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities
  Lease payable to Host Marriott....................................... $13,706
  Other................................................................   4,139
                                                                        -------
                                                                         17,845
Hotel working capital notes payable to Host Marriott...................  21,697
Deferred income taxes..................................................     342
                                                                        -------
    Total liabilities..................................................  39,884
                                                                        -------
Shareholder's equity
  Common stock (100 shares issued at $1.00 par value)..................     --
  Retained earnings....................................................   1,184
                                                                        -------
    Total shareholder's equity.........................................   1,184
                                                                        -------
                                                                        $41,068
                                                                        =======


                See Notes to Consolidated Financial Statements.

                     CCHP III CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                      Fiscal Year Ended December 31, 1999
                                 (in thousands)

REVENUES
  Rooms............................................................... $570,611
  Food and beverage...................................................  274,233
  Other...............................................................   80,149
                                                                       --------
    Total revenues....................................................  924,993
                                                                       --------
OPERATING COSTS AND EXPENSES
Property-level operating costs and expenses
  Rooms...............................................................  137,338
  Food and beverage...................................................  202,181
  Other...............................................................  236,721
Other operating costs and expenses
  Lease expense to Host Marriott......................................  295,563
  Management fees.....................................................   41,893
                                                                       --------
    Total operating costs and expenses................................  913,696
                                                                       --------
OPERATING PROFIT BEFORE CORPORATE EXPENSES AND INTEREST...............   11,297
Corporate expenses....................................................   (1,357)
Interest expense......................................................   (1,129)
                                                                       --------
INCOME BEFORE INCOME TAXES............................................    8,811
Provision for income taxes............................................   (3,612)
                                                                       --------
NET INCOME............................................................ $  5,199
                                                                       ========



                See Notes to Consolidated Financial Statements.

                     CCHP III CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY

                      Fiscal Year Ended December 31, 1999
                                 (in thousands)

                                                       Common Retained
                                                       Stock  Earnings   Total
                                                       ------ --------  -------
Balance, January 1, 1999..............................  $--   $   --    $   --
  Dividend to Crestline Capital.......................   --    (4,015)   (4,015)
  Net income..........................................   --     5,199     5,199
                                                        ----  -------   -------
Balance, December 31, 1999............................  $--   $ 1,184   $ 1,184
                                                        ====  =======   =======






                See Notes to Consolidated Financial Statements.

                     CCHP III CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      Fiscal Year Ended December 31, 1999
                                 (in thousands)

OPERATING ACTIVITIES
Net income.............................................................. $5,199
Change in amounts due from hotel managers............................... (4,084)
Change in lease payable to Host Marriott................................ 13,706
Changes in other operating accounts..................................... (4,168)
                                                                         ------
  Cash from operations.................................................. 10,653
INVESTING ACTIVITIES....................................................    --
                                                                         ------
FINANCING ACTIVITIES
Dividend to Crestline Capital........................................... (4,015)
                                                                         ------
Increase in cash and cash equivalents...................................  6,638
Cash and cash equivalents, beginning of year............................    --
                                                                         ------
Cash and cash equivalents, end of year.................................. $6,638
                                                                         ======



                See Notes to Consolidated Financial Statements.

                     CCHP III CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies

 Organization

   CCHP III Corporation (the "Company") was incorporated in the state of Delaware on November 23, 1998 as a wholly owned subsidiary of Crestline Capital Corporation ("Crestline"). On December 29, 1998, Crestline became a publicly traded company when Host Marriott Corporation ("Host Marriott") completed its plan of reorganizing its business operations by spinning-off Crestline to the shareholders of Host Marriott as part of a series of transactions pursuant to which Host Marriott converted into a real estate investment trust ("REIT").

   On December 31, 1998, wholly owned subsidiaries of the Company (the "Tenant Subsidiaries") entered into lease agreements with Host Marriott to lease 31 of Host Marriott's full-service hotels with the existing management agreements of the leased hotels assigned to the Tenant Subsidiaries. During 1999, Host Marriott sold two of the hotels and terminated the leases on those hotels. As of December 31, 1999, the Company leased 29 full-service hotels from Host Marriott.

   The Company operates as a unit of Crestline, utilizing Crestline's employees, insurance and administrative services since the Company does not have any employees. Certain direct expenses are paid by Crestline and charged directly or allocated to the Company. Certain general and administrative costs of Crestline are allocated to the Company, using a variety of methods, principally including Crestline's specific identification of individual costs and otherwise through allocations based upon estimated levels of effort devoted by general and administrative departments to the Company or relative measures of the size of the Company based on revenues. In the opinion of management, the methods for allocating general and administrative expenses and other direct costs are reasonable.

 Principles of Consolidation

   The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany transactions and balances between the Company and its subsidiaries have been eliminated.

 Fiscal Year

   The Company's fiscal year ends on the Friday nearest December 31.

 Cash and Cash Equivalents

   The Company considers all highly liquid investments with a maturity of three months or less at date of purchase as cash equivalents.

 Restricted Cash

   In connection with the lender requirements of one of the leased hotels, the Company is required to maintain a separate account with the lender on behalf of the Company for the operating profit and incentive management fees of the hotel. Following the annual audit, amounts will be distributed to the hotel's manager and to the Company, in accordance with the loan agreement.

 Revenues

   The Company records the gross property-level revenues generated by the hotels as revenues.

                     CCHP III CORPORATION AND SUBSIDIARIES

 Use of Estimates in the Preparation of Financial Statements

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2. Leases

 Hotel Leases

   The Tenant Subsidiaries entered into leases with Host Marriott effective January 1, 1999 for 31 full-service hotels. Each hotel lease has an initial term of nine years. The hotel leases generally have four seven-year renewal options at the option of the Company, however, Host Marriott may terminate any unexercised renewal options. The Tenant Subsidiaries are required to pay the greater of (i) a minimum rent specified in each hotel lease or (ii) a percentage rent based upon a specified percentage of aggregate revenues from the hotel, including room revenues, food and beverage revenues, and other income, in excess of specified thresholds. The amount of minimum rent is increased each year based upon 50% of the increase in CPI during the previous twelve months. Percentage rent thresholds are increased each year based on a blend of the increases in CPI and the Employment Cost Index during the previous twelve months. The hotel leases generally provide for a rent adjustment in the event of damage, destruction, partial taking or certain capital expenditures. The rent during any renewal periods will be negotiated at fair market value at the time the renewal option is exercised.

   The Tenant Subsidiaries are responsible for paying all of the expenses of operating the hotels, including all personnel costs, utility costs, and general repair and maintenance of the hotels. In addition, the Tenant Subsidiaries are responsible for all fees payable to the hotel manager, including base and incentive management fees, chain services payments and franchise or system fees. Host Marriott is responsible for real estate and personal property taxes, property casualty insurance, equipment rent, ground lease rent, maintaining a reserve fund for FF&E replacements and capital expenditures.

   In the event that Host Marriott disposes of a hotel free and clear of the hotel lease, Host Marriott would generally have to pay a termination fee equal to the fair market value of the Company's leasehold interest in the remaining term of the hotel lease using a discount rate of 12%. Alternatively, Host Marriott would be entitled to (i) substitute a comparable hotel for any hotel that is sold, with the terms agreed to by the Company, or (ii) sell the hotel subject to the hotel lease, subject to the Company's approval under certain circumstances, without having to pay a termination fee. In addition, Host Marriott also has the right to terminate up to twelve of Crestline's leases without having to pay a termination fee. During 1999, Host Marriott exercised its right to terminate three of Crestline's hotel leases, however, none of these were the Company's hotel leases. Conversely, Crestline may terminate up to twelve full-service hotel leases without penalty upon 180 days notice to Host Marriott. During 1999, Crestline exercised its right to terminate three of the Company's hotel leases, as well as two additional Crestline hotel leases. These hotel leases will terminate in 2000, 180 days after each respective notification date. In 1999, Host Marriott terminated two of the Company's hotel leases with no termination fee as stipulated in those specific lease agreements.

   As a result of the recent tax legislation discussed below, Host Marriott may purchase all, but not less than all, of its hotel leases with Crestline beginning January 1, 2001 with the purchase price calculated as discussed above. The payment of the termination fee will be payable in cash or, subject to certain conditions, shares of Host Marriott common stock at the election of Host Marriott.

                     CCHP III CORPORATION AND SUBSIDIARIES

   For those hotels where Marriott International is the manager, it has a noneconomic membership interest with certain limited voting rights in the Tenant Subsidiaries.

 FF&E Leases

   Prior to entering into the hotel leases, if the average tax basis of a hotel's FF&E and other personal property exceeded 15% of the aggregate average tax basis of the hotel's real and personal property (the "Excess FF&E"), the Tenant Subsidiaries and affiliates of Host Marriott entered into lease agreements (the "FF&E Leases") for the Excess FF&E. The terms of the FF&E Leases generally range from two to three years and rent under the FF&E Leases is a fixed amount. The Company will have the option at the expiration of the FF&E Lease term to either (i) renew the FF&E Leases for consecutive one-year renewal terms at fair market rental rate, or (ii) purchase the Excess FF&E for a price equal to its fair market value. If the Company does not exercise its purchase or renewal option, the Company is required to pay a termination fee equal to approximately one month's rent.

 Guaranty and Pooling Agreement

   In connection with entering into the hotel leases, the Company, Crestline and Host Marriott, entered into a pool guarantee and a pooling and security agreement by which the Company provides a full guarantee and Crestline provides a limited guarantee of all of the hotel lease obligations.

   The cumulative limit of Crestline's guarantee obligation is the greater of ten percent of the aggregate rent payable for the immediately preceding fiscal year under all of the Company's hotel leases or ten percent of the aggregate rent payable under all of the Company's hotel leases for 1999. In the event that Crestline's obligation under the pooling and guarantee agreement is reduced to zero, the Company can terminate the agreement and Host Marriott can terminate the Company's hotel leases without penalty.

   All of the Company's leases are cross-defaulted and the Company's obligations under the guaranty are secured by all the funds received from its Tenant Subsidiaries.

 Recent Tax Legislation

   On December 17, 1999 President Clinton signed the Work Incentives Improvement Act of 1999. Included in this legislation are provisions that, effect January 1, 2001, will allow a REIT to lease hotels to a "taxable REIT subsidiary" if the hotel is operated and managed on behalf of such subsidiary by an independent third party. A taxable REIT subsidiary is a corporation that is owned more than 35 percent by a REIT. This law will enable Host Marriott, beginning in 2001 to lease its hotels to a taxable REIT subsidiary. Host Marriott may, at its discretion, elect to terminate the Company's leases, beginning in 2001, and pay termination fees determined according to formulas specified in the leases. If Host Marriott elects to terminate the full-service hotel leases, it would have to terminate all of Crestline's full-service hotel leases.

                     CCHP III CORPORATION AND SUBSIDIARIES

   Future minimum annual rental commitments for all non-cancelable leases as of December 31, 1999 are as follows (in thousands):

   2000............................................................ $  162,014
   2001............................................................    155,465
   2002............................................................    155,465
   2003............................................................    155,465
   2004............................................................    155,465
   Thereafter......................................................    466,395
                                                                    ----------
     Total minimum lease payments.................................. $1,250,269
                                                                    ==========
   Lease expense for 1999 consisted of the following (in
    thousands):
   Base rent....................................................... $  168,910
   Percentage rent.................................................    126,653
                                                                    ----------
                                                                    $  295,563
                                                                    ==========

Note 3. Working Capital Notes

   Upon the commencement of the hotel leases, the Company purchased the working capital of the leased hotels from Host Marriott for $22,046,000 with the purchase price evidenced by notes that bear interest at 5.12%. Interest on each note is due simultaneously with the rent payment of each hotel lease. The principal amount of each note is due upon the termination of each hotel lease. Upon termination of the hotel lease, the Company will sell Host Marriott the existing working capital at its current value. To the extent the working capital delivered to Host Marriott is less than the value of the note, the Company will pay Host Marriott the difference in cash. However, to the extent the working capital delivered to Host Marriott exceeds the value of the note, Host Marriott will pay the Company the difference in cash. As of December 31, 1999, the outstanding balance of the working capital notes was $21,697,000.

   Debt maturities at December 31, 1999 are as follows (in thousands):

   2000................................................................. $   --
   2001.................................................................     --
   2002.................................................................     --
   2003.................................................................     --
   2004.................................................................     --
   Thereafter...........................................................  21,697
                                                                         -------
                                                                         $21,697
                                                                         =======

   Cash paid for interest expense in 1999 totaled $1,042,000.

Note 4. Management Agreements

   All of the Company's hotels are operated by hotel management companies under long-term hotel management agreements between Host Marriott and hotel management companies.

 Assignment of Management Agreements

   The existing management agreements were assigned to the Tenant Subsidiaries upon the execution of the hotel leases for the term of each corresponding hotel lease. The Tenant Subsidiaries are obligated to perform all of the obligations of Host Marriott under the hotel management agreements including payment of fees due under the management agreements other than certain obligations including payment of property taxes, property

                     CCHP III CORPORATION AND SUBSIDIARIES
casualty insurance and ground rent, maintaining a reserve fund for FF&E replacements and capital expenditures for which Host Marriott retains responsibility.

 Marriott International Management Agreements

   Marriott International manages 18 of the 29 hotels under long-term management agreements assigned to the Tenant Subsidiaries, generally for an initial term of 15 to 20 years with renewal terms at the option of Marriott International of up to an additional 16 to 30 years. The management agreements generally provide for payment of base management fees equal to one to four percent of revenues and incentive management fees generally equal to 20% to 50% of Operating Profit (as defined in the management agreements) over a priority return (as defined) to the Tenant Subsidiaries, with total incentive management fees not to exceed 20% of cumulative Operating Profit, or 20% of current year Operating Profit.

   Pursuant to the terms of the management agreements, Marriott International is required to furnish the hotels with certain services ("Chain Services") which are generally provided on a central or regional basis to all hotels in the Marriott International hotel system. Chain Services include central training, advertising and promotion, a national reservation system, computerized payroll and accounting services, and such additional services as needed which may be more efficiently performed on a centralized basis. Costs and expenses incurred in providing such services are allocated among all domestic hotels managed, owned or leased by Marriott International or its subsidiaries. In addition, the Company's hotels also participate in the Marriott Rewards program. The cost of this program is charged to all hotels in the Marriott hotel system.

 Ritz-Carlton Hotel Management Agreements

   The Ritz-Carlton Hotel Company, LLC ("Ritz-Carlton"), an affiliate of Marriott International, manages three of the leased hotels under long-term Hotel Management Agreements assigned to the Company. These agreements have an initial term of 15 to 25 years with renewal terms at the option of Ritz-Carlton of up to an additional 10 to 40 years. Base Management fees vary from two to four percent of revenues and incentive management fees are generally equal to 20% of available cash flow or operating profit, up to a maximum of 2.1% of revenues, as defined in the agreements.

 Other Hotel Management Agreements

   The Company's remaining eight hotels are managed by other hotel management companies. Two of the hotels are managed by Swissotel Management (USA) LLC, one is managed by the Hyatt Corporation, and the remaining five hotels are managed by other independent hotel management companies under the "Marriott" brand pursuant to franchise agreements. The managers of the hotels provide similar services as Marriott International under its management agreements and receive base management fees, generally calculated as a percentage of revenues, and in most cases, incentive management fees, which are generally calculated as a percentage of operating profits.

   The Company has the option to terminate certain management agreements if specified performance thresholds are not satisfied, with the consent of Host Marriott under certain conditions. No agreement with respect to a single lodging facility is cross-collateralized or cross-defaulted to any other agreement and a single agreement may be canceled under certain conditions, although such cancellation will not trigger the cancellation of any other agreement.

 Franchise Agreements

   Five of the Company's hotels are managed under franchise agreements between Host Marriott and Marriott International for terms ranging from 15 to 30 years. In connection with the assignment of the

                     CCHP III CORPORATION AND SUBSIDIARIES
corresponding management agreement, the Tenant Subsidiaries assumed the franchise agreements for these hotels and will be the franchisee for the term of the corresponding hotel lease. Pursuant to the franchise agreements, the Tenant Subsidiaries generally pay a franchise fee based on a percentage of room revenues and food and beverage revenues as well as certain other fees for advertising and reservations. Franchise fees for room revenues vary from four to six percent, while fees for food and beverage revenues vary from two to three percent of revenues.

Note 5. Income Taxes

   The Company is included in the consolidated Federal income tax return of Crestline and its affiliates (the "Group"). Tax expense is allocated to the Company as a member of the Group based upon the relative contribution to the Group's consolidated taxable income/loss and changes in temporary differences. This allocation method results in Federal and net state tax expense allocated for the period presented that is substantially equal to the expense that would have been recognized if the Company had filed separate tax returns.

   The provision for income taxes for 1999 consists of the following (in thousands):

   Current--Federal..................................................... $2,792
       --State..........................................................    478
                                                                         ------
                                                                          3,270
                                                                         ------
   Deferred--Federal....................................................    292
       --State..........................................................     50
                                                                         ------
                                                                            342
                                                                         ------
                                                                         $3,612
                                                                         ======

   A reconciliation of the statutory Federal tax rate to the Company's effective income tax rate for 1999 follows:

   Statutory federal tax rate............................................. 35.0%
   State income taxes, net of federal tax benefit.........................  6.0
                                                                           ----
                                                                           41.0%
                                                                           ====

   As of December 31, 1999, the Company had no deferred tax assets. The tax effect of the temporary differences that gives rise to the Company's deferred tax liability is attributable to the hotel working capital.

Note 6. Sale of the Company's Lessee Entities (unaudited), Subsequent to Date of Auditor's Report

   On November 13, 2000, Crestline, the Company and other subsidiaries of Crestline entered into an acquisition and exchange agreement with a subsidiary of Host Marriott for the sale of Crestline's entities owning the lease rights to Host Marriott's portfolio of full-service hotels, including the lessee entities of the Company. The transaction will generally transfer ownership of those lessee entities currently owned by Crestline, including the Company, to a subsidiary of Host Marriott for a total consideration of $205 million, the proceeds of which will be paid entirely in cash. The transaction is expected to close at the beginning of 2001. In connection with the sale of its full-service hotel lessee entities, Crestline's full-service hotel working capital and full-service hotel working capital notes will be transferred to a subsidiary of Host Marriott.

                      CCHP IV CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1999

              With Independent Public Accountants' Report Thereon

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CCHP IV Corporation:

   We have audited the accompanying consolidated balance sheet of CCHP IV Corporation and its subsidiaries (a Maryland corporation) as of December 31, 1999, and the related consolidated statements of operations, shareholder's equity and cash flows for the fiscal year ended December 31, 1999. These consolidated financial statements are the responsibility of CCHP IV Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CCHP IV Corporation and its subsidiaries as of December 31, 1999 and the results of their operations and their cash flows for the fiscal year then ended in conformity with accounting principles generally accepted in the United States.

                                          Arthur Andersen LLP

Vienna, Virginia
February 24, 2000

                      CCHP IV CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                            As Of December 31, 1999
                       (in thousands, except share data)

                                ASSETS
Current assets
  Cash and cash equivalents............................................ $ 3,487
  Due from hotel managers..............................................  14,571
  Due from Crestline Capital...........................................   3,487
                                                                        -------
                                                                         21,545
Hotel working capital..................................................  16,522
                                                                        -------
                                                                        $38,067
                                                                        =======

                 LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities
  Lease payable to Host Marriott....................................... $20,348
  Other................................................................     456
                                                                        -------
                                                                         20,804
Hotel working capital notes payable to Host Marriott...................  16,522
Deferred income taxes..................................................     741
                                                                        -------
    Total liabilities..................................................  38,067
                                                                        -------
Shareholder's equity
  Common stock (100 shares issued at $1.00 par value)..................     --
  Retained earnings....................................................     --
    Total shareholder's equity.........................................     --
                                                                        -------
                                                                        $38,067
                                                                        =======



                See Notes to Consolidated Financial Statements.

                      CCHP IV CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                      Fiscal Year Ended December 31, 1999
                                 (in thousands)

REVENUES
  Rooms............................................................... $578,321
  Food and beverage...................................................  333,120
  Other...............................................................   77,368
                                                                       --------
    Total revenues....................................................  988,809
                                                                       --------
OPERATING COSTS AND EXPENSES
Property-level operating costs and expenses
  Rooms...............................................................  129,051
  Food and beverage...................................................  234,310
  Other...............................................................  231,547
Other operating costs and expenses
  Lease expense to Host Marriott......................................  316,654
  Management fees.....................................................   66,514
                                                                       --------
    Total operating costs and expenses................................  978,076
                                                                       --------
OPERATING PROFIT BEFORE CORPORATE EXPENSES AND INTEREST...............   10,733
Corporate expenses....................................................   (1,449)
Interest expense......................................................     (846)
Interest income.......................................................       16
                                                                       --------
INCOME BEFORE INCOME TAXES............................................    8,454
Provision for income taxes............................................   (3,466)
                                                                       --------
NET INCOME............................................................ $  4,988
                                                                       ========



                See Notes to Consolidated Financial Statements.

                      CCHP IV CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY

                      Fiscal Year Ended December 31, 1999
                                 (in thousands)

                                                         Common Retained
                                                         Stock  Earnings Total
                                                         ------ -------- ------
Balance, January 1, 1999................................  $--    $  --   $  --
  Dividend to Crestline Capital.........................   --    (4,988) (4,988)
  Net income............................................   --     4,988   4,988
                                                          ----   ------  ------
Balance, December 31, 1999..............................  $--    $  --   $  --
                                                          ====   ======  ======






                See Notes to Consolidated Financial Statements.

                      CCHP IV CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      Fiscal Year Ended December 31, 1999
                                 (in thousands)

OPERATING ACTIVITIES
Net income............................................................. $ 4,988
Change in amounts due from hotel managers.............................. (14,124)
Change in lease payable to Host Marriott...............................  20,348
Changes in other operating accounts....................................     750
                                                                        -------
  Cash from operations.................................................  11,962
                                                                        -------
INVESTING ACTIVITIES...................................................     --
                                                                        -------
FINANCING ACTIVITIES
Amounts advanced to Crestline Capital..................................  (3,487)
Dividend to Crestline Capital..........................................  (4,988)
                                                                        -------
  Cash used in financing activities....................................  (8,475)
                                                                        -------
Increase in cash and cash equivalents..................................   3,487
Cash and cash equivalents, beginning of year...........................     --
                                                                        -------
Cash and cash equivalents, end of year................................. $ 3,487
                                                                        =======





                See Notes to Consolidated Financial Statements.

                      CCHP IV CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies

 Organization

   CCHP IV Corporation (the "Company") was incorporated in the state of Delaware on November 23, 1998 as a wholly owned subsidiary of Crestline Capital Corporation ("Crestline"). On December 29, 1998, Crestline became a publicly traded company when Host Marriott Corporation ("Host Marriott") completed its plan of reorganizing its business operations by spinning-off Crestline to the shareholders of Host Marriott as part of a series of transactions pursuant to which Host Marriott converted into a real estate investment trust ("REIT").

   On December 31, 1998, wholly owned subsidiaries of the Company (the "Tenant Subsidiaries") entered into lease agreements with Host Marriott to lease 27 of Host Marriott's full-service hotels with the existing management agreements of the leased hotels assigned to the Tenant Subsidiaries. As of December 31, 1999, the Company leased 27 full-service hotels from Host Marriott.

   The Company operates as a unit of Crestline, utilizing Crestline's employees, insurance and administrative services since the Company does not have any employees. Certain direct expenses are paid by Crestline and charged directly or allocated to the Company. Certain general and administrative costs of Crestline are allocated to the Company, using a variety of methods, principally including Crestline's specific identification of individual costs and otherwise through allocations based upon estimated levels of effort devoted by general and administrative departments to the Company or relative measures of the size of the Company based on revenues. In the opinion of management, the methods for allocating general and administrative expenses and other direct costs are reasonable.

 Principles of Consolidation

   The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany transactions and balances between the Company and its subsidiaries have been eliminated.

 Fiscal Year

   The Company's fiscal year ends on the Friday nearest December 31.

 Cash and Cash Equivalents

   The Company considers all highly liquid investments with a maturity of three months or less at date of purchase as cash equivalents.

 Revenues

   The Company records the gross property-level revenues generated by the hotels as revenues.

 Use of Estimates in the Preparation of Financial Statements

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      CCHP IV CORPORATION AND SUBSIDIARIES

Note 2. Leases

 Hotel Leases

   The Tenant Subsidiaries entered into leases with Host Marriott effective January 1, 1999 for 27 full-service hotels. Each hotel lease has an initial term of ten years. The hotel leases generally have four seven-year renewal options at the option of the Company, however, Host Marriott may terminate any unexercised renewal options. The Tenant Subsidiaries are required to pay the greater of (i) a minimum rent specified in each hotel lease or (ii) a percentage rent based upon a specified percentage of aggregate revenues from the hotel, including room revenues, food and beverage revenues, and other income, in excess of specified thresholds. The amount of minimum rent is increased each year based upon 50% of the increase in CPI during the previous twelve months. Percentage rent thresholds are increased each year based on a blend of the increases in CPI and the Employment Cost Index during the previous twelve months. The hotel leases generally provide for a rent adjustment in the event of damage, destruction, partial taking or certain capital expenditures. The rent during any renewal periods will be negotiated at fair market value at the time this renewal option is exercised.

   The Tenant Subsidiaries are responsible for paying all of the expenses of operating the hotels, including all personnel costs, utility costs, and general repair and maintenance of the hotels. In addition, the Tenant Subsidiaries are responsible for all fees payable to the hotel manager, including base and incentive management fees, chain services payments and franchise or system fees. Host Marriott is responsible for real estate and personal property taxes, property casualty insurance, equipment rent, ground lease rent, maintaining a reserve fund for FF&E replacements and capital expenditures.

   In the event that Host Marriott disposes of a hotel free and clear of the hotel lease, Host Marriott would generally have to pay a termination fee equal to the fair market value of the Company's leasehold interest in the remaining term of the hotel lease using a discount rate of 12%. Alternatively, Host Marriott would be entitled to (i) substitute a comparable hotel for any hotel that is sold, with the terms agreed to by the Company, or (ii) sell the hotel subject to the hotel lease, subject to the Company's approval under certain circumstances, without having to pay a termination fee. In addition, Host Marriott also has the right to terminate up to twelve of Crestline's leases without having to pay a termination fee. During 1999, Host Marriott exercised its right to terminate three of Crestline's hotel leases, however, none of these were the Company's hotel leases. Conversely, Crestline may terminate up to twelve full-service hotel leases without penalty upon 180 days notice to Host Marriott. During 1999, Crestline exercised its right to terminate five of its hotel leases, however, none of these were the Company's hotel leases.

   As a result of the recent tax legislation discussed below, Host Marriott may purchase all, but not less than all, of its hotel leases with Crestline beginning January 1, 2001 with the purchase price calculated as discussed above. The payment of the termination fee will be payable in cash or, subject to certain conditions, shares of Host Marriott common stock at the election of Host Marriott.

   For those hotels where Marriott International is the manager, it has a noneconomic membership interest with certain limited voting rights in the Tenant Subsidiaries.

 FF&E Leases

   Prior to entering into the hotel leases, if the average tax basis of a hotel's FF&E and other personal property exceeded 15% of the aggregate average tax basis of the hotel's real and personal property (the "Excess FF&E"), the Tenant Subsidiaries and affiliates of Host Marriott entered into lease agreements (the "FF&E Leases") for the Excess FF&E. The terms of the FF&E Leases generally range from two to three years and rent under the FF&E Leases is a fixed amount. The Company will have the option at the expiration of the

                      CCHP IV CORPORATION AND SUBSIDIARIES

FF&E Lease term to either (i) renew the FF&E Leases for consecutive one-year renewal terms at fair market rental rate, or (ii) purchase the Excess FF&E for a price equal to its fair market value. If the Company does not exercise its purchase or renewal option, the Company is required to pay a termination fee equal to approximately one month's rent.

 Guaranty and Pooling Agreement

   In connection with entering into the hotel leases, the Company, Crestline and Host Marriott, entered into a pool guarantee and a pooling and security agreement by which the Company provides a full guarantee and Crestline provides a limited guarantee of all of the hotel lease obligations.

   The cumulative limit of Crestline's guarantee obligation is the greater of ten percent of the aggregate rent payable for the immediately preceding fiscal year under all of the Company's hotel leases or ten percent of the aggregate rent payable under all of the Company's hotel leases for 1999. In the event that Crestline's obligation under the pooling and guarantee agreement is reduced to zero, the Company can terminate the agreement and Host Marriott can terminate the Company's hotel leases without penalty.

   All of the Company's leases are cross-defaulted and the Company's obligations under the guaranty are secured by all the funds received from its Tenant Subsidiaries.

 Recent Tax Legislation

   On December 17, 1999 President Clinton signed the Work Incentives Improvement Act of 1999. Included in this legislation are provisions that, effect January 1, 2001, will allow a REIT to lease hotels to a "taxable REIT subsidiary" if the hotel is operated and managed on behalf of such subsidiary by an independent third party. A taxable REIT subsidiary is a corporation that is owned more than 35 percent by a REIT. This law will enable Host Marriott, beginning in 2001 to lease its hotels to a taxable REIT subsidiary. Host Marriott may, at its discretion, elect to terminate the Company's leases, beginning in 2001, and pay termination fees determined according to formulas specified in the leases. If Host Marriott elects to terminate the full-service hotel leases, it would have to terminate all of Crestline's full-service hotel leases.

   Future minimum annual rental commitments for all non-cancelable leases as of December 31, 1999 are as follows (in thousands):

   2000............................................................ $  186,420
   2001............................................................    186,420
   2002............................................................    186,420
   2003............................................................    186,420
   2004............................................................    186,420
   Thereafter......................................................    745,679
                                                                    ----------
     Total minimum lease payments.................................. $1,677,779
                                                                    ==========
   Lease expense for 1999 consisted of the following (in
    thousands):
   Base rent....................................................... $  183,048
   Percentage rent.................................................    133,606
                                                                    ----------
                                                                    $  316,654
                                                                    ==========

                      CCHP IV CORPORATION AND SUBSIDIARIES

Note 3. Working Capital Notes

   Upon the commencement of the hotel leases, the Company purchased the working capital of the leased hotels from Host Marriott for $16,522,000 with the purchase price evidenced by notes that bear interest at 5.12%. Interest on each note is due simultaneously with the rent payment of each hotel lease. The principal amount of each note is due upon the termination of each hotel lease. Upon termination of the hotel lease, the Company will sell Host Marriott the existing working capital at its current value. To the extent the working capital delivered to Host Marriott is less than the value of the note, the Company will pay Host Marriott the difference in cash. However, to the extent the working capital delivered to Host Marriott exceeds the value of the note, Host Marriott will pay the Company the difference in cash. As of December 31, 1999, the outstanding balance of the working capital notes was $16,522,000

   Debt maturities at December 31, 1999 are as follows (in thousands):

   2000................................................................. $   --
   2001.................................................................     --
   2002.................................................................     --
   2003.................................................................     --
   2004.................................................................     --
   Thereafter...........................................................  16,522
                                                                         -------
                                                                         $16,522
                                                                         =======

   Cash paid for interest expense in 1999 totaled $781,000.

Note 4. Management Agreements

   All of the Company's hotels are operated by hotel management companies under long-term hotel management agreements between Host Marriott and hotel management companies.

 Assignment of Management Agreements

   The existing management agreements were assigned to the Tenant Subsidiaries upon the execution of the hotel leases for the term of each corresponding hotel lease. The Tenant Subsidiaries are obligated to perform all of the obligations of Host Marriott under the hotel management agreements including payment of fees due under the management agreements other than certain obligations including payment of property taxes, property casualty insurance and ground rent, maintaining a reserve fund for FF&E replacements and capital expenditures for which Host Marriott retains responsibility.

 Marriott International Management Agreements

   Marriott International manages 20 of the 27 hotels under long-term management agreements assigned to the Tenant Subsidiaries, generally for an initial term of 15 to 20 years with renewal terms at the option of Marriott International of up to an additional 16 to 30 years. The management agreements generally provide for payment of base management fees equal to one to four percent of revenues and incentive management fees generally equal to 20% to 50% of Operating Profit (as defined in the management agreements) over a priority return (as defined) to the Tenant Subsidiaries, with total incentive management fees not to exceed 20% of cumulative Operating Profit, or 20% of current year Operating Profit.

   Pursuant to the terms of the management agreements, Marriott International is required to furnish the hotels with certain services ("Chain Services") which are generally provided on a central or regional basis to

                      CCHP IV CORPORATION AND SUBSIDIARIES
all hotels in the Marriott International hotel system. Chain Services include central training, advertising and promotion, a national reservation system, computerized payroll and accounting services, and such additional services as needed which may be more efficiently performed on a centralized basis. Costs and expenses incurred in providing such services are allocated among all domestic hotels managed, owned or leased by Marriott International or its subsidiaries. In addition, the Company's hotels also participate in the Marriott Rewards program. The cost of this program is charged to all hotels in the Marriott hotel system.

 Ritz-Carlton Hotel Management Agreements

   The Ritz-Carlton Hotel Company, LLC ("Ritz-Carlton"), an affiliate of Marriott International, manages three of the leased hotels under long-term Hotel Management Agreements assigned to the Company. These agreements have an initial term of 15 to 25 years with renewal terms at the option of Ritz-Carlton of up to an additional 10 to 40 years. Base Management fees vary from two to four percent of revenues and incentive management fees are generally equal to 20% of available cash flow or operating profit, as defined in the agreements.

 Other Hotel Management Agreements

   The Company's remaining four hotels are managed by other hotel management companies. Two of the hotels are managed by the Hyatt Corporation, one of the hotels is managed by Swissotel Management (USA) LLC, and one is managed by Four Seasons Hotel Limited. The managers of the hotels provide similar services as Marriott International under its management agreements and receive base management fees, generally calculated as a percentage of revenues, and in most cases, incentive management fees, which are generally calculated as a percentage of operating profits.

   The Company has the option to terminate certain management agreements if specified performance thresholds are not satisfied, with the consent of Host Marriott under certain conditions. No agreement with respect to a single lodging facility is cross-collateralized or cross-defaulted to any other agreement and a single agreement may be canceled under certain conditions, although such cancellation will not trigger the cancellation of any other agreement.

Note 5. Income Taxes

   The Company is included in the consolidated Federal income tax return of Crestline and its affiliates (the "Group"). Tax expense is allocated to the Company as a member of the Group based upon the relative contribution to the Group's consolidated taxable income/loss and changes in temporary differences. This allocation method results in Federal and net state tax expense allocated for the period presented that is substantially equal to the expense that would have been recognized if the Company had filed separate tax returns.

   The provision for income taxes for 1999 consists of the following (in thousands):

   Current--Federal...................................................... $2,326
       --State...........................................................    399
                                                                          ------
                                                                           2,725
                                                                          ------
   Deferred--Federal.....................................................    633
       --State...........................................................    108
                                                                          ------
                                                                             741
                                                                          ------
                                                                          $3,466
                                                                          ======

                      CCHP IV CORPORATION AND SUBSIDIARIES

   A reconciliation of the statutory Federal tax rate to the Company's effective income tax rate for 1999 follows:

   Statutory federal tax rate............................................. 35.0%
   State income taxes, net of federal tax benefit.........................  6.0
                                                                           ----
                                                                           41.0%
                                                                           ====

   As of December 31, 1999, the Company had no deferred tax assets. The tax effect of the temporary differences that gives rise to the Company's deferred tax liability is attributable to the hotel working capital.

Note 6. Sale of the Company's Lessee Entities (unaudited), Subsequent to Date of Auditor's Report

   On November 13, 2000, Crestline, the Company and other subsidiaries of Crestline entered into an acquisition and exchange agreement with a subsidiary of Host Marriott for the sale of Crestline's entities owning the lease rights to Host Marriott's portfolio of full-service hotels, including the lessee entities of the Company. The transaction will generally transfer ownership of those lessee entities currently owned by Crestline, including the Company, to a subsidiary of Host Marriott for a total consideration of $205 million, the proceeds of which will be paid entirely in cash. The transaction is expected to close at the beginning of 2001. In connection with the sale of its full-service hotel lessee entities, Crestline's full-service hotel working capital and full-service hotel working capital notes will be transferred to a subsidiary of Host Marriott.

                              HOST MARRIOTT, L.P.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in millions)

                                                       September 8, December 31,
                                                           2000         1999
                                                       ------------ ------------
                                                       (unaudited)
                       ASSETS
Property and equipment, net..........................     $7,101       $7,108
Notes and other receivables (including amounts due
 from affiliates of $125 million and $127 million,
 respectively).......................................        172          175
Rent receivable......................................         72           72
Investments in affiliates............................         99           49
Other assets.........................................        395          345
Restricted cash......................................        155          170
Cash and cash equivalents............................        188          277
                                                          ------       ------
                                                          $8,182       $8,196
                                                          ======       ======
          LIABILITIES AND PARTNERS' CAPITAL
Debt
  Senior notes.......................................     $2,540       $2,539
  Mortgage debt......................................      2,289        2,309
  Convertible debt obligation to Host Marriott.......        492          514
  Other..............................................        272          221
                                                          ------       ------
                                                           5,593        5,583
Accounts payable and accrued expenses................        147          148
Deferred income taxes................................         48           49
Deferred rent........................................        366          --
Other liabilities....................................        373          426
                                                          ------       ------
    Total liabilities................................      6,527        6,206
                                                          ------       ------
Minority interest....................................        133          136
Cumulative redeemable preferred limited partnership
 interests of third parties at redemption value
 ("Preferred OP Units") (representing 0.6 million
 units)..............................................          7            5
Limited Partnership interests of third parties at
 redemption value (representing 63.2 million and 64.0
 million units at September 8, 2000 and December 31,
 1999)...............................................        687          528
Partners' Capital
  General partner....................................          1            1
  Cumulative redeemable preferred limited partner....        196          196
  Limited partner....................................        628        1,120
  Accumulated other comprehensive income.............          3            4
                                                          ------       ------
    Total partners' capital..........................        828        1,321
                                                          ------       ------
                                                          $8,182       $8,196
                                                          ======       ======

            See Notes to Condensed Consolidated Financial Statements

                              HOST MARRIOTT, L.P.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

          Twelve Weeks Ended September 8, 2000 and September 10, 1999
               (unaudited, in millions, except per unit amounts)

                                                                2000    1999
                                                               ------  ------
REVENUES
  Rental income............................................... $  224  $  188
  Interest income.............................................      9      10
  Net gains on property transactions..........................      1     --
  Equity in earnings of affiliates............................      2       3
  Other.......................................................      3       2
                                                               ------  ------
    Total revenues............................................    239     203
                                                               ------  ------
EXPENSES
  Depreciation and amortization...............................     75      68
  Property-level owner expenses...............................     66      62
  Minority interest expense...................................      1       2
  Interest expense............................................    107     108
  Corporate expenses..........................................      7       5
  Other expenses..............................................    --        1
                                                               ------  ------
    Total expenses............................................    256     246
                                                               ------  ------
LOSS FROM OPERATIONS BEFORE INCOME TAXES AND EXTRAORDINARY
 ITEMS........................................................    (17)    (43)
  Provision for income taxes..................................     (4)     (1)
                                                               ------  ------
LOSS FROM OPERATIONS BEFORE EXTRAORDINARY ITEMS...............    (21)    (44)
  Extraordinary gain..........................................    --        4
                                                               ------  ------
NET LOSS...................................................... $  (21) $  (40)
                                                               ======  ======
  Less: Distributions on preferred limited partner units......     (6)     (1)
                                                               ------  ------
NET LOSS AVAILABLE TO COMMON UNITHOLDERS...................... $  (27) $  (41)
                                                               ======  ======
BASIC LOSS PER UNIT:
  Loss from operations before extraordinary items............. $(0.09) $(0.16)
  Extraordinary gain (loss)...................................    --     0.02
                                                               ------  ------
BASIC LOSS PER UNIT........................................... $(0.09) $(0.14)
                                                               ======  ======
DILUTED LOSS PER UNIT:
  Loss from operations before extraordinary items............. $(0.09) $(0.16)
  Extraordinary gain (loss)...................................    --     0.02
                                                               ------  ------
DILUTED LOSS PER UNIT......................................... $(0.09) $(0.14)
                                                               ======  ======

            See Notes to Condensed Consolidated Financial Statements

                              HOST MARRIOTT, L.P.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

        Thirty-six Weeks Ended September 8, 2000 and September 10, 1999
               (unaudited, in millions, except per unit amounts)

                                                                2000    1999
                                                               ------  ------
REVENUES
  Rental income............................................... $  580  $  546
  Interest income.............................................     26      26
  Net gains on property transactions..........................      4      16
  Equity in earnings of affiliates............................      5       5
  Other.......................................................      8       5
                                                               ------  ------
    Total revenues............................................    623     598
                                                               ------  ------
EXPENSES
  Depreciation and amortization...............................    224     203
  Property-level owner expenses...............................    191     184
  Minority interest expense...................................     11      13
  Interest expense............................................    315     325
  Corporate expenses..........................................     27      20
  Other expenses..............................................      9       5
                                                               ------  ------
    Total expenses............................................    777     750
                                                               ------  ------
LOSS FROM OPERATIONS BEFORE INCOME TAXES AND EXTRAORDINARY
 ITEMS........................................................   (154)   (152)
  Provision for income taxes..................................     (7)     (3)
                                                               ------  ------
LOSS FROM OPERATIONS BEFORE EXTRAORDINARY ITEMS...............   (161)   (155)
  Extraordinary gain..........................................      3      17
                                                               ------  ------
NET LOSS...................................................... $ (158) $ (138)
                                                               ======  ======
  Less: Distributions on preferred limited partner units......    (16)     (1)
                                                               ------  ------
NET LOSS AVAILABLE TO COMMON UNITHOLDERS...................... $ (174) $ (139)
                                                               ======  ======
BASIC LOSS PER UNIT:
  Loss from operations before extraordinary items............. $(0.62) $(0.54)
  Extraordinary gain..........................................   0.01    0.06
                                                               ------  ------
BASIC LOSS PER UNIT:                                           $(0.61) $(0.48)
                                                               ======  ======
DILUTED LOSS PER UNIT:
  Loss from operations before extraordinary items............. $(0.62) $(0.54)
  Extraordinary gain..........................................   0.01    0.06
                                                               ------  ------
DILUTED LOSS PER UNIT......................................... $(0.61) $(0.48)
                                                               ======  ======

            See Notes to Condensed Consolidated Financial Statements

                              HOST MARRIOTT, L.P.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

           Thirty-six Weeks Ended September 8, 2000 and Sept 10, 1999
                            (unaudited, in millions)

                                                                2000    1999
                                                                -----  -------
OPERATING ACTIVITIES
Loss from operations before extraordinary items................ $(161) $  (155)
Adjustments to reconcile to cash from continuing operations:
  Depreciation and amortization................................   224      203
  Income taxes.................................................   (20)     (20)
  Deferred contingent rental income............................   366      339
  Net gains on property transactions...........................    (4)     (16)
  Equity in earnings of affiliates.............................    (5)      (5)
  Changes in operating accounts................................    22      (90)
  Other........................................................    17      --
                                                                -----  -------
  Cash from operations.........................................   439      256
                                                                -----  -------
INVESTING ACTIVITIES
Proceeds from sales of assets..................................   --        49
Acquisitions...................................................   (40)     (17)
Capital expenditures:
  Capital expenditures for renewals and replacements...........  (155)    (143)
  New investment capital expenditures..........................   (88)    (102)
  Other investments............................................   (28)     (16)
Note receivable collections, net...............................     4      (47)
                                                                -----  -------
  Cash used in investing activities............................  (307)    (276)
                                                                -----  -------
FINANCING ACTIVITIES
Issuances of debt, net.........................................   292    1,282
Issuances of Class A Preferred Units...........................   --       100
Costs of extinguishment of debt................................   --        (2)
Scheduled principal repayments.................................   (27)     (26)
Debt prepayment................................................  (245)  (1,275)
Issuances of common units......................................     3        2
Distributions..................................................  (194)    (195)
Redemptions or repurchases of OP Units.........................   (47)     --
Repurchases of Convertible Preferred Securities................   (15)     --
Other..........................................................    12      (12)
                                                                -----  -------
  Cash used in financing activities............................  (221)    (126)
                                                                -----  -------
DECREASE IN CASH AND CASH EQUIVALENTS.......................... $ (89) $  (146)
                                                                =====  =======

Supplemental schedule of noncash investing and financing activities:

   Approximately 586,000 Class TS Preferred Units valued at $7.4 million were issued during the third quarter of 1999 in connection with the acquisition by merger of two partnerships that own limited partnership interests in the partnership that owns the New York Marriott Marquis.

            See Notes of Condensed Consolidated Financial Statements

                              HOST MARRIOTT, L.P.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

1. Organization

   Host Marriott, L.P. (the "Operating Partnership" or "Host LP") is a Delaware limited partnership whose sole general partner is Host Marriott Corporation ("Host REIT"). Host REIT, a Maryland corporation operating through an umbrella partnership structure, is a self-managed and self-administered real estate investment trust ("REIT") with its operations conducted solely through the Operating Partnership and its subsidiaries. As REITs are not currently permitted to derive revenues directly from the operation of hotels, Host REIT leases all of the hotels to subsidiaries of Crestline Capital Corporation ("Crestline") or other lessees (collectively the "Lessee").

   In these condensed consolidated financial statements, the "Company" or "Host Marriott" refers to Host Marriott Corporation before, and Host LP, after Host Marriott Corporation's conversion to a REIT (the "REIT Conversion"). Host Marriott Corporation is presented as the predecessor to the Operating Partnership since the Operating Partnership and its subsidiaries received substantially all of the continuing operations, assets and liabilities of Host Marriott Corporation and its subsidiaries.

   On December 15, 1998, shareholders of Host Marriott Corporation approved a plan to reorganize Host Marriott's business operations through the spin-off of Host Marriott's senior living business as part of Crestline and the contribution of Host Marriott's hotels and certain other assets and liabilities to a newly formed Delaware limited partnership, Host Marriott, L.P. Host REIT has elected, effective January 1, 1999, to be treated as a REIT for federal income tax purposes and is the sole general partner of the Operating Partnership. On December 29, 1998, Host Marriott completed the previously announced spin-off of Crestline through a taxable stock dividend to its shareholders. Each Host Marriott shareholder of record on December 28, 1998 received one share of Crestline for every ten shares of Host Marriott Corporation owned. In connection with the REIT Conversion, Host Marriott contributed its hotels and substantially all of its other assets and liabilities to the Operating Partnership and subsidiaries (the "Contribution") in exchange for units of partnership interest in the Operating Partnership. The Contribution was accounted for at Host Marriott's historical basis. As of September 8, 2000, Host REIT owned approximately 78% of the Operating Partnership.

2. Summary of Significant Accounting Policies

   The accompanying unaudited condensed consolidated financial statements of the Company and its subsidiaries have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States have been condensed or omitted. The Company believes the disclosures made are adequate to make the information presented not misleading. However, the unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1999.

   In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements reflect all adjustments necessary to present fairly the financial position of the Company as of September 8, 2000, and the results of operations for the twelve and thirty-six weeks ended September 8, 2000 and September 10, 1999, and cash flows for the thirty-six weeks ended September 8, 2000 and September 10, 1999. Interim results are not necessarily indicative of fiscal year performance because of the impact of seasonal and short-term variations.

   Certain reclassifications were made to the prior year financial statements to conform to the current presentation.

   The Company's leases have initial terms ranging from 2 to 10 years, subject to earlier termination upon the occurrence of certain contingencies, as defined. Effective November 15, 1999, the leases with Crestline

                              HOST MARRIOTT, L.P.

                                  (Unaudited)

were amended to give Crestline the right to renew each of these leases for up to four additional terms of seven years each. The rent due under each lease is the greater of base rent or percentage rent, as defined. Percentage rent applicable to room, food and beverage and other types of hotel sales varies by lease and is calculated by multiplying fixed percentages by the total amounts of such revenues over specified threshold amounts. Both the minimum rent and the revenue thresholds used in computing percentage rents are subject to annual adjustments based on increases in the United States Consumer Price Index and the Labor Index, as defined.

   Under the REIT Modernization Act, which was passed in December 1999 and is effective beginning January 1, 2001, the Company will be able to lease its hotels to a wholly-owned subsidiary that is a taxable corporation and that elects to be treated as a "taxable REIT subsidiary," rather than to a third party. Under the terms of the leases with Crestline, the Company has the right to purchase the leases from Crestline on or after January 1, 2001, for a price equal to the fair rental value of such leases.

   The Company recognizes percentage rent when all contingencies have been met, that is, when annual thresholds for percentage rent have been met or exceeded. Percentage rent received pursuant to the leases but not recognized is included on the balance sheet as deferred rent. Contingent rental revenue of $75 million and $86 million, respectively, for the twelve weeks ended September 8, 2000 and September 10, 1999, and $366 million and $339 million, respectively, for the thirty-six weeks ended September 8, 2000 and September 10, 1999, have been deferred.

3. Earnings Per Unit

   Basic earnings per unit is computed by dividing net income available to common unitholders by the weighted average number of common units outstanding. Diluted earnings per unit is computed by dividing net income available to common unitholders as adjusted for potentially dilutive securities, by the weighted average number of common units outstanding plus other potentially dilutive securities. Dilutive securities may include units distributed to Host Marriott Corporation for Host Marriott Corporation common shares granted under comprehensive stock plans and the Convertible Preferred Securities. Dilutive securities may also include those common and preferred Operating Partnership Units ("OP Units") issuable or outstanding that are held by minority partners which are assumed to be converted. No effect is shown for securities if they are anti-dilutive.

                                                Twelve Weeks Ended
                         ------------------------------------------------------------------
                                September 8, 2000                 September 10, 1999
                         --------------------------------  --------------------------------
                                                    Per                               Per
                           Income        Units      Unit     Income        Units      Unit
                         (Numerator) (Denominator) Amount  (Numerator) (Denominator) Amount
                         ----------- ------------- ------  ----------- ------------- ------
Net Loss................    $(21)        283.8     $(.07)     $(40)        292.9     $(.14)
 Distributions on
  preferred limited
  partner units and
  Preferred OP Units....      (6)          --       (.02)       (1)          --        --
                            ----         -----     -----      ----         -----     -----
Basic loss available to
 common unitholders per
 unit...................     (27)        283.8      (.09)      (41)        292.9      (.14)
 Assuming distribution
  of units to Host
  Marriot Corporation
  for Host Marriot
  Corporation common
  shares granted under
  the Host Marriot
  comprehensive stock
  plan, less shares
  assumed purchased at
  average market price..     --            --        --        --            --        --
 Assuming conversion of
  Preferred OP Units....     --            --        --        --            --        --
 Assuming issuance of
  minority OP Units
  issuable under certain
  purchase agreements...     --            --        --        --            --        --
 Assuming conversion of
  Convertible Preferred
  Securities............     --            --        --        --            --        --
                            ----         -----     -----      ----         -----     -----
Diluted Loss per Unit...    $(27)        283.8     $(.09)     $(41)        292.9     $(.14)
                            ====         =====     =====      ====         =====     =====

                              HOST MARRIOTT, L.P.

                                  (Unaudited)

                                              Thirty-six Weeks Ended
                         ------------------------------------------------------------------
                                September 8, 2000                 September 10, 1999
                         --------------------------------  --------------------------------
                                                    Per                               Per
                           Income        Units      Unit     Income        Units      Unit
                         (Numerator) (Denominator) Amount  (Numerator) (Denominator) Amount
                         ----------- ------------- ------  ----------- ------------- ------
Net Loss................    $(158)       284.2     $(.55)     $(138)       292.4     $(.48)
 Distributions on
  preferred limited
  partner units and
  Preferred OP Units....      (16)         --       (.06)        (1)         --        --
                            -----        -----     -----      -----        -----     -----
Basic loss available to
 common unitholders per
 unit...................     (174)       284.2      (.61)      (139)       292.4      (.48)
 Assuming distribution
  of units to Host
  Marriott Corporation
  for Host Marriott
  Corporation common
  shares granted under
  the Host Marriott
  comprehensive stock
  plan, less shares
  assumed purchased at
  average market price..      --           --        --         --           --        --
 Assuming conversion of
  Preferred OP Units....      --           --        --         --           --        --
 Assuming issuance of
  minority OP Units
  issuable under certain
  purchase agreements...      --           --        --         --           --        --
 Assuming conversion of
  Convertible Preferred
  Securities............      --           --        --         --           --        --
                            -----        -----     -----      -----        -----     -----
Diluted Loss per Unit...    $(174)       284.2     $(.61)     $(139)       292.4     $(.48)
                            =====        =====     =====      =====        =====     =====

4. Unit Repurchases

   In September 1999, the Board of Directors of Host Marriott Corporation approved the repurchase, from time to time on the open market and/or in privately negotiated transactions, of up to 22 million of the outstanding shares of Host REIT common stock, OP Units, or a corresponding amount (based on the appropriate conversion ratio) of Host REIT's Convertible Preferred Securities. Additionally, under the terms of the partnership agreement, an equivalent number of OP Units will also be repurchased on a one-to-one basis from Host Marriott Corporation. Such repurchases will be made at management's discretion, subject to market conditions, and may be suspended at any time at Host Marriott Corporation's discretion. During the twelve weeks ended March 24, 2000, Host Marriott repurchased approximately 4.9 million common shares, 325,000 OP Units, and 435,000 shares of the Convertible Preferred Securities for a total investment of $62 million. During the first quarter of 2000, we extinguished approximately $22 million of the convertible debt obligation to Host REIT through the purchase of 435,000 shares of Host REIT's Convertible Preferred Securities on the open market. We recorded an extraordinary gain of approximately $5 million on this transaction, based on the discount at which we purchased the Convertible Preferred Securities. No repurchases were made during the second and third quarters of 2000. Since the inception of the program in September 1999, Host Marriott has spent, in the aggregate, approximately $150 million to repurchase 16.2 million equivalent shares.

5. Dividends and Distributions Payable

   On September 19, 2000, the Board of Directors of Host Marriott declared quarterly cash dividends of $0.23 per share of Host REIT common stock and corresponding distributions of $0.23 per unit of limited partnership interest. The third quarter dividends and distributions were paid on October 16, 2000 to shareholders and unitholders of record on September 29, 2000. First and second quarter cash distributions of $0.21 per common OP Unit were paid on April 14 and July 14, 2000.

                              HOST MARRIOTT, L.P.

                                  (Unaudited)


   On September 19, 2000, the Board of Directors declared quarterly distributions of $0.625 per cumulative redeemable preferred limited partner unit, which were paid on October 16, 2000, to unitholders of record on September 29, 2000. First and second quarter cash distributions of $0.625 per cumulative redeemable preferred limited partner unit were paid on April 14 and July 14, 2000.

6. Acquisitions and Developments

   In February 2000, construction of the 717-room Tampa Waterside Marriott adjacent to the convention center in downtown Tampa, Florida was completed at a total development cost of approximately $104 million, not including a $16 million tax subsidy provided by the City of Tampa.

   On May 16, 2000, the Company acquired a non-controlling partnership interest in the JWDC Limited Partnership, which owns the JW Marriott Hotel, a 772-room hotel located on Pennsylvania Avenue in Washington, DC. The Company, which previously held a small interest in the venture, invested approximately $40 million in the form of a preferred equity contribution.

   In late June 2000, an expansion that included the additions of a 500-room tower and 15,000 square feet of meeting space at the Orlando World Center Marriott was completed at an approximate development cost of $88 million. The convention/resort property now offers 2,000 guest rooms.

7. Debt Issuances and Refinancings

   In February 2000, the Company refinanced the $80 million mortgage on Marriott's Harbor Beach Resort property in Fort Lauderdale, Florida. The new mortgage is for $84 million, at a rate of 8.58%, and matures in March 2007.

   During June 2000, the Company modified its bank credit facility. As modified, the total facility has been permanently reduced to $775 million, consisting of a $150 million term loan and a $625 million revolver. In addition, the original term was extended for two additional years, through August 2003. In connection with the renegotiation of the bank credit facility, the Company recognized an extraordinary loss of approximately $2 million during the second quarter of 2000, representing the write-off of deferred financing costs and certain fees paid to the lender. As of September 8, 2000, $176 million was outstanding under the bank credit facility, and the available capacity under the line of credit balance was $599 million.

   In October 2000, the Company issued $250 million of 9 1/4% Series F senior notes due in 2007, under the same indenture and with the same covenants as the Series A, Series B, Series C, and Series E senior notes. The net proceeds to the Company were approximately $245 million, after deduction of a discount at issuance of approximately $3 million and commissions and expenses of approximately $2 million. The proceeds have been used for the $26 million repayment of the outstanding balance of the revolver portion of the bank credit facility, and the remainder will be used for general working capital purposes, which may include the purchase of the leases from Crestline, and litigation settlements, as discussed in Note 12. As a result of the repayment, the available capacity under the revolver was increased to $625 million, and total borrowings under the bank credit facility were reduced to $150 million, representing the term loan.

                              HOST MARRIOTT, L.P.

                                  (Unaudited)


8. Geographic Information

   As of September 8, 2000, the Company's foreign operations consisted of four hotel properties located in Canada. There were no intercompany sales between the properties and the Company. The following table presents revenues for each of the geographical areas in which the Company owns hotels (in millions):

                               Twelve Weeks Ended       Thirty-six Weeks Ended
                           -------------------------- --------------------------
                           September 8, September 10, September 8, September 10,
                               2000         1999          2000         1999
                           ------------ ------------- ------------ -------------
United States.............     $236         $199          $615         $588
International.............        3            4             8           10
                               ----         ----          ----         ----
  Total...................     $239         $203          $623         $598
                               ====         ====          ====         ====

9. Comprehensive Income

   The Company's other comprehensive income consists of unrealized gains and losses on foreign currency translation adjustments and the right to receive cash from Host Marriott Services Corporation subsequent to the exercise of the options held by certain former and current employees of Marriott International, pursuant to the distribution agreement between the Company and Host Marriott Services Corporation. For the twelve and thirty-six weeks ended September 8, 2000, the comprehensive loss totaled $22 million and $159 million, respectively. The comprehensive loss was $34 million and $131 million for the twelve and thirty-six weeks ended September 10, 1999, respectively. As of September 8, 2000 and December 31, 1999, the Company's accumulated other comprehensive income was $3 million and $4 million, respectively.

10. Summarized Lease Pool Financial Statements

   As discussed in Note 2, as of September 8, 2000, almost all the properties of the Company and its subsidiaries were leased to Crestline. In conjunction with these leases, Crestline and certain of its subsidiaries entered into limited guarantees of the lease obligations of each lessee. The full-service hotel leases are grouped into four lease pools, with Crestline's guarantee limited to the greater of 10% of the aggregate rent payable for the preceding year or 10% of the aggregate rent payable under all leases in the respective pool. Additionally, the lessee's obligation under each lease agreement is guaranteed by all other lessees in the respective lease pool. As a result, the Company believes that the operating results of each full-service lease pool may be material to the Company's financial statements. Financial information of certain pools related to the sublease agreements for limited service properties are not presented, as the Company believes they are not material to the Company's financial statements. Financial information of Crestline may be found in its quarterly and annual filings with the Securities and Exchange Commission. Further information regarding these leases and Crestline's limited guarantees may be found in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1999. The results of operations for the twelve and thirty-six weeks ended September 8, 2000 and September 10, 1999 and summarized balance sheet data as of September 8, 2000 and December 31, 1999 of the lease pools in which the Company's hotels are organized are as follows (in millions):

                              HOST MARRIOTT, L.P.

                                  (Unaudited)


                                            Twelve Weeks Ended September 8, 2000
                                            ------------------------------------
                                            Pool 1 Pool 2 Pool 3 Pool 4 Combined
                                            ------ ------ ------ ------ --------
Hotel Sales
  Rooms....................................  $147   $156   $137   $141    $581
  Food and beverage........................    60     66     57     69     252
  Other....................................    14     16     16     19      65
                                             ----   ----   ----   ----    ----
    Total hotel sales......................   221    238    210    229     898
Operating Costs and Expenses
  Rooms....................................    36     40     34     33     143
  Food and beverage........................    49     54     45     54     202
  Other....................................    62     58     57     57     234
  Management fees..........................    10     15     10     14      49
  Lease expense............................    63     67     62     70     262
                                             ----   ----   ----   ----    ----
    Total operating expenses...............   220    234    208    228     890
                                             ----   ----   ----   ----    ----
Operating Profit...........................     1      4      2      1       8
Corporate and Interest Expenses............   --     --      (1)   --       (1)
                                             ----   ----   ----   ----    ----
  Income before taxes......................     1      4      1      1       7
  Income taxes.............................    (1)    (2)   --     --       (3)
                                             ----   ----   ----   ----    ----
    Net Income.............................  $--    $  2   $  1   $  1    $  4
                                             ====   ====   ====   ====    ====
                                              Twelve Weeks Ended September 10,
                                                            1999
                                            ------------------------------------
                                            Pool 1 Pool 2 Pool 3 Pool 4 Combined
                                            ------ ------ ------ ------ --------
Hotel Sales
  Rooms....................................  $135   $142   $126   $128    $531
  Food and beverage........................    57     59     55     67     238
  Other....................................    16     15     16     17      64
                                             ----   ----   ----   ----    ----
    Total hotel sales......................   208    216    197    212     833
Operating Costs and Expenses
  Rooms....................................    34     40     32     30     136
  Food and beverage........................    46     48     44     50     188
  Other....................................    58     50     54     55     217
  Management fees..........................     9     13      9     13      44
  Lease expense............................    57     59     56     61     233
                                             ----   ----   ----   ----    ----
    Total operating expenses...............   204    210    195    209     818
                                             ----   ----   ----   ----    ----
Operating Profit...........................     4      6      2      3      15
Corporate and Interest Expenses............    (1)    (1)   --      (1)     (3)
                                             ----   ----   ----   ----    ----
  Income before taxes......................     3      5      2      2      12
  Income taxes.............................    (1)    (3)    (1)    (1)     (6)
                                             ----   ----   ----   ----    ----
    Net Income.............................  $  2   $  2   $  1   $  1    $  6
                                             ====   ====   ====   ====    ====

                              HOST MARRIOTT, L.P.

                                  (Unaudited)

                                            Thirty-six Weeks Ended September 8,
                                                            2000
                                            ------------------------------------
                                            Pool 1 Pool 2 Pool 3 Pool 4 Combined
                                            ------ ------ ------ ------ --------
Hotel Sales
  Rooms....................................  $428   $469   $409   $433   $1,739
  Food and beverage........................   188    219    189    235      831
  Other....................................    44     46     59     60      209
                                             ----   ----   ----   ----   ------
    Total hotel sales......................   660    734    657    728    2,779
Operating Costs and Expenses
  Rooms....................................   102    116     96     96      410
  Food and beverage........................   145    165    140    167      617
  Other....................................   173    167    166    170      676
  Management fees..........................    32     50     32     52      166
  Lease expense............................   200    224    214    237      875
                                             ----   ----   ----   ----   ------
    Total operating expenses...............   652    722    648    722    2,744
                                             ----   ----   ----   ----   ------
Operating Profit...........................     8     12      9      6       35
Corporate and Interest Expenses............    (1)    (1)    (1)    (1)      (4)
                                             ----   ----   ----   ----   ------
  Income before taxes......................     7     11      8      5       31
  Income taxes.............................    (3)    (5)    (3)    (2)     (13)
                                             ----   ----   ----   ----   ------
    Net Income.............................  $  4   $  6   $  5   $  3   $   18
                                             ====   ====   ====   ====   ======
                                            Thirty-six Weeks Ended September 10,
                                                            1999
                                            ------------------------------------
                                            Pool 1 Pool 2 Pool 3 Pool 4 Combined
                                            ------ ------ ------ ------ --------
Hotel Sales
  Rooms....................................  $408   $436   $394   $401   $1,639
  Food and beverage........................   184    196    183    220      783
  Other....................................    46     44     54     51      195
                                             ----   ----   ----   ----   ------
    Total hotel sales......................   638    676    631    672    2,617
Operating Costs and Expenses
  Rooms....................................    98    108     95     88      389
  Food and beverage........................   143    150    135    154      582
  Other....................................   168    157    161    158      644
  Management fees..........................    29     43     30     46      148
  Lease expense............................   190    206    202    218      816
                                             ----   ----   ----   ----   ------
    Total operating expenses...............   628    664    623    664    2,579
                                             ----   ----   ----   ----   ------
Operating Profit...........................    10     12      8      8       38
Corporate and Interest Expenses............    (2)    (2)    (1)    (2)      (7)
                                             ----   ----   ----   ----   ------
  Income before taxes......................     8     10      7      6       31
  Income taxes.............................    (3)    (5)    (3)    (2)     (13)
                                             ----   ----   ----   ----   ------
    Net Income.............................  $  5   $  5   $  4   $  4   $   18
                                             ====   ====   ====   ====   ======

                              HOST MARRIOTT, L.P.

                                  (Unaudited)

                                                  As of September 8, 2000
                                            ------------------------------------
                                            Pool 1 Pool 2 Pool 3 Pool 4 Combined
                                            ------ ------ ------ ------ --------
Assets.....................................  $37    $34    $40    $37     $148
Liabilities................................   30     27     34     34      125
Equity.....................................    7      7      6      3       23
                                                    As December 31, 1999
                                            ------------------------------------
                                            Pool 1 Pool 2 Pool 3 Pool 4 Combined
                                            ------ ------ ------ ------ --------
Assets.....................................  $39    $37    $41    $38     $155
Liabilities................................   36     36     40     38      150
Equity.....................................    3      1      1    --         5

11. Supplemental Guarantor and Non-Guarantor Subsidiary Information

   All subsidiaries of the operating partnership guarantee the Company's senior notes except those among the twenty full service hotels listed below and HMH HPT Residence Inn, LLC and HMH HPT Courtyard, LLC, the lessees of the Residence Inn and Courtyard properties, respectively. The separate financial statements of each guaranteeing subsidiary (each, a "Guarantor Subsidiary") are not presented because management has concluded that such financial statements are not material to investors. The guarantee of each Guarantor Subsidiary is full and unconditional and joint and several. Certain of the Guarantor Subsidiaries are not wholly-owned subsidiaries of the Company. In these cases, however, the outside ownership percentage is less than 1%. Separate financial information of those non-wholly-owned Guarantor Subsidiaries are not presented, as the Company believes they are not material to investors. The non-guarantor subsidiaries (the "Non-Guarantor Subsidiaries") own the following full-service hotels: the Albany Marriott; Atlanta Marriott Marquis; Marriott's Harbor Beach Resort; Hartford Marriott; Hyatt Regency, Cambridge; Hyatt Regency, Reston; Manhattan Beach Marriott; Minneapolis Southwest Marriott; New York Marriott Marquis; Ontario Airport Marriott; Pittsburgh City Center Marriott; The Ritz-Carlton, Amelia Island; San Diego Marriott Hotel and Marina; San Diego Mission Valley; Swissotel, Atlanta; Swissotel, Boston; Swissotel, Chicago; The Drake (Swissotel) New York; and the Oklahoma City Waterford Marriott.

   The following condensed combined consolidating information sets forth the financial position as of September 8, 2000 and December 31, 1999, and results of operations for the twelve weeks and thirty-six weeks ended September 8, 2000 and September 10, 1999, respectively, and cash flows for the thirty-six weeks ended September 8, 2000 and September 10, 1999 of the parent, Guarantor Subsidiaries and the Non-Guarantor Subsidiaries.

                              HOST MARRIOTT, L.P.

                                  (Unaudited)


          Supplemental Condensed Combined Consolidating Balance Sheets
                                 (in millions)

                               September 8, 2000

                                                  Non
                                  Guarantor    Guarantor
                          Parent Subsidiaries Subsidiaries Eliminations Consolidated
                          ------ ------------ ------------ ------------ ------------
Property and equipment,
 net....................  $1,217    $3,791       $2,093      $   --        $7,101
Notes and other
 receivables............     393       208           23         (452)         172
Rent receivable.........      16        28           28          --            72
Investments in
 affiliate..............   1,646       --           --        (1,547)          99
Other assets............      11       232          207          (55)         395
Cash and cash
 equivalents............     275        43           25          --           343
                          ------    ------       ------      -------       ------
  Total assets..........  $3,558    $4,302       $2,376      $(2,054)      $8,182
                          ======    ======       ======      =======       ======
Debt....................  $1,198    $2,974       $1,148      $  (219)      $5,101
Convertible debt
 obligations to Host
 Marriott...............     492       --           --           --           492
Deferred income taxes...       9        32            7          --            48
Deferred rent...........      78       193           95          --           366
Other liabilities.......     257       373          178         (288)         520
                          ------    ------       ------      -------       ------
  Total liabilities.....   2,034     3,572        1,428         (507)       6,527
Minority interests......       2       131          --           --           133
Limited partner interest
 of third parties at
 redemption value.......     694       --           --           --           694
Owner's capital.........     828       599          948       (1,547)         828
                          ------    ------       ------      -------       ------
  Total liabilities and
   owner's capital......  $3,558    $4,302       $2,376      $(2,054)      $8,182
                          ======    ======       ======      =======       ======

                               December 31, 1999

                                                  Non
                                  Guarantor    Guarantor
                          Parent Subsidiaries Subsidiaries Eliminations Consolidated
                          ------ ------------ ------------ ------------ ------------
Property and equipment,
 net....................  $1,221    $3,755       $2,132      $   --        $7,108
Notes and other
 receivables............     421       212           22         (480)         175
Rent receivable.........      10        26           36          --            72
Investments in
 affiliate..............   1,794       --           --        (1,745)          49
Other assets............     173       225          175          (58)         515
Cash and cash
 equivalents............     199        58           20          --           277
                          ------    ------       ------      -------       ------
  Total assets..........  $3,818    $4,276       $2,385      $(2,283)      $8,196
                          ======    ======       ======      =======       ======
Debt....................  $1,139    $3,007       $1,168      $  (245)      $5,069
Convertible debt
 obligation to Host
 Marriott...............     514       --           --           --           514
Deferred income taxes...      10        32            7          --            49
Other liabilities.......     297       375          195         (293)         574
                          ------    ------       ------      -------       ------
  Total liabilities.....   1,960     3,414        1,370         (538)       6,206
Minority interests......       4       132          --           --           136
Limited partner interest
 of third parties at
 redemption value.......     533       --           --           --           533
Owner's capital.........   1,321       730        1,015       (1,745)       1,321
                          ------    ------       ------      -------       ------
  Total liabilities and
   owner's capital......  $3,818    $4,276       $2,385      $(2,283)      $8,196
                          ======    ======       ======      =======       ======

                              HOST MARRIOTT, L.P.

                                  (Unaudited)


            Supplemental Condensed Combined Statements of Operations
                                 (in millions)

                      Twelve Weeks Ended September 8, 2000

                                                  Non
                                  Guarantor    Guarantor
                          Parent Subsidiaries Subsidiaries Eliminations Consolidated
                          ------ ------------ ------------ ------------ ------------
REVENUES................   $ 42      $122         $73          $ 2          $239
Depreciation............    (17)      (39)        (19)         --            (75)
Property-level
 expenses...............    (17)      (23)        (26)         --            (66)
Minority interest.......    --         (1)        --           --             (1)
Interest expense........    (29)      (66)        (23)          11          (107)
Corporate expenses......     (1)       (4)         (2)         --             (7)
Other expenses..........      5        (3)         (2)         --            --
                           ----      ----         ---          ---          ----
(Loss) income before
 income taxes...........    (17)      (14)          1           13           (17)
(Provisions for) benefit
 from income taxes......     (4)      --          --           --             (4)
                           ----      ----         ---          ---          ----
(Loss) income before
 extraordinary item.....    (21)      (14)          1           13           (21)
Extraordinary loss......    --        --          --           --            --
                           ----      ----         ---          ---          ----
NET INCOME (LOSS).......   $(21)     $(14)        $ 1          $13          $(21)
                           ====      ====         ===          ===          ====

                     Twelve Weeks Ended September 10, 1999

                                                  Non
                                  Guarantor    Guarantor
                          Parent Subsidiaries Subsidiaries Eliminations Consolidated
                          ------ ------------ ------------ ------------ ------------
REVENUES................   $ 29      $ 98         $64          $12          $203
Depreciation............    (14)      (35)        (19)         --            (68)
Property-level
 expenses...............    (12)      (24)        (26)         --            (62)
Minority interest.......     (5)        3         --           --             (2)
Interest expense........    (34)      (57)        (23)           6          (108)
Corporate expenses......     (5)       (2)          1          --             (6)
Other expenses..........      2        (1)         (1)         --            --
                           ----      ----         ---          ---          ----
(Loss) income before
 income taxes and
 extraordinary item.....    (39)      (18)         (4)          18           (43)
Provision for income
 tax....................     (1)      --          --           --             (1)
                           ----      ----         ---          ---          ----
(Loss) income before
 extraordinary item.....    (40)      (18)         (4)          18           (44)
Extraordinary gain......    --          1           3          --              4
                           ----      ----         ---          ---          ----
NET INCOME (LOSS).......   $(40)     $(17)        $(1)         $18          $(40)
                           ====      ====         ===          ===          ====

                              HOST MARRIOTT, L.P.

                                  (Unaudited)


            Supplemental Condensed Combined Statements of Operations
                                 (in millions)

                    Thirty-six Weeks Ended September 8, 2000

                                                  Non
                                  Guarantor    Guarantor
                         Parent  Subsidiaries Subsidiaries Eliminations Consolidated
                         ------  ------------ ------------ ------------ ------------
REVENUES................ $  37      $ 310         $208         $ 68        $ 623
Depreciation............   (51)      (115)         (58)         --          (224)
Property-level
 expenses...............   (41)       (69)         (81)         --          (191)
Minority interest.......    (3)        (8)         --           --           (11)
Interest expense........   (91)      (188)         (69)          33         (315)
Corporate expenses......    (2)       (16)          (9)         --           (27)
Other expenses..........    (2)        (5)          (2)         --            (9)
                         -----      -----         ----         ----        -----
(Loss) income before
 income taxes and
 extraordinary items....  (153)       (91)         (11)         101         (154)
(Provision for) benefit
 from income taxes......    (8)         1          --           --            (7)
                         -----      -----         ----         ----        -----
(Loss) income before
 extraordinary item.....  (161)       (90)         (11)         101         (161)
Extraordinary gain......     3        --           --           --             3
                         -----      -----         ----         ----        -----
NET INCOME (LOSS)....... $(158)     $ (90)        $(11)        $101        $(158)
                         =====      =====         ====         ====        =====

                   Thirty-six Weeks Ended September 10, 1999

                                                  Non
                                  Guarantor    Guarantor
                         Parent  Subsidiaries Subsidiaries Eliminations Consolidated
                         ------  ------------ ------------ ------------ ------------
REVENUES................ $  60      $ 297         $195         $ 46        $ 598
Depreciation............   (44)      (105)         (54)         --          (203)
Property-level
 expenses...............   (34)       (69)         (79)         --          (182)
Minority interest.......    (7)        (6)         --           --           (13)
Interest expense........  (102)      (172)         (68)          17         (325)
Corporate expenses......    (4)       (11)          (6)         --           (21)
Other expenses..........    (3)        (2)          (1)         --            (6)
                         -----      -----         ----         ----        -----
(Loss) income before
 income taxes and
 extraordinary item.....  (134)       (68)         (13)          63         (152)
Provision for income
 taxes..................    (4)         1          --           --            (3)
                         -----      -----         ----         ----        -----
(Loss) income before
 extraordinary item.....  (138)       (67)         (13)          63         (155)
Extraordinary gain......   --           1           16          --            17
                         -----      -----         ----         ----        -----
NET INCOME (LOSS)....... $(138)     $ (66)        $  3         $ 63        $(138)
                         =====      =====         ====         ====        =====

                              HOST MARRIOTT, L.P.

                                  (Unaudited)

            Supplemental Condensed Combined Statements of Cash Flows
                                 (in millions)

                    Thirty-six Weeks Ended September 8, 2000

                                                          Non
                                          Guarantor    Guarantor
                                 Parent  Subsidiaries Subsidiaries Consolidated
                                 ------  ------------ ------------ ------------
OPERATING ACTIVITIES
Cash from operations...........  $ 146      $ 178         $115        $ 439
                                 -----      -----         ----        -----
INVESTING ACTIVITIES
Cash received from sales of
 assets........................    --         --           --           --
Acquisitions...................    (40)       --           --           (40)
Capital expenditures and other
 investments...................    (63)      (168)         (40)        (271)
Other..........................      4        --           --             4
                                 -----      -----         ----        -----
Cash used in investing
 activities....................    (99)      (168)         (40)        (307)
                                 -----      -----         ----        -----
FINANCING ACTIVITIES
Issuances of debt..............    207          2           83          292
Repayment of debt..............   (167)        (9)         (96)        (272)
Issuances of common units......      3        --           --             3
Distributions..................   (194)       --           --          (194)
Redemption or repurchase of OP
 Units.........................    (47)       --           --           (47)
Repurchase of Convertible
 Preferred Securities..........    (15)       --           --           (15)
Other..........................     (9)        22           (1)          12
Transfers to/from Parent.......     96        (40)         (56)         --
                                 -----      -----         ----        -----
Cash used in financing
 activities....................   (126)       (25)         (70)        (221)
                                 -----      -----         ----        -----
INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS..............  $ (79)     $ (15)        $  5        $ (89)
                                 =====      =====         ====        =====

                              HOST MARRIOTT, L.P.

                                  (Unaudited)


     Supplemental Condensed Combined Statements of Cash Flows--(Continued)
                                 (in millions)

                   Thirty-six Weeks Ended September 10, 1999

                                                          Non
                                          Guarantor    Guarantor
                                 Parent  Subsidiaries Subsidiaries Consolidated
                                 ------  ------------ ------------ ------------
OPERATING ACTIVITIES
Cash from operations...........  $  11      $ 153        $  92       $   256
                                 -----      -----        -----       -------
INVESTING ACTIVITIES
Cash received from sales of
 assets........................      1         48          --             49
Capital expenditures and other
 investments...................    (58)      (173)         (30)         (261)
Acquisitions...................    --         (12)          (5)          (17)
Other..........................    (47)       --           --            (47)
                                 -----      -----        -----       -------
Cash used in investing
 activities....................   (104)      (137)         (35)         (276)
                                 -----      -----        -----       -------
FINANCING ACTIVITIES
Repayment of debt..............   (111)      (333)        (857)       (1,301)
Issuances of debt..............    290         35          957         1,282
Distributions..................   (195)       --           --           (195)
Issuances of common units......      2        --           --              2
Issuance of Class A Preferred
 Units.........................    100        --           --            100
Cost of extinguishment of
 debt..........................    --         --            (2)           (2)
Transfers to/from Parent.......   (192)       339         (147)          --
Other..........................    (12)       --           --            (12)
                                 -----      -----        -----       -------
Cash used in financing
 activities....................   (118)        41          (49)         (126)
                                 -----      -----        -----       -------
INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS..............  $(211)     $  57        $   8       $  (146)
                                 =====      =====        =====       =======

12. Contingencies

   On March 16, 1998, limited partners in several limited partnerships filed a lawsuit, the Texas Multi-Partnership Lawsuit, naming the Company, Marriott International Inc. ("Marriott International"), and others as defendants and claiming that they conspired to sell hotels to the partnerships for inflated prices, that they charged the partnerships excessive management fees to operate the partnerships' hotels and otherwise breached their fiduciary duties. The lawsuit involved the following partnerships: Courtyard by Marriott Limited Partnership, Courtyard by Marriott II Limited Partnership, Marriott Residence Inn Limited Partnership, Marriott Residence Inn II Limited Partnership, Fairfield Inn by Marriott Limited Partnership, Desert Springs Marriott Limited Partnership and Atlanta Marriott Marquis Limited Partnership. Three other lawsuits, collectively, the Partnership Lawsuits, involving limited partners of some of the aforementioned partnerships had also been filed, at various dates beginning in June 1996, and include similar actions naming the Company, Marriott International and others as defendants.

   The Company and Marriott International have executed a definitive settlement agreement to resolve the Texas Multi-Partnership Lawsuit and the Partnership Lawsuits. The proposed settlement would involve a resolution of claims against all defendants in all seven partnerships, except with respect to those partners who have elected to opt out of the settlement. The holders of fewer than three units in a single partnership have

                              HOST MARRIOTT, L.P.

                                  (Unaudited)

made such an election, however. The proposed settlement would include an acquisition of the limited partner interests in two partnerships by an unconsolidated joint venture between a non-controlled subsidiary of the Company and a subsidiary of Marriott International for approximately $372 million plus interest and legal fees, of which the Company will pay approximately $91 million. The Company's share of funds required to resolve the litigation with all seven partnerships, including the acquisitions, is expected to be approximately $124 million. Of this amount, the Company funded the settlement escrow for $31 million in cash on September 28, 2000, in settlement of litigation with the plaintiffs in four of the partnerships. As part of the settlement, the Company also expects to contribute to the joint venture its existing interests in the partnerships. All conditions have been removed and judicial fairness determinations have been obtained with respect to five of the seven partnerships and they have been severed by court order from the remaining two settlements. Accordingly, the defendants have consummated the settlements with respect to those partnerships by funding the settlement escrows. Various consents remain conditions to consummation with respect to the other two partnerships, and there can be no assurance that these settlements will occur. In the event the Company does not successfully finalize these two settlements, the two cases could go to trial. As a result of the proposed settlement, the Company recorded a one-time, non-recurring, pre-tax charge of $40 million in 1999.

   The Company has also been named a defendant in other lawsuits involving various hotel partnerships. The lawsuits are ongoing, and although the ultimate resolution of lawsuits is not determinable, the Company does not believe the outcome will be material to the financial position, statement of operations or cash flows of the Company. See "Item 1--Legal Proceedings" for further detail regarding current litigation.

13. Subsequent Event

   On September 21, 2000, one of our non-controlled subsidiaries acquired for $4.5 million a 4% preferred equity interest in STSN, a privately held company that is a provider of in-room, high speed internet access to the lodging industry, from an affiliate of First Media Corporation. Richard E. Marriott, a director and officer of the Company, is also an officer, director and controlling shareholder of First Media Corporation. The purchase price was determined based on First Media's original investment in STSN in December 1999, plus investment costs and accrued interest through September 2000.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

   We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on unauthorized information or representations.

   This offering memorandum does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who can not legally be offered the securities.

   The information in this offering memorandum is current only as of the date on its cover, and may change after that date. For any time after the cover date of this offering memorandum, we do not represent that our affairs are the same as described or that the information in this offering memorandum is correct -- nor do we imply those things by delivering this offering memorandum or selling securities to you.

                                ---------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Where You Can Find More Information........................................   i
Summary....................................................................   1
Risk Factors...............................................................   8
Forward-Looking Statements.................................................  19
Use of Proceeds............................................................  20
Capitalization.............................................................  20
Pro Forma Financial Information of Host Marriott, L.P......................  21
Selected Financial Data....................................................  29
Management's Discussion and Analysis of
 Financial Condition and Results of Operations.............................  31
Quantitative and Qualitative Disclosures About Market Risk.................  46
Business and Properties....................................................  47
Management.................................................................  69
Certain Relationships and Related Transactions.............................  80
The Exchange Offer.........................................................  86
Description of Notes.......................................................  93
Material Federal Tax Consequences of the Exchange.......................... 135
Plan of Distribution....................................................... 136
Legal Matters.............................................................. 137
Experts.................................................................... 137
Index to Financial Statements.............................................. F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      -----------------------------------

                                  PROSPECTUS

                      -----------------------------------

                              Host Marriott, L.P.

                               Offer to Exchange
                                     up to
                                 $250,000,000
                                      of
  9 1/4% Series   Senior Notes due 2007, which have been registered under the
                                Securities Act

                                   for up to
                                 $250,000,000
                                of outstanding
                     9 1/4% Series F Senior Notes Due 2007





                                       , 2000

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

   Host Marriott Corporation's Articles of Amendment and Restatement of Articles of Incorporation (the "Articles of Incorporation") authorize it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to: (i) any present of former director of officer or (ii) any individual who, while a director of Host Marriott and at the request of Host Marriott, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director of Host Marriott Corporation. Host Marriott Corporation's Bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of Host Marriott Corporation and at the request of Host Marriott Corporation, serves or has served another corporation, real state investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, trustee, officer or partner of such corporation, real estate investment trust partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. Host Marriott's Articles of Incorporation and Bylaws also permit Host Marriott to indemnify and advance expenses to any person who served as a predecessor of Host Marriott in any of the capacities described above any to any employee or agent of Host Marriott or a predecessor of Host Marriott. Host Marriott's Bylaws require Host Marriott to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

   The Maryland General Corporation Law, as amended (the "MGCL"), permits a Maryland corporation to indemnify and advance expenses to its directors, officers, employees and agents, and permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director of officer actually received an improper personal benefit in money, property, or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation if such director or officer has been adjudged to be liable to the corporation. In accordance with the MGCL, Host Marriott's Bylaws require it, as a condition to advancing expenses, to obtain (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by Host Marriott as authorized by Host Marriott's Bylaws and (2) a written statement by or on his behalf to repay the amount paid of reimbursed by Host Marriott shall ultimately be determined that the standard of conduct was not met.

   Host Marriott intends to enter into indemnification agreements with each of its directors and officers. The indemnification agreements will require, among other things, that Host Marriott indemnify its directors and officers to the fullest extent permitted by law and advance to its directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

   The Amended and Restated Agreement of Limited Partnership of Host Marriott, L.P. (the "Partnership Agreement") also provides for indemnification of Host Marriott and its officers and directors to the same extent that indemnification is provided to officers and directors of Host Marriott in its Articles of Incorporation, and limit liability of Host Marriott and its officers and directors to the Operating Partnership and its respective partners to the same extent that the liability of the officers and directors of Host Marriott to Host Marriott and its stockholders is limited under Host Marriott's Articles of Incorporation.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, Host Marriott has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

   (A) Exhibits

 Exhibit No. Description
 ----------- -----------
  2.1        Agreement and Plan by and among Host Marriott Corporation, HMC
             Merger Corporation and Host Marriott L.P. (incorporated by reference to Host Marriott Corporation Registration Statement No.
             333-64793).

  3.3        Bylaws of Host Marriott Corporation dated September 28, 1998
             (incorporated by reference to Host Marriott Corporation
             Registration Statement No. 333-64793).

  3.4 Articles of Amendment and Restatement of Articles of Incorporation of Host Marriott Corporation (incorporated by reference to Host
             Marriott Corporation Registration Statement No. 333-64793).

  4.1 Indenture by and among HMH Properties, Inc., as Issuer, and the Subsidiary Guarantors named therein, and Marine Midland Bank, as
             Trustee (incorporated by reference to Host Marriott Corporation
             Current Report on Form 8-K dated August 6, 1998).

  4.2        Sixth Supplemental Indenture, dated October 6, 2000, between Host
             Marriott, L.P., the Subsidiary Guarantors named therein and Marine
             Midland Bank, as Trustee.

  5.1 Opinion of Christopher G. Townsend as to the legality of the securities being registered.

  8.1        Opinion of Latham & Watkins regarding certain tax matters.

 10.1        Second Amended and Restated Agreement of Limited Partnership of
             Host Marriott, L.P., (incorporated by reference to Exhibit 3.1 of
             Host Marriott Corporation Registration Statement No. 333-55807).

 10.2        Indenture between Host Marriott L.P., as Issuer, and Marine
             Midland Bank, as Indenture Trustee, and Form of 6.56% Callable
             Note due December 15, 2005 (incorporated by reference to Exhibit
             4.1 of Host Marriott Corporation Registration Statement No. 333-
             55807).

 10.3 Amended and Restated Credit Agreement dated as of June 19, 1997 and Amended and Restated as of August 5, 1998 among Host Marriott
             Corporation, Host Marriott Hospitality, Inc., HMH Properties,
             Inc., Host Marriott, L.P., HMC Capital Resources Corp., Various
             Banks, Wells Fargo Bank, National Association, The Bank of Nova
             Scotia and Credit Lyonnais New York Branch, as Co-Arrangers, and
             Bankers Trust Company as Arranger and Administrative Agent
             (incorporated by reference to Host Marriott Corporation Current
             Report on Form 8-K dated September 11, 1998).

 10.4        First Amendment and Waiver of Amended and Restated Credit
             Agreement dated as of June 19, 1997 and Amended and Restated as of August 5, 1998, among Host Marriott Corporation, Host Marriott
             Hospitality Inc., HMH Properties, Inc., Host Marriott, L.P., HMC
             Capital Resources Corp., Various Banks, Wells Fargo Bank, National
             Association, The Bank of Nova Scotia and Credit Lyonnais New York
             Branch, as Co-Arrangers and Bankers Trust Company as Arranger and
             Administrative Agent dated as of November 25, 1998 (incorporated by reference to Exhibit 10.4 of Host Marriott Corporation's Form
             10-K for the year ended December 31, 1998).

 10.5  Second Amendment and Consent to Credit Agreement of Amended and Restated
       Credit Agreement dated as of June 19, 1997 and Amended and Restated as of August 5, 1998, among Host Marriott Corporation, Host Marriott
       Hospitality Inc., HMH Properties, Inc., Host Marriott, L.P., HMC Capital
       Resources Corp., Various Banks, Wells Fargo Bank, National Association,
       The Bank of Nova Scotia and Credit Lyonnais New York Branch, as Co-
       Arrangers and Bankers Trust Company as Arranger and Administrative Agent dated as of December 17, 1998 (incorporated by reference to Exhibit 10.5 of Host Marriott Corporation's Form 10-K for the year ended December 31,
       1998).

 10.6  Third Amendment and Waiver to Credit Agreement of Amended and Restated
       Credit Agreement dated as of June 19, 1997 and Amended and Restated as of August 5, 1998, among Host Marriott Corporation, Host Marriott
       Hospitality Inc., HMH Properties, Inc., Host Marriott, L.P., HMC Capital
       Resources Corp., Various Banks, Wells Fargo Bank, National Association,
       The Bank of Nova Scotia and Credit Lyonnais New York Branch, as Co-
       Arrangers and Bankers Trust Company as Arranger and Administrative Agent dated as of March 15, 1999 (incorporated by reference to Exhibit 10.6 of Host Marriott Corporation's Form 10-K for the year ended December 31,
       1998).

 10.7  Host Marriott L.P. Executive Deferred Compensation Plan effective as of
       December 29, 1998 (formerly the Marriott Corporation Executive Deferred
       Compensation Plan) (incorporated by reference to Exhibit 10.7 of Host
       Marriott Corporation's Form 10-K for the year ended December 31, 1998).

 10.8  Host Marriott Corporation 1997 Comprehensive Incentive Stock Plan
       (incorporated by reference to Host Marriott Corporation's Proxy
       Statement filed April 3, 1997).

 10.9  Distribution Agreement dated as of September 15, 1993 between Marriott
       Corporation and Marriott International, Inc. (incorporated by reference from Host Marriott Corporation Current Report on Form 8-K dated October
       23, 1993).

 10.10 Amendment No. 1 to the Distribution Agreement dated December 29, 1995 by and among Host Marriott Corporation, Host Marriott Services Corporation and Marriott International, Inc., (incorporated by reference to Host
       Marriott Corporation Current Report on Form 8-K dated January 16, 1996).

 10.11 Amendment No. 2 to the Distribution Agreement dated June 21, 1997 by and among Host Marriott Corporation, Host Marriott Services Corporation and
       Marriott International, Inc. (incorporated by reference to Host Marriott
       Corporation Registration Statement No. 333-64793).

 10.12 First Amendment and Waiver of Amended and Restated Credit Agreement dated as of June 19, 1997 and Amended and Restated as of August 5, 1998, among Host Marriott Corporation, Host Marriott Hospitality Inc., HMH
       Properties, Inc., Host Marriott, L.P., HMC Capital Resources Corp.,
       Various Banks, Wells Fargo Bank, National Association, The Bank of Nova
       Scotia and Credit Lyonnais New York Branch, as Co-Arrangers and Bankers
       Trust Company as Arranger and Administrative Agent dated as of November
       25, 1998 (incorporated by reference to Exhibit 10.4 of Host Marriott
       Corporation's Form 10-K for the year ended December 31, 1998).

 10.13 Amendment No. 4 to the Distribution Agreement by and among Host Marriott
       Corporation and Marriott International Inc. (incorporated by reference to Host Marriott Corporation Registration Statement No. 333-64793).

 10.14 Amendment No. 5 to the Distribution Agreement dated December 18, 1998 by and among Host Marriott Corporation, Host Marriott Services Corporation and Marriott International Inc., (incorporated by reference to Exhibit
       10.14 of Host Marriott Corporation's Form 10-K for the year ended
       December 31, 1998).

 10.15 Distribution Agreement dated December 22, 1995 by and between Host
       Marriott Corporation and Host Marriott Services Corporation
       (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated January 16, 1996).

 10.16 Amendment to Distribution Agreement dated December 22, 1995 by and between Host Marriott Corporation and Host Marriott Services Corporation
       (incorporated by reference to Exhibit 10.16 of Host Marriott
       Corporation's Form 10-K for the year ended December 31, 1998).

 10.17 Tax Sharing Agreement dated as of October 5, 1993 by and between
       Marriott Corporation and Marriott International, Inc. (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated
       October 23, 1993).

 10.18 License Agreement dated as December 29, 1998 by and among Host Marriott
       Corporation, Host Marriott, L.P., Marriott International, Inc., and
       Marriott Worldwide Corporation (incorporated by reference to Exhibit
       10.18 of Host Marriott Corporation's Form 10-K for the year ended
       December 31, 1998).

 10.19 Noncompetition Agreement between Host Marriott Corporation, Host
       Marriott, L.P., and Crestline Capital Corporation and other parties named therein (incorporated by reference to Exhibit 10.19 of Host
       Marriott Corporation's Form 10-K for the year ended December 31, 1998).

 10.20 Tax Administration Agreement dated as of October 8, 1993 by and between
       Marriott Corporation and Marriott International, Inc., (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated
       October 23, 1993).

 10.21 Restated Noncompetition Agreement dated March, 1998 by and among Host
       Marriott Corporation, Marriott International, Inc., and Sodexho Marriott
       Services, Inc., (incorporated by reference to Host Marriott Corporation
       Registration Statement No. 333-64793).

 10.22 First Amendment to Restated Noncompetition Agreement by and among Host
       Marriott Corporation, Marriott International, Inc., Sodexho Marriott
       Services, Inc. (incorporated by reference to Host Marriott Corporation
       Registration Statement No. 333-64793).

 10.23 Host Marriott Lodging Management Agreement--Marriott Hotels, Resorts and
       Hotels dated September 25, 1993 by and between Marriott Corporation and
       Marriott International, Inc. (incorporated by reference to Host Marriott
       Corporation registration Statement No. 33-51707)

 10.24 Employee Benefits and Other Employment Matters Allocation Agreement dated as of December 29, 1995 by and between Host Marriott Corporation and Host Marriott Services Corporation (incorporated by reference to
       Host Marriott Corporation Current Report on Form 8-K dated January 16,
       1996).

 10.25 Tax Sharing Agreement dated as of December 29, 1995 by and between Host
       Marriott Corporation and Host Marriott Services Corporation
       (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated January 16, 1996).

 10.26 Host Marriott, L.P. Retirement and Savings Plan and Trust (incorporated by reference to Exhibit 10.26 of Host Marriott Corporation's Form 10-K for the year ended December 31, 1998).

 10.27 Contribution Agreement dated as of April 16, 1998 among Host Marriott
       Corporation, Host Marriott, L.P. and the contributors named therein, together with Exhibit B (incorporated by reference to Exhibit 10.18 of Host Marriott Corporation Registration Statement No. 333-55807).

 10.28 Amendment No. 1 to Contribution Agreement dated May 8, 1998 among
       Marriott Corporation, Host Marriott, L.P. and the contributors named therein (incorporated by reference to Exhibit 10.19 of Host Marriott
       Corporation Registration Statement No. 333-55807).

 10.29 Amendment No. 2 to Contribution Agreement dated May 18, 1998 among Host
       Marriott Corporation, Host Marriott, L.P. and the contributors named therein (incorporated by reference to Exhibit 10.20 of Host Marriott
       Corporation Registration Statement No. 333-55807).

 10.30 Form of Lease Agreement (incorporated by reference to Host Marriott
       Corporation Registration Statement No. 333-64793).

 10.31 Form of Management Agreement of Full-Service Hotels (incorporated by reference to Host Marriott Corporation Registration Statement No. 33-
       51707).

 10.32 Form of Owner's Agreement between Host Marriott Corporation, Marriott
       International and Crestline Capital Corporation (incorporated by reference to Crestline Capital Corporation Registration Statement No.
       333-64657).

 10.33 Employee Benefits and Other Employment Matters Allocation Agreement between Host Marriott Corporation, Host Marriott, L.P. and Crestline
       Capital Corporation (incorporated by reference to Host Marriott
       Corporation Registration Statement No. 333-64793).

 10.34 Amendment to the Employee Benefits and Other Employment Matters
       Allocation Agreement effective as of December 29, 1998 by and between Host Marriott Corporation, Marriott International, Sodexho Marriott
       Services, Inc., Crestline Capital Corporation and Host Marriott, L.P.
       (incorporated by reference to Exhibit 10.34 of Host Marriott
       Corporation's Form 10-K for the year ended December 31, 1998).

 10.35 Pool Guarantee Agreement between Host Marriott Corporation, the lessees referred to therein and Crestline Capital Corporation (incorporated by reference to Host Marriott Registration Statement No. 333-64793).

 10.36 Pooling and Security Agreement by and among Host Marriott Corporation and Crestline Capital Corporation (incorporated by reference to Host
       Marriott Corporation Registration Statement No.
       333-64793).

 10.37 Amended and Restated Communities Noncompetition Agreement (incorporated by reference to Host Marriott Corporation Registration Statement No.
       333-64793).

 10.38 Asset Management Agreement between Host Marriott, L.P., and Crestline
       Capital Corporation (incorporated by reference to Crestline Capital
       Corporation Registration Statement No. 333-64657).

 10.39 Registration Rights Agreement, dated as of October 6, 2000, by and among
       Host Marriott, L.P., the Guarantors named therein and the Purchasers named therein.

 10.40 Amended and Restated Credit Agreement dated as of June 19, 1997 and
       Amended and Restated as of August 5, 1998 and further Amended and Restated as of May 31, 2000 among Host Marriott Corporation, Host
       Marriott, L.P., Various Banks, and Bankers Trust Company, as
       Administrative Agent.

 10.41 First Amendment to the Amended and Restated Credit Agreement dated as of
       June 19, 1997 and Amended and Restated as of August 5, 1998 and further
       Amended and Restated as of May 31, 2000 among Host Marriott Corporation,
       Host Marriott, L.P., Various Banks, and Bankers Trust Company, as
       Administrative Agent, dated as of October 6, 2000.

 10.42 Acquisition and Exchange Agreement dated November 13, 2000 by Host
       Marriott, L.P. and Crestline Capital Corporation (incorporated by reference to Exhibit 99.2 of Host Marriott, L.P.'s Form 8-K/A filed
       December 14, 2000).
 12.1  Computation of Ratios of Earnings to Fixed Charges.

 21.1 List of Subsidiaries of Host Marriott, L.P. (incorporated by reference to Exhibit 21 of Host Marriott, L.P.'s Form 10-K for the year ended
       December 31, 1998).

 23.1  Consent of Christopher G. Townsend (included as part of Exhibit 5).

 23.2  Consent of Latham & Watkins (included as part of Exhibit 8).

 23.3  Consent of Arthur Andersen LLP.

 24.1  Power of Attorney (included on signature page).

 25.1 Statement of Eligibility and Qualification on Form T-1 of HSBC Bank USA, as trustee for the 9 1/4% Series G Senior Notes due 2007 of the Registrant.

 99.1 Form of Letter of Transmittal and related documents to be used in conjunction with the exchange offer.

 99.2 Form of Notice of Guaranteed Delivery to be used in conjunction with the exchange offer.

--------
   (B) Financial Statement Schedules

Schedule III--Real Estate and Accumulated Depreciation...................... S-1

Item 22. Undertakings

   A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   C. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   D. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   E. (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   F. The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 15th day of December, 2000.

                                          HOST MARRIOTT, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                  /s/ Robert E. Parsons, Jr.
                                          By:
                                             ----------------------------------
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                               POWER OF ATTORNEY

   We, the undersigned directors and officers of Host Marriott Corporation, do hereby constitute and appoint Christopher G. Townsend, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and agreements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed below by the following persons in their capacities on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

     /s/ Christopher J. Nassetta       President, Chief Executive  December 15, 2000
______________________________________  Officer and Director
       Christopher J. Nassetta          (Principal Executive
                                        Officer)

      /s/ Robert E. Parsons, Jr.       Executive Vice President    December 15, 2000
______________________________________  and Chief Financial
        Robert E. Parsons, Jr.          Officer (Principal
                                        Financial Officer)

        /s/ Donald D. Olinger          Senior Vice President and   December 15, 2000
______________________________________  Corporate Controller
          Donald D. Olinger             (Principal Accounting
                                        Officer)

       /s/ Richard E. Marriott         Chairman of the Board of    December 15, 2000
______________________________________  Directors
         Richard E. Marriott

        /s/ R. Theodore Ammon          Director                    December 15, 2000
______________________________________
          R. Theodore Ammon

         /s/ Robert M. Baylis          Director                    December 15, 2000
______________________________________
           Robert M. Baylis

        /s/ Terence C. Golden          Director                    December 15, 2000
______________________________________
          Terence C. Golden

        /s/ J.W. Marriott, Jr.         Director                    December 15, 2000
______________________________________
          J.W. Marriott, Jr.

       /s/ Ann Dore McLaughlin         Director                    December 15, 2000
______________________________________
         Ann Dore McLaughlin

        /s/ John G. Schreiber          Director                    December 15, 2000
______________________________________
          John G. Schreiber

      /s/ Harry L. Vincent, Jr.        Director                    December 15, 2000
______________________________________
        Harry L. Vincent, Jr.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMH Rivers, L.P

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMH Marina LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC SBM Two LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Retirement Properties, L.P.

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMH Pentagon LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          Airport Hotels LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          Chesapeake Financial Services LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Capital Resources LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          PRM LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          Host Park Ridge LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          Philadelphia Airport Hotel LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Hartford LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMH Norfolk LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMH Norfolk, L.P.

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Partnership Holdings LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Suites LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Suites Limited Partnership

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          Wellsford-Park Ridge Host Hotel
                                           Limited Partnership

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          City Center Interstate Partnership
                                           LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          Farrell's Ice Cream Parlor
                                           Restaurants LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Burlingame LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC California Leasing LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Capital LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Grand LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Mexpark LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Polanco LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC NGL LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC OLS I L.P.

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC RTZ Loan I LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC RTZ II LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Seattle LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Swiss Holdings LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Waterford LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMH Restaurants LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMH Rivers LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMH WTC LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMP Capital Ventures LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          Host La Jolla LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          City Center Hotel Limited
                                           Partnership

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          MFR of Illinois LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          MFR of Vermont LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          MFR of Wisconsin LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          PM Financial LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          PM Financial LP

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Chicago LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC HPP LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Desert LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Hanover LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Diversified LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Properties I LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Potomac LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC East Side II LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Manhattan Beach LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          Chesapeake Hotel Limited Partnership

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMH General Partner Holdings LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC IHP Holdings LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC OP BN LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          S.D. Hotels LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Gateway LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Pacific Gateway LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Market Street LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          New Market Street LP

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          Times Square LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          Times Square GP LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Atlanta LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          Ivy Street LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Properties II LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          Santa Clara HMC LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC BCR Holdings LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Palm Desert LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Georgia LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC SFO LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          Market Street Host LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Property Leasing LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Host Restaurants LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/  Robert E. Parsons, Jr.
                                          By:__________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          Durbin LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By:_________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC HT LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By:_________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC JWDC GP LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC JWDC LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC OLS I LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC OLS II L.P.

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          HMC Park Ridge LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          Host of Houston 1979

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          Host of Houston, Ltd.

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          Host of Boston, Ltd.

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of December, 2000.

                                          YBG Associates LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                                                    SCHEDULE III
                                                                     Page 1 of 3

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               December 31, 1999
                                 (in millions)

                                                            Gross Amount at
                            Initial Costs                  December 31, 1999
                          -----------------             ------------------------
                                            Subsequent                                           Date of
                               Buildings &     Costs         Buildings &         Accumulated  Completion of   Date   Depreciation
   Description      Debt  Land Improvements Capitalized Land Improvements Total  Depreciation Construction  Acquired     Life
-----------------  ------ ---- ------------ ----------- ---- ------------ ------ ------------ ------------- -------- ------------
Full-service
hotels:
 New York
 Marriott Marquis
 Hotel, New York,
 NY..............  $  269 $--     $  552       $ 45     $--     $  597    $  597    $(162)          1986        n/a         40
 Other full-
 service
 properties, each
 less than 5% of
 total...........  $2,040 $749    $5,510       $505     $687    $6,077    $6,764    $(677)       various    various         40
                   ------ ----    ------       ----     ----    ------    ------    -----
 Total full-
 service.........   2,309  749     6,062        550      687     6,674     7,361     (839)
 Other
 properties, each
 less than 5% of
 total...........     --    40        27        (54)     --         13        13      (14)       various        n/a    various
                   ------ ----    ------       ----     ----    ------    ------    -----
 Total...........  $2,309 $789    $6,089       $496     $687    $6,687    $7,374    $(853)
                   ====== ====    ======       ====     ====    ======    ======    =====        -------    -------    -------

                                                                    SCHEDULE III
                                                                     Page 2 of 3

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               December 31, 1999
                                 (in millions)

Notes:

(A) The change in total cost of properties for the fiscal years ended December 31, 1999 and 1998, and January 2, 1998 is as follows:

   Balance at January 3, 1997........................................... $3,856
   Additions:
     Acquisitions.......................................................  1,459
     Capital expenditures...............................................    117
     Transfers from construction-in-progress............................     30
   Deductions:
     Dispositions and other.............................................   (145)
                                                                         ------
   Balance at January 2, 1998...........................................  5,317
   Additions:
     Acquisitions.......................................................  2,849
     Capital Expenditures...............................................     46
     Transfers from construction-in-progress............................     14
   Deductions:
     Dispositions and other.............................................    (91)
     Transfers to Non-Controlled Subsidiary.............................   (139)
     Transfers to Spin-Off (Crestline Capital Corporation)..............   (643)
                                                                         ------
   Balance at December 31, 1998.........................................  7,353
   Additions:
     Acquisitions.......................................................    100
     Capital expenditures...............................................     69
     Transfers from construction-in-progress............................      7
     Other..............................................................     40
   Deductions:
     Dispositions and other.............................................   (195)
                                                                         ------
   Balance at December 31, 1999......................................... $7,374
                                                                         ======

                                                                    SCHEDULE III
                                                                     Page 3 of 3

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               December 31, 1999
                                 (in millions)

(B) The change in accumulated depreciation and amortization of real estate assets for the fiscal years ended December 31, 1998, January 2, 1998 and January 3, 1997 is as follows:

   Balance at January 3, 1997............................................. $411
   Depreciation and amortization..........................................  126
   Dispositions and other.................................................  (31)
                                                                           ----
   Balance at January 2, 1998.............................................  506
   Depreciation and amortization..........................................  132
   Dispositions and other.................................................  (13)
   Transfers to Non-Controlled Subsidiary.................................  (29)
   Transfers to Spin-Off (Crestline Capital Corporation)..................  (21)
                                                                           ----
   Balance at December 31, 1998...........................................  575
   Depreciation and amortization..........................................  243
   Dispositions...........................................................   (4)
   Other..................................................................   39
                                                                           ----
   Balance at December 31, 1999........................................... $853
                                                                           ====

(C) The aggregate cost of properties for Federal income tax purposes is approximately $5,221 million at December 31, 1999.

(D) The total cost of properties excludes construction-in-progress properties.

                                 EXHIBIT INDEX

 Exhibit No. Description
 ----------- -----------
  2.1        Agreement and Plan by and among Host Marriott Corporation, HMC
             Merger Corporation and Host Marriott L.P. (incorporated by reference to Host Marriott Corporation Registration Statement No.
             333-64793).

  3.3        Bylaws of Host Marriott Corporation dated September 28, 1998
             (incorporated by reference to Host Marriott Corporation
             Registration Statement No. 333-64793).

  3.4 Articles of Amendment and Restatement of Articles of Incorporation of Host Marriott Corporation (incorporated by reference to Host
             Marriott Corporation Registration Statement No. 333-64793).

  4.1 Indenture by and among HMH Properties, Inc., as Issuer, and the Subsidiary Guarantors named therein, and Marine Midland Bank, as
             Trustee (incorporated by reference to Host Marriott Corporation
             Current Report on Form 8-K dated August 6, 1998).

  4.2        Sixth Supplemental Indenture, dated October 6, 2000, between Host
             Marriott, L.P., the Subsidiary Guarantors named therein and Marine
             Midland Bank, as Trustee.

  5.1 Opinion of Christopher G. Townsend as to the legality of the securities being registered.

  8.1        Opinion of Latham & Watkins regarding certain tax matters.

 10.1        Second Amended and Restated Agreement of Limited Partnership of
             Host Marriott, L.P., (incorporated by reference to Exhibit 3.1 of
             Host Marriott Corporation Registration Statement No. 333-55807).

 10.2        Indenture between Host Marriott L.P., as Issuer, and Marine
             Midland Bank, as Indenture Trustee, and Form of 6.56% Callable
             Note due December 15, 2005 (incorporated by reference to Exhibit
             4.1 of Host Marriott Corporation Registration Statement No. 333-
             55807).

 10.3 Amended and Restated Credit Agreement dated as of June 19, 1997 and Amended and Restated as of August 5, 1998 among Host Marriott
             Corporation, Host Marriott Hospitality, Inc., HMH Properties,
             Inc., Host Marriott, L.P., HMC Capital Resources Corp., Various
             Banks, Wells Fargo Bank, National Association, The Bank of Nova
             Scotia and Credit Lyonnais New York Branch, as Co-Arrangers, and
             Bankers Trust Company as Arranger and Administrative Agent
             (incorporated by reference to Host Marriott Corporation Current
             Report on Form 8-K dated September 11, 1998).

 10.4        First Amendment and Waiver of Amended and Restated Credit
             Agreement dated as of June 19, 1997 and Amended and Restated as of August 5, 1998, among Host Marriott Corporation, Host Marriott
             Hospitality Inc., HMH Properties, Inc., Host Marriott, L.P., HMC
             Capital Resources Corp., Various Banks, Wells Fargo Bank, National
             Association, The Bank of Nova Scotia and Credit Lyonnais New York
             Branch, as Co-Arrangers and Bankers Trust Company as Arranger and
             Administrative Agent dated as of November 25, 1998 (incorporated by reference to Exhibit 10.4 of Host Marriott Corporation's Form
             10-K for the year ended December 31, 1998).

 10.5        Second Amendment and Consent to Credit Agreement of Amended and
             Restated Credit Agreement dated as of June 19, 1997 and Amended and Restated as of August 5, 1998, among Host Marriott
             Corporation, Host Marriott Hospitality Inc., HMH Properties, Inc.,
             Host Marriott, L.P., HMC Capital Resources Corp., Various Banks,
             Wells Fargo Bank, National Association, The Bank of Nova Scotia and Credit Lyonnais New York Branch, as Co-Arrangers and Bankers
             Trust Company as Arranger and Administrative Agent dated as of December 17, 1998 (incorporated by reference to Exhibit 10.5 of
             Host Marriott Corporation's Form 10-K for the year ended December
             31, 1998).

 10.6  Third Amendment and Waiver to Credit Agreement of Amended and Restated
       Credit Agreement dated as of June 19, 1997 and Amended and Restated as of August 5, 1998, among Host Marriott Corporation, Host Marriott
       Hospitality Inc., HMH Properties, Inc., Host Marriott, L.P., HMC Capital
       Resources Corp., Various Banks, Wells Fargo Bank, National Association,
       The Bank of Nova Scotia and Credit Lyonnais New York Branch, as Co-
       Arrangers and Bankers Trust Company as Arranger and Administrative Agent dated as of March 15, 1999 (incorporated by reference to Exhibit 10.6 of Host Marriott Corporation's Form 10-K for the year ended December 31,
       1998).

 10.7  Host Marriott L.P. Executive Deferred Compensation Plan effective as of
       December 29, 1998 (formerly the Marriott Corporation Executive Deferred
       Compensation Plan) (incorporated by reference to Exhibit 10.7 of Host
       Marriott Corporation's Form 10-K for the year ended December 31, 1998).

 10.8  Host Marriott Corporation 1997 Comprehensive Incentive Stock Plan
       (incorporated by reference to Host Marriott Corporation's Proxy
       Statement filed April 3, 1997).

 10.9  Distribution Agreement dated as of September 15, 1993 between Marriott
       Corporation and Marriott International, Inc. (incorporated by reference from Host Marriott Corporation Current Report on Form 8-K dated October
       23, 1993).

 10.10 Amendment No. 1 to the Distribution Agreement dated December 29, 1995 by and among Host Marriott Corporation, Host Marriott Services Corporation and Marriott International, Inc., (incorporated by reference to Host
       Marriott Corporation Current Report on Form 8-K dated January 16, 1996).

 10.11 Amendment No. 2 to the Distribution Agreement dated June 21, 1997 by and among Host Marriott Corporation, Host Marriott Services Corporation and
       Marriott International, Inc. (incorporated by reference to Host Marriott
       Corporation Registration Statement No. 333-64793).

 10.12 First Amendment and Waiver of Amended and Restated Credit Agreement dated as of June 19, 1997 and Amended and Restated as of August 5, 1998, among Host Marriott Corporation, Host Marriott Hospitality Inc., HMH
       Properties, Inc., Host Marriott, L.P., HMC Capital Resources Corp.,
       Various Banks, Wells Fargo Bank, National Association, The Bank of Nova
       Scotia and Credit Lyonnais New York Branch, as Co-Arrangers and Bankers
       Trust Company as Arranger and Administrative Agent dated as of November
       25, 1998 (incorporated by reference to Exhibit 10.4 of Host Marriott
       Corporation's Form 10-K for the year ended December 31, 1998).

 10.13 Amendment No. 4 to the Distribution Agreement by and among Host Marriott
       Corporation and Marriott International Inc. (incorporated by reference to Host Marriott Corporation Registration Statement No. 333-64793).

 10.14 Amendment No. 5 to the Distribution Agreement dated December 18, 1998 by and among Host Marriott Corporation, Host Marriott Services Corporation and Marriott International Inc., (incorporated by reference to Exhibit
       10.14 of Host Marriott Corporation's Form 10-K for the year ended
       December 31, 1998).

 10.15 Distribution Agreement dated December 22, 1995 by and between Host
       Marriott Corporation and Host Marriott Services Corporation
       (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated January 16, 1996).

 10.16 Amendment to Distribution Agreement dated December 22, 1995 by and between Host Marriott Corporation and Host Marriott Services Corporation
       (incorporated by reference to Exhibit 10.16 of Host Marriott
       Corporation's Form 10-K for the year ended December 31, 1998).

 10.17 Tax Sharing Agreement dated as of October 5, 1993 by and between
       Marriott Corporation and Marriott International, Inc. (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated
       October 23, 1993).

 10.18 License Agreement dated as December 29, 1998 by and among Host Marriott
       Corporation, Host Marriott, L.P., Marriott International, Inc., and
       Marriott Worldwide Corporation (incorporated by reference to Exhibit
       10.18 of Host Marriott Corporation's Form 10-K for the year ended
       December 31, 1998).

 10.19 Noncompetition Agreement between Host Marriott Corporation, Host
       Marriott, L.P., and Crestline Capital Corporation and other parties named therein (incorporated by reference to Exhibit 10.19 of Host
       Marriott Corporation's Form 10-K for the year ended December 31, 1998).

 10.20 Tax Administration Agreement dated as of October 8, 1993 by and between
       Marriott Corporation and Marriott International, Inc., (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated
       October 23, 1993).

 10.21 Restated Noncompetition Agreement dated March, 1998 by and among Host
       Marriott Corporation, Marriott International, Inc., and Sodexho Marriott
       Services, Inc., (incorporated by reference to Host Marriott Corporation
       Registration Statement No. 333-64793).

 10.22 First Amendment to Restated Noncompetition Agreement by and among Host
       Marriott Corporation, Marriott International, Inc., Sodexho Marriott
       Services, Inc. (incorporated by reference to Host Marriott Corporation
       Registration Statement No. 333-64793).

 10.23 Host Marriott Lodging Management Agreement--Marriott Hotels, Resorts and
       Hotels dated September 25, 1993 by and between Marriott Corporation and
       Marriott International, Inc. (incorporated by reference to Host Marriott
       Corporation registration Statement No. 33-51707).

 10.24 Employee Benefits and Other Employment Matters Allocation Agreement dated as of December 29, 1995 by and between Host Marriott Corporation and Host Marriott Services Corporation (incorporated by reference to
       Host Marriott Corporation Current Report on Form 8-K dated January 16,
       1996).

 10.25 Tax Sharing Agreement dated as of December 29, 1995 by and between Host
       Marriott Corporation and Host Marriott Services Corporation
       (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated January 16, 1996).

 10.26 Host Marriott, L.P. Retirement and Savings Plan and Trust (incorporated by reference to Exhibit 10.26 of Host Marriott Corporation's Form 10-K for the year ended December 31, 1998).

 10.27 Contribution Agreement dated as of April 16, 1998 among Host Marriott
       Corporation, Host Marriott, L.P. and the contributors named therein, together with Exhibit B (incorporated by reference to Exhibit 10.18 of Host Marriott Corporation Registration Statement No. 333-55807).

 10.28 Amendment No. 1 to Contribution Agreement dated May 8, 1998 among
       Marriott Corporation, Host Marriott, L.P. and the contributors named therein (incorporated by reference to Exhibit 10.19 of Host Marriott
       Corporation Registration Statement No. 333-55807).

 10.29 Amendment No. 2 to Contribution Agreement dated May 18, 1998 among Host
       Marriott Corporation, Host Marriott, L.P. and the contributors named therein (incorporated by reference to Exhibit 10.20 of Host Marriott
       Corporation Registration Statement No. 333-55807).

 10.30 Form of Lease Agreement (incorporated by reference to Host Marriott
       Corporation Registration Statement No. 333-64793).

 10.31 Form of Management Agreement of Full-Service Hotels (incorporated by reference to Host Marriott Corporation Registration Statement No. 33-
       51707).

 10.32 Form of Owner's Agreement between Host Marriott Corporation, Marriott
       International and Crestline Capital Corporation (incorporated by reference to Crestline Capital Corporation Registration Statement No.
       333-64657).

 10.33 Employee Benefits and Other Employment Matters Allocation Agreement between Host Marriott Corporation, Host Marriott, L.P. and Crestline
       Capital Corporation (incorporated by reference to Host Marriott
       Corporation Registration Statement No. 333-64793).

 10.34 Amendment to the Employee Benefits and Other Employment Matters
       Allocation Agreement effective as of December 29, 1998 by and between Host Marriott Corporation, Marriott International, Sodexho Marriott
       Services, Inc., Crestline Capital Corporation and Host Marriott, L.P.
       (incorporated by reference to Exhibit 10.34 of Host Marriott
       Corporation's Form 10-K for the year ended December 31, 1998).

 10.35 Pool Guarantee Agreement between Host Marriott Corporation, the lessees referred to therein and Crestline Capital Corporation (incorporated by reference to Host Marriott Registration Statement No. 333-64793).

 10.36 Pooling and Security Agreement by and among Host Marriott Corporation and Crestline Capital Corporation (incorporated by reference to Host
       Marriott Corporation Registration Statement No.
       333-64793).

 10.37 Amended and Restated Communities Noncompetition Agreement (incorporated by reference to Host Marriott Corporation Registration Statement No.
       333-64793).

 10.38 Asset Management Agreement between Host Marriott, L.P., and Crestline
       Capital Corporation (incorporated by reference to Crestline Capital
       Corporation Registration Statement No. 333-64657).

 10.39 Registration Rights Agreement, dated as of October 6, 2000, by and among
       Host Marriott, L.P., the Guarantors named therein and the Purchasers named therein.

 10.40 Amended and Restated Credit Agreement dated as of June 19, 1997 and
       Amended and Restated as of August 5, 1998 and further Amended and Restated as of May 31, 2000 among Host Marriott Corporation, Host
       Marriott, L.P., Various Banks, and Bankers Trust Company, as
       Administrative Agent.

 10.41 First Amendment to the Amended and Restated Credit Agreement dated as of
       June 19, 1997 and Amended and Restated as of August 5, 1998 and further
       Amended and Restated as of May 31, 2000 among Host Marriott Corporation,
       Host Marriott, L.P., Various Banks, and Bankers Trust Company, as
       Administrative Agent, dated as of October 6, 2000.

 10.42 Acquisition and Exchange Agreement dated November 13, 2000 by Host
       Marriott, L.P. and Crestline Capital Corporation (incorporated by reference to Exhibit 99.2 of Host Marriott, L.P.'s Form 8-K/A filed
       December 14, 2000).

 12.1  Computation of Ratios of Earnings to Fixed Charges.

 21.1 List of Subsidiaries of Host Marriott, L.P. (incorporated by reference to Exhibit 21 of Host Marriott, L.P.'s Form 10-K for the year ended
       December 31, 1998).

 23.1  Consent of Christopher G. Townsend (included as part of Exhibit 5).

 23.2  Consent of Latham & Watkins (included as part of Exhibit 8).

 23.3  Consent of Arthur Andersen LLP.

 24.1  Power of Attorney (included on signature page).

 25.1 Statement of Eligibility and Qualification on Form T-1 of HSBC Bank USA, as trustee for the 9 1/4% Series G Senior Notes due 2007 of the Registrant.

 99.1 Form of Letter of Transmittal and related documents to be used in conjunction with the exchange offer.

 99.2 Form of Notice of Guaranteed Delivery to be used in conjunction with the exchange offer.

--------
   (B) Financial Statement Schedules

Schedule III--Real Estate and Accumulated Depreciation...................... S-1